                                                                    Exhibit 10.2




                                      LEASE





                                     between




                 THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)

                                   "Landlord"



                                       and



                          THE GOLDMAN SACHS GROUP, L.P.

                                    "Tenant"




                                  April 5, 1994

                                      Lease

                                TABLE OF CONTENTS


ARTICLE 1         Premises, Term and Fixed Rent ..................................................................1

ARTICLE 2         Use of Premises ................................................................................3

ARTICLE 3         Escalations ....................................................................................6

ARTICLE 4         Delivery of Premises; Landlord's Work .........................................................31

ARTICLE 5         Subordination, Non-Disturbance and
                    Attornment ..................................................................................33

ARTICLE 6         Quiet Enjoyment ...............................................................................37

ARTICLE 7         Assignment, Subletting and Mortgaging .........................................................37

ARTICLE 8         Compliance with Laws ..........................................................................61

ARTICLE 9         Insurance .....................................................................................66

ARTICLE 10        Rules and Regulations..........................................................................69

ARTICLE 11        Alterations....................................................................................70

ARTICLE 12        Tenant's Improvements and Tenant's Property....................................................78

ARTICLE 13        Repairs and Maintenance........................................................................80

ARTICLE 14        Electric Energy................................................................................83

ARTICLE 15        Landlord's Services............................................................................92

ARTICLE 16        Access and Name of Building...................................................................103

ARTICLE 17        Partnership Tenant............................................................................114

ARTICLE 18        Indemnification and Non-Liability.............................................................115

ARTICLE 19        Damage or Destruction.........................................................................117

ARTICLE 20        Eminent Domain................................................................................122

ARTICLE 21        Surrender.....................................................................................124

ARTICLE 22        Conditions of Limitation......................................................................124

ARTICLE 23        Reentry by Landlord...........................................................................127

ARTICLE 24        Damages.......................................................................................128

ARTICLE 25        Affirmative Waivers...........................................................................130

ARTICLE 26        No Waivers....................................................................................131

ARTICLE 27        Curing Tenant's Defaults......................................................................131

ARTICLE 28        Broker........................................................................................132

ARTICLE 29        Notices.......................................................................................132

ARTICLE 30        Estoppel Certificates.........................................................................133

ARTICLE 31        Definitions...................................................................................133

ARTICLE 32        No Representations by Landlord................................................................138

ARTICLE 33        Untenantability...............................................................................138

ARTICLE 34        Holdover......................................................................................138

ARTICLE 35        Miscellaneous Provisions and Definitions......................................................139

ARTICLE 36        Parking.......................................................................................145

ARTICLE 37        Tenant's Termination Right....................................................................147

ARTICLE 38        Renewal Terms.................................................................................154

ARTICLE 39        Definition of Landlord; Condominium
                             Provisions.........................................................................162

ARTICLE 40        Arbitration...................................................................................164

ARTICLE 41        Structural Work and Exterior Improvements.....................................................165

ARTICLE 42        47th Floor Space..............................................................................185

                             SCHEDULES AND EXHIBITS


Schedule A                 Fixed Rent

Exhibit A                  Land
Exhibit B                  List of Units of Condominium
Exhibit C-1                Floor Plan of 41st Floor
Exhibit C-2                Floor Plan of 42nd Floor
Exhibit C-3                Floor Plan of 43rd Floor
Exhibit C-4                Floor Plan of 44th Floor
Exhibit C-5                Floor Plan of 45th Floor
Exhibit C-6                Floor Plan of 46th Floor
Exhibit C-7                Floor Plan of 48th Floor
Exhibit C-8                Floor Plan of 49th Floor
Exhibit C-9                Floor Plan of 50th Floor
Exhibit D                  Rentable Area of Building and Each Floor
Exhibit E                  Landlord's Work
Exhibit F-1                Form of Non-Disturbance Agreement for
                           Underlying Leases
Exhibit F-2                Form of Non-Disturbance Agreement for
                           Mortgages
Exhibit G                  Form of Assumption Agreement
Exhibit H                  Rules and Regulations
Exhibit I                  List of Contractors Approved for Initial
                           Alterations
Exhibit J                  Alteration Rules and Regulations
Exhibit K                  HVAC Specifications
Exhibit L                  Cleaning Specifications
Exhibit M-1                PSI Dedicated Lobby
Exhibit M-2                Bank X Elevator Lobby and Bank X Concourse
                           Elevator
Exhibit M-3                Location of Lobby Partitions, Security Desk
                           and Podium
Exhibit N                  Building's Certificate of Occupancy
Exhibit O-1                Form of Landlord's Consent to Assignments
Exhibit O-2                Form of Landlord's Consent to Subleases
Exhibit P                  Permitted Location of Unisex Lavatories (Each
                           Floor)
Exhibit Q                  Acknowledged ACM Areas
Exhibit R                  Switchgear Room (Containing Designated 20th
                           Floor Electrical Panels)
Exhibit S                  Primary Landlord Conduit Areas
Exhibit T-1                Stairwell B Enclosure Location
Exhibit T-2                Stairwell E Enclosure Location
Exhibit T-3                Designated Fire Stairwells
Exhibit U                  Map of Possible Area of Qualified Relocation
                           Premises
Exhibit V-1                Specifications for Chilled Water Meter
Exhibit V-2                Specifications for Steam Meter
Exhibit W                  Lease Amendments and Modifications; Re: GSAM
Exhibit X-1                Tenant's Penthouse Roof Area
Exhibit X-2                Building Penthouse
Exhibit X-3                Ancillary Telecommunications Roof Area
Exhibit X-4                Tenant's Fuel Tank Area
Exhibit X-5                Tenant's 20th Floor Electrical Power Areas
Exhibit X-6                Structural Work Preliminary Plans
Exhibit X-7                Penthouse Work Preliminary Plans
Exhibit X-8                Noise and Vibration Specification
Exhibit X-9                Description of Tenant's UPS Units
Exhibit X-10               Fire Tower
Exhibit X-11               Designated Hot Decks
Exhibit X-12               Building's Freight Elevator Lobby
Exhibit X-13               Specifications for 50th Floor Pipe Relocation
                           Work
Exhibit Y                  Floor Plan of 47th Floor (47th Floor Space)
Exhibit Z                  Disabled Person Access Procedures

                  LEASE, dated April 5, 1994, between THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), incorporated under the laws of the United States of America, having an office at 4 Chase MetroTech Center, 17th Floor, Brooklyn, New York 11245, Attention: Vice President (herein called "LANDLORD") and THE GOLDMAN SACHS GROUP, L.P., a Delaware limited partnership, having its principal business address at 85 Broad Street, New York, New York 10004, Attention: General Services Department (herein called "TENANT").


                              W I T N E S S E T H:


                                    ARTICLE 1

                          Premises, Term and Fixed Rent

                  1.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of this lease, the premises described in Section 1.03, which premises are located in the building known as One New York Plaza in the City, County and State of New York (herein called the "BUILDING"), which Building is located on the land described in Exhibit A attached hereto and made a part hereof (herein called the "LAND").

                  1.02. As of March 4, 1993, Landlord, as the then sole fee simple owner of the Building and the Land, submitted the Building and the Land to condominium ownership in accordance with the Condominium Act (as defined in Article 31 hereof) by recording the Condominium Declaration (as defined in
Article 31 hereof), and thereby created the condominium known as The One New York Plaza Condominium (the "CONDOMINIUM"), which Condominium consists of the units described on Exhibit B annexed hereto and made a part hereof (each, a "UNIT", and collectively, the "UNITS"), and which Condominium is governed by the Common Owner and/or the Board, as such terms are defined in and as more particularly set forth in the Condominium Declaration; such Board and Common Owner being herein referred to collectively as the "CONDOMINIUM BOARD").

                  1.03. The premises leased to Tenant hereunder (herein called the "PREMISES") consist of those portions of the forty-first (41st), forty-second (42nd), forty-third (43rd), forty-fourth (44th), forty-fifth
(45th), forty-sixth (46th), forty-eighth (48th), forty-ninth (49th) and fiftieth (50th) floors of the Building that are shown hatched on the floor plans attached hereto as Exhibit C-1 through Exhibit C-9, respectively.

                  1.04. The term of this lease (a) shall commence on the date hereof (the "COMMENCEMENT DATE"), and (b) shall end at 11:59 p.m. on last day of the month in which occurs the tenth (10th) anniversary of the day preceding the Fixed Rent Commencement Date (as hereinafter defined) (such day being herein called the "INITIAL EXPIRATION DATE", and such day, as the same may be extended pursuant to Article 38 hereof, being herein called the "EXPIRATION DATE"), or on such earlier date upon which the term of this lease shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law. As used in this lease, the term "THEN CURRENT EXPIRATION DATE" shall mean, as of any date, the last day of the last Renewal Term the Renewal Option with respect to which has, as of such date, been finally exercised or if, as of such date, no Renewal Option has been finally exercised, the Initial Expiration Date. As used above, the phrase "finally exercised" shall mean, with respect to any Renewal Option, that the same has been duly exercised by Tenant, that any right of Landlord to render such exercise void, and any right of Tenant to rescind such exercise, shall have lapsed or been waived in writing.

                  1.05. The rents shall be and consist of (1) fixed rent (herein called "FIXED RENT"), which shall be payable for the Premises at the per annum rates therefor set forth on Schedule A annexed hereto, and which, subject to the provisions of Section 1.06 below, shall be payable commencing on the Commencement Date and thereafter in equal monthly installments in advance on the first day of each and every calendar month during the term of this lease, and
(2) additional rent (herein called "ADDITIONAL CHARGES") consisting of Tax Payments (as hereinafter defined), Operating Payments (as hereinafter defined) and all other sums of money as shall become due from and payable by Tenant to Landlord hereunder; all to be paid in lawful money of the United States to Landlord at its office, or such other place, or to Landlord's agent and at such other place, as Landlord shall designate by written notice to Tenant.

                  1.06. The "FIXED RENT COMMENCEMENT DATE" shall be September 21, 1994. Notwithstanding anything to the contrary contained in Section 1.05 above, (i) there shall be a complete abatement of the Fixed Rent set forth on Schedule A attached hereto for the period commencing on the Commencement Date and ending on the day preceding the Fixed Rent Commencement Date, both days inclusive, and (ii) such Fixed Rent for the month in which the Fixed Rent Commencement Date occurs shall be a prorated amount, determined on a per diem basis, and shall be payable on the Fixed Rent Commencement Date. Furthermore, there shall be an additional abatement of the Fixed Rent payable with respect to the Premises located on the forty-third (43rd) floor of the Building only (determined on a pro-rata rentable square foot basis between the Premises located on such forty-third (43rd) floor of the Building and the entirety of the Initially Demised Premises (as defined in Article 31 hereof) based solely upon the Fixed Rent as set forth on Schedule A attached hereto, i.e., without regard to any increase in such Fixed Rent pursuant to the provisions of Article 42 hereof and the operation of Section 1.11 hereof)) for the period commencing on the Fixed Rent Commencement Date and ending on the day preceding the first (1st) anniversary of the Fixed Rent Commencement Date, both days inclusive.

                  1.07. Tenant covenants and agrees to pay Fixed Rent and Additional Charges as follows: Tenant shall pay Fixed Rent and Recurring Additional Charges (as hereinafter defined) without notice or demand therefor. Tenant shall pay all other Additional Charges at such time or times as may be provided for herein, or, if no due date is specified, within thirty (30) days of notice or demand therefor. Tenant shall pay Fixed Rent and all Additional Charges without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this lease. Unless otherwise instructed by Landlord, Fixed Rent and Recurring Additional Charges shall be paid by wire transfer of immediately available federal funds to Landlord or its designee, to such account(s) as may be designated in written directions delivered by Landlord to Tenant from time to time, and in the absence of any such instructions, in the same manner as hereinafter provided for other Additional Charges. All other Additional Charges shall be paid by good and sufficient check (subject to collection) drawn on a bank which is a member of the Federal Reserve system or a successor thereto. As used herein, the term "RECURRING ADDITIONAL CHARGES" shall mean (i) those Additional Charges payable periodically by Tenant in accordance with the provisions of Section 3.02(b) hereof, (ii) those Additional Charges payable monthly by Tenant in accordance with the provisions of Section 3.03(b) hereof, and (iii) those Additional Charges payable monthly by Tenant in accordance with the provisions of Section 41.07 hereof.

                  1.08. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Fixed Rent or Additional Charges shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this lease or at law provided.

                  1.09. If any of the Fixed Rent or Additional Charges payable under the terms and provisions of this lease shall be or become uncollectible, reduced or required to be refunded because of any legal rent restrictions enacted by a governmental authority, Tenant (without any additional expense to Tenant, other than expense which is de minimis or which Landlord has agreed to pay) shall enter into such agreement(s) and take such other steps as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (but not in excess of the amounts nor earlier than the due dates reserved therefor under this lease). Upon the termination of such legal rent restriction, (a) the Fixed Rent and/or Additional Charges shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord within thirty (30) days after being billed, to the maximum extent legally permissible, an amount equal to (i) the Fixed Rent and/or Additional Charges which would have been paid pursuant to this lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect. The rights and obligations set forth in this Section 1.09 shall survive the expiration or termination of this lease for a period of three (3) years following such expiration or termination.

                  1.10. Additional Charges shall be deemed to be rent and Tenant's failure to pay Additional Charges shall be considered a failure to pay rent hereunder and Landlord shall be entitled to all rights and remedies provided herein or by law in connection therewith.

                  1.11. For all purposes of this lease, the Fixed Rent payable with respect to any particular portion of the Premises shall, absent any express provisions to the contrary (such as the last sentence of Section 1.06 hereof), be determined on a pro-rata rentable square foot basis between such portion of the Premises and the entirety of the Premises.


                                    ARTICLE 2

                                 Use of Premises

                  2.01. Tenant shall have the right to use and occupy the Premises only as follows: (i) primarily, for general and executive office use, and, to the extent incidental to such general and executive office use, for computer and data processing, photocopying, kitchenette (including microwave and dishwasher), pantry and vending machine areas (the uses described in this clause
(i) being herein called the "PRIMARY USE"); and (ii) secondarily, for (x) printing, (y) cooking, cafeteria and dining facilities (whether food and beverages be provided with or without charge), and health and exercise facilities (whether the same be available with or without charge), all for use solely by Tenant's employees and business invitees, and (z) other uses incidental to the Primary Use which are consistent with a first-class office building (the uses described in this clause (ii) being herein called the "SECONDARY USES").

                  2.02. (a) Landlord, throughout the term of this lease, shall maintain in effect a Certificate of Occupancy for the Building (either temporary or permanent) which, subject to the completion by Tenant of its Initial Alterations (as such term is defined in Article 11 hereof) in accordance with this lease, will (I) permit the use of the Premises by Tenant for the Primary Use at occupancy levels, for each portion thereof, which are not less than the occupancy levels therefor set forth in the existing Certificate of Occupancy for the Building, a copy of which is attached hereto as Exhibit N (herein called the "EXISTING CERTIFICATE OF OCCUPANCY"), and (II) permit the floors of the Premises to be loaded with a load at least equal to the permitted floor load set forth on the Existing Certificate of Occupancy; provided, however that Landlord shall have no liability for a breach of the foregoing if such breach results from any act or omission of Tenant or any Tenant Party (as hereinafter defined), which act or omission violates any provision of this lease.

                                (b) If any governmental license or permit (other
than a Certificate of Occupancy for the Building permitting the Premises to be used for the Primary Use at the occupancy levels and with the floor loads referred to in Section 2.02(a) above) shall be required for the proper and lawful conduct of business in the Premises or any part thereof and if the failure to have such license or permit would affect the Real Property, Landlord or any occupant of the Building, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and, upon request, deliver a copy thereof to Landlord. Additionally, if Tenant shall desire to use the Premises, or any portion thereof, for a use other than the Primary Use at the occupancy levels and with the floor loads referred to in Section 2.02(a) above, and such use shall require a modification or amendment of the then existing Certificate of Occupancy for the Building, then, prior to so using the Premises or such portion thereof, Tenant, at its expense, shall procure any such required modification or amendment. The foregoing provisions are not intended to be deemed Landlord's consent to any Alterations or to a use of the Premises not otherwise permitted hereunder. Landlord shall execute (and provide any readily accessible information known by Landlord for) any applications and similar documents reasonably required in connection with obtaining any licenses or permits or any amendments or modifications of any Certificate of Occupancy for the Building required by the foregoing provisions of this Section 2.02(b), provided that such documents are in proper form. Tenant hereby agrees that it shall (i) reimburse Landlord all Landlord's out-of-pocket expenses incurred in connection with Tenant's obtaining of any such license, permit, amendment or modification (including without limitation those incurred in connection with Landlord's execution of any applications or similar documents, or its provision of information, as provided in the preceding sentence), and (ii) indemnify and hold harmless Landlord against any and all liabilities which Landlord may incur by reason of its execution of any applications or similar documents, or its provision of information, as provided in the preceding sentence; provided, however, that neither such reimbursement nor such indemnity shall include any such expenses or liabilities to the extent that (A) Landlord is responsible therefor under any other provision of this lease, (B) the same would be, or would have been, discharged, satisfied or avoided by Landlord's performance of its obligations under this lease, or (C) the same arise out of any inaccuracy in any information provided by Landlord.

                                (c) In connection with the Initial
Alterations, Landlord has heretofore delivered to Tenant a Form ACP-5 executed by Landlord's hygienist with respect to the portion of the Premises located on each Premises Floor (as hereinafter defined). In connection with any Alterations made subsequent to the Initial Alterations, Landlord, reasonably promptly after a request therefor, shall deliver to Tenant, with respect to each portion of the Premises in respect of which such Alterations shall be performed, a Form ACP-5 executed by Landlord's hygienist and/or any other form or documentation which evidences or confirms the absence of asbestos from such portion(s) of the Premises, provided that (i) such other form or documentation is then required by any governmental agency as a condition to the performance of such Alterations, and (ii) the matters evidenced or confirmed by such other form or documentation are not greater in scope then the matters evidenced or confirmed by the initial Form ACP-5 delivered by Landlord with respect to such portion(s) of the Premises. In no event shall the provisions of this Section 2.02(c) require Landlord to perform any work in the Premises or otherwise.

                  2.03. Tenant shall not use or occupy the Premises or the Building, or suffer or permit anyone to use or occupy the Premises, in any manner which would violate the Certificate of Occupancy for the Building (except to the extent that such violation is attributable to Landlord's failure to comply with its obligations under Section 2.02(a) above). Tenant shall not at any time use or occupy the Premises or the Building, or suffer or permit anyone to use or occupy the Premises, in any manner, or do anything in the Premises or the Building, or suffer or permit anything to be done in, brought into or kept on the Premises, which (a) impairs the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems (except to the extent that such impairment arises out of the use of the Premises for the Primary Use in accordance with the provisions of this lease), (b) constitutes a nuisance, public or private, (c) makes unobtainable from reputable insurance companies authorized to do business in New York State all risk property insurance, or liability, elevator, boiler or other insurance at standard rates, or (d) discharges objectionable fumes, vapors or odors into the Building's flues or vents or otherwise, except to the extent such fumes, vapors or odors are discharged into flues or vents designed for such purposes and which Tenant, pursuant to the terms of this lease, is permitted to use.

                  2.04. Tenant shall not use, or suffer or permit anyone to use, the Premises or any part thereof, by or for (i) an agency, department or bureau of the United States Government, (ii) any state or municipality within the United States or any foreign government, or any political subdivision of any of them, (iii) an employment or travel agency (other than an executive search firm and other than an employment or travel agency primarily serving Tenant's employees), (iv) any charitable or religious organization or union (except that, so long as Original Tenant is in occupancy of more than one-half (1/2) of the rentable area of the Premises, Original Tenant may sublease portions of the Premises to one or more Qualified Charities (as hereinafter defined), provided, that each such sublease shall be permitted under Article 7, no such sublease shall provide for any sublease rent or other consideration to be paid to Tenant, and that all such subleases, in the aggregate, do not demise an area greater than 21,500 rentable square feet), (v) a school or classroom (it being agreed that this clause shall not prohibit Tenant from using discrete portions of the Premises for training, lectures or other classroom purposes for Tenant's employees and/or customers in connection with Tenant's business, it being understood that all such uses shall be considered Secondary Uses), (vi) medical or psychiatric offices (it being agreed that this clause shall not prohibit Tenant from employing doctors and/or nurses at the Premises for Tenant's employees), (vii) conduct of an auction (other than in the ordinary course of Tenant's business), (viii) gambling activities, (ix) the conduct of obscene, pornographic or similarly disreputable activities, (x) an automated teller machine or similar facility (except that Tenant, during any period that there is no Qualified ATM (as hereinafter defined) located on the Real Property, shall have the right to allow an automated teller machine or similar facility to be located in the Premises for use solely by Tenant's employees, provided that the same is removed promptly after the end of any such period), (xi) a restaurant and/or bar and/or the sale of confectionery and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods (the foregoing shall not prohibit the use of portions of the Premises as kitchenette, pantry or vending machine areas pursuant to Section 2.01(i) or for the Secondary Uses described in Section 2.01(ii)(y) hereof),
(xii) the business of photographic reproductions and/or offset printing (except that Tenant may use portions of the Premises for photographic reproductions and/or offset printing in connection with, either directly or indirectly, its own business and/or activities), (xiii) the retail offices or the retail activities of a bank, trust company, safe deposit business, savings and loan association, or loan company, (xiv) the retail sale of traveler's checks or foreign exchange, or (xv) a retail stock brokerage office or for retail stock brokerage purposes (except that Original Tenant and its Affiliates may use portions of the Premises as a retail stock brokerage office or for retail stock brokerage purposes, provided, that at no time shall the portions of the Premises so used exceed, in the aggregate, 43,000 rentable square feet). For purposes of this Section 2.04, (I) the term "QUALIFIED CHARITY" shall mean any charitable organization (x) which has no political, religious or union affiliation (or which has a religious affiliation, but no religious purpose), and (y) with which either Original Tenant or one or more of the partners or principals of Original Tenant are actively involved, (II) the term "QUALIFIED ATM" shall mean any automated teller machine or similar facility operated and maintained on the Real Property by Landlord or by any person authorized by Landlord, and which is available for use by Tenant's employees, and (III) the term "RETAIL" shall refer to a business whose primary patronage are customers visiting its offices in person.


                                    ARTICLE 3

                                   Escalations

                  3.01. The terms defined below shall for the purposes of this lease have the meanings herein specified:

                                (a) "OPERATING STATEMENT" shall mean, with
respect to any Operating Year, a document containing (i) a reasonably itemized statement of Operating Expenses for such Operating Year prepared by an independent certified public accountant, and (ii) with respect to any Operating Year after the Base Operating Year, a statement, in reasonable detail, of the Operating Payment payable by Tenant for such Operating Year.

                                (b) "TAX STATEMENT" shall mean a document
setting forth, in reasonable detail, the Tax Payment payable by Tenant for a specified Tax Year pursuant to this Article 3.

                                (c) "OPERATING EXPENSES" shall mean, without
duplication, all expenses paid or incurred by, or on behalf of, Landlord or any other Condominium Party (whether directly or indirectly by way of reimbursement through common charges or otherwise) in respect of the repair, replacement, maintenance, operation and/or security of the Real Property (as hereinafter defined), determined on an accrual basis and otherwise in accordance with generally accepted accounting principles (except to the extent that any of the following provisions of this Section 3.01(c) are inconsistent with generally accepted accounting principles), including, without limitation, the following:

                     (A) salaries, wages, medical, surgical, insurance (including, without limitation, group life and disability insurance), union and general welfare benefits, pension payments, severance payments, sick day payments and other fringe benefits of, and payroll taxes, worker's compensation, uniforms and similar related expenses (whether direct or indirect) for, employees engaged in such repair, replacement, maintenance, operation and/or security (all of the foregoing being herein called "LABOR COSTS"); provided, however, that if any such employees are not engaged exclusively in such repair, replacement, maintenance, operation and/or security, then the Labor Costs of or for such employees shall be included in Operating Expenses on a pro-rated basis, based upon the proportion of such employees' total work time that is spent engaged in such repair, replacement, maintenance, operation and/or security;

                                    (B) the cost of fuel, gas, steam,
electricity, heat, ventilation, air-conditioning and chilled or condenser water, water, sewer and other utilities, together with any taxes and surcharges on, and fees paid to third parties in connection with the calculation and billing of, such utilities;

                                    (C) the cost of painting and/or decorating
all areas of the Real Property, excluding, however, any leasable areas of the Building (the phrase "LEASABLE AREAS" of the Building shall, at any time, mean all areas of the Building that are then leased or available for lease to tenants, whether or not the same are then being marketed, and shall include any space occupied or held for occupancy by Landlord or any Affiliate of Landlord, other than as Building Offices (as hereinafter defined));

                                    (D) the cost of casualty, liability,
fidelity, rent and all other insurance regarding the Real Property and the repair, replacement, maintenance, operation and/or security thereof, to the extent the such types of insurance are customarily carried in respect of Similar Buildings (as defined in Article 31 hereof);

                                    (E) the cost of all supplies, tools,
materials and equipment, whether by purchase or rental, used in the repair, replacement, maintenance, operation and/or security of the Real Property, and any sales and other taxes thereon;

                                    (F) all office expenses, such as telephone,
utility, stationery and similar expenses incurred in connection with any Building office or other premises in the Real Property utilized by employees and/or contractors engaged in the repair, replacement, maintenance, operation and/or security of the Real Property (collectively, "BUILDING OFFICES") (it being agreed that Operating Expenses shall not include the rental value of any Building Offices);

                                    (G) the cost of cleaning, janitorial and
security services, including, without limitation, glass cleaning, snow and ice removal and garbage and waste collection and/or disposal;

                                    (H) the cost of maintaining all existing
interior and exterior landscaping, but excluding the initial cost of any additional landscaping;

                                    (I) the cost of alterations, additions,
improvements, replacements and repairs made with respect to the Real Property and of tools and equipment acquired for use in the operation, maintenance or repair of the Real Property; provided, however, that (i) no Capital Costs (as hereinafter defined) incurred in or prior to the Base Operating Year shall be included in Operating Expenses for the year of incurrence or any subsequent year, and (ii) Capital Costs incurred subsequent to the Base Operating Year shall be included in Operating Expenses only:

                                            (1) if, and to the extent that, the
         alteration, addition, improvement, replacement, repair, equipment or tool in question (a) is required to be made by a Subsequent Legal Requirement (as hereinafter defined) (it being agreed that an alteration, addition, improvement, replacement, repair, equipment or tool shall not be deemed required to be made by a Subsequent Legal Requirement to the extent that such alteration, addition, improvement, replacement, repair, equipment or tool is also required to be made by an Existing Legal Requirement (as hereinafter defined)), and (b) if made to any leasable area of the Building (or to the passenger elevator lobby or any common corridors on any multi-tenant floor of the Building), would not, if such leasable area (or such lobby or corridors on a multi-tenant floor, as the case may be), were demised by this lease, be the responsibility of Tenant under
         Article 8 hereof; and, in such event, for each month during the useful life of the alteration, addition, improvement, replacement, repair, equipment or tool in question there shall be included in Operating Expenses an amount equal to the combined constant monthly principal and interest payment which would be payable on a loan (i) having an original principal amount equal to the Capital Costs of such alteration, addition, improvement, replacement, repair, equipment or tool, (ii) bearing interest at the Capital Cost Rate (as hereinafter defined) applicable to such Capital Costs, and (iii) providing for a combined constant monthly payment of principal and interest sufficient to fully-liquidate such loan over a period of time equal in length to the length of such useful life (except, that (x) if such useful life shall not commence on the first day of a month, then the amount so included in the month in which such useful life shall commence shall be computed on a prorata basis, and (y) if such useful life shall not end on the last day of a month, then the amount so included in the month in which such useful life shall end shall be computed on a prorata basis); or

                                            (2) if the alteration, addition,
         improvement, replacement, repair, equipment or tool in question is such that, at the time made, Landlord reasonably estimates that the same will result in an avoidance of or a savings in Operating Expenses over the useful life of such alteration, addition, improvement, replacement, repair, equipment or tool, then (a) Landlord shall prepare a written schedule setting forth Landlord's reasonable estimate of the Operating Expenses avoided or saved for each Operating Year during the Cost Savings Period for such alteration, addition, improvement, replacement, repair, equipment or tool as a result of the same, and shall make the same a part of the Operating Expense Records (or otherwise made available to Tenant) on or prior to the date that Landlord delivers the first Operating Statement reflecting Operating Expenses pursuant to this Section 3.01(c)(I)(2) resulting from such alteration, addition, improvement, replacement, repair, equipment or tool (which written schedule, in respect of any alteration, addition, improvement, replacement, repair, equipment or tool, is herein called the "ESTIMATED COST SAVINGS SCHEDULE" and Landlord's estimate of the Operating Expenses so avoided or saved for each Operating Year as set forth on any such schedule is herein called an "ESTIMATED ANNUAL SAVINGS AMOUNT"), and (b) there shall be included in Operating Expenses for each month during the useful life of such alteration, addition, improvement, replacement, repair, equipment or tool an amount equal to the combined constant monthly principal and interest payment which would be payable on a loan (i) having an original principal amount equal to the Capital Costs of such alteration, addition, improvement, replacement, repair, equipment or tool, (ii) bearing interest at the Capital Cost Rate (as hereinafter defined) applicable to such Capital Costs, and (iii) providing for a combined constant monthly payment of principal and interest sufficient to fully-liquidate such loan over a period of time equal in length to the length of such useful life (except, that (x) if such useful life shall not commence on the first day of a month, then the amount so included in the month in which such useful life shall commence shall be computed on a prorata basis, and (y) if such useful life shall not end on the last day of a month, then the amount so included in the month in which such useful life shall end shall be computed on a prorata basis); provided, however, that if, with respect to any alteration, addition, improvement, replacement, repair, equipment or tool, (X) the present value of all the monthly amounts which, absent this proviso, would be included in Operating Expenses during the Cost Savings Period for such alteration, addition, improvement, replacement, repair, equipment or tool pursuant to the foregoing provisions of this Section 3.01(c)(I)(2) (which present value shall be determined as of the first day of the such Cost Savings Period, using a discount rate of 10%), exceeds (Y) the present value of all the Estimated Annual Savings Amounts on the Estimated Cost Savings Schedule in respect of such alteration, addition, improvement, replacement, repair, equipment or tool (which present value shall be determined as of the first day of such Cost Savings Period, using a discount rate of 10%, and assuming that the Estimated Annual Savings Amount for any Operating Year shall be payable in equal monthly installments during such Operating Year, or during the portion thereof within the Cost Savings Period) (such excess, in respect of any alteration, addition, improvement, replacement, repair, equipment or tool, being herein called the "SECTION 3.01(c)(I)(2) EXCESS"), then (i) such monthly amounts referred to in subclause (X) above shall not be included in Operating Expenses as hereinabove provided pursuant to this
         Section 3.01(c)(I)(2), and (ii) in lieu thereof, the following provisions shall apply:

                                                     (A) for each Operating Year
                  during the Cost Savings Period for the alteration, addition, improvement, replacement, repair, equipment or tool in question, there shall be included in Operating Expenses an amount equal to the Estimated Annual Savings Amount for such Operating Year as set forth on the Estimated Cost Savings
                  Schedule in respect of such alteration, addition, improvement, replacement, repair, equipment or tool; and

                                                     (B) if the Cost Savings
                  Period shall end prior to the Expiration Date, then, for each Operating Year after the Cost Savings Period for the alteration, addition, improvement, replacement, repair, equipment or tool in question, there shall be included in Operating Expenses an amount, if any, equal to the lesser of
                  (i) the excess, if any, of (x) the Section 3.01(c)(I)(2) Excess in respect of such alteration, addition, improvement, replacement, repair, equipment or tool, over (y) all amounts included in Operating Expenses for prior Operating Years pursuant to this subclause (B) in respect of such alteration, addition, improvement, replacement, repair, equipment or tool, and (ii) Landlord's reasonable estimate of the Operating Expenses avoided or saved for such Operating Year as a result of such alteration, addition, improvement, replacement, repair, equipment or tool;

it being agreed that, as used herein, (A) the term "CAPITAL COSTS" shall mean the costs of any alteration, addition, improvement, replacement, repair, equipment or tool the costs of which, under generally accepted accounting principles consistently applied, are required to be capitalized (it being understood that if, under generally accepted accounting principles, the issue of whether, or the extent to which, any such costs are required to be capitalized shall depend upon whether such costs are deemed "material", then the issue of whether such costs are deemed "material" shall be determined assuming the Real Property were the sole asset of Landlord), (B) the term "SUBSEQUENT LEGAL REQUIREMENT" shall mean (i) any statute or governmental rule or regulation in implementation thereof which is adopted after the date hereof or (ii) any amendment to or modification of a statute or governmental rule or regulation in implementation thereof, which amendment or modification is adopted after the date hereof (and, without limiting the generality of the foregoing, such term shall exclude any Existing Legal Requirement taking effect after the date hereof), (C) the term "EXISTING LEGAL REQUIREMENT" shall mean any statute or governmental rule or regulation in implementation thereof which is adopted on or prior to the date hereof or (ii) any amendment to or modification of a statute or governmental rule or regulation in implementation thereof, which amendment or modification is adopted prior to the date hereof, (D) the term "USEFUL LIFE", of any alteration, addition, improvement, replacement, repair, equipment or tool, shall mean the useful life thereof determined in accordance with generally accepted accounting principles, and (E) the term "COST SAVINGS PERIOD", for any alteration, addition, improvement, replacement, repair, equipment or tool, shall mean the period of the useful life thereof, provided, however, that such period, in all events, shall end on the Then Current Expiration Date (as of the date that Landlord shall have made the Estimated Cost Savings Schedule, in respect of such alteration, addition, improvement, replacement, repair, equipment or tool, a part of the Operating Expense Records);

                                    (J) management fees; it being agreed that
(i) for the Base Operating Year, the amount included in Operating Expenses pursuant to this Section 3.01(c)(J) shall be conclusively deemed to be $480,000 (and there shall not be included in Operating Expenses for the Base Operating Year any actual management fees or any cost in respect of services customarily provided by a managing agent as part of its standard and customary management fee, i.e., without separate or additional charge, such as, by way of example, bookkeeping), and (ii) for any subsequent Operating Year, or portion thereof, during which no managing agent is employed in respect of the Real Property, the amount included in Operating Expenses pursuant to this Section 3.01(c)(J) shall be an amount equal to the then standard and customary management fee for a Similar Building (and there shall not be included in Operating Expenses for such Operating Year, or, as the case may be, the applicable portion thereof, any cost in respect of services customarily provided by a managing agent as part of its standard and customary management fee, i.e., without separate or additional charge, such as, by way of example, bookkeeping);

                                    (K) all reasonable costs and expenses of
legal, accounting and other professional services incurred with respect to the repair, replacement, maintenance, operation and/or security of the Real Property;

                                    (L) vault taxes, sewer rents, water frontage
charges; and

                                    (M) assessments, common charges or the like
imposed by the Condominium Board to the extent that the same are imposed to pay for (or as reimbursement for) costs which constitute Operating Expenses.

                                    Notwithstanding anything to the contrary
contained in the foregoing provisions of this subsection (c), the term "OPERATING EXPENSES", as used and defined under this subsection (c), shall not include the following items:

                  (1) depreciation and amortization (except as provided above in this subsection (c));

                  (2) interest on and amortization of debts (except as provided above in this subsection (c));

                  (3) the cost of tenant improvements, installations and decorations made in connection with preparing space for tenant(s) or renovating space for an existing tenant, including any permit, license and inspection fees and any contribution by Landlord to the cost of tenant improvements, installations and decorations;

                  (4) leasing and brokerage commissions and similar fees;

                  (5) financing or refinancing costs;

                  (6) the cost of any work or service (or level or amount thereof) provided to any tenant(s) of the Building (including Tenant) which is in excess of the work or service (or level or amount thereof) which Landlord is required by this lease to furnish to Tenant without separate or additional charge (including without limitation the costs of all overtime HVAC, supplemental HVAC, supplemental chilled water, supplemental condenser water, special or supplemental cleaning, and overtime freight elevator service); it being agreed, however, that, without limitation, none of the following costs shall be excluded from Operating Expenses by reason of this clause (6): (i) the costs of operating, maintaining, repairing and replacing any freight elevator dedicated to one or more other tenants of the Building (other than the costs of operating such freight elevator during overtime hours); and (ii) the costs of operating, maintaining, repairing and replacing any passenger elevators in the Building (except to the extent such costs are attributable to providing one or more other tenants of the Building with a greater level of passenger elevator service (as to number of elevators, determined on a proportional rentable square foot basis, or hours of operation) than that provided to Tenant under this lease without a separate or additional charge);

                  (7) the cost of any electricity consumed in the Premises or any other leasable areas of the Building (together with any taxes and surcharges on, and fees paid to third parties in connection with the calculation and billing of such electricity);

                  (8) Taxes, as well as franchise, gains, transfer, inheritance, estate and income taxes, excess profit taxes and capital stock taxes;

                  (9) interest, fines or penalties resulting from the violation by Landlord or any tenant of the Building of any laws or requirements of public authorities;

                  (10) costs and expenses incurred in connection with procuring tenants, including lease concessions, landlord contributions and allowances, lease takeover or rental assumption obligations;

                  (11) costs resulting from any judgment, settlement or arbitration award against Landlord and attorneys' fees and disbursements and other costs incurred in connection with the defense of any claim or action against Landlord; provided, however, that any portion of such costs, fees and disbursements (other than any thereof which were awarded as compensation for bodily or personal injury) which would otherwise be included in and not excluded from Operating Expenses pursuant to this Section 3.01(c), irrespective of such liability, shall, notwithstanding the foregoing, constitute an Operating Expense;

                  (12) Labor Costs for personnel above the grade of building manager;

                  (13) rent and all other amounts payable under any ground, overriding or underlying lease of all or any portion of the Real Property; provided, however, that any sums paid under any such lease in respect of expenses which would otherwise be included in and not excluded from Operating Expenses pursuant to this Section 3.01(c) shall not be excluded from Operating Expenses even though denominated as "rent" under any such lease;

                  (14) costs incurred for the repair and restoration of the Building the need for which results from a casualty; provided, however, that Operating Expenses shall include such costs to the extent of any commercially reasonable deductible under the applicable insurance policy(ies), it being agreed that (i) the costs so included in Operating Expenses shall be attributed to the item(s) of the Landlord Restoration Work (as hereinafter defined) which have the longest useful life(s) (such useful life(s) being determined in accordance with generally accepted accounting principles), and (ii) in respect of each such item, for each month of the useful life of such item (as so determined) there shall be included in Operating Expenses an amount equal to the combined constant monthly principal and interest payment which would be payable on a loan (i) having an original principal amount equal to the cost of such item, (ii) bearing interest at the Capital Cost Rate (as hereinafter defined) applicable to such cost, and (iii) providing for a combined constant monthly payment of principal and interest sufficient to fully-liquidate such loan over a period of time equal in length to the length of such useful life (except, that (x) if such useful life shall not commence on the first day of a month, the amount so included in the month in which such useful life shall commence shall be computed on a prorata basis, and (y) if such useful life shall not end on the last day of a month, the amount so included in the month in which such useful life shall end shall be computed on a prorata basis);

                  (15) the excess, if any, of (i) any sums paid or incurred between affiliated parties for goods, services or other items the costs of which are includable in Operating Expenses over (ii) the sums which would have been paid or incurred therefor if the same had been furnished by unaffiliated third parties on a competitive basis;

                  (16) any compensation paid to clerks, attendants or other persons in commercial concessions;

                  (17) advertising and promotional expenditures;

                  (18) all costs which under generally accepted accounting principles consistently applied are required to be capitalized (it being understood that if, under generally accepted accounting principles, the issue of whether, or the extent to which, any such costs are required to be capitalized shall depend upon whether such costs are deemed "material", then the issue of whether such costs are deemed "material" shall be determined assuming the Real Property were the sole asset of Landlord), except for (i) Capital Costs includable in Operating Expenses pursuant to Section 3.01(c)(I) above, (ii) costs includable in Operating Expenses pursuant to Section 3.01(c)(14) above, and (iii) costs which under generally accepted accounting principles consistently applied would qualify as deferred expenses (e.g., prepaid charges) (which deferred expenses shall be includable as and when chargeable in accordance with generally accepted accounting principles consistently applied); except, in any case pursuant to this clause (18), if and to the extent otherwise excluded from Operating Expenses by any other provision of this
Section 3.01(c);

                  (19) any charges or penalties resulting from a late payment of any item of Operating Expenses;

                  (20) costs incurred in the removal, encapsulation, handling or other treatment of asbestos;

                  (21) the costs of purchasing sculptures, paintings and other works of fine art located within or outside the Building;

                  (22) any costs related to the Retail Part (as hereinafter defined) of the Building (provided, however, that Operating Expenses shall include costs incurred in connection with the portions of the Real Property (other than leasable areas of the Building) that serve both the Retail Part and other parts of the Building to the extent the same are otherwise includable in Operating Expenses);

                  (23) costs incurred for the repair and restoration of the Building the need for which results from a condemnation;

                  (24) costs incurred with respect to a sale of all or any portion of the Real Property;

                  (25) legal fees, expenses and disbursements relating (A) to the enforcement of leases, recovery of possession, collection of rent, (B) to disputes with tenants or prospective tenants of the Building or real estate brokers, or (C) to disputes with purchasers or mortgagees or underlying lessors of the Real Property, (C) to negotiations of leases, contracts of sale or mortgages or sale or finance documents, or (D) to the defense of any claims for bodily or personal injury or for any other damages the payment of which would not constitute Operating Expenses;

                  (26) costs incurred in the operation and maintenance of the Building's Parking Garage (as hereinafter defined);

                  (27) costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act or similar law;

                  (28) the cost of installing, operating and maintaining any specialty facility, such as an observatory, broadcasting facilities, luncheon club, athletic or recreational club, cafeteria or dining facility; provided, however, that Operating Expenses shall include costs incurred in connection with the portions of the Real Property (other than the leasable areas of the Building) that serve both any such specialty facility and other parts of the Building to the extent the same are otherwise includable in Operating Expenses;

                  (29) Landlord's general overhead not related to the Building; and

                  (30) assessments, common charges or the like imposed by the Condominium Board to the extent that the same are imposed to pay for (or as reimbursement for) costs which do not constitute Operating Expenses (it being agreed that any such assessments, common charges or the like which are paid to the Condominium Board or otherwise to establish "reserves" for future expenditures shall not be included in Operating Expenses at the time so paid, but cost paid from any such reserves shall be Operating Expenses, when incurred, to the extent such costs constitute Operating Expenses).

                                As used in this Section 3.01(c) the term
"tenant" shall include Landlord, and any Affiliate of Landlord, as occupant of any leasable space in the Building.

                                If during any relevant period (i) any leasable
area of the Building shall be vacant or unoccupied, and/or (ii) the tenant or occupant of any space in the Building shall undertake to perform work or services therein, the cost of which, if the same had been performed by or on behalf of Landlord, would have been included in Operating Expenses, then, in any such event(s), the Operating Expenses for such period shall be adjusted to reflect the Operating Expenses that would have been paid or incurred if one-hundred (100%) percent of the leasable areas of the Building had been occupied or if the costs of all such work or services were paid or incurred as Operating Expenses, as the case may be.

                                (d) "OPERATING YEAR" shall mean each calendar
year in which occurs any part of the term of this lease.

                                (e) "BASE OPERATING YEAR" shall mean the
calendar year commencing on January 1, 1994.

                                (f) "BASE OPERATING AMOUNT" shall mean the
Operating Expenses for the Base Operating Year.

                                (g) "CAPITAL COST RATE", in respect of any
costs, shall mean a per annum rate equal to the Base Rate (as defined in Article 31 hereof) in effect as of December 31st of the Operating Year in which such costs are incurred.

                                (h) "REAL PROPERTY" shall mean, collectively,
the Building and all fixtures, machinery and equipment installed therein or used in the operation thereof (including, without limitation, the entire Base Building (as hereinafter defined) and all improvements and betterments of the Building's tenants (whether or not owned by Landlord)), including, but not limited to, all cables, fans, pumps, boilers, generators, heating and cooling equipment, wiring and electrical fixtures and metering, control and distribution equipment, component parts of the HVAC, electrical, plumbing, elevator and any life or property protection systems (including, without limitation, sprinkler systems), window washing equipment and snow removal equipment, the Land, the curbs, sidewalks and plazas on the Land, and all easements and other appurtenances to the Building and/or the Land. For any Tax Year that the Real Property shall include more than a single tax lot, the "Real Property", for purposes of this Article 3, shall be deemed to include, and be comprised of, all of such tax lots, and, without limiting the generality thereof, for so long as the Condominium shall be in effect, the "Real Property", for purposes of this
Article 3, shall be deemed to include, and be comprised of, all of the Units and the common interests appurtenant thereto (including without limitation the IDA Units) and all common interests appurtenant thereto.

                                (i) "IDA UNITS" shall mean, at any time, the
Units in which title is then held by the IDA; the term "IDA" shall mean the New York City Industrial Development Agency, its successors and assigns.

                                (j) "TAXES", with respect to the Real Property
(or any Unit(s) or other tax lot(s) comprising the same), shall mean all (A) the real estate taxes and assessments (special or otherwise), rates, charges and any other levies, impositions or charges of a similar or dissimilar nature, whether general, special, ordinary or extraordinary, foreseen or unforeseen, which may be levied, assessed or imposed upon or with respect to the Real Property (or any Unit(s) or other tax lot(s) comprising the same) at any time by any federal, state, municipal or other governments or governmental bodies or authorities, and
(B)
expenses incurred in contesting taxes or assessments and/or the assessed value of the Real Property (or any Unit(s) or other tax lot(s) comprising the same) which expenses shall be allocated to the Tax Year to which such expenses relate. If at any time during the term of this lease the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes or assessments (special or otherwise) now imposed on real estate, there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) a tax, charge or assessment, special or otherwise, intended to serve as a real estate tax or to fulfill substantially the same function as existing real estate taxes, then the same shall be deemed to be included within the term "Taxes" for the purposes hereof; provided, however, that, for purposes of such inclusion, the amounts described in clause (x) above shall be computed as if Landlord owned the entire Real Property (or the applicable Unit(s) or other tax lot(s)) and the same was the only real estate owned by Landlord. For the purposes hereof, assessments included within Taxes shall, regardless of how actually paid, be deemed to be paid in the maximum number of installments permitted by the taxing authority imposing any such assessment, together with interest calculated at a rate equal to the rate then being charged by the taxing authority imposing such assessment. If Landlord shall receive any refund of Taxes, then Taxes shall be computed net of (i.e. by deducting) such refund; for purposes of this lease, a "refund" of Taxes shall include the interest, if any, which is paid by the taxing authority to Landlord in respect of such refund.

                                (k) "REAL PROPERTY TAXES", for any Tax Year,
shall mean the sum of (A) all Taxes payable with respect to the Real Property for such Tax Year, plus (B) all Taxes that would have been payable with respect to the IDA Units for such Tax Year, but for any exemption then in effect therefor (but which, in fact, are not payable as a result of such exemption).

                                (l) (1) "PSI'S GENERATOR TAXES" shall mean
either (i) for any Tax Year that PSI's Generator constitutes a separate tax lot for purposes of Taxes, Taxes payable with respect to such separate tax lot for such Tax Year, and (ii) for any Tax Year that PSI's Generator does not constitute a separate tax lot for purposes of Taxes, the portion of Taxes payable with respect to the Real Property which is attributable to PSI's Generator; the term "PSI'S GENERATOR" shall mean those certain generators heretofore installed and currently maintained in the Building by Prudential Securities Incorporated (herein, together with its successors and assigns, called "PSI"), inclusive of all fuel tanks, fuel pumps, fuel pipes and electrical conduits ancillary thereto, and together with (x) any successor generator(s) and/or ancillary equipment thereto, and (y) any of PSI's supplements or additions to such generator and/or such ancillary equipment (by way of additional generator units and/or ancillary equipment or otherwise).

                                         (2) "TENANT'S GENERATOR TAXES" shall
mean either (i) for any Tax Year that Tenant's Generator constitutes a separate tax lot for purposes of Taxes, Taxes payable with respect to such separate tax lot for such Tax Year, and (ii) for any Tax Year that Tenant's Generator does not constitute a separate tax lot for purposes of Taxes, the portion of Taxes payable with respect to the Real Property which is attributable to Tenant's Generator; the term "Tenant's Generator" being defined in Article 41 hereof.

                                         (3) "GENERATOR TAXES" shall mean
Tenant's Generator Taxes and/or PSI's Generator Taxes; the term "GENERATOR" shall mean Tenant's Generator and/or PSI's Generator.

                                (m) "ADJUSTED REAL PROPERTY TAXES", for any Tax
Year, shall mean the excess of (i) Real Property Taxes for such Tax Year (inclusive of PSI's Generator Taxes and Tenant's Generator Taxes for such Tax
Year), over (ii) the sum of (x) PSI's Generator Taxes for such Tax Year, plus
(y) Tenant's Generator Taxes for such Tax Year.

                                (n) "TAX YEAR" shall mean each period of twelve
(12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this lease (or the Applicable Period (as hereinafter defined)), or such other period of twelve (12) months occurring during the term of this lease (or the Applicable Period) as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

                                (o) "BASE TAX AMOUNT" shall mean the sum of (i)
one-half (1/2) of Adjusted Real Property Taxes for the Tax Year commencing on July 1, 1994 and ending on June 30, 1995, plus (ii) one-half (1/2) of Adjusted Real Property Taxes for the Tax Year commencing on July 1, 1995 and ending on June 30, 1996.

                                (p) "TENANT'S OPERATING SHARE", during any
period, shall mean a fraction (expressed as a percentage rounded to four decimal places), (i) the numerator of which is the then aggregate rentable area of the Premises, and (ii) the denominator of which is equal to Tenant's Operating Share Denominator (as defined in Section 3.06 below). As of the date hereof, Tenant's Operating Share is 16.3523%. If, for any Operating Year, Tenant's Operating Share shall not remain a constant percentage throughout the entirety of such Operating Year, then Tenant's Operating Share for such Operating Year shall be that percentage which represents the weighted average (computed on a per diem basis) of all the percentages constituting Tenant's Operating Share during such Operating Year.

                                (q) "TENANT'S TAX SHARE", during any period,
shall mean a fraction (expressed as a percentage rounded to four decimal places), (i) the numerator of which is the then aggregate rentable area of the Premises, and (ii) the denominator of which is equal to Tenant's Tax Share Denominator (as defined in Section 3.06 below). As of the date hereof, Tenant's Tax Share is 15.9961%. If, for any Tax Year, Tenant's Tax Share shall not remain a constant percentage throughout the entirety of such Tax Year, then Tenant's Tax Share for such Tax Year shall be that percentage which represents the weighted average (computed on a per diem basis) of all the percentages constituting Tenant's Tax Share during such Tax Year.

                                (r) "TAX CLOSURE DATE", for any Tax Year, shall
mean the date upon which all tax reduction proceedings in respect of Taxes for such Tax Year (exclusive of any such proceedings regarding Taxes with respect to a Generator which, for such Tax Year, constitutes a separate tax lot) shall have been finally resolved (or, if no such proceedings shall have been timely instituted for such Tax Year, then the date upon which the right to bring such proceedings shall have lapsed).

                  3.02. (a) Tenant, for each Tax Year (subject to the provisions of Section 3.02(h) below), shall pay to Landlord as Additional Charges an amount (herein called the "TAX PAYMENT") equal to the sum of (i) Tenant's Tax Share of the excess of (x) the Adjusted Real Property Taxes for such Tax Year, over (y) the Base Tax Amount (the portion of any Tax Payment described in this clause (i) being herein called the "BASE COMPONENT" of such Tax Payment), plus (ii) Tenant's Generator Taxes for such Tax Year (the portion of any Tax Payment described in this clause (ii) being herein called the "GENERATOR COMPONENT" of such Tax Payment).

                                (b) Landlord, at anytime prior to, during, or
after the end of, any Tax Year, may deliver to Tenant a Tax Statement(s) for such Tax Year. Tenant, for each Tax Year, shall pay to Landlord the Tax Payment set forth on the Tax Statement(s) for such Tax Year in the same number of installments as Taxes are required to be paid to the City of New York for such Tax Year, with each such installment being due on the later to occur of (x) the date that is thirty (30) days prior to the due date of the corresponding installment of Taxes and (y) the date that is ten (10) Business Days after the date that Tenant receives the initial Tax Statement for such Tax Year.

                                (c) If, at any time after the delivery of the
initial Tax Statement for any Tax Year, it is determined that, the Tax Payment for such Tax Year is greater or less than the amount set forth on the then most recent Tax Statement(s) (for any reason including without limitation (i) any increase in Taxes for such Tax Year, whether before, during or after such Tax Year, (ii) any decrease in the Taxes for any Tax Year, whether or before, during or after such Tax Year, including without limitation any such decrease resulting from any refund of Taxes for such Tax Year, or (iii) any decrease in Taxes comprising the whole or any part of the Base Tax Amount, including without limitation any such decrease resulting from any refund of Taxes for either or both of the 1994/95 Tax Year or the 1995/96 Tax Year), then, in any case that the Tax Payment is greater, Landlord may, or, in any case that the Tax Payment is less, Landlord shall, furnish to Tenant a revised Tax Statement(s) for such Tax Year. If any revised Tax Statement shall set forth a Tax Payment that is greater than that set forth on the previous Tax Statement, then Tenant shall pay to Landlord such additional amount within thirty (30) days after Tenant's receipt of such revised Tax Statement. If any revised Tax Statement shall set forth a Tax Payment that is less than that set forth on the previous Tax Statement, then Landlord, within thirty (30) days after Tenant's receipt of such revised Tax Statement, shall pay to Tenant the difference between the Tax Payment, as set forth on the revised Tax Statement, and the Tax Payment set forth on the previous Tax Statement.

                                (d) (1) Nothing contained in this lease shall
require the filing of any application, or the institution of any proceeding, seeking a reduction in Taxes or assessed valuation. Tenant, for itself and its immediate and remote subtenants and successors in interest hereunder, hereby waives, to the extent permitted by law, any right Tenant may now or in the future have to protest or contest any Taxes. As used herein, the phrase "PROTEST OR CONTEST" of Taxes shall include the filing of any application, and the institution, prosecution and/or settlement of any proceeding, seeking a reduction in Taxes or the assessed valuation of the Real Property or any part thereof, and any other challenge of the determination of Taxes or such assessed valuation.

                                    (2) Notwithstanding the provisions of
Section 3.02(d)(1) above, Landlord, upon Tenant's request received between January 2 and February 10 of each calendar year during the term of this lease, shall, on or before February 24 of such calendar year, advise Tenant whether or not Landlord intends to file a Protest with respect to the next succeeding Tax Year. A "PROTEST" shall mean such necessary administrative action(s) under applicable law as shall be necessary to protest the tentative assessed valuation of the Real Property. If Landlord advises Tenant that Landlord does not intend to file a Protest with respect to such Tax Year, Tenant shall have the right, upon notice given to Landlord on or before February 25 of such calendar year (or, if February 25 is not a Business Day, then the next succeeding Business
Day), to require Landlord, at Tenant's expense, to file a Protest in accordance with this Section 3.02(d)(2). If Tenant shall give such notice to Landlord,

Landlord, at Tenant's expense, shall commence a Protest. Failure of Tenant to so notify Landlord as aforesaid shall be deemed a waiver of Tenant's right to cause Landlord to commence a Protest. Tenant, within thirty (30) days after demand by Landlord, shall reimburse Landlord as Additional Charges for any costs and expenses incurred by Landlord in connection with any Protest filed by reason of Tenant's direction. If such Protest shall result in a refund of the Taxes paid for such Tax Year, then, provided Tenant shall have paid all costs and expenses required to be paid by Tenant in accordance with the preceding sentence and Tenant shall not otherwise be in monetary default under this lease beyond the expiration of any applicable notice and/or cure period, the amount of such refund shall be paid to Tenant up to the amount of costs and expenses paid by Tenant in connection with the prosecution of such Protest before application thereof toward a refund of the tax payments for such Tax Year to tenants in the Building (including without limitation Tenant) as may be required pursuant to their respective leases.

                                (e) For any Tax Year, Taxes "payable" with
respect to the Real Property (or any Unit(s) or other tax lot(s) comprising the same) shall be computed by and after giving effect to (i) any deferral or abatement of Taxes in effect for such Tax Year, and (ii) any repayment, with interest if applicable, during such Tax Year of any Taxes deferred or abated in any prior year. Without limiting the generality of the foregoing, it is understood and agreed:

                       (1) that Landlord has obtained, or intends to obtain, benefits under Title 11, Chapter 2, Part 4 of the Administrative Code of the City of New York (the "ICIP");

                       (2) that Tenant shall report to Landlord upon request the number of workers permanently engaged in employment in the Premises, the nature of each worker's employment and the New York City residency of each worker;

                       (3) that Tenant shall provide access to the Premises by employees and agents of the Department (as such term is defined in the ICIP Rules and Regulations) at all reasonable times at the request of Landlord (which request may be verbal); and

                       (4) that Tenant shall not be required to pay taxes or charges which become due because of the willful neglect or fraud by Landlord in connection with ICIP, or otherwise relieve or indemnify Landlord from any personal liability arising under the Administrative Code of the City of New York, Section 11-265, except where imposition of such taxes, charges or liability is occasioned by actions of Tenant in violation of this lease.

Landlord represents that, other than (x) the ICIP tax deferral and abatement program(s), and (y) tax deferral and abatement programs applicable to the IDA Units resulting from, or incident to, the IDA's ownership thereof or other benefit programs of the IDA, (I) the Real Property is not currently subject to tax deferral or abatement program, and (II) no tax deferral or abatement program to which the Real Property is currently subject or was previously subject (prior to the date hereof) will hereafter require any repayment of any Taxes deferred or abated in any prior year.

                                (f) If Tenant installs Tenant's Generator, then
the following provisions shall apply:

                     (1) Tenant, at Tenant's expense, shall cooperate with Landlord in connection with Landlord's efforts to cause Tenant's Generator to be assigned a separate tax lot for purposes of Taxes.

                     (2) For each Tax Year that Tenant's Generator does not constitute a separate tax lot, the following provisions shall apply:

                     (A) Landlord, promptly after the occurrence of the Tax Closure Date with respect to such Tax Year, shall furnish to Tenant a notice that the same has occurred, it being understood and agreed that (i) such notice may be given as part of a Tax Statement furnished after the Tax Closure Date, and (ii) in any case where the initial Tax Statement for such Tax Year has not theretofore been furnished, such notice shall be accompanied by such initial Tax Statement (the date upon which such notice is furnished by Landlord being herein called the "TAX CLOSURE NOTICE DATE"). The term "GENERATOR TAX DISPUTE PERIOD", for any Tax Year, shall mean the period commencing on the Tax Closure Date for such Tax Year and ending on the date one hundred twenty (120) days after the Tax Closure Notice Date for such Tax Year; provided, however, that if, after the Tax Closure Date for such Tax Year but prior to the expiration of such 120-day period, Landlord shall issue a Tax Statement for such Tax Year, then the Generator Tax Dispute Period shall be the period commencing on the Tax Closure Date for such Tax Year and ending on the date one hundred twenty (120) days after the later of (i) the Tax Closure Notice Date or (ii) the date on which such Tax Statement is issued.

                     (B) (i) Tenant, unless and until there shall be a final determination of Tenant's Generator Taxes for such Tax Year pursuant to the provisions of this Section 3.02(f)(2) (by agreement, arbitration or otherwise), shall make payments of the Tax Payment for such Tax Year based upon Landlord's estimate of Tenant's Generator Taxes for such Tax Year, if any, as set forth from time to time on the then most recent Tax Statement for such Tax Year. Landlord's estimate of Tenant's Generator Taxes for any Tax Year, as set forth on any Tax Statement, shall not be greater than Landlord's then good-faith opinion of Tenant's Generator Taxes for such Tax Year.

                         (ii) If, at anytime during the Generator Tax Dispute
Period for such Tax Year, Tenant reasonably believes that the amount set forth as Tenant's Generator Taxes on the then most recent Tax Statement for such Tax Year is incorrect, then Tenant, by notice to Landlord given not later than end of the Generator Tax Dispute Period for such Tax Year, shall so notify Landlord of Tenant's belief, which notice shall refer to the Tax Year with respect to which such notice is being served, and set forth Tenant's good-faith opinion of the amount of Tenant's Generator Taxes for such Tax Year (each such notice being herein called a "GENERATOR DISPUTE NOTICE"). If Tenant shall fail to serve a Generator Dispute Notice prior to the end of the Generator Tax Dispute Period, then, subject to the provisions of subsection (iii) below, the amount set forth as Tenant's Generator Taxes on the most recent Tax Statement as of the end of such period shall be binding and conclusive on Landlord and Tenant.

                         (iii) For purposes of this lease, Tenant's Generator
Taxes shall be deemed to have been finally determined for any Tax Year upon (x) the expiration of the Generator Tax Dispute Period with respect to such Tax Year (in the event that Tenant does not give a Generator Dispute Notice prior to the end of such Generator Tax Dispute Period as provided in Section 3.02(f)(2)(B)(ii) above), (y) a determination in arbitration as to Tenant's Generator Taxes (following Tenant's giving of a Generator Dispute Notice) pursuant to Section 3.02(f)(2)(C) below, or (z) an agreement of Landlord and Tenant as to Tenant's Generator Taxes (following Tenant's giving of a

Generator Dispute Notice as contemplated by Section 3.02(f)(2)(C) below); provided, however, that if Landlord, in accordance with the provisions of this lease, shall issue a Tax Statement for such Tax Year after the lapse of the Generator Tax Dispute Period, then, and in each such case, Tenant's Generator Taxes for such Tax Year shall not be finally determined as aforesaid, but rather the provisions of Sections 3.02(f)(2)(B)(ii) and 3.02(f)(2)(C), as well as this
Section 3.02(f)(2)(B)(iii), shall again apply, mutatis mutandis, except that the Generator Tax Dispute Period shall be the period commencing on the date on which Landlord issued such Tax Statement and ending on the date that is one hundred twenty (120) days thereafter. Accordingly, pursuant to the operation of the proviso to the preceding sentence there may be more than one final determination of the Tenant's Generator Taxes.

                     (C) If Tenant shall timely serve a Generator Dispute Notice for any Tax Year, then (I) Landlord and Tenant shall proceed in good-faith to agree upon the amount of the Tenant's Generator Taxes for the Tax Year in question, and (II) if Landlord and Tenant are unable to so agree on or prior to the date that is sixty (60) days after the date that Landlord receives the Generator Dispute Notice, then, at anytime thereafter, either of Landlord or Tenant, by written notice to the other party (herein called a "GENERATOR ARBITRATION NOTICE"), may submit the determination of Tenant's Generator Taxes for such Tax Year to arbitration in accordance with the following provisions:

                     (w) Within thirty (30) days after either party's receipt of a Generator Arbitration Notice, each of Landlord and Tenant, by notice to the other party, shall appoint an arbitrator (the two arbitrators so appointed being herein collectively called the "INITIAL GENERATOR ARBITRATORS"). If either Landlord or Tenant shall fail to timely appoint an Initial Generator Arbitrator within such 30-day period, then the party which appointed an Initial Generator Arbitrator may notify the other party of such failure (which notice shall refer specifically to this Section 3.02(f)(2)(C)(w)), and if, in such event, the other party does not, within a period of ten (10) days after its receipt of such notice, appoint the second Initial Generator Arbitrator, then the appointed Initial Generator Arbitrator shall independently select and appoint the second Initial Generator Arbitrator, within fifteen (15) days after the expiration of such 10-day period. Within twenty (20) days after the appointment of both Initial Generator Arbitrators, the Initial Generator Arbitrators shall jointly appoint a mutually agreeable third arbitrator who shall be impartial (herein called the "THIRD GENERATOR ARBITRATOR"). If the Initial Generator Arbitrators fail to agree upon and appoint the Third Generator Arbitrator within such 10-day period, then either Landlord or Tenant may request that the American Arbitration Association ("AAA") appoint the Third Generator Arbitrator within twenty (20) days after such request, and both parties shall be bound by any appointment so made within such 20-day period. If the Third Generator Arbitrator shall not have been appointed within such 20-day period, then either Landlord or Tenant may apply to any court having jurisdiction to make such appointment. The Third Generator Arbitrator shall subscribe and swear to an oath to fairly and impartially perform the duties required of the Third Generator Arbitrator pursuant to this Section 3.02(f)(2)(C).

                     (x) Within thirty (30) days after the appointment of the Third Generator Arbitrator, Landlord and Tenant shall each submit to the Third Arbitrator, in a sealed envelope, a written statement setting forth such party's then good-faith determination of

         Tenant's Generator Taxes for such Tax Year (Landlord's determination is herein called "LANDLORD'S GENERATOR DETERMINATION" and Tenant's determination is herein called "TENANT'S GENERATOR DETERMINATION" and Landlord's Generator Determination and Tenant's Generator Determination are herein collectively called the "GENERATOR DETERMINATIONS"). Neither of the Generator Determinations shall be opened except as and when hereinafter expressly provided. If either Landlord or Tenant shall fail to submit its Generator Determination in accordance with the provisions of this Section 3.02(f)(2)(C)(x), then the party which made a Generator Determination shall notify the other party of such failure (which notice shall refer specifically to this Section 3.02(f)(2)(C)(x)), and if, in such event, the other party does not, within a period of ten
         (10) days after its receipt of such notice, submit its Generator Determination, then the only Generator Determination which was made in accordance with this Section 3.02(f)(2)(C)(x) shall promptly thereafter be opened by the Third Generator Arbitrator, and Tenant's Generator Taxes for such Tax Year shall be such Generator Determination, which Generator Determination shall be conclusive and binding upon both Landlord and Tenant.

                                    (y) If both Landlord and Tenant submit their
         respective Generator Determinations in accordance with the provisions of Section 3.02(f)(2)(C)(x) above, then the Third Generator Arbitrator shall arrange a meeting (herein called the "GENERATOR ARBITRATION MEETING") to be held at the Building office (or at such other place as is mutually agreeable to the Third Arbitrator and Landlord and Tenant and located in the Borough of Manhattan), and which shall occur during Business Hours on a day not later than twenty (20) days after the Third Generator Arbitrator's receipt of both Generator Determinations. Landlord and Tenant shall have not less than ten (10) days notice of the date, time and location of the Generator Arbitration Meeting and shall have the right to have its representatives present thereat. At the Generator Arbitration Meeting, (i) the Generator Determinations shall be opened by the Third Arbitrator and copies thereof shall be distributed to Landlord and Tenant, and (ii) thereafter, each of Landlord and Tenant may submit to the Third Generator Arbitrator such written evidence in support of its Generator Determination as it deems appropriate.

                                    (z) Within twenty (20) days after the
         Generator Arbitration Meeting, the Third Arbitrator shall independently select the Generator Determination (as between Landlord's Generator Determination and Tenant's Generator Determination) which, in his opinion, more accurately reflects Tenant's Generator Taxes, and shall notify Landlord and Tenant of such selection in writing.

                                    (D) With respect to any arbitration
conducted pursuant to the provisions of Section 3.02(f)(2)(C) above, the following provisions shall apply: (i) the fees and expenses of any such arbitration shall be borne by the parties equally, but each party shall bear the expense of the Initial Generator Arbitrator appointed by it and its attorneys and experts as well as any expenses of presenting its own proof; (ii) Landlord and Tenant shall each have the right to submit such data and memoranda to the Third Arbitrator in support of their respective positions as they may deem necessary or appropriate; (iii) each arbitrator shall be an attorney licensed to practice law in the State of New York, who shall not be a sole practitioner, and who shall have at least ten (10) years' experience in tax certiorari and real estate tax litigation with respect to properties which are similar in character to the Building; and (iv) no arbitrator shall have any power to add to, modify or change any such definitions or any other provisions of this lease, and the jurisdiction of the arbitrators is accordingly limited.

                     (E) Within thirty (30) days after the final determination of Tenant's Generator Taxes for any Tax Year as between Landlord and Tenant, the Tax Payment for such Tax Year shall be re-computed and reconciled with payments theretofore made on account of such Tax Payment, and (i) if the payments theretofore made by Tenant on account of such Tax Payment were less than the Tax Payment as re-computed, then Tenant shall pay to Landlord the amount of such deficiency within twenty (20) days after demand therefor, or (ii) if the payments theretofore made by Tenant on account of such Tax Payment were greater than the Tax Payment as re-computed, then Landlord shall pay to Tenant the amount of such overpayment within twenty (20) days after demand therefor.

                     (3) If, for any Tax Year that Tenant's Generator constitutes a separate tax lot, Tenant shall have the obligation to pay to Landlord, as the Generator Component of the Tax Payment, an amount equal to the entire amount of Tenant's Generator Taxes, then, for each such Tax Year and notwithstanding the provisions of Section 3.02(d) to the contrary, the following provisions shall apply:

                     (A) Except as provided below, (i) Landlord shall not have any right to protest or contest Tenant's Generator Taxes for such Tax Year or any obligation to do so, and (ii) Tenant shall have the right to protest or contest Tenant's Generator Taxes for such Tax Year.

                     (B) Landlord, in connection with any such protest or contest of Tenant's Generator Taxes made or instituted by Tenant pursuant to
Section 3.02(f)(3)(A) above, shall, within fifteen (15) Business Days after written request therefor, execute (and provide any readily accessible information known by Landlord for) any documents reasonably required in connection therewith, provided that such documents are in proper form. Tenant hereby agrees that it shall (x) reimburse Landlord all Landlord's out-of-pocket expenses incurred in connection with any protest or contest of Tenant's Generator Taxes made or instituted by Tenant (including without limitation those incurred in connection with Landlord's execution of any documents, or its provision of information, as provided in the preceding sentence), and (y) indemnify and hold harmless Landlord against any and all liabilities which Landlord may incur by reason of its execution of any documents, or its provision of information, as provided in the preceding sentence; provided, however, that neither such reimbursement nor such indemnity shall include any such expenses or liabilities to the extent that (i) Landlord is responsible therefor under any other provision of this lease, (ii) the same would be, or would have been, discharged, satisfied or avoided by Landlord's performance of its obligations under this lease, or (iii) the same arise out of any inaccuracy in any information provided by Landlord.

                     (C) Notwithstanding the foregoing provisions of this
Section 3.02(f)(3), Tenant's right to protest or contest Tenant's Generator Taxes as set forth in Section 3.02(f)(3)(A) above for any Tax Year (as well as Landlord's obligation to execute documents and provide information in connection therewith as set forth in Section 3.02(f)(3)(B) above), shall be subject to such protest or contest by Tenant not having, in Landlord's reasonable judgement, a negative impact upon Landlord in any pending or prospective protest or contest of any other Taxes for such Tax Year or any other Tax Year.

                                (g) In respect of PSI's Generator, the
following provisions shall apply:

                        (1) Landlord shall make application to the applicable taxing authority to have PSI's Generator assigned a separate tax lot for purposes of Taxes.

                        (2) For each Tax Year that PSI's Generator does not constitute a separate tax lot, the following provisions shall apply:

                     (A) Tenant, unless and until there shall be a final determination of PSI's Generator Taxes as between Landlord and PSI (by agreement or arbitration), shall make payments of the Tax Payment for such Tax Year based upon Landlord's estimate of PSI's Generator Taxes for such Tax Year, if any, as set forth from time to time on the then most recent Tax Statement for such Tax Year. Landlord's estimate of PSI's Generator Taxes for any Tax Year, as set forth on any Tax Statement, shall not be greater than Landlord's then good-faith opinion of PSI's Generator Taxes for such Tax Year.

                     (B) Upon a final determination of PSI's Generator Taxes as between Landlord and PSI for any Tax Year, PSI's Generator Taxes for purposes of this lease for such Tax Year shall be deemed to be one of the following amounts (which amount, in either case, shall be conclusive and binding upon Landlord and Tenant): (i) if the final determination of PSI's Generator Taxes as between Landlord and PSI for such Tax Year was the result of a binding arbitration proceeding between Landlord and PSI, then PSI's Generator Taxes under this lease for such Tax Year shall be deemed to be the amount of such final determination; and (ii) in any other case, PSI's Generator Taxes under this lease for such Tax Year shall be deemed to be an amount equal to (x) the Generator Differential Factor (as hereinafter defined) for such Tax Year, multiplied by (y) Tenant's Generator Taxes for such Tax Year (as finally determined under this lease). As used herein, the "GENERATOR DIFFERENTIAL FACTOR", for any Tax Year, shall mean the quotient obtained by dividing (I) the capacity of PSI's Generator (measured in KVAs) for such Tax Year, by (II) the capacity of Tenant's Generator (measured in KVAs) for such Tax Year (which quotient, if not a whole number, shall be rounded to four decimal places).

                     (C) Within thirty (30) days after the final determination of PSI's Generator Taxes under this lease for any Tax Year (it being understood that if Section 3.02(g)(2)(B)(ii) is applicable, then such final determination cannot be made until Tenant's Generator Taxes for such Tax Year have been finally determined), the Tax Payment for such Tax Year shall be re-computed and reconciled with payments theretofore made on account of such Tax Payment, and
(i) if the payments theretofore made by Tenant on account of such Tax Payment were less than the Tax Payment as re-computed, then Tenant shall pay to Landlord the amount of such deficiency within twenty (20) days after demand therefor, or
(ii) if the payments theretofore made by Tenant on account of such Tax Payment were greater than the Tax Payment as re-computed, then Landlord shall pay to Tenant the amount of such overpayment within twenty (20) days after demand therefor.

                                (h) (1) Notwithstanding anything to the contrary
set forth above in this Section 3.02, there shall be an abatement of the Base Component of the Tax Payment(s) which are payable in respect of all periods prior to the Tax Payment Commencement Date (as hereinafter defined); there shall be no such abatement of the Generator Component of such Tax Payment(s). The "TAX PAYMENT COMMENCEMENT DATE" shall be July 1, 1995. If the Tax Payment Commencement Date shall be a day other than the first day of a Tax Year, then the Base Component of the Tax Payment for the Tax Year in which the Tax Payment Commencement Date occurs shall be prorated (on a per diem basis) to correspond to that portion of the Tax Year occurring on or after the Tax Payment Commencement Date.

                       (2) Notwithstanding anything to the contrary set forth above in this Section 3.02, in respect of the Tax Year in which the Expiration Date occurs, (i) the Base Component of the Tax Payment shall be prorated (on a per diem basis) to correspond to that portion of such Tax Year occurring on or prior to the Expiration Date, and (ii) except as provided in Section 3.02(h)(3) below, the Generator Component of the Tax Payment shall also be prorated (on a per diem basis) to correspond to that portion of such Tax Year occurring on or prior to the Expiration Date.

                       (3) Unless (i) Landlord, pursuant to Section 12.02(c) hereof, shall designate Tenant's Generator Unit as among Designated Exterior Improvements (as hereinafter defined), or (ii) in any case that this lease shall terminate pursuant to a Non-Scheduled Early Termination (as hereinafter defined), the Section 12.02(c) Work shall include the removal of Tenant's Generator Unit and Landlord shall not perform the same in accordance with the provisions of Section 12.02(c), the following provisions shall apply (notwithstanding the foregoing provisions of this Section 3.02): (A) in respect of the Tax Year in which the Expiration Date occurs, the Generator Component of the Tax Payment shall not be prorated (but rather Tenant shall pay, as the Generator Component of the Tax Payment for such Tax Year, an amount equal to the entirety of Tenant's Generator Taxes for such Tax Year, notwithstanding the fact that this lease shall not be in effect for the entirety of such Tax Year), and
(B) in respect of each fiscal tax year or other period occurring after the Tax Year in which the Expiration Date occurs, Tenant, notwithstanding that this lease will not be in effect for any part of such fiscal tax year or other period, shall continue to pay to Landlord an amount equal to either (i) for any such fiscal tax year or other period for which a separate tax lot exists for Tenant's Generator (whether or not Tenant's Generator is in existence during such fiscal tax year or other period), Taxes payable with respect to such separate tax lot, and (ii) for any other such fiscal tax year or other period, the portion of Taxes payable with respect to the Real Property which is attributable to the then current or past existence of Tenant's Generator. The provisions of Sections 3.02(b), 3.02(c) and 3.02(f) above, as applicable to the Generator Component of the Tax Payment for Tax Years, shall apply, mutatis mutandis, to Tenant's payment obligations pursuant to clause (B) above for the fiscal tax years and other periods described therein.

                  3.03. (a) Tenant, for each Operating Year occurring after the Base Operating Year, shall pay to Landlord, as Additional Charges for such Operating Year, an amount (herein called the "OPERATING PAYMENT") equal to Tenant's Operating Share of the excess of (i) Operating Expenses for such Operating Year, over (ii) the Base Operating Amount.

                        (b) Landlord may furnish to Tenant, prior to the commencement of each Operating Year subsequent to the Base Operating Year, a written statement setting forth Landlord's reasonable estimate of the Operating Payment for such Operating Year (such estimate, as the same may be revised as hereinafter provided, the "LANDLORD'S ESTIMATED OPERATING PAYMENT"). Tenant shall pay to Landlord on the first day of each month during the Operating Year for which the Operating Payment will be due, an amount equal to one-twelfth (1/12th) of the Landlord's Estimated Operating Payment for such Operating Year. If, however, Landlord shall not furnish any such estimate for an Operating Year or if Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 3.03 for the last month of the preceding Operating Year, (ii) after such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Operating Payment previously made for such Operating Year were greater or less than the installments of the Operating Payment which should have been previously made for such Operating Year in accordance with such estimate, and (A) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after Tenant's receipt of such notice, or (B) if there shall have been an overpayment, Landlord shall, within thirty (30) days from the giving of such notice, refund to Tenant the amount thereof, together with interest on the amount thereof at the Base Rate for the period from the date(s) of such overpayment to the date such payment is made, and (iii) on the first day of the month following the month in which such estimate is furnished to Tenant, and on the first day of each month thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Landlord's Estimated Operating Payment set forth on such estimate. Landlord may, during each Operating Year (but not more than twice during any Operating Year), furnish to Tenant a revised statement of Landlord's Estimated Operating Payment for such Operating Year, and in such case, the Landlord's Estimated Operating Payment for such Operating Year shall be adjusted and paid or refunded or credited as the case may be, substantially in the same manner as provided in the preceding sentence.

                           (c) Landlord, after the end of each Operating Year
subsequent to the Base Operating Year, shall furnish to Tenant an Operating Statement for such Operating Year. Landlord, prior to or together with the delivery of the initial Operating Statement for the first Operating Year after the Base Operating Year, shall furnish to Tenant an Operating Statement for the Base Operating Year (the "BASE YEAR OPERATING STATEMENT"). If, for any Operating Year after the Base Operating Year, the Operating Statement shall show that the sums paid by Tenant, if any, under Section 3.03(b) exceeded the Operating Payment to be paid by Tenant for such Operating Year (such excess for any Operating Year being herein called the "OPERATING OVERPAYMENT"), then Landlord, within thirty (30) days after delivery of such Operating Statement, shall refund to Tenant the amount of such Operating Overpayment, together with interest on the amount thereof at the Base Rate for the period commencing on the last day of the Operating Year in question and ending on the date the appropriate refund is made. If the Operating Statement for such Operating Year shall show that the sums so paid by Tenant were less than the Operating Payment to be paid by Tenant for such Operating Year (such deficiency for any Operating Year being herein called the "OPERATING DEFICIENCY"), Tenant shall pay the amount of such Operating Deficiency within thirty (30) days after Tenant's receipt of the Operating Statement.

                           (d) (1) Tenant, upon notice given no later than the
applicable Audit Notice Deadline Date (as hereinafter defined) with respect to any Operating Statement, may elect to have Tenant's employees, accountants or other agents examine, at reasonable times and at such location(s) in the City of New York as Landlord may reasonably designate, the Operating Expense Records (as hereinafter defined) with respect to such Operating Statement; if Tenant shall not timely give such notice, then the Operating Statement in question shall be conclusive and binding upon Tenant (it being agreed that the foregoing shall not be construed to prejudice Tenant's rights with respect to items constituting revisions or corrections to such Operating Statement which are set forth in a subsequently delivered revised or corrected Operating Statement for the same Operating Year). As used herein, the "AUDIT NOTICE DEADLINE DATE", with respect to any Operating Statement, shall refer to the date one hundred eighty (180) days after the date of Tenant's receipt thereof; provided, however, that with respect to the initial Base Year Operating Statement, the initial Operating Statement for the first Operating Year after the Base Operating Year and the initial Operating Statement for the second Operating Year after the Base Operating Year (such three Operating Statements being herein collectively called the "THRESHOLD OPERATING STATEMENTS"), the term "Audit Notice Deadline Date" shall refer to the date (herein called the "INITIAL AUDIT NOTICE DEADLINE DATE") that is one hundred eighty (180) days after the first date after all of the Threshold Operating Statements shall have been furnished to Tenant. As used herein, "OPERATING EXPENSE RECORDS", with respect to any Operating Statement, shall mean such books and records as are relevant to the Operating Expenses incurred in the Operating Year for which such Operating Statement is furnished. In connection with any examination by Tenant of the Operating Expense Records, Tenant agrees to treat, and to instruct its employees, accountants, attorneys and agents to treat, all information as confidential and not disclose it to any other person except Tenant's accountants, employees, attorneys and agents, except as may be required by law or may be necessary or appropriate in connection with the prosecution of any claim by Tenant hereunder.

                       (2) If Tenant shall, in good-faith, dispute any Operating Statement, then Tenant, no later than the Audit Notice Deadline Date with respect to such Operating Statement, may send a written notice (each, a "TENANT'S STATEMENT") to Landlord, setting forth such dispute(s) and specifying in reasonable detail the basis therefor and Tenant's determination of the Operating Expenses for such Operating Year. If Tenant shall not timely give such Tenant's Statement, then the Operating Statement in question shall be conclusive and binding upon Tenant. If Tenant shall timely give such Tenant's Statement, then Landlord and Tenant shall attempt to resolve and adjust such dispute(s). If they are unable to do so, Landlord and Tenant shall designate a certified public accountant (the "ARBITER") whose determination made in accordance with this
Section 3.03(d)(2) shall be binding upon the parties. The Arbiter shall be a member of an independent certified public accounting firm having at least twenty
(20) accounting professionals and shall have practiced as a certified public accountant for at least ten (10) years. In the event that Landlord and Tenant shall be unable to agree upon the designation of the Arbiter within thirty (30) days after receipt of notice from the other party requesting agreement as to the designation of the Arbiter, which notice shall contain the names and addresses of two or more certified public accountants who are acceptable to the party sending such notice (any one of whom, if acceptable to the party receiving such notice as shall be evidenced by notice given by the receiving party to the other party within such thirty (30) day period, shall be the agreed upon Arbiter), then either party shall have the right to request the American Arbitration Association (the "AAA") (or any organization which is the successor thereto) to designate as the Arbiter a certified public accountant whose determination made in accordance with this Section 3.03(d)(2) shall be conclusive and binding upon the parties. Landlord and Tenant hereby agree that (A) except with respect to the Base Operating Year, any determination of Operating Expenses made by an Arbiter designated pursuant to this Section 3.03(d)(2) shall neither exceed the determination of Landlord set forth in the Operating Statement nor be less the determination of Tenant set forth in Tenant's Statement, (B) with respect to the Base Operating Year, any determination of Operating Expenses made by an Arbiter designated pursuant to this Section 3.03(d)(2) shall neither exceed the determination of Tenant set forth in Tenant's Statement, nor be less than the determination of Landlord set forth in the Operating Statement, and (C) that any determination which does not comply with the foregoing shall be deemed increased or decreased, as the case may be, to cure such noncompliance. In rendering such determination the Arbiter shall not add to, subtract from or otherwise modify the provisions of this lease, including the immediately preceding sentence. Notwithstanding the foregoing provisions of this Section 3.03(d), Tenant, pending the resolution of any contest pursuant to the terms hereof shall continue to pay in the manner provided for in this Section 3.03 all sums as determined to be due based upon the Operating Statement. If, and to the extent that Tenant shall prevail, then within thirty (30) days after the resolution of such contest (i.e., the Arbiter's determination), Landlord shall make an appropriate refund to Tenant, together with interest on the amount thereof at the Interest Rate (as defined in Article 31 hereof) for the period commencing on the last day of the Operating Year to which such refund relates and ending on the date such appropriate refund is made; if such determination shall relate to the Base Operating Year, any applicable refund shall be made with respect to all subsequent Operating Years with respect to which an initial Operating Statement shall have been furnished to Tenant. With respect to any Operating Year other than the Base Operating Year, (i) if the Operating Expenses set forth in the Operating Statement shall, in the aggregate, exceed 105% of the Arbiter's determination thereof, the costs of the Arbiter shall be borne by Landlord, (ii) if the Operating Expenses set forth in Tenant's Statement shall, in the aggregate, be less than 95% of the Arbiter's determination thereof, the costs of the Arbiter shall be borne by Tenant, and (iii) otherwise, the costs of the Arbiter shall be shared equally. With respect to the Base Operating Year, (x) if the Operating Expenses set forth in Tenant's Statement shall, in the aggregate, exceed 105% of the Arbiter's determination thereof, the costs of the Arbiter shall be borne by Tenant, (y) if the Operating Expenses set forth in the Operating Statement shall, in the aggregate be less than 95% of the Arbiter's determination thereof, the costs of the Arbiter shall be borne by Landlord, and
(z) otherwise, the costs of the Arbiter shall be shared equally.

                       (3) Notwithstanding anything to the contrary contained in
Section 3.03(d)(2) above, the following provisions shall apply with respect to Tenant's rights thereunder to dispute any amount included within Operating Expenses on any Operating Statement pursuant to Section 3.01(c)(I)(2) hereof as a result of any alteration, addition, improvement, replacement, repair, equipment or tool (each such amount being herein called a "SECTION 3.01(C)(I)(2) AMOUNT"):

                                                  (A) If Tenant shall not timely
give a Tenant's Statement with respect to any Operating Statement reflecting a
Section 3.01(c)(I)(2) Amount, or if Tenant's Statement with respect to such an Operating Statement shall not set forth a dispute of any Section 3.01(c)(I)(2) Amount reflected therein, then (i) any such Section 3.01(c)(I)(2) Amount, as reflected in such Operating Statement, shall be conclusive and binding upon Tenant, and (ii) in addition, the facts, figures and schedules used by Landlord in determining such conclusive and binding Section 3.01(c)(I)(2) Amount (i.e., Landlord's determination of each of the useful life, the Cost Savings Period, the Capital Costs and the Capital Cost Rate with respect to such alteration, addition, improvement, replacement, repair, equipment or tool in question, as well as the Estimated Cost Savings Schedule as prepared by Landlord with respect thereto) shall all be conclusive and binding upon Tenant for purposes of all
Section 3.01(c)(I)(2) Amounts theretofore or thereafter based thereon (including without limitation any such Section 3.01(c)(I)(2) Amounts may appear on any subsequent Operating Statements), it being agreed that all further disputes by Tenant of such facts, figures and schedules shall be foreclosed.

                                                  (B) If Tenant shall timely
give a Tenant's Statement with respect to any Operating Statement reflecting a Section 3.01(c)(I)(2) Amount and such Tenant's Statement shall set forth a dispute of any such Section 3.01(c)(I)(2) Amount reflected therein (other than a dispute which is foreclosed pursuant to Section 3.03(d)(3)(A) above), then, to the extent any disputes as to such amounts shall be arbitrated as provided in Section 3.03(d)(2) above, the following provisions shall apply and bind the Arbiter:

                                                          (x) If any Estimated
Cost Savings Schedule shall be disputed, as to one or more Estimated Annual Savings Amounts, then the issue which the Arbiter shall determine shall be whether each such disputed Estimated Annual Savings Amount was or was not a reasonable estimate, at the time that the Estimated Cost Savings Schedule was made a part of the Operating Expense Records, of the Operating Expenses which would be avoided or saved for the applicable Operating Year as a result of the alteration, addition, improvement, replacement, repair, equipment or tool in question; in rendering his determination as to each such disputed Estimated Annual Savings Amount, the Arbiter shall be bound by the following: (I) if any Estimated Annual Savings Amount is equal to or less than 115% of the Arbiter's opinion of what was the best estimate, at the time that the Estimated Cost Savings Schedule was made a part of the Operating Expense Records, of the Operating Expenses which would be avoided or saved for the applicable Operating Year as a result of the alteration, addition, improvement, replacement, repair, equipment or tool in question, then such Estimated Annual Savings Amount shall conclusively be deemed to have been reasonable at such time; and (II) if any Estimated Annual Savings Amount is greater than 115% of the Arbiter's opinion of what was the best estimate, at the time that the Estimated Cost Savings Schedule was made a part of the Operating Expense Records, of the Operating Expenses which would be avoided or saved for the applicable Operating Year as a result of the alteration, addition, improvement, replacement, repair, equipment or tool in question, then such Estimated Annual Savings Amount shall conclusively be deemed to have been unreasonable at such time. Each disputed Estimated Annual Savings Amount which the Arbiter determines to be an unreasonable in accordance with the foregoing, shall be changed to the Arbiter's opinion of what was the best estimate, at the time that the Estimated Cost Savings Schedule was made a part of the Operating Expense Records, of the Operating Expenses which would be avoided or saved for the applicable Operating Year as a result of the alteration, addition, improvement, replacement, repair, equipment or tool in question. The determination of the Arbiter, as to any disputed Estimated Annual Savings Amount, shall, if made in accordance with this Section 3.03(d)(3)(x), be conclusive and binding upon Landlord and Tenant as to all Section 3.01(c)(I)(2) Amounts theretofore or thereafter based thereon.

                                                          (y) If Landlord's
determination of the useful life, Cost Savings Period, Capital Costs or Capital Cost Rate with respect to any alteration, addition, improvement, replacement, repair, equipment or tool shall be disputed, then any determination of the Arbiter with respect thereto shall be conclusive and binding upon Landlord and Tenant as to all Section 3.01(c)(I)(2) Amounts theretofore or thereafter based thereon.

                        (e) (1) Notwithstanding anything to the contrary set forth above in this Section 3.03, there shall be an abatement of the Operating Payment(s), if any, which are payable in respect of all periods prior to the Operating Payment Commencement Date (as hereinafter defined). The "OPERATING PAYMENT COMMENCEMENT DATE" shall be January 1, 1995. If the Operating Payment Commencement Date shall be a day other than the first day of a Operating Year, then the Operating Payment for the Operating Year in which the Operating Payment Commencement Date occurs shall be prorated (on a per diem basis) to correspond to that portion of the Operating Year occurring on or after the Operating Payment Commencement Date.

                        (2) Notwithstanding anything to the contrary set forth above in this Section 3.03, the Operating Payment for any Operating Year which ends after the Expiration Date, shall be prorated (on a per diem basis) to correspond to that portion of such Operating Year occurring on or prior to the Expiration Date.

                  3.04. (a) In any case provided in this Article 3 in which Tenant is entitled to a payment from Landlord pursuant to the terms of this
Article 3, Landlord, in lieu of making such payment, may credit the amount thereof against the immediately following future installments of Fixed Rent and Additional Charges; provided, however, that if such a credit would exceed Tenant's next installment of Fixed Rent and Recurring Additional Charges, then the uncredited portion of such excess shall bear interest at the Base Rate from the date due until the date credited. Nothing in this Article 3 shall be construed so as to result in a decrease in the Fixed Rent hereunder. If this lease shall expire before any such credit shall have been fully applied, then Landlord, within thirty (30) days after the expiration hereof, shall refund to Tenant the unapplied balance of such credit, but if Tenant is in monetary default hereunder Landlord may, in lieu thereof, credit the same against the amount of such default or withhold the same until such default is cured.

                                (b) The expiration or termination of this lease
during any Tax Year or Operating Year (for any part or all of which there is a Tax Payment or Operating Payment under this Article) shall not affect the rights or obligations of the parties hereto respecting such payment and any Operating Statement or Tax Statement, as the case may be, relating to such payment may be sent to Tenant subsequent to, and all such rights and obligations of Landlord and Tenant with respect thereto shall survive, any such expiration or termination. Any payments due under such Operating Statement and Tax Statement, as the case may be, shall be payable within thirty (30) days after such statement or bill is sent to Tenant.

                  3.05. (a) (1) Landlord's failure to render, or delay in rendering, a Tax Statement, or a revised or corrected Tax Statement, for any Tax Year shall not prejudice Landlord's right to thereafter render a Tax Statement, or a revised or corrected Tax Statement, for such Tax Year or any other Tax Year, nor shall the rendering of a revised or corrected Tax Statement for any Tax Year prejudice Landlord's right to thereafter render a further revised or corrected Tax Statement for such Tax Year.

                      (2) Notwithstanding the provisions of Section 3.05(a)(1) above or anything hereinabove contained to the contrary, if Landlord shall not have rendered an initial Tax Statement for any Tax Year on or prior to the date that is two (2) years after the end of such Tax Year, then Tenant may deliver to Landlord a notice setting forth such failure, which notice shall expressly refer to this Section 3.05(a)(2), and, in such event, if Landlord's failure to deliver an initial Tax Statement for such Tax Year shall continue for a further period of three (3) months after Landlord's receipt of such notice, then Landlord shall no longer have the right to deliver a Tax Statement for such Tax Year and Tenant shall not be obligated to make any Tax Payment for such Tax Year (it being understood that the provisions of this Section 3.05(a)(2) however, shall not affect, in any way, Landlord's right to deliver a Tax Statement for any other Tax Year or to collect from Tenant any Tax Payment for such other Tax Year).

                      (3) Notwithstanding the provisions of Section 3.05(a)(1) above or anything hereinabove contained to the contrary, Landlord shall not have the right to render a revised or corrected Tax Statement for any Tax Year later than the later to occur of (i) the date two (2) years after rendering of the initial Tax Statement for such Tax Year, and (ii) the date one (1) year after Tax Closure Date for such Tax Year; provided, however, that Landlord shall always be (a) entitled and required to render a revised Tax Statement based upon a decrease in Taxes or increase in the Base Tax Amount pursuant to any tax reduction proceeding or other tax litigation, and (b) entitled to render a revised Tax Statement based upon an increase in Taxes or decrease in the Base Tax Amount pursuant to any tax reduction proceeding or other tax litigation.

                 (b) (1) Landlord's failure to render, or delay in rendering, an Operating Statement with respect to any Operating Year shall not prejudice Landlord's right to thereafter render an Operating Statement for such Operating Year or any other Operating Year, nor shall the rendering of an Operating Statement (or a revised or corrected Operating Statement) for any Operating Year prejudice Landlord's right to thereafter render one or more revised or corrected Operating Statements for such Operating Year.

                      (2) Notwithstanding the provisions of Section 3.05(b)(1) above or anything hereinabove contained to the contrary, if Landlord shall not have rendered an initial Operating Statement for any Operating Year prior to the date that is two (2) years after the end of such Operating Year, then Tenant may deliver to Landlord a notice setting forth such failure, which notice shall expressly refer to this Section 3.05(b)(2), and, in such event, if Landlord's failure to deliver an initial Operating Statement for such Operating Year shall continue for a further period of three (3) months after Landlord's receipt of such notice, then (i) Landlord shall still be obligated to deliver an Operating Statement for such Operating Year and Tenant may suspend payment of any sums which would otherwise come due under Section 3.03(b) until such Operating Statement is furnished, (ii) Tenant shall not be obligated to pay any Operating Deficiency for such Operating Year, and (iii) Landlord, within thirty (30) days from delivery of such an Operating Statement for such Operating Year, shall refund to Tenant the amount of such Operating Overpayment, together with interest on the amount thereof at the Interest Rate (rather than at the Base Rate as provided in Section 3.03(c) above) for the period commencing on the last day of the Operating Year in question and ending on the date the appropriate refund is made (it being understood that the provisions of this Section 3.05(b)(2), however, shall not affect, in any way, Landlord's right to deliver an Operating Statement for any other Operating Year or to collect from Tenant any Operating Deficiency for such other Operating Year). The provisions of this
Section 3.05(b)(2) shall not apply to the Base Year Operating Statement; provided, however, that Landlord shall not be deemed to have delivered an Operating Statement for any Operating Year subsequent to the Base Operating Year unless and until it shall have furnished the Base Year Operating Statement.

                      (3) Notwithstanding the provisions of Section 3.05(b)(1) above or anything hereinabove contained to the contrary, (I) with respect to any Operating Year in respect of which one of the Threshold Operating Statements was rendered, Landlord shall not have the right later than one (1) year after the Initial Audit Notice Deadline Date to render a revised or corrected Operating Statement with respect to such Operating Year, and (II) with respect to each Operating Year occurring after the Operating Years in respect of which any of the Threshold Operating Statements were rendered, Landlord shall not have the right later than one (1) year after rendering the initial Operating Statement with respect to such Operating Year to render a revised or corrected Operating Statement with respect to such Operating Year.

                  3.06. The parties hereto agree that for purposes of this lease: (i) the rentable area of each floor of the Building shall be deemed to be the rentable square footages as set forth on Exhibit D attached hereto and made a part hereof (and, accordingly, all references in this lease to the rentable area of any portion of the Building, including without limitation the Premises or any portion thereof, shall be deemed to mean the rentable area thereof computed with reference to the applicable rentable square footages set forth on Exhibit D attached hereto), (ii) the term "TENANT'S OPERATING SHARE DENOMINATOR" shall be deemed to mean 2,333,731 and (iii) the term "TENANT'S TAX SHARE DENOMINATOR" shall be deemed to mean 2,385,689; provided, however, in no event shall such deemed rentable square footages and/or numbers constitute or imply any representation or warranty by Landlord whatsoever, as to the actual size of any floor, any other portion of the Building or the Building or portions thereof.


                                    ARTICLE 4

                      Delivery of Premises; Landlord's Work

                  4.01. Tenant acknowledges that it has inspected the Premises and is fully familiar with the condition of the Premises. Tenant hereby accepts the Premises "as is" on the date hereof. Except for Landlord's Work (as hereinafter defined), Landlord shall have no obligation to perform any work in readying the Premises for Tenant's occupancy. No provision of this Article 4 shall release Landlord from the performance of any of its obligations under any other Article of this lease.

                  4.02. For purposes of this lease, the following terms shall have the following meanings:

                 "LANDLORD'S WORK" shall mean, collectively, the following work:
(i) the work described in "PART I" of Exhibit E attached hereto (herein called the "STAIRWAY WORK"); (ii) the work described in "PART II" of Exhibit E attached hereto (herein called the "SECONDARY WORK"); (iii) the work described in "PART III" of Exhibit E attached hereto (herein called "LANDLORD'S 50TH FLOOR WORK"); and (iv) the work described in "PART IV" of Exhibit E attached hereto (herein called the "ELEVATOR WORK").

                 "STAIRWAY WORK TARGET DATE" shall be May 15 1994; provided, however, that the Stairway Work Target Date shall be postponed one day for each day that Landlord is delayed in causing the substantial completion of the Stairway Work by reason of either (i) one or more acts or omissions of Tenant or any Tenant Party (as such term is defined in Article 31 hereof), which acts or omissions constitute a violation of this lease (including without limitation a violation of Section 4.04 hereof), or (ii) any stoppage or interruption in the prosecution of Stairway Work undertaken pursuant to a request by Tenant or any Tenant Party, whether incident to the coordination of work pursuant to Section
4.04 or otherwise.

                 "SECONDARY WORK TARGET DATE" shall be June 30, 1994; provided, however, that the Secondary Work Target Date shall be postponed one day for each day that Landlord is delayed in causing the substantial completion of the Secondary Work by reason of either (i) one or more acts or omissions of Tenant or any Tenant Party (as such term is defined in Article 31 hereof), which acts or omissions constitute a violation of this lease (including without limitation a violation of Section 4.04 hereof), or (ii) any stoppage or interruption in the prosecution of Secondary Work undertaken pursuant to a request by Tenant or any Tenant Party, whether incident to the coordination of work pursuant to
Section 4.04 or otherwise.

                 "LANDLORD'S 50TH FLOOR WORK TARGET DATE" shall be May 15, 1994; provided, however, that Landlord's 50th Floor Work Target Date shall be postponed one day for each day that Landlord is delayed in causing the substantial completion of the Landlord's 50th Floor Work by reason of either (i) one or more acts or omissions of Tenant or any Tenant Party (as such term is defined in Article 31 hereof), which acts or omissions constitute a violation of this lease (including without limitation a violation of Section 4.04 hereof), or
(ii) any stoppage or interruption in the prosecution of Landlord's 50th Floor Work undertaken pursuant to a request by Tenant or any Tenant Party, whether incident to the coordination of work pursuant to Section 4.04 or otherwise.

                 "ELEVATOR WORK TARGET DATE" shall be September 1, 1994; provided, however, that the Elevator Work Target Date shall be postponed one day for each day that Landlord is delayed in causing the substantial completion of the Elevator Work by reason of either (i) one or more acts or omissions of Tenant or any Tenant Party (as such term is defined in Article 31 hereof), which acts or omissions constitute a violation of this lease (including without limitation a violation of Section 4.04 hereof), or (ii) any stoppage or interruption in the prosecution of the Elevator Work undertaken pursuant to a request by Tenant or any Tenant Party, whether incident to the coordination of work pursuant to Section 4.04 or otherwise.

                  4.03. (a) Landlord, at its sole cost and expense, shall perform the Stairway Work and the Secondary Work, and may perform Landlord's 50th Floor Work. All Landlord's Work shall performed in a good and workmanlike manner in accordance with all applicable laws and requirements of public authorities having jurisdiction thereover, and sound construction practice.

                        (b) (1) Landlord, subject to one or more Events of Force Majeure, shall substantially complete the Stairway Work on or prior to the Stairway Work Target Date.

                            (2) If, for any reason (including one or more Events
of Force Majeure), Landlord fails to substantially complete the Stairway Work on or prior to the Stairway Work Target Date, then Tenant, as its sole and exclusive remedy therefor, shall have the right, but not the obligation, to perform the Stairway Work (or, as the case may be, the then incomplete portions thereof), which right may be exercised only by written notice thereof to Landlord given within the period commencing on the day immediately following the Stairway Work Target Date and ending on the date that is fifteen (15) days thereafter, both days inclusive. If Tenant exercises such right, then (i) Landlord shall no longer have any obligation to perform the Stairway Work (or, as the case may be, the then incomplete portions thereof), (ii) Tenant, in compliance with the provisions of Article 11 hereof, shall perform the same, and
(iii) Landlord shall reimburse Tenant an amount equal to the reasonable out-of-pocket costs incurred by Tenant in performing the Stairway Work (or, as the case may be, the incomplete portions thereof), including engineering, permitting and construction costs, which reimbursement shall be made by Landlord within thirty (30) days after its receipt of a statement from Tenant setting forth all such reimbursable costs and accompanied by paid invoices therefor.

                        (c) Landlord, subject to one or more Events of Force Majeure, shall substantially complete the Secondary Work on or prior to the Secondary Work Target Date.

                        (d) If Landlord elects to perform Landlord's 50th Floor Work, then Landlord, subject to one or more Events of Force Majeure, shall substantially complete the same on or prior to the Landlord's 50th Floor Work Target Date.

                        (e) Landlord, subject to one or more Events of Force Majeure, shall substantially complete the Elevator Work on or prior to the Elevator Work Target Date.

                  4.04. During Landlord's prosecution of Landlord's Work, Tenant shall have the right to perform, or cause its contractors to perform, the Initial Alterations, provided Tenant shall have complied with the provisions of
Article 11 hereof, including the requirement that the labor union affiliation of all such contractors shall be compatible with the labor employed by or on behalf of Landlord. Landlord and Tenant shall cooperate with each other to facilitate the simultaneous prosecution of Landlord's Work and the Initial Alterations and shall each perform, or cause to be performed, their respective work in accordance with good construction practices.


                                    ARTICLE 5

                  Subordination, Non-Disturbance and Attornment

                  5.01. For purposes of this lease, the following terms shall have the following meanings:

                        (a) "UNDERLYING LEASE" shall mean any ground lease, overriding lease or underlying lease of the Land and/or any portion of the Building of which the Premises are a part (but excluding any such lease which (x) demises only leasable areas of the Building outside of the Premises, or (y) demises only one or more Units, no part of which is within the Premises), now or hereafter existing, and all renewals, modifications, replacements and extensions of any such lease; and the lessor of an Underlying Lease or its successor in interest, at the time referred in question, is herein called an "UNDERLYING LESSOR". The term "Underlying Lease" shall include without limitation the Master Ground Lease and the Common Elements Net Lease.

                        (b) "MASTER GROUND LEASE" shall mean that certain Ground Lease, dated December 31, 1966, between Landlord (as successor-in-interest to Sol G. Atlas and John P. McGrath), as lessor, and Landlord (as successor-in-interest to New York Plaza Building Company), as lessee, a memorandum of which was recorded April 18, 1967 in the Register's Office in Rec. Liber 172 Page 10, as modified by (1) a certain Agreement dated June 14, 1968, a memorandum of which was recorded July 2, 1968 in the Register's Office in Rec. Liber 323 Page 162, (2) a certain Assignment and Assumption of Ground Lease, dated October 19, 1989, which was recorded October 24, 1989 in the Register's Office in Reel 1631 Page 1561, and (3) a certain Amendment to Ground Lease dated April 30, 1993, a memorandum of which Agreement shall has heretofore been recorded in the Register's Office.

                        (c) "COMMON ELEMENTS NET LEASE" shall mean that certain Agreement of Lease, dated as of March 29, 1993, between the One New York Plaza Condominium, as landlord, and Landlord, as tenant.

                        (d) "MORTGAGE" shall mean any mortgage which may now or hereafter affect the Land and/or any portion of the Building of which the Premises are a part and/or any Underlying Lease, whether or not any such mortgage shall also cover other lands and/or buildings and/or leases, including each and every advance made or hereafter to be made under any such mortgage, and to all modifications, replacements and extensions, spreaders and consolidations of any such mortgage; and the holder of a Mortgage is herein called a "MORTGAGEE".

                        (e) "NON-DISTURBANCE AGREEMENT" shall mean (1) in the case of an Underlying Lease, an agreement between the Underlying Lessor under such Underlying Lease and Tenant, either in the form annexed hereto as Exhibit F-1 or in such other form as shall be proposed by such Underlying Lessor so long as such other form, as compared to the form annexed as Exhibit F-1, does not, in any material respect, increase the obligations or liabilities of Tenant or decrease the rights or remedies of Tenant, and, in all cases, in recordable form, providing in substance that (A) such Underlying Lessor will not name or join Tenant as a party defendant or otherwise in any suit, action or proceeding to enforce any rights granted to such Underlying Lessor under its Underlying Lease (unless required by law), and (B) that if such Underlying Lease shall terminate or be terminated, the Underlying Lessor will recognize Tenant as the direct tenant of such Underlying Lessor on the same terms and conditions as are contained in this Lease, and (2) in the case of a Mortgage, an agreement between the Mortgagee under such Mortgage and Tenant, either in the form annexed hereto as Exhibit F-2 or in such other form as shall be proposed by such Mortgagee so long as such other form, as compared to the form annexed as Exhibit F-2, does not, in any material respect, increase the obligations or liabilities of Tenant or decrease the rights or remedies of Tenant, and, in all cases, in recordable form, providing in substance that (A) Tenant shall not be named or joined as a party defendant or otherwise in any suit, action or proceeding to enforce any rights granted to such Mortgagee under its Mortgage (unless required by law), and (B) the possession of Tenant shall not be disturbed or evicted and this lease, Tenant's leasehold estate and Tenant's rights hereunder shall not be terminated or otherwise adversely affected as a result of any foreclosure of any such Mortgage, and any sale pursuant to any such foreclosure or the delivery of a deed in lieu of foreclosure, or other acquisition of Landlord's interest in the Land and/or Building pursuant to the enforcement of the Mortgagee's remedies; provided, however, that (i) any such provisions of any Non-Disturbance Agreement may be conditioned upon this lease being in full force and effect and no Event of Default having occurred and being continuing, and may be further conditioned upon and made subject to Tenant's compliance with the provisions of
Section 5.04 hereof (pursuant to the same or separate agreement), and (ii) any Non-Disturbance Agreement may contain the substance of Section 5.03 hereof and subclauses (a) through (f) of Section 5.04 hereof.

                  5.02. Subject to Section 5.05 hereof, this lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to each and every Underlying Lease and to each and every Mortgage. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, any Underlying Lessor or any Mortgagee, or any of their respective successors in interest, may reasonably request to evidence such subordination. Without limiting the generality of the foregoing, this lease is and shall be subject and subordinate in all respects to the Master Ground Lease and the Common Elements Net Lease. Landlord represents that, as of the date hereof, (i) there are no Mortgages, and (ii) there are no Underlying Leases, other than the Master Ground Lease and the Common Elements Net Lease.

                  5.03. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to each Mortgagee and each Underlying Lessor whose name and address shall previously have been furnished to Tenant (in each case with a copy to Landlord), and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice which shall include a reasonable period of time for such Mortgagee or Underlying Lessor to have become entitled under such Mortgage or Underlying Lease, as the case may be, to remedy the same and shall in no event be less than the period to which Landlord would be entitled under this lease or otherwise, after similar notice, to effect such remedy plus thirty
(30) days, provided that such Mortgagee or Underlying Lessor shall, within thirty (30) days after its receipt of Tenant's notice given in accordance herewith, give Tenant notice of its intention to diligently (i) take such actions as shall be required in order to entitle it to remedy such act or omission and (ii) having become so entitled, remedy such act or omission; provided, however, that such reasonable period, if not theretofore expired, shall be deemed to expire upon a failure by such Mortgagee or Underlying Lessor to act in reasonable conformity with such notice of intention. The notice and cure rights of Mortgagees and Underlying Lessors set forth in this Section 5.03 are not intended to apply to Tenant's rights to terminate this lease as expressly set forth Sections 19.03, 20.02 and 37.01 hereof, or to Tenant's rights to an abatement of rent expressly as set forth in Sections 1.06, 3.02(h)(1), 3.03(e)(1), 19.02 and 33.01 hereof.

                  5.04. If any Underlying Lessor or Mortgagee, any designee of any Underlying Lessor or Mortgagee, or any other person shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein called "SUCCESSOR LANDLORD"), Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this lease, except that a Successor Landlord shall not be:

                 (a) liable for any previous act or omission of Landlord (or its predecessors in interest); it being understood that the foregoing is not intended to relieve Successor Landlord of any liability arising by reason of its acts or omissions from and after the date of such attornment, including a continuation of the failure of the prior Landlord to perform its obligations under this lease, in which case Successor Landlord upon receipt of notice of such continuation from Tenant shall have a reasonable period of time to remedy same (which period shall not exceed the time period granted Landlord for such remedy pursuant to the terms of this Lease);

                 (b) responsible for any monies owing by Landlord to the credit of Tenant;

                 (c) subject to any offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or its predecessors in interest);

                 (d) bound by any payments of rent which Tenant might have made for more than one (1) month in advance to Landlord (or its predecessors in interest);

                 (e) required to account for any security deposit other than any security deposit actually delivered to the Successor Landlord; and

                 (f) bound by any modification of this lease, which is made after the date Tenant has actual notice of the existence of such Successor Landlord's Mortgage or Underlying

Lease, and which is made without the written consent of the Mortgagee or Underlying Lessor.

                  5.05. (a) Landlord, with respect to any Mortgage or Underlying Lease executed after the date hereof, shall deliver to Tenant a Non-Disturbance Agreement from the Mortgagee or Underlying Lessor thereunder; provided, however, that if an Event of Default has occurred and is continuing, then Landlord shall have no obligation to deliver a Non-Disturbance Agreement to Tenant with respect to any such future Mortgage or future Underlying Lease until such time as such Event of Default shall have ceased to continue, and, during the continuance of such Event of Default, this lease shall be subject and subordinate to such Underlying Lease or Mortgage notwithstanding that a Non-Disturbance Agreement has not been delivered to Tenant.

                        (b) If, in any instance, (i) Landlord shall have delivered to Tenant a form of Non-Disturbance Agreement for execution by Tenant (whether or not such form of Non-Disturbance Agreement shall have theretofore been executed by the applicable Underlying Lessor or Mortgagee) together with a request, referring to this clause (i) of this Section 5.05(b) and conforming to the last sentence of this Section 5.05(b), that Tenant execute the same, (ii) Tenant shall fail or refuse to execute and deliver same within fifteen (15) Business Days after such delivery (or, in any case that the form of Non-Disturbance Agreement is either (x) a form proposed by the applicable Underlying Lessor which differs from the form annexed hereto as Exhibit F-1, or
(y) a form proposed by the applicable Mortgagee which differs from the form annexed hereto as Exhibit F-2, within twenty (20) Business Days after such delivery), (iii) following the expiration of such fifteen (15) Business Day period (or, as the case may be, twenty (20) Business Day period), Landlord delivers to Tenant a notice setting forth such failure or refusal and referring to this clause (iii) of this Section 5.05(b) and conforming to the last sentence of this Section 5.05(b), and (iv) Tenant's failure or refusal shall continue for a period of five (5) Business Days after Tenant's receipt of the notice described in clause (iii) above (the last day of such five (5) Business Day period being herein called, with respect to such Underlying Lease or Mortgage, the "NDA EXECUTION DEADLINE DATE"), then Landlord shall have no further obligation pursuant to this Section 5.05 with respect to such Underlying Lease or Mortgage, all of Landlord's obligations being deemed satisfied, and this lease and all rights of Tenant hereunder shall remain subject and subordinate to such Underlying Lease or Mortgage without any need to deliver to Tenant a Non-Disturbance Agreement, and no further instrument of subordination shall be required. Any notice from Landlord under this Section 5.05(b) shall include, on the first page thereof, in capital letters the following legend: AS MORE FULLY SET FORTH IN SECTION 5.05(b) OF THE LEASE, YOUR FAILURE TIMELY TO RESPOND TO THIS NOTICE MAY RESULT IN THE LEASE BEING SUBJECT AND SUBORDINATE TO AN UNDERLYING LEASE OR MORTGAGE WITHOUT NON-DISTURBANCE PROTECTION.

                        (c) If, in any instance, (i) Landlord shall deliver to Tenant a form of Non-Disturbance Agreement for execution by Tenant which has not theretofore been executed by the applicable Underlying Lessor or Mortgagee, as the case may be, and (ii) Tenant executes such form of Non-Disturbance Agreement and delivers the same to Landlord on or prior to the applicable NDA Execution Deadline Date, then Landlord shall, within fifteen (15) Business Days after Tenant's execution thereof, cause the same to be executed by such Underlying Lessor or Mortgagee, as the case may be, and delivered to Tenant and, until such time as the Non-Disturbance Agreement is so delivered to Tenant, this lease shall be superior to such Underlying Lease or Mortgage, as the case may be.

                        (d) If, with respect to any Mortgage or Underlying Lease executed after the date hereof, Landlord shall not deliver to Tenant a Non-Disturbance Agreement from the Mortgagee or Underlying Lessor thereunder as required by the foregoing provisions of this Section 5.05, then, unless and until the same is delivered, this lease shall be superior to such Underlying Lease or Mortgage (and Landlord shall have no liability by reason of such not having delivered the Non-Disturbance Agreement with respect to such Underlying Lease or Mortgage).

                        (e) Tenant shall have the right to record any Non-Disturbance Agreement, provided that Tenant shall pay for all costs, taxes and/or expenses necessary for the recordation of such Non-Disturbance Agreement. Upon the expiration or earlier termination of this lease (or the expiration or termination of the applicable Mortgage or Underlying Lease, as the case may be), Tenant agrees to promptly execute, acknowledge and deliver to Landlord all necessary instrument(s) prepared by Landlord in recordable form and otherwise in form reasonably satisfactory to Tenant, evidencing such expiration or termination of this lease and sufficient to discharge of record any Non-Disturbance Agreements (or, in the case of the expiration or termination of the applicable Mortgage or Underlying Lease, to promptly execute, acknowledge and deliver to Landlord all necessary instrument(s) prepared by Landlord (or by the applicable Underlying Lessor or Mortgagee) in recordable form and otherwise in form reasonably satisfactory to Tenant, sufficient to discharge of record any Non-Disturbance Agreements delivered to Tenant by the holder of any such expired or terminated Mortgage or Underlying Lease, as the case may be), and, in all cases, Tenant shall pay for all costs, taxes and/or expenses necessary to effect the recordation of such instrument(s). In the event that Tenant shall fail to comply with the foregoing sentence, Tenant shall be liable for all Landlord's damages, costs and other liability occasioned by such failure.


                                    ARTICLE 6

                                 Quiet Enjoyment

                  6.01. So long as no Event of Default has occurred and is continuing, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this lease. This covenant shall be construed as a covenant running with the Land, and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in the Real Property and only so long as such interest shall continue, and thereafter, with respect to the period commencing on the date Landlord has no interest in the Real Property and ending on the date Landlord reacquires an interest therein, Landlord shall be relieved of all liability hereunder and this covenant shall be binding only upon subsequent successors in interest of Landlord's interest in this lease, to the extent of their respective interests, as and when they shall acquire the same, and so long as they shall retain such interest.


                                    ARTICLE 7

                      Assignment, Subletting and Mortgaging

                  7.01. Except as may be expressly permitted herein, Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, without in each instance obtaining the prior written consent of
Landlord: (a) assign in whole or in part or otherwise transfer in whole or in part this lease or the term and estate hereby granted, (b) sublet the Premises or any part thereof, or allow the same to be used, occupied or utilized by anyone other than Tenant, (c) mortgage, pledge, encumber or otherwise hypothecate this lease or the Premises or any part thereof or any Tenant's Improvements in any manner whatsoever, other than as specifically set forth in Section 11.10, or (d) permit the Premises or any part thereof to be occupied or used for desk space or mailing privileges by any person other than Tenant.

                  7.02. (a) If Tenant is a corporation, then a transfer of stock (by a single transfer or by multiple transfers effected pursuant to a common plan) or any other transaction (such as, by way of example, the issuance of additional stock, the redemption of stock, a stock voting agreement, a change in classes of stock or a merger or consolidation involving Tenant) which transfer or other transaction results in a change of control of Tenant (or, in the event of a merger or consolidation involving Tenant, a change of control of the resulting corporation), shall be deemed, for all purposes of this Article 7, an assignment of this lease, and if Tenant is a partnership, joint venture or other non-corporate entity, then a transfer of an interest in the distributions of profits and losses of such partnership, joint venture or other non-corporate entity (by a single transfer or by multiple transfers effected pursuant to a common plan) or any other transaction (such as, by way of example, the creation of partnership interests) which transfer or other transaction results in a change of control of such partnership, joint venture or other non-corporate entity, shall be deemed, for all purposes of this Article 7, an assignment of this lease. As used above in this Section 7.02(a), the term "TRANSFER" shall not includes sales effected through the "over-the-counter market" or through any recognized stock exchange, unless such sales are effected by persons deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended. As used herein, the term "CONTROL" shall have the meaning ascribed thereto in Article 31 hereof.

                        (b) (1) Notwithstanding the provisions of Section 7.02(a) above, the transfers and other transactions which, pursuant to the aforesaid provisions, constitute deemed assignments of this lease, shall nevertheless be permitted hereunder (without the consent of Landlord) if (i) immediately after such deemed assignment, Tenant (which, in the event of a merger or consolidation involving Tenant, is the resulting corporation) has a net worth computed in accordance with generally accepted accounting principles consistently applied which is not less than the Minimum Net Worth (as hereinafter defined), and (ii) such transfer or other transaction is effected for legitimate business purposes, and not primarily for the purpose of transferring this lease.

                            (2) Tenant shall have the right, without the consent
of Landlord, to assign its interest in this lease to any person acquiring, by purchase or other transfer, all or substantially all of Tenant's assets provided that (i) such purchase or other transfer is effected for legitimate business purposes, and not primarily for the purpose of transferring this lease and (ii) immediately after such assignment, the purchaser or other transferee, as the case may be, has a net worth computed in accordance with generally accepted accounting principles consistently applied which is not less than the Minimum Net Worth.

                            (3) Within ten (10) after any deemed assignment or
assignment permitted by this Section 7.02(b) without Landlord's consent, Tenant (which, in the event of a merger or consolidation involving Tenant, is the resulting corporation, and, in the event of an assignment pursuant to Section 7.02, is the purchaser or other transferee) shall furnish Landlord with (i) proof reasonably satisfactory to Landlord that its net worth exceeds the Minimum Net Worth, and (ii) a written description of the transaction and a duplicate original instrument of the assignment, or equivalent instrument, effecting the assignment, or deemed assignment, of this lease, as the case may be.

                     (4) The term "MINIMUM NET WORTH" shall mean (i) with respect to any deemed assignment or assignment made during the initial term of this lease, a net worth, computed in accordance with generally accepted accounting principles, equal to eighteen (18) times the sum of the aggregate of the Fixed Rent due and payable over the last twelve (12) months of the initial term of this lease (computed without regard to any abatements, credits or offsets applicable thereto and without regard to any expansion rights unexercised as of the date of such assignment or deemed assignment), or (ii) with respect to any deemed assignment or assignment made during any Renewal Term (as hereinafter defined), a net worth, computed in accordance with generally accepted accounting principles, equal to eighteen (18) times the sum of the aggregate of the Fixed Rent due and payable over the last twelve (12) months of such Renewal Term (computed without regard to any abatements, credits or offsets applicable thereto and without regard to any expansion rights unexercised as of the date of such assignment or deemed assignment).

                  (c) (1) Notwithstanding anything to the contrary contained herein, Tenant, without any need to obtain Landlord's consent, may sublet the whole or any portion of the Premises to any person that, at the time of the making of such sublease, is an Affiliate of Tenant, provided, that, at the time such sublease is made, Tenant has no intention of effecting or permitting a transfer of control of such Affiliate of Tenant. Within ten (10) days of the commencement date of any such sublease, Tenant shall furnish Landlord with a duplicate original instrument thereof duly executed by Tenant and the subtenant.

                     (2) Notwithstanding anything to the contrary contained herein, if any person purchases or otherwise acquires a GS Business Unit (as hereinafter defined), then Original Tenant, without any need to obtain Landlord's consent, may sublet to such person all or any portion of the Premises which, prior to such purchase or acquisition, was occupied, exclusively or primarily, by such GS Business Unit, provided, that (i) such GS Business Unit shall have been occupying space in the Premises for a period of at least one (1) year prior to such purchase or other acquisition, (ii) such sublease shall be made together with such purchase or other acquisition, and (iii) immediately after such purchase or other acquisition, Original Tenant shall have a net worth computed in accordance with generally accepted accounting principles consistently applied which is not less the Minimum Net Worth. The term "GS BUSINESS UNIT" shall mean any discernable and on-going part of the business which Original Tenant and/or Affiliates of Original Tenant conducts at the Premises (whether or not organized as a separate legal entity). A person shall be deemed to have purchased or otherwise acquired a GS Business Unit only if such person shall purchase or otherwise acquire all or substantially all of the Tenant's Property used by such GS Business Unit immediately prior to such purchase or other acquisition and, immediately after such purchase or other acquisition, shall employ, or seek to employ, all or substantially all of the employees of such GS Business Unit immediately prior to such purchase or other acquisition. For purposes of this Section 7.02(c)(2), a person which "purchases or otherwise acquires a GS Business Unit" shall include, without limitation, an Affiliate of Original Tenant (whether pre-existing or newly formed) which acquires a GS Business Unit, even in a case where Original Tenant has an intention of effecting or permitting a transfer of control of such Affiliate immediately after such acquisition. Within ten (10) days of the commencement date of any such sublease, Original

Tenant shall furnish Landlord with a duplicate original instrument thereof duly executed by Original Tenant and the subtenant.

                        (d) (1) The terms and provisions of Section 7.02(a) shall be deemed to apply, mutatis mutandis, to any permitted subtenant of Tenant with respect to the assignment or deemed assignment of such subtenant's sublease.

                            (2) The terms and provisions of Section 7.02(b)
hereof shall be deemed to apply, mutatis mutandis, to any permitted subtenant of Tenant with respect to the assignment or deemed assignment of such subtenant's sublease, except that the subtenant's assignee or deemed assignee need not comply with the provisions thereof relating to net worth; provided, however, that such terms and provisions shall not apply to permit any such assignment or deemed assignment, if, immediately prior to such assignment or deemed assignment, the subtenant is an Affiliate of Tenant, unless, immediately after such assignment or deemed assignment, Tenant has a net worth computed in accordance with generally accepted accounting principles consistently applied which is not less the Minimum Net Worth.

                            (3) The terms and provisions of Section 7.02(c)(1)
hereof shall apply, mutatis mutandis, to any permitted subtenant of Tenant with respect to the undersubletting of all or any part of the sublease premises to Affiliates of such subtenant; provided, however, that such terms and provisions shall not apply to any undersubletting by a subtenant that, at the time of the making of such undersubletting, is an Affiliate of Tenant.

                  7.03. If this lease shall be assigned, whether or not in violation of the provisions of this lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord shall apply the net amount collected to the Fixed Rent and Additional Charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 7.01, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this lease. The consent by Landlord to a particular assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered a consent by Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article. References in this lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall also include licensees and others claiming under or through Tenant, immediately or remotely.

                  7.04. Any assignment or deemed assignment, whether made with Landlord's consent pursuant to the provisions of this Article 7, or without the need of Landlord's consent pursuant to this Section 7.02 hereof, shall be made only if, and shall not be effective until, the entity owning the Tenant's interest in this lease following such assignment or deemed assignment shall execute, acknowledge and deliver to Landlord an agreement in the form of Exhibit G hereto whereby such entity shall:

                                (a) assume the obligations of this lease on the
                  part of Tenant to be performed or observed as of the effective date of the assignment or deemed assignment (except, that, in the case of any assignment or deemed assignment effected pursuant to Section 7.02 hereof without the need of Landlord's consent, such assumption shall be effective as of the Commencement Date); and

                                (b) agree that the provisions in Article 7
                  shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and deemed assignments;

provided, however, that, in the case of any deemed assignment, no such instrument shall be required if the entity owning the Tenant's interest in this lease following such deemed assignment shall be the same as the entity owning the Tenant's interest in this lease prior to such deemed assignment. Tenant covenants that, notwithstanding any assignment or deemed assignment, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of Fixed Rent and/or Additional Charges by Landlord from any assignee, or any other party, Tenant shall remain fully liable for the payment of the Fixed Rent and Additional Charges and for the performance and observance of other obligations of this lease on the part of Tenant to be performed or observed.

                  7.05. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease. Notwithstanding the foregoing, if this lease shall be assigned, the assignor Tenant shall not thereafter be liable with respect to any obligations of Tenant to the extent that the same arise out of any modification of this lease effected after the effective date of such assignment.

                  7.06. The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or deemed assignment of this lease or to any sublease of the Premises or to the use or occupancy thereof by others.

                  7.07. (a) Notwithstanding anything to the contrary contained in this Article, if Tenant shall at any time or times during the term of this lease desire to assign this lease or sublet all or part of the Premises (other than (i) an assignment, or deemed assignment, pursuant to Section 7.02(b) for which Landlord's consent is not required, (ii) a sublease pursuant to Section 7.02(c) for which Landlord's consent is not required, or (iii) a Short-Term Sublease (as hereinafter defined)), Tenant shall give notice thereof to Landlord, which notice ("TENANT'S INITIAL NOTICE") shall contain all of the following terms and conditions:

                  (1) in the case of a desired assignment, (i) the desired effective date thereof (which desired effective date shall not be not more than eighteen (18) months after the date Landlord receives Tenant's Initial Notice (or, if the Premises, as of the date of such Tenant's Initial Notice, consist of less than 100,000 rentable square feet, not more than twelve (12) months after the date Landlord receives Tenant's Initial Notice)), (ii) the total amount of all sums and other consideration, if any, that Tenant in good faith, contemplates receiving from a prospective third party assignee in consideration of such assignment (assuming there will be no Excess Tenant Property Payments (as hereinafter defined) in connection with such assignment),

         (iii) the nature and amount of all tenant inducements (such as, by way of example only, direct payments, work allowances and workletters), if any, that Tenant, in good faith, contemplates being required to grant a prospective third party assignee, and (iv) Tenant's reasonably detailed computation of the Net Effective Assignment Price (as hereinafter defined) or the Net Effective Assignment Payment (as hereinafter defined), as the case may be, for the desired assignment set forth in such Tenant's Initial Notice; and

                  (2) in the case of a desired sublease, (i) the desired commencement date of such desired sublease (it being agreed that such desired commencement date (x) in the case of a desired sublease of an area consisting of less than 100,000 rentable square feet, shall not be more than twelve (12) months after the date Landlord receives Tenant's Initial Notice, and (y) in the case of a desired sublease of an area consisting of 100,000 rentable square feet or more, shall be not more than eighteen (18) months after the date Landlord receives Tenant's Initial Notice), and the desired expiration date of such desired sublease (it being agreed that no Tenant's Initial Notice shall set forth or contemplate any renewal, extension, termination or other options whereby the term of the desired sublease could be shortened or lengthened), (ii) a description of the portion of the Premises that Tenant desires to sublease, including a floor plan delineating the same (it being agreed that no Tenant's Initial Notice shall set forth or contemplate any expansion, contraction or other option or provision whereby the space to be demised under the desired sublease will or could be enlarged or reduced at anytime during the term of the desired sublease), (iii) all rent, additional rent and other consideration (including without limitation all rent and additional rent payable with respect to taxes, operating expenses and other "pass-through" expenses, including, if applicable, information as to base years or amounts, and rent concessions) which Tenant, in good faith, contemplates receiving from a prospective third party subtenant in respect of the desired sublease (assuming there will be no Excess Tenant Property Payments in connection with such desired sublease) (it being agreed that each Tenant's Initial Notice shall set forth a fixed rent which is payable in equal monthly amounts throughout the term of the desired sublease, except that, at Tenant's option, a Tenant's Initial Notice may set forth a period, prior to the first such monthly payment, during which such fixed rent would abate), (iv) the nature and amount of all tenant inducements (such as, by way of example only, direct payments, work allowances and workletters), if any, that Tenant, in good faith, contemplates being required to offer a prospective third party subtenant in respect of the desired sublease, and (v) Tenant's reasonably detailed computation of the Net Effective Sublease Rental (as hereinafter defined) for the desired sublease set forth in such Tenant's Initial Notice (together, if applicable, with a statement setting forth any assumptions made by Tenant in computing such Net Effective Sublease Rental, including without limitation any assumptions made with respect to future taxes, operating expenses and other "pass-through" expenses, all of which assumptions shall be reasonable).

As used herein, the following terms shall have the following meanings:

                     (A) The term "NET EFFECTIVE ASSIGNMENT PRICE" shall mean, with respect to any desired assignment set forth in a Tenant's Initial Notice or any proposed assignment set forth in a Tenant's Proposal Notice (as hereinafter defined), the excess, if any, of (I) the net present value, determined as of the effective date of the desired or proposed assignment using a discount rate of 10% per annum, of all sums and other consideration to be paid by the assignee in respect of the desired or proposed assignment (as well as, in the case of any proposed assignment, any Excess Tenant Property Payments in connection therewith), discounted from the date that any such payment(s) are to be made under the desired or proposed assignment to the effective date of such desired or proposed assignment, over (II) the net present value, determined as of the effective date of the desired or proposed assignment using a discount rate of 10% per annum, of all tenant inducements (such as, by way of example only, direct payments, work allowances and workletters) to be paid or incurred by assignor to assignee in respect of such desired or proposed assignment, discounted from the date that such tenant inducements are to be paid or incurred under the desired or proposed assignment to the effective date of such desired or proposed assignment.

                     (B) The term "NET EFFECTIVE ASSIGNMENT PAYMENT" shall mean, with respect to any desired assignment set forth in a Tenant's Initial Notice or any proposed assignment set forth in a Tenant's Proposal Notice, the excess, if any, of (I) the net present value, determined as of the effective date of the desired or proposed assignment using a discount rate of 10% per annum, of all tenant inducements (such as, by way of example only, direct payments, work allowances and workletters) to be paid or incurred by assignor to assignee in respect of such desired or proposed assignment, discounted from the date that such tenant inducements are to be paid or incurred under the desired or proposed assignment to the effective date of such desired or proposed assignment, over
(II) the net present value, determined as of the effective date of the desired or proposed assignment using a discount rate of 10% per annum, of the aggregate of all sums and other consideration to be paid by the assignee in respect of the desired or proposed assignment (as well as, in the case of any proposed assignment, any Excess Tenant Property Payments in connection therewith), discounted from the date that any such payment(s) are to be made under the desired or proposed assignment to the effective date of such desired or proposed assignment.

                     (C) The term "NET EFFECTIVE SUBLEASE RENTAL" shall mean, with respect to any desired sublease set forth in a Tenant's Initial Notice or proposed sublease set forth in a Tenant's Proposal Notice, the monthly amount per rentable square foot, equal to the quotient obtained by dividing (I) the quotient obtained by dividing (i) the excess of (x) the net present value, determined as of the commencement date of the desired or proposed sublease using a discount rate of 10% per annum, of the aggregate of all rent, additional rent and other consideration payable under the desired or proposed sublease (as well as, in the case of a proposed sublease, any Excess Tenant Property Payments in connection therewith), discounted from the dates that such payments are to be made under the desired or proposed sublease to the commencement date of such desired or proposed sublease, over (y) the net present value of all tenant inducements (such as, by way of example only, direct payments, work allowances and workletters) to be paid or incurred to the subtenant under the desired or proposed sublease, discounted, using a discount rate of 10% per annum, from the date that such tenant inducements are to be paid or incurred under the desired or proposed sublease to the commencement date of such desired or proposed sublease, by (ii) the number of calendar months (rounded to the nearest one-half month) within the term of such desired or proposed sublease, by (II) the number of rentable square feet in the area to be demised by such desired or proposed sublease. With respect to the application of the foregoing, it is agreed that the Net Effective Sublease Rental of a proposed sublease set forth in a Tenant's Proposal Notice shall be determined solely with reference to the initial term of such proposed sublease, i.e., without regard to any renewal term pertinent to any Qualified Sublease Renewal Provision (as hereinafter defined) set forth in such Tenant's Proposal Notice.

                        (b) Each Tenant's Initial Notice shall be deemed an offer from Tenant to Landlord, whereby Landlord may, at its option, (i) terminate this lease, in the case of (x) a desired assignment or (y) a desired sublease of an area comprising 90% or more of the rentable area of the Premises, or (ii) terminate this lease with respect to the desired sublease area, in the case of a desired sublease. Said option(s) ("LANDLORD'S RECAPTURE OPTIONS") may be exercised by Landlord by giving notice to Tenant at any time within the period (the "OPTION PERIOD") of thirty (30) days after Landlord's receipt of Tenant's Initial Notice.

                        (c) No Tenant's Initial Notice (or series of Tenant's Initial Notices) shall contemplate a sublease (or series of subleases) which is (or are) intentionally structured in a manner which is designed to frustrate Landlord's rights hereunder with respect to its Recapture Options. Without limiting the generality of the foregoing, if any Tenant's Initial Notice shall set forth a desired sublease of less than all of the Premises located on any Premises Floor, then each of the desired sublease premises and the remaining balance of such Premises Floor shall consist solely of one or more Rentable Blocks. The term "RENTABLE BLOCK" shall mean any contiguous block of not less than 10,000 rentable square feet which, taking into account its size, location and configuration, can be leased as office space to willing office tenants in accordance with applicable laws and requirements of public authorities.

                        (d) If, at the time it delivers Tenant's Initial Notice, Tenant is then negotiating with any specific potential assignees or subtenants, then Tenant shall set forth in Tenant's Initial Notice (A) the name and address of each such potential assignee or subtenant, and (B) a reasonably detailed description of the nature and character of the business of each such potential assignee or subtenant. In addition, if a sublease, letter of intent or similar writing has theretofore been executed (all of which writings must be conditioned upon both Landlord not exercising any of its applicable Recapture Options and Landlord granting its consent hereunder), then Tenant shall deliver a copy of the same to Landlord with the Tenant's Initial Notice; and, if such a sublease, letter or similar writing is thereafter executed prior to the end of the Option Period, then Tenant shall deliver a copy of the same to Landlord promptly after the same is executed.

                  7.08. (a) If Landlord exercises Landlord's Recapture Option set forth in Section 7.07(b)(i) to terminate this lease, then, this lease shall end and expire on (i) in the case of desired assignment, the later to occur of
(x) the date which is twelve (12) months after the date that Landlord received the Tenant's Initial Notice setting forth such desired assignment (or, if the Premises, as of the date of such Tenant's Initial Notice, consisted of (I) less than 100,000 rentable square feet but more than space located solely on a single Premises Floor, then the date six (6) months after the date Landlord received such Tenant's Initial Notice, or (II) space located solely on a single Premises Floor, then the date four (4) months after the date Landlord received such Tenant's Initial Notice), and (y) the effective date of the desired assignment set forth in such Tenant's Initial Notice, or (ii) in the case of a desired sublease, the later to occur of (A) the date which is twelve (12) months after the date that Landlord received the Tenant's Initial Notice setting forth such desired sublease (or, if the Premises, as of the date of such Tenant's Initial Notice, consisted of (X) less than 100,000 rentable square feet but more than space located solely on a single Premises Floor, the date six (6) months after the date Landlord received such Tenant's Initial Notice, or (Y) space located solely on a single Premises Floor, the date four (4) months after the date Landlord received such Tenant's Initial Notice), and (B) the commencement date of the desired sublease set forth in such Tenant's Initial Notice; and, in each such case, the Fixed Rent and Additional Charges shall be paid and apportioned to the date of such termination.

                        (b) If Landlord exercises Landlord's Recapture Option set forth in Section 7.07(b)(ii) to terminate this lease with respect to the desired sublease area set forth in a Tenant's Initial Notice, then (i) this lease shall end and expire with respect to such desired sublease area on the later to occur of (A) either (x) in the event that such desired sublease area consists solely of space which is located on a single Premises Floor, the date which is four (4) months after the date that Landlord received such Tenant's Initial Notice, (y) in the event that such desired sublease area consists of more than solely space which is located on a single Premises Floor, but consists of less than 100,000 rentable square feet in the aggregate, the date which is six (6) months after the date that Landlord received such Tenant's Initial Notice, or (z) in the event that such desired sublease area consists of more than 100,000 rentable square feet in the aggregate, the date which is twelve
(12) months after the date that Landlord received such Tenant's Initial Notice, and (B) the commencement date of the desired sublease as set forth in such Tenant's Initial Notice (any such area being hereinafter referred to as "RECAPTURED SPACE"), (ii) from and after such date the Fixed Rent and Additional Charges shall be adjusted, based upon the proportion that the rentable area of the Premises remaining after the deletion of the Recaptured Space bears to the total rentable area of the Premises prior to the deletion of the Recaptured Space, and (iii) Landlord shall physically separate the Recaptured Space from the balance of the Premises and in comply with any laws and requirements of any public authorities relating to such separation, and Tenant, thereafter upon demand, shall pay to Landlord, as Additional Charges hereunder, an amount equal to one-half (1/2) the actual out-of-pocket costs incurred by Landlord in physically separating such Recaptured Space from the balance of the Premises, and in complying with any laws and requirements of any public authorities relating to such separation.

                        (c) If (i) any Recaptured Space constitutes less than the entire rentable area on any Premises Floor, and portions of the Premises remain on such Premises Floor, and (ii) Landlord thereafter leases such Recaptured Space to one or more tenants, then Tenant, as applicable, shall (x) in any case where the Recaptured Space is not appurtenant to the Building's passenger elevator lobby located on such Premises Floor or the Building's freight elevator lobby located on such Premises Floor, provide such tenants of Landlord with ingress and egress to and from such passenger and freight elevator lobbies, and (y) in all cases, provide such tenants with ingress and egress to and from, and with the use of, the Core Lavatories located on such Premises Floor.

                  7.09. (a) If, in any case that Landlord has received a Tenant's Initial Notice and Landlord has not exercised any of its Recapture Options within the Option Period, Tenant, thereafter, continues to desire to assign this lease or to sublease all or a portion of the Premises as set forth in such Tenant's Initial Notice, then Tenant, no later than the Post-Option Submission Deadline Date (as hereinafter defined) with respect to such Tenant's Initial Notice, may submit to Landlord one or more Tenant's Proposal Notices (as hereinafter defined), each describing either a proposed assignment (in any case that the Tenant's Initial Notice set forth a desired assignment) or a proposed sublease (in any case that the Tenant's Initial Notice set forth a desired sublease). As used herein, the term "POST-

OPTION SUBMISSION DEADLINE DATE", with respect to any Tenant's Initial Notice, shall be the date that is one hundred twenty (120) days after the effective date of the desired assignment set forth in such Tenant's Initial Notice or the commencement date of the desired sublease set forth in such Tenant's Initial Notice, as the case may be.

                                (b) In any case that Tenant desires to enter
into a Short-Term Sublease (and, accordingly, Tenant is not obligated under Section 7.07 hereof to submit a Tenant's Initial Notice), Tenant (without first submitting a Tenant's Initial Notice) may submit to Landlord a Tenant's Proposal Notice describing a proposed Short-Term Sublease. The term "SHORT-TERM SUBLEASE" shall mean a sublease which will expire prior to the date that is eighteen (18) months prior to the Then Current Expiration Date (as of the execution of such sublease); it being understood that a Short-Term Sublease may include one or more renewal or extension options, provided, that, in the event that all such renewal and extension options are exercised, such sublease will still expire prior to the date that is eighteen (18) months prior to the Then Current Expiration Date (as of the execution of such sublease).

                                (c) A "TENANT'S PROPOSAL NOTICE" shall be a
notice from Tenant to Landlord setting forth a proposed assignment or sublease and requesting Landlord's consent thereto, which notice shall have been rendered pursuant to either Section 7.09(a) or Section 7.09(b) above, and shall comply with all the provisions of this Section 7.09. Each Tenant's Proposal Notice shall set forth (i) the name and address of the proposed assignee or subtenant,
(ii) the effective date of the proposed assignment or the commencement date and expiration date of the proposed sublease (it being agreed that no proposed sublease, other than a proposed Short-Term Sublease, described in a Tenant's Proposal Notice shall include or contemplate any renewal, extension, termination or other option whereby the term of the proposed sublease will or could be shortened or lengthened, except for one or more Qualified Sublease Renewal Provisions (as hereinafter defined) with respect to such proposed sublease),
(iii) in the case of a proposed sublease, a description of the portion of the Premises to be sublet (including a floor plan) and its proposed use (it being agreed that no proposed sublease, other than a proposed Short-Term Sublease, described in a Tenant's Proposal Notice shall include or contemplate any expansion, contraction or other option or provision whereby the space to be demised under the proposed sublease will or could be enlarged or reduced at anytime during the term of the proposed sublease), (iv) the economic terms of the proposed assignment or sublease, which shall include (x) in the case of a proposed assignment, the sums and other consideration, if any, payable to Tenant in respect of the assignment, and the nature and amount of all tenant inducements to be paid or incurred to the proposed assignee (and, if applicable, any Excess Tenant Property Payments payable in connection with such proposed assignment), and (y) in the case of a proposed sublease, all rent, additional rent and other consideration (including without limitation all rent and additional rent with respect to taxes, operating expenses and other "pass-through" expenses, including, if applicable, information as to base years or amounts and rent concessions) payable to Tenant under the proposed sublease, and the nature and amount of all tenant inducements to be paid or incurred to the proposed subtenant (and, if applicable, any Excess Tenant Property Payments payable in connection with such proposed sublease). The term "QUALIFIED SUBLEASE RENEWAL PROVISION", with respect to any proposed sublease, shall mean (I) any option provision contained in the original form of such proposed sublease (exercisable by the subtenant under the proposed sublease or Tenant, as sublandlord, under the proposed sublease) to extend the term of such proposed sublease, or (II) any provision contained in the original form of such proposed sublease which provides that the term thereof shall be automatically deemed extended upon a renewal of this lease; provided, however, that no such option or provision in any proposed sublease shall be deemed a "Qualified Sublease Renewal Provision" unless (X) the first renewal term pertinent to any such option or provision contained in such proposed sublease shall commence on, or on the first day after, the Then Current Expiration Date (as of the execution of the proposed sublease), (Y) during the renewal term pertinent to all such options or provisions contained in such proposed sublease, the sublease rent shall be equal to the per annum per rentable square foot rate of Fixed Rent, Tax Payments and Operating Expenses payable under this lease during such renewal term, and (Z) each such option or provision shall be expressly conditioned upon the renewal of this lease for the full duration the renewal term pertinent thereto. Each Tenant's Proposal Notice shall be accompanied by (A) a conformed or photostatic executed copy of the proposed assignment agreement or sublease (it being understood that the effectiveness of the proposed assignment contemplated by the assignment agreement or the commencement of the proposed sublease, as the case may be, shall be expressly conditioned, in such assignment agreement or proposed sublease, upon Landlord granting its consent to the proposed assignment or proposed sublease in accordance with this Article 7 (which express condition of Landlord's consent, with respect to any proposed assignment or sublease, is herein called the "CONSENT CONDITION")), (B) a reasonably detailed description of the nature and character of the business of the proposed subtenant or assignee, and reasonably detailed character references for such proposed assignee or subtenant, and (C) with respect to any assignment, reasonably detailed financial references with respect to the proposed assignee and current financial information with respect to the proposed assignee, including, without limitation, its most recent balance sheet and income statements certified by its chief financial officer, or, if available, a certified public accountant, to the extent available to Tenant. Each Tenant's Proposal Notice shall expressly request Landlord's consent to the proposed assignment or sublease set forth therein and shall include, on the first page thereof, in capital letters the following legend: AS MORE FULLY SET FORTH IN SECTION 7.10 OF THE LEASE, LANDLORD'S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIFTEEN (15) BUSINESS DAYS OF ITS SUBMISSION TO LANDLORD MAY RESULT IN LANDLORD BEING DEEMED TO HAVE CONSENTED TO THE PROPOSED ASSIGNMENT OR SUBLEASE DESCRIBED HEREIN.

                                (d) Each Tenant's Proposal Notice that is
submitted pursuant to Section 7.09(a) prior to the Post-Option Submission Deadline Date, shall also include Tenant's reasonably detailed computation of the Net Effective Assignment Price or Net Effective Assignment Payment, as applicable, with respect to the proposed assignment set forth in such Tenant's Proposal Notice, or the Net Effective Sublease Rental with respect to the proposed sublease set forth in such Tenant's Proposal Notice (which Net Effective Sublease Rental shall be computed using the same assumptions as were reasonably set forth in the applicable Tenant's Initial Notice with respect to the desired sublease set forth therein). It shall be condition precedent to Tenant's right to proceed with the proposed assignment or proposed sublease set forth in any such Tenant's Proposal Notice that such proposed assignment or sublease satisfy the following conditions:

                                (i) (x) the effective date of any such proposed assignment (it being agreed that, for purposes of determining such effective date, the Consent Condition with respect to such assignment shall be deemed satisfied on the date Landlord receives Tenant's Proposal Notice) shall be no more than one hundred twenty (120) days before or after the effective date of the desired assignment set forth in the applicable Tenant's Initial Notice, and (y) the commencement date of any proposed sublease (it being agreed that, for purposes of determining such commencement date, the Consent Condition with respect to such sublease shall be deemed satisfied on the date Landlord receives Tenant's Proposal Notice) shall be no more than one hundred twenty (120) days before or after the commencement date of the desired sublease set forth in the applicable Tenant's Initial Notice;

                                (ii) in the case of a proposed sublease, the space proposed to be sublet shall not be materially different in size (i.e., larger or smaller by more than 5%), and, except for the foregoing size differential, shall not be in a different location, than the desired sublease area set forth in the applicable Tenant's Initial Notice;

                                (iii) in the case of a proposed sublease, the expiration date of the sublease term (determined without regard to any renewal terms pertinent to any Qualified Sublease Renewal Provisions) shall not be materially earlier or later (i.e., earlier or later by more than (x) three (3) months, if the sublease term of such proposed sublease is five (5) years or less, or (y) six (6) months, if the sublease term of such proposed sublease is longer than five (5) years) than the desired expiration date set forth in the applicable Tenant's Initial Notice; and

                                (iv) (x) in the case of a proposed sublease, the Net Effective Sublease Rental of the proposed sublease shall be equal to or greater than 92-1/2% of the Net Effective Sublease Rental of the desired sublease set forth in the Tenant's Initial Notice, or (y) in the case of a proposed assignment, either (1) both such proposed assignment and the desired assignment set forth in the applicable Tenant's Initial Notice shall reflect a Net Effective Assignment Price and the Net Effective Assignment Price of such proposed assignment shall be equal to or greater than 92-1/2% of the Net Effective Assignment Price of such desired assignment, or (2) both such proposed assignment and the desired assignment set forth in the applicable Tenant's Initial Notice shall reflect a Net Effective Assignment Payment and the Net Effective Assignment Payment of such proposed assignment shall be equal to or less than 107-1/2% of the Net Effective Assignment Payment of such desired assignment, or (3) neither such proposed assignment nor the desired assignment set forth in the applicable Tenant's Initial Notice shall reflect a Net Effective Assignment Price or a Net Effective Assignment Payment.

In any case that a proposed assignment or sublease does not meet the foregoing conditions, Tenant shall not have the right to render a Tenant's Proposal Notice with respect thereto, and any purported Tenant's Proposal Notice rendered pursuant thereto shall be null and void and Landlord need not consider the same.

                                (e) If, in any case where a Tenant's Initial
Notice is required under Section 7.07 and delivered in accordance therewith, (i) Landlord fails to exercise any of its Recapture Options under Section 7.07, and
(ii) Tenant fails to submit a complying Tenant's Proposal Notice on or before the Post-Option Submission Deadline Date, then Tenant shall again comply with all of the provisions and conditions of Section 7.07, if applicable, before assigning this lease or subletting all or part of the Premises.

                  7.10. If Tenant shall have complied with the provisions of Sections 7.07, if applicable, and Tenant shall have submitted a Tenant's Proposal Notice in accordance, and shall have otherwise complied, with Section 7.09, then Landlord's consent to the proposed assignment or sublease set forth in a

Tenant's Proposal Notice shall not be unreasonably withheld, provided and upon condition that:

                                (a) the proposed assignee or subtenant is engaged in a business which is in keeping with the then standards of the Building;

                                (b) the proposed assignee or subtenant is a reputable person or entity in keeping with the then standards of the Building;

                                (c) the proposed assignee or subtenant (or any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant) shall not then be an occupant of any part of the Building; provided, however, that this clause (c) shall not apply to a proposed subtenant that, at the time Landlord receives the Tenant's Proposal Notice, is an existing subtenant of Tenant unless immediately prior to becoming an existing subtenant of Tenant such proposed subtenant was an existing direct tenant of Landlord;

                                (d) the proposed assignee or subtenant (or any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant) shall not be a person or entity with whom Landlord has, within the six (6) month period prior to Landlord's receipt of Tenant's Proposal Notice, been actively negotiating to lease space in the Building (as used herein the term "ACTIVELY NEGOTIATING" shall mean Landlord has either (I) subsequent to a general or specific request, expression of interest or discussions or negotiations, sent to a specific prospective subtenant (or its designated agent), or (II) received from a specific subtenant (or its designated agent), a written proposal to lease space in the Building (or subsequent modification thereof or supplement thereto), which proposal (or which proposal as modified or supplemented) shall contain the financial terms of the proposed lease and indicate the approximate square footage of the space to be demised by such proposed lease);

                                (e) in the case of a proposed assignment, the proposed assignee shall have a net worth computed in accordance with generally accepted accounting principles equal to or greater than the Minimum Net Worth;

                                (f) there shall not be more than four (4)
         Premises Occupants (as hereinafter defined) on any Premises Floor (which number "four (4)" shall be pro-rated on a rentable square foot basis, and rounded to the nearest whole number, for Partial Premises Floors (as defined in Article 31 hereof)) (as used herein, the term "PREMISES OCCUPANT" shall mean any occupant of the Premises, including Tenant, any subtenant and any undersubtenant (but excluding an Affiliate of Tenant which only occupies space in the Premises which is not separated by demising walls from the balance of the Premises));

                                (g) in the case of a proposed sublease, if the area to be demised thereby consists of less than the entire rentable area of a Premises Floor, then each of such area and the remaining balance of such Premises Floor shall consist of one or more Rentable Blocks;

                                (h) Tenant shall reimburse Landlord, within ten
         (10) days after demand, for any out-of-pocket costs incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent; and

                                (i) Tenant shall have complied with all the provisions of this Article 7 (including without limitation Article 7.11), and no Event of Default shall then exist hereunder.

Provided Tenant shall have complied with the provisions of Sections 7.07, if applicable, and shall have submitted a Tenant's Proposal Notice in accordance with, and shall have otherwise complied with, Section 7.09, Landlord shall give (or withhold) its consent to a proposed assignment or sublease within fifteen
(15) Business Days after the submission to Landlord of the Tenant's Proposal Notice setting forth the same (if such consent is not given or withheld within such fifteen (15) Business Day period, the same shall be deemed given). Landlord's consent to a proposed assignment shall be in the form of Exhibit O-1; which consent shall be conditioned upon Tenant, within ten (10) Business Days after its receipt of such instrument, (i) executing, and causing the proposed assignee to execute, the same, and (ii) delivering the same, as fully executed, to Landlord. Landlord's consent to a proposed sublease shall be in the form of Exhibit O-2; which consent shall be conditioned upon Tenant, within ten (10) Business Days after its receipt of such instrument, (x) executing, and causing the proposed subtenant to execute, the same, and (y) delivering the same, as fully executed, to Landlord.

                  7.11. (a) For purposes of this Section 7.11 and Section 7.12, the following definitions shall apply:

                      (1) "ASSIGNMENT CONSIDERATION", with respect to any assignment, shall mean the sum of (i) any and all sums and other consideration actually paid to Assignor (whether before, upon or after the assignment) by the assignee for or by reason of such assignment (including without limitation any amounts paid in respect of the sale or transfer of any Tenant's Improvements), and (ii) any Excess Tenant Property Payments in connection with such assignment. "ASSIGNOR" shall mean the Tenant prior to the assignment.

                      (2) "SUBLEASE CONSIDERATION", with respect to any sublease for any calendar year, shall mean the sum of (i) any and all rents, additional charges or other consideration actually paid to Tenant by the subtenant pursuant to such sublease or in respect thereof (including without limitation any amounts paid for the sale or other transfer of any Tenant's Improvements) during such calendar year, and (ii) any Excess Tenant Property Payments in connection with such sublease for such calendar year.

                      (3) "SUBLEASE PROFIT", with respect to any sublease for any calendar year, shall mean the positive excess, if any, of (i) the Sublease Consideration with respect to such sublease for such calendar year, over (ii) the Fixed Rent and Additional Charges accruing hereunder during such calendar year (or, if applicable, the portion of such calendar year which is within the term of such sublease) in respect of the sublease premises (determined on a pro-rated rentable square foot basis) pursuant to the terms hereof.

                      (4) "SUBLEASE LOSS", with respect to any sublease for any calendar year, shall mean the positive excess, if any, of (i) the Fixed Rent and Additional Charges accruing hereunder during such calendar year (or, if applicable, the portion of such calendar year which is within the term of such sublease) in respect of the sublease premises (determined on a pro-rated rentable square foot basis) pursuant to the terms hereof, over (ii) the Sublease Consideration with respect to such sublease for such calendar year.

                      (5) "TRANSACTION EXPENSES", with respect to any assignment or sublease, shall mean the sum of the customary brokerage commissions actually paid or incurred by Assignor or Tenant in connection therewith, as well as any amount paid to Landlord pursuant to Section 7.10(h) hereof.

                      (6) "TENANT INDUCEMENTS", with respect to any assignment or sublease, shall mean the sum of all tenant inducements (by way of example only, direct payments, work allowances and workletters) paid or incurred to the assignee or the subtenant in connection therewith (and, in the case of any such tenant inducement not paid in cash, shall refer to the dollar value thereof).

                      (7) "EXCESS TENANT PROPERTY PAYMENTS", shall mean (i) in connection with any assignment (or, if applicable, any desired or proposed assignment), the positive excess, if any, of (A) the aggregate of all sums paid for the sale or rental of Tenant's Property by the assignee under such assignment (or, if applicable, such desired or proposed assignment), over (B) the then (as of the date of the assignment) net unamortized or undepreciated cost thereof (as set forth on Tenant's federal income tax return for the year of the assignment), or (ii) in connection with any sublease (or, if applicable, any desired or proposed sublease) for any calendar year, shall mean the positive excess, if any, of (A) the aggregate of all sums paid for the sale or rental of Tenant's Property during such calendar year by the subtenant under such sublease (or, if applicable, such desired or proposed sublease), over (B) the portion of the cost thereof amortized or depreciated during such calendar year (as set forth on Tenant's federal income tax return for such calendar year), or, for any calendar year that is partly within and partly without the term of the sublease, a pro-rated portion thereof.

                      (8) "SHOWING AND SEPARATION EXPENSES", (i) with respect to any assignment, shall mean the costs of any Alterations made by Assignor during the period after Assignor shall have vacated the Premises and prior to Assignor having executed any instrument effecting the assignment, which Alterations are made to prepare the Premises for marketing or to enhance the marketability thereof, or (ii) with respect to any sublease, shall mean (x) the costs of any Alterations made by Tenant in or to the sublease premises during the period after Tenant shall have vacated the sublease premises and prior to Tenant having executed the sublease, which Alterations are made to prepare the Premises for marketing or to enhance the marketability thereof, and (y) in any case where the sublease premises (or any portion thereof) consist of less than all of the leasable area on a given Premises Floor, the costs of any Alterations made by Tenant to physically separate the sublease premises (or the applicable portion thereof) from the balance of the Premises located on such Premises Floor and to comply with any laws and requirements of any public authorities relating to such separation; provided, however, that in no event shall Showing and Separation Expenses ever include any costs which are included in Tenant's Inducements.

                      (9) "COLLECTION EXPENSES", with respect to any assignment or sublease, shall mean the costs paid or incurred by Tenant or Assignor with respect to such assignment or sublease, as the case may be, pursuant to the provisions of Section 7.11(d)(1) hereof.

                                (b) If Landlord shall consent to any assignment
of this lease, then, in consideration therefor, Assignor, within ten (10) days after Assignor's receipt of any

Assignment Consideration, shall (i) deliver to Landlord a written statement, certified by an officer of Assignor, setting forth, in reasonable detail, the Assignment Consideration theretofore received and the Tenant Inducements, Transaction Expenses, Showing and Separation Expenses and Collection Expenses theretofore paid or incurred by Assignor with respect to such assignment, and
(ii) retain such Assignment Consideration or pay the same to Landlord in accordance with the following:

                                first, such Assignment Consideration shall be
                  retained by Assignor to the extent of the sum of (w) all Tenant Inducements theretofore paid or incurred by Assignor with respect to such assignment, plus (x) all Transaction Expenses theretofore paid or incurred by Assignor with respect to such assignment, plus (y) all Showing and Separation Expenses theretofore paid or incurred by Assignor with respect to such assignment, plus (z) all Collection Expenses theretofore paid or incurred by Assignor with respect to such assignment (except to the extent that amounts were previously retained by Assignor pursuant to this clause first with respect to such assignment); and

                                second, with respect to the balance of such
                  Assignment Consideration, (x) fifty percent (50%) shall be retained by Assignor, and (y) fifty percent (50%) shall be paid to Landlord.

Tenant and Assignor shall be and remain jointly and severally liable for all amounts due under this Section 7.11(b), and, in the case of Tenant, the all such amounts due shall be due as Additional Charges hereunder.

                                (c) If Landlord shall consent to any sublease of
all or any portion of the Premises, then, in consideration therefor, Tenant, within thirty (30) days after the close of each calendar year during the term of this lease in which such sublease is in effect, shall (i) deliver to Landlord a written statement, certified by an officer of Tenant, setting forth, in reasonable detail, the Sublease Consideration and the Sublease Profit, if any, with respect to such sublease for such calendar year, and the Tenant Inducements, Transaction Expenses, Showing and Separation Expenses and Collection Expenses theretofore paid or incurred with respect to such sublease, and (ii) retain such Sublease Profit or pay the same to Landlord in accordance with the following:

                                first, such Sublease Profit shall be retained by
                  Tenant to the extent of the sum of (v) all Tenant Inducements theretofore paid or incurred by Tenant with respect to such sublease, plus (w) all Transaction Expenses theretofore paid or incurred by Tenant with respect to such sublease, plus (x) all Showing and Separation Expenses theretofore paid or incurred by Tenant with respect to such sublease, plus (y) all Collection Expenses theretofore paid or incurred by Tenant with respect to such sublease, plus (z) any Sublease Losses for prior calendar years with respect to such sublease (except to the extent that amounts were retained by Tenant for previous calendar years pursuant to this clause first with respect to such sublease); and

                                second, with respect to the balance of such
                  Sublease Profit, (x) fifty percent (50%) shall be retained by Tenant, and (y) fifty percent (50%) shall be paid to Landlord.

                                (d) (1) Tenant covenants to make all
commercially reasonable efforts to collect from its assignee or subtenants, as the case may be, any amounts which would comprise Assignment Consideration or Sublease Consideration, respectively; provided, however, that
(i) Tenant may compromise or settle any claim in good faith, (ii) Tenant shall not be required to commence or continue such efforts if Tenant reasonably believes that the amount and likelihood of recovery does not justify the costs and risks of commencing or continuing such efforts, and (iii) this Section 7.11(d)(1) shall not be deemed to restrict Tenant's rights to terminate a sublease, in whole or in part, as set forth in Section 7.14 hereof.

                                         (2) Tenant, from time to time within
forty-five (45) days of a request therefor by Landlord, shall (i) provide Landlord with an accounting of all such sums paid or payable to it as either Assignment Consideration or Sublease Consideration (which accounting shall set forth any past-due amounts), as well as any amounts paid or payable by it as Tenant Inducements or Transaction Expenses, and (ii) permit Landlord, at reasonable times during Business Hours, to inspect Tenant's books and records in respect of Assignment Consideration, Sublease Consideration, Tenant Inducements, Transaction Expenses, Showing and Separation Expenses and Collection Expenses.

                  7.12. (a) For purposes of this Section 7.12, the following definitions shall apply:

                                         (1) "CONTEMPLATED ASSIGNMENT" shall
mean any desired assignment set forth in a Tenant's Initial Notice, if, with respect to such desired assignment and Tenant's Initial Notice, Landlord exercises its Recapture Option set forth in Section 7.07(b)(i).

                                         (2) "CONTEMPLATED ASSIGNMENT
CONSIDERATION", with respect to any Contemplated Assignment, shall mean the Assignment Consideration that would have been paid pursuant to such Contemplated Assignment (assuming the Contemplated Assignment had been consummated as contemplated in the applicable Tenant's Initial Notice and that all such Assignment Consideration that would have been payable thereunder had been paid as and when due); it being further agreed that, for purposes of this Section 7.12, such Contemplated Assignment Consideration shall be deemed payable as and when the aforesaid Assignment Consideration would have been paid pursuant to such Contemplated Assignment had the same been consummated as contemplated in the applicable Tenant's Initial Notice and had all such Assignment Consideration that would have been payable thereunder been paid as and when contemplated.

                                         (3) "CONTEMPLATED SUBLEASE" shall mean
any desired sublease set forth in a Tenant's Initial Notice (but only as to the initial term thereof), if, with respect to such desired sublease and Tenant's Initial Notice, Landlord exercises any of its Recapture Options set forth in
Section 7.07(b).

                                         (4) "CONTEMPLATED SUBLEASE
CONSIDERATION", with respect to any Contemplated Sublease for the any calendar year, shall mean the Sublease Consideration that would have been paid pursuant to such Contemplated Sublease for such calendar year (assuming that such Contemplated Sublease had been consummated as contemplated in the applicable Tenant's Initial Notice and that all such Sublease Consideration that would have been payable thereunder had been paid as and when contemplated).

                                         (5) "CONTEMPLATED LEASE RENT", with
respect to any Contemplated Sublease for any calendar year, shall mean the Fixed Rent and Additional Charges which, but for the termination of this lease in respect of the premises contemplated to be demised by such Contemplated Sublease, would have accrued hereunder during such calendar year (or, if applicable, the portion of such calendar year which would have been within the term of the Contemplated Sublease) in respect of the premises contemplated to be demised by the Contemplated Sublease (determined on a pro-rated rentable square foot basis) pursuant to the terms hereof.

                                         (6) "CONTEMPLATED TENANT INDUCEMENTS",
with respect to any Contemplated Assignment or Contemplated Sublease, shall mean the sum of all Tenant Inducements which would have been paid or incurred to the assignee or the subtenant in connection therewith (assuming the Contemplated Assignment or Contemplated Sublease had been consummated as contemplated in the applicable Tenant's Initial Notice and that all such Tenant Inducements that would have been payable or incurrable thereunder had been paid or incurred as and when due); it being further agreed that, for purposes of this Section 7.12, such Contemplated Tenant Inducements shall be deemed payable or incurrable as and when the aforesaid Tenant Inducements would have been paid or incurred pursuant to such Contemplated Assignment or the Contemplated Sublease, as the case may be, had such Contemplated Assignment or Contemplated Sublease, as the case may be, been consummated as contemplated in the applicable Tenant's Initial Notice and had all such Tenant Inducements that would have been payable or incurrable thereunder been paid or incurred as and when contemplated.

                                         (7) "CONTEMPLATED BROKERAGE EXPENSES",
with respect to any Contemplated Assignment or Contemplated Sublease, shall mean the customary brokerage commissions which would have been payable by Tenant in connection therewith (assuming that the Contemplated Assignment or Contemplated Sublease was consummated as provided in the applicable Tenant's Initial Notice); it being further agreed that, for purposes of this Section 7.12, the Contemplated Brokerage Expenses for any Contemplated Assignment or Contemplated Sublease, as the case may be, shall be deemed incurred on the date that is thirty (30) days after the contemplated effective date of the Contemplated Assignment or the contemplated commencement date of the Contemplated Sublease, as the case may be.

                                         (8) "CONTEMPLATED ASSIGNMENT PROFIT
PAYMENT", with respect to any Contemplated Assignment Consideration which would have been received by Assignor pursuant to any Contemplated Assignment, shall mean the portion thereof, if any, which would have been payable to Landlord pursuant to Section 7.11(b) hereof in respect of such Contemplated Assignment,
(a) assuming that (i) such Contemplated Assignment had been consummated as contemplated in the applicable Tenant's Initial Notice, (ii) the applicable Contemplated Assignment Consideration shall have been paid as and when contemplated, (iii) the applicable Contemplated Tenant Inducements shall have been paid or incurred as and when contemplated, and (iv) the Contemplated Brokerage Expenses have been incurred as hereinabove provided, and (b) reflecting Showing and Separation Expenses and Collection Expenses of zero.

                                         (9) "CONTEMPLATED SUBLEASE PROFIT
PAYMENT", with respect to any Contemplated Sublease for any calendar year, shall mean the amount of Sublease Profit, if any, which would have been payable to Landlord pursuant to Section 7.11(c) hereof for such Contemplated Sublease for such calendar year, (a) assuming that (i) such Contemplated Sublease had been consummated as contemplated in the applicable Tenant's Initial Notice, (ii) the applicable Contemplated Sublease Consideration shall have been paid as and when contemplated, (iii) the applicable Contemplated Tenant Inducements shall have been paid or incurred as and when contemplated, and (iv) the Contemplated Brokerage Expenses have been incurred as hereinabove provided, and (b) reflecting Showing and Separation Expenses and Collection Expenses of zero.

                  (b) If Landlord shall exercise its Recapture Option set forth in Section 7.07(b)(i) hereof in respect of a desired assignment set forth in any Tenant's Initial Notice, and, as a result thereof, this lease shall be terminated as provided in Section 7.08(a) hereof, then, with respect to the Contemplated Assignment resulting from such exercise, Landlord or Tenant, as applicable, shall make the following payments:

                          (1) Landlord, as and when any Contemplated Assignment Consideration with respect to any Contemplated Assignment is deemed payable pursuant to the provisions of this Section 7.12, shall pay to Tenant the excess of (i) such Contemplated Assignment Consideration, over (ii) the Contemplated Assignment Profit Payment, if any, with respect to such Contemplated Assignment Consideration.

                          (2) Tenant shall pay to Landlord an amount equal to the Contemplated Brokerage Expenses with respect to such Contemplated Assignment, as and when the same are deemed to be payable pursuant to the provisions of this Section 7.12.

                          (3) Tenant shall pay to Landlord an amount equal to the Contemplated Tenant Inducements with respect to such Contemplated Assignment, as and when the same are deemed to be payable pursuant to the provisions of this Section 7.12.

                  (c) If either (i) Landlord shall exercise its Recapture Option set forth in Section 7.07(b)(i) hereof in respect of a desired sublease set forth in any Tenant's Notice, and, as a result thereof, this lease shall be terminated pursuant to Section 7.08(a) hereof, or (ii) Landlord shall exercise its Recapture Option set forth in Section 7.07(b)(ii) hereof in respect of a desired sublease set forth in any Tenant's Notice, and, as a result thereof, this lease shall be terminated with respect to Recaptured Space pursuant to the provisions of Section 7.08(b) hereof, then, with respect to the Contemplated Sublease resulting from each such termination, the following provisions shall apply:

                          (1) Tenant shall make the following payments to
Landlord:

                   (A) Tenant shall pay to Landlord an amount equal to the Contemplated Brokerage Expenses with respect to such Contemplated Sublease, as and when the same are deemed to be incurred pursuant to the provisions of this Section 7.12.

                   (B) Tenant shall pay to Landlord an amount equal to the Contemplated Tenant Inducements with respect to such Contemplated Sublease, as and when the same are deemed to be payable pursuant to the provisions of this Section 7.12.

                          (2) Landlord, promptly after the close of each
calendar year the whole or any part of which is within the term of such Contemplated Sublease, shall deliver to Tenant a written statement (each, an "ANNUAL CONTEMPLATED SUBLEASE STATEMENT") setting forth the Contemplated Sublease Consideration and the Contemplated Lease Rent for such Contemplated Sublease for such calendar year. Within thirty (30) days after Tenant's receipt of the Annual Contemplated Sublease Statement for any calendar year, Landlord or Tenant, as applicable, shall make the following payments:

                   (A) Landlord shall pay to Tenant the excess, if any, of (i) the Contemplated Sublease

         Consideration with respect to such Contemplated Sublease for such calendar year, over (ii) the sum of (A) the Contemplated Lease Rent with respect to such Contemplated Sublease for such calendar year, and
         (B) the Contemplated Sublease Profit Payment with respect to such Contemplated Sublease for such calendar year.

                                                  (B) Tenant shall pay to
         Landlord the excess, if any, of (i) the Contemplated Lease Rent for such Contemplated Sublease for such calendar year, over (ii) the Contemplated Sublease Consideration for such Contemplated Sublease for such calendar year.

                                (d) If Landlord shall exercise any Recapture
Option, then Landlord shall reimburse Tenant for one-half (1/2) of any Transfer Taxes (as hereinafter defined) which Tenant incurs on account of (I) the termination of this lease, in whole or in part, arising out of such exercise, or
(II) any amount paid or payable to Tenant pursuant to the provisions of this
Section 7.12 (including any amounts payable under this Section 7.12(d)), but only to the extent that such Transfer Taxes exceed the Transfer Taxes which Tenant would have incurred if Landlord had not exercised such Recapture Option and the transaction described in the Tenant's Initial Notice giving rise to such Recapture Option had been consummated in accordance with the terms of such Tenant's Initial Notice. The term "TRANSFER TAXES" shall mean, collectively, (i) the New York State Real Property Transfer Gains Tax payable under Article 31-B of the New York State Tax Law, (ii) the New York State Real Estate Transfer Tax, and (iii) the New York City Real Property Transfer Tax, and (iv) any other gains or transfer taxes adopted after the date hereof.

                                (e) The payment of obligations of Landlord and
Tenant under this Section 7.12 shall survive the termination of this lease (in whole or in part). In any such case, either Landlord or Tenant, upon the request of the other party, shall provide such other party with reasonably satisfactory documentation acknowledging and evidencing its payment obligations under this
Section 7.12.

                  7.13. With respect to each and every sublease or subletting under this lease (including any sublease to which Landlord has consented and any sublease entered into pursuant to Section 7.02(c) hereof), it is further agreed as follows:

                                (a) No subletting shall be for a sublease term
ending later than one day prior to the Expiration Date.

                                (b) No sublease shall be valid, and no sub-
tenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord.

                                (c) Each sublease shall provide that it is
subject and subordinate to this lease and to any matters to which this lease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Landlord under this lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any credit, offset, claim, counterclaim, demand or defense which such subtenant may have against Tenant, (3) bound by any previous prepayment of more than one (1) month's rent, (4) required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, or (5) required to remove any person occupying the Premises or any part thereof.

                                (d) (1) Each sublease shall provide that, except
as may be contemplated in subsections (2) and (3) of this Section 7.13(d), the subtenant may not assign its rights thereunder or undersublet the space demised under the sublease, in whole or in part, without Landlord's consent, and shall set forth the terms and provisions of Section 7.02(a) hereof, mutatis mutandis, with respect to the assignment or deemed assignment of such sublease.

                                    (2) Each sublease may set forth the terms
and provisions of Section 7.02(b) hereof, mutatis mutandis, with respect to the assignment or deemed assignment of such sublease, except that the subtenant's assignee or deemed assignee need not comply with the provisions thereof relating to net worth; provided, however, that each such sublease shall expressly provide that such terms and provisions shall not apply to permit any such assignment or deemed assignment, if, immediately prior to such assignment or deemed assignment, the subtenant is an Affiliate of Tenant, unless, immediately after such assignment or deemed assignment, Tenant has a net worth computed in accordance with generally accepted accounting principles consistently applied which is not less the Minimum Net Worth.

                                    (3) Each sublease may set forth the terms
and provisions of Section 7.02(c)(1) hereof, mutatis mutandis, with respect to the undersubletting by the subtenant of all or any part of the sublease premises to Affiliates of such subtenant; provided, however, that each such sublease shall expressly provide that such terms and provisions shall not apply to any undersubletting by a subtenant that, at the time of the making of such undersubletting, is an Affiliate of Tenant.

                  7.14. Tenant, without Landlord's consent (and without submitting any Tenant's Initial Notice or Tenant's Proposal Notice), may modify, amend or terminate, in whole or in part, any sublease; provided, however, that

                                (a) no such modification or amendment of any sublease (other than a sublease which, at the time of such modification or amendment, is to an Affiliate of Tenant), shall either

                       (1) extend the term of the sublease (other than (x) an
                  extension of the term of a sublease pursuant to a Qualified Sublease Renewal Provision, it being understood that such provision need not be implemented precisely in accordance with its terms, so long as the commencement and expiration of the pertinent renewal term and the rent payable during such renewal term are the same as each would have been had such Qualified Sublease Renewal Provision been implemented precisely in accordance with its terms, or (y) an extension of the term of a Short-Term Sublease pursuant to any option or other provision set forth in the original form of such sublease, it being understood that such provision need not be implemented precisely in accordance with its terms, so long as the commencement and expiration of the pertinent renewal term and the rent payable during such renewal term are the same as each would have been had such provision been implemented precisely in accordance with its terms), or

                       (2) expand the premises demised by the sublease (other
                  than an expansion of the premises demised by a Short-Term Sublease pursuant to any option or other provision set forth in the original form of such sublease, it being understood that such provision need not be implemented precisely in accordance with its terms, so long as the space added to the premises demised by such sublease is the same and the per annum rent payable therefor are the same as each would have been had such provision been implemented precisely in accordance with its terms), and

                                (b) no such modification, amendment or
         termination of any sublease (other than a sublease which, at the time of such modification, amendment or termination, is to an Affiliate of Tenant) shall decrease the rent payable under the sublease (other than
         (i) a proportional decrease in rent resulting from a partial termination of the sublease, or (ii) a complete elimination of rent resulting from a termination of the sublease in whole), and

                                (c) no such modification or amendment of any sublease shall cause the sublease not to comply with any of the provisions of Sections 7.13, 7.15 and 7.16 hereof, and

                                (d) no such modification, amendment or
         termination shall be valid until an executed counterpart thereof has been delivered to Landlord, together with, in the case of a termination, a certificate, signed by a partner of Tenant (or, if Tenant is not then a partnership, an officer of Tenant at or above the level of Vice President), indicating that the termination was not contemplated at the time the sublease was executed.

                  7.15. Each subletting shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any subletting to any subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rent and Additional Charges due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant.

                  7.16. (a) Tenant agrees that, notwithstanding any subletting by Tenant pursuant to this Article 7, (i) no other subletting of the Premises (or any portion thereof) shall be made by Tenant, except in accordance with this
Article 7, and (ii) except as contemplated by subsections (2) and (3) of Section 7.13(d), no undersubletting of any part of the Premises shall be made by any subtenant, and no subtenant shall assign its sublease, without Landlord's consent.

                  (b) (1) If Tenant, on behalf of any subtenant under a Qualified Sublease (as hereinafter defined), other than a subtenant that, at the time of the request pursuant to this Section 7.16(b), is an Affiliate of Tenant, shall request Landlord's consent to any proposed assignment of such sublease or to a proposed undersubletting of all or a portion of the sublease premises demised thereby, then, provided that Tenant and such subtenant shall have previously complied with the provisions of such sublease described in Section 7.16(b)(3)(C) below and provided that such request is made pursuant to a notice substantially in the form of a Tenant's Proposal Notice as described in Section 7.09, Landlord's consent, subject to the conditions set forth in Section 7.10, applied mutatis mutandis, shall not be unreasonably withheld. The provisions of Sections 7.07, 7.08, 7.09 (other than subsection (c) thereof), 7.11 (except as provided below) and 7.12 shall not apply to any such assignment of a sublease or to any such undersubletting.

                      (2) With respect to (i) any sublease other than a Qualified Sublease, and (ii) any Qualified Sublease

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
during any period that the subtenant thereunder is an Affiliate of Tenant, Landlord, notwithstanding anything herein to the contrary, shall have no obligation to consent to any assignment of any such sublease or to any undersubletting of the sublease premises demised thereby, or to be reasonable in any such regard.

                                         (3) As used herein, the term "QUALIFIED
SUBLEASE" shall mean any sublease which (A) demises all of the leasable area on a Premises Floor (it being understood that such sublease may demise other space in addition thereto), (B) has an initial term of five (5) years or more (it being agreed that, for purposes of this clause (B) only, the "initial term" of a sublease shall be the initial term thereof, excluding any period within such initial term during which the subtenant under such sublease is an Affiliate of Tenant), (C) provides that if the subtenant under such sublease shall desire to assign its sublease or undersublease the whole or any portion of its sublease premises (other than as contemplated in subsections (2) and (3) of Section 7.13(d)), then Tenant and the subtenant shall jointly notify Landlord of the subtenant's desire, which notification shall be given prior to the subtenant either marketing its sublease for assignment or its sublease premises or any part thereof for undersubletting, or otherwise considering offers therefor, (D) sets forth the provisions of Section 7.11 hereof, mutatis mutandis, with respect to the assignment of the sublease (other than an assignment or deemed assignment contemplated by the provisions described in Section 7.13(d)(2) hereof) and the undersubletting of all or a part of the sublease premises (other than an undersubletting contemplated by the provisions described Section 7.13(d)(3) hereof), such that Tenant shall be entitled to receive from the subtenant (I) the same portion of the consideration paid to the subtenant on account of an assignment of the sublease that Landlord is entitled to receive under Section 7.11(b) hereof from Tenant on account of an assignment of this lease, and (II) the same portion of the rent and other consideration paid to the subtenant on account of an undersubletting that Landlord is entitled to receive under Section 7.11(c) hereof from Tenant on account of a sublease of all or a part of the Premises, and (E) provides that any and all of the rights of Tenant, as sublandlord, under the provisions of the sublease described in clause (D) above shall be assignable by Tenant to Landlord at any time and from time to time.

                                     (c) (1) As used herein, the following terms
shall have the following meanings: (i) "SUBLEASE-LEVEL PROFIT PROVISIONS", of any sublease, shall mean the provisions of such sublease described in Section 7.16(b)(3)(D) above; (ii) "ASSIGNMENT OF SUBLEASE PROFIT", with respect to the assignment of any sublease, shall mean the amounts which Tenant is entitled to receive pursuant to the Sublease-Level Profit Provisions of such sublease from the subtenant thereunder on account of such assignment of such sublease; and
(iii) "UNDERSUBLETTING PROFIT", with respect to any undersubletting, shall mean the amounts which Tenant is entitled to receive pursuant to the Sublease-Level Profit Provisions of such sublease from the subtenant thereunder on account of such undersubletting.

                                         (2) Tenant, as and when it receives the
same pursuant to the Sublease-Level Profit Provisions of any sublease, shall pay to Landlord, as Additional Charges hereunder, the entire amount of any Assignment of Sublease Profit and Undersubletting Profit. Such amounts received by Tenant and paid to Landlord shall not be considered "Assignment Consideration" or "Sublease Consideration" for purposes of Section 7.11 hereof.

                                         (3) Tenant, from time to time within
forty-five (45) days of a request therefor by Landlord, shall provide Landlord with an accounting of all such sums paid or payable to Tenant as either Assignment of Sublease Profit or

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
Undersubletting Profit (which accounting shall set forth any past-due amounts).

                        (4) Tenant covenants to make all commercially reasonable efforts to enforce the Sublease-Level Profit Provisions in each of its subleases and collect from its subtenants (or former subtenants) any Assignment of Sublease Profit or Undersubletting Profit due thereunder; provided, however, that (i) Tenant may compromise or settle any claim in good faith (provided that Tenant shall not compromise or settle any claim until after it shall have given Landlord thirty (30) days written notice of its intention to do so, it being understood that Landlord may exercise its rights set forth in the last sentence of this Section 7.16(c)(4) with respect to any such claim during such 30-day period), (ii) Tenant shall not be required to commence or continue such efforts if Tenant reasonably believes that the amount and likelihood of recovery does not justify the costs and risks of commencing or continuing such efforts, and
(iii) this Section 7.16(c)(4) shall not be deemed to restrict Tenant's rights to terminate a sublease, in whole or in part, as set forth in Section 7.14 hereof. Tenant, upon demand, shall assign to Landlord any or all of its rights under the Sublease-Level Profit Provisions of any sublease (including without limitation the right thereunder to receive Assignment of Sublease Profit or Undersubletting Profit and the rights thereunder to receive accountings and inspect books and records).

                  7.17. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its Recapture Options, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

                  7.18. Notwithstanding the foregoing provisions of this Article 7, for so long as Original Tenant is Tenant, Original Tenant may, from time to time, sublease space in the Premises to any Affiliate of Original Tenant without there being a written sublease, provided, that (i) such unwritten sublease shall be deemed subject and subordinate to this lease and to any matters to which this lease is or shall be subordinate, and, without limiting the generality thereof, the provisions of Section 7.13 hereof (excluding, however, subsection (b) thereof) and Sections 7.14, 7.15 and 7.16 hereof shall apply to such unwritten sublease (as fully and completely as if the same were a written sublease incorporating and/or being subject to the same as required hereby), (ii) prior to such Affiliate of Original Tenant taking occupancy of the space sublet pursuant to such unwritten sublease, Original Tenant shall deliver to Landlord a written notice (executed by both Original Tenant and such Affiliate of Original Tenant) indicating that such Affiliate of Original Tenant is about to take occupancy of such sublet space as a subtenant of Original Tenant without a written sublease, which notice shall be accompanied by a floor plan(s) describing the space being so sublet and which notice shall be deemed an acknowledgement of the provisions of clause (i) of this sentence, and (iii) such unwritten sublease (and such Affiliate's occupancy of the space sublet thereunder) shall be deemed to automatically terminate upon the expiration or earlier termination of this lease, or, if earlier, upon either (x) Original Tenant ceasing to be Tenant hereunder, or (y) such Affiliate of Original Tenant ceasing to be an Affiliate of Original Tenant.

                                    ARTICLE 8

                              Compliance with Laws

                  8.01. (a) Tenant shall give prompt notice to Landlord of any written notice of any violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof which Tenant receives from any governmental authority.

                        (b) Tenant, at its expense, shall comply with all present and future laws and requirements of any public authorities to the extent that the same require compliance in, to or upon the Premises or the Base Building Premises Components (including without limitation compliance requiring the performance of alterations, additions, improvements, replacements or repairs, whether the same are structural or non-structural, ordinary or extraordinary, foreseen or unforeseen); provided, however, that Tenant shall not be required to make any alterations, additions, improvements, replacements or repairs in, to or upon the Base Building Premises Components (other than as provided in Section 8.03 hereof) in order to comply with any such law or requirement of public authorities, except to the extent that the need for such compliance arises by reason of (i) Tenant's use and occupancy of the Premises for the Primary Use, but only if (x) the need for such compliance arises by reason of Tenant's particular manner of use of the Premises for the Primary Use (including, without limitation, the nature and layout of Tenant's Improvements and Tenant's Property and the density of personnel), and (y) such particular manner of use is untypical among tenants of Similar Buildings which use space for the Primary Use or an equivalent use (it being agreed that Tenant's particular manner of use shall not be deemed so untypical on the basis of the number of persons occupying the Premises on any Premises Floor so long as such number of persons does not exceed the occupancy levels for such Premises Floor as set forth on the Existing Certificate of Occupancy), (ii) Tenant's use and occupancy of the Premises for any Secondary Use, (iii) Tenant's performance of any Section 8.01 Alterations (as hereinafter defined), (iv) the presence or operation of any Tenant's Improvements resulting from any Section 8.01 Alterations, or (v) a violation by Tenant of the provisions of this lease. As used herein, the term "SECTION 8.01 ALTERATIONS" shall mean any Alterations which (w) are not limited to the Premises or which affect the exterior of the Building (it being understood that Alterations within the Premises shall not be deemed Section 8.01 Alterations solely by reason of being visible from outside the Premises), (x) are structural or otherwise affect (other than to a de minimis extent) the structural elements of the Building, (y) affect the functioning or performance of the Building Systems (as hereinafter defined) in areas of the Building outside of the Premises (other than to a de minimis extent), or (z) are otherwise not commonly performed by or on behalf of tenants in Similar Buildings.

                        (c) Tenant, in addition, shall be responsible for the cost of compliance with all present and future laws and requirements of any public authorities to the extent that the same require compliance in, to or upon the Real Property outside the Premises and the Base Building Premises Components (including without limitation compliance requiring the performance of alterations, additions, improvements, replacements or repairs whether the same are structural or non-structural, ordinary or extraordinary, foreseen or unforeseen), but only to the extent that the need for compliance therewith arises by reason of (i) Tenant's use and occupancy of the Premises for any Secondary Use, (ii) Tenant's performance of any Section 8.01 Alterations, (iii) the presence or operation of any Tenant's Improvements resulting from any
Section 8.01 Alterations, or (iv) any violation by Tenant of the provisions of this lease.

                        (d) In addition to the foregoing, Tenant, within thirty
(30) days after its receipt of a demand therefor, shall pay all expenses, fines and penalties which may be imposed upon Landlord or any Landlord Party (as hereinafter defined) by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Article 8 after Tenant has notice of the need for such compliance.

                        (e) Whenever, pursuant to the provisions of this Section 8.01, Tenant shall be required to comply, or to be responsible for the costs of compliance with, any law or requirement of any public authority, Tenant may, in lieu thereof, as the case may be, (i) cease or alter its use or occupancy giving rise to such requirement of compliance, or (ii) cease or alter its performance of Alterations giving rise to such requirement of compliance, or (iii) remove or alter the Tenant's Improvements (or cease or alter the operation thereof) giving rise to such requirement of compliance, (iv) cure the violation of this lease giving rise to such requirement of compliance, or (v) take any other action (so long as taking the same does not violate this lease), such that after such cessation, alteration, removal, cure or other action, such compliance is no longer required. Furthermore, notwithstanding the foregoing provisions of this
Section 8.01, Tenant need not comply with any law or requirement of any public authority referred to in Section 8.01(b) above, and Tenant shall not be responsible for the costs of compliance with any law or requirement of any public authority referred to in Section 8.01(c) above, in either case, so long as Tenant shall be contesting the validity thereof, or the applicability thereof, in accordance with Section 8.02.

                        (f) The parties agree that nothing in this Section 8.01 is intended to, or shall be deemed to, impose any liability or obligation upon Tenant with respect to any violations of law or requirements of public authorities affecting the Premises on the date of this lease.

                  8.02. Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability of any law or requirement of any public authority, provided that (a) Tenant shall be obligated to comply with the same pursuant to
Section 8.01(b) above or responsible for the cost of complying with the same pursuant to Section 8.01(c) above, (b) no Event of Default shall have occurred and be continuing, (c) neither Landlord nor any Landlord Party shall be subject to criminal penalty or to prosecution for a crime, or any other fine or charge (unless Tenant pays such other fine or charge), nor shall the Premises or any part thereof or the Real Property or any part thereof, be subject to being condemned or vacated, nor shall the Real Property or any part thereof, be subjected to any lien or encumbrance, by reason of non-compliance or otherwise by reason of such contest, unless such lien or encumbrance shall be bonded, discharged or otherwise removed of record within thirty (30) days after the creation of such lien or encumbrance, (d) if any Underlying Lease and/or any Mortgage shall permit such non-compliance or contest on condition of the furnishing of security by Landlord or any Landlord Party, such security shall be furnished at the expense of Tenant, (e) such non-compliance or contest shall not prevent Landlord or any other Condominium Party (as defined in Article 31 hereof) from (i) obtaining any and all permits and licenses in connection with the operation of the Real Property or (ii) performing any alterations, additions or improvements in or to the Real Property or obtaining any and all permits and licenses in connection therewith, and (f) Tenant, upon request, shall keep Landlord advised as to the status of such proceedings; in addition, Tenant shall indemnify Landlord against any loss, cost, damage or expense (including reasonably attorneys fees, but excluding consequential damages) incurred by Landlord by reason of any such contest or any such deferral of compliance. Without limiting the application of the above, a party shall be deemed subject to prosecution for a crime if such party, as an individual, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before such party is required to plead or answer thereto.

                  8.03. Notwithstanding anything to the contrary contained herein, as part of the Initial Alterations, Tenant shall perform all work and make all installations necessary in order to fully sprinkler the Premises in compliance with the provisions of Local Law 5 of the New York City Administrative Code, as approved January 18, 1973, as amended and as may be hereafter amended from time to time through the completion of the Initial Alterations.

                  8.04. (a) Landlord, at its expense, shall comply with all present and future laws and requirements of any public authorities to the extent that the same require the performance of alterations, additions, improvements, replacements or repairs (whether the same are structural or non-structural, ordinary or extraordinary, foreseen or unforeseen) in, to or upon the Base Building Premises Components, except to the extent that Tenant is obligated to comply therewith pursuant to the provisions of Section 8.01(b) or Section 8.03 hereof.

                        (b) Landlord, at its expense (except as otherwise provided below), shall comply with all present and future laws and requirements of public authorities to the extent that the same require compliance in, to or upon the Base Building other than the Base Building Premises Components (including without limitation compliance requiring the performance of alterations, additions, improvements, replacements and repairs whether the same are structural or non-structural, ordinary or extraordinary, foreseen or unforeseen), but only to the extent that the failure to effect such compliance would subject Tenant to liability or adversely affect, other than to a de minimis extent, (i) Tenant's use or occupancy of the Premises, (ii) access to the Premises, (iii) the provision of Building Services to the Premises, or (iv) Tenant's right and ability to perform Alterations which would otherwise be permitted hereunder; provided, however, that such compliance shall be at Tenant's expense to the extent Tenant is responsible for the cost of such compliance pursuant to Section 8.01(c) hereof; provided, further, however, that
(I) if Tenant is validly exercising its rights under Section 8.02 hereof to contest the validity or applicability of the law or requirement of public authority requiring such compliance, then, during the pendency of such contest,
(x) Landlord shall have no obligation under this Section 8.04 to effect such compliance, and (y) in the event that Landlord elects to effect such compliance, the same shall be at Landlord's expense (as opposed to Tenant's expense), provided that, in such event, Tenant shall reimburse Landlord the cost of such compliance to the extent that Landlord can demonstrate that such law or requirement of public authority was valid and applicable, and (II) except in cases of emergency (in which cases no such notice or opportunity need by furnished or afforded), it shall be a condition precedent to Tenant's obligation to pay the costs of such compliance that Landlord shall have (A) furnished Tenant with reasonable prior notice of Landlord's intention to effect such compliance at Tenant's expense and (B) afforded Tenant a reasonable opportunity to exercise its rights under the first sentence of Section 8.01(e) hereof such that, after the exercise thereof, such compliance is no longer required.

                        (c) Notwithstanding the foregoing provisions of this
Section 8.04, Landlord may defer compliance with any law or requirements of public authorities with which it is obligated to comply hereunder, so long as Landlord shall be contesting the validity or applicability thereof in good faith by appropriate proceedings, provided that (i) Tenant shall not be subject to criminal penalty or to prosecution for a crime, or any other fine or charge (unless Landlord pays such other fine or charge), (ii) neither the Premises (or any part thereof) nor any part of the Real Property which affects the Premises or Tenant's use and occupancy thereof, shall be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest, (iii) such non-compliance or contest shall not prevent Tenant from lawfully occupying the Premises, or performing any Alterations (other than Section 8.01 Alterations) in the Premises, or obtaining any and all permits and licenses required to be obtained by it in connection therewith, and (iv) Landlord, after request, shall use reasonable efforts to keep Tenant advised as to the status of such proceedings; in addition, Landlord shall indemnify Tenant against any loss, cost, damage or expense (including reasonably attorneys fees, but excluding consequential damages) incurred by Tenant by reason of any such contest or any such deferral of compliance.

                  8.05. (a) If, as of the date hereof, the Core Lavatories do not comply with the Americans with Disabilities Act and the regulations thereunder, as amended and in effect as of the date hereof (the "ADA"), then, regardless of when such noncompliance shall become known, notwithstanding anything to the contrary set forth in this lease, Landlord, at its sole cost and expense, shall perform any and all additional or other work needed to cause such Core Lavatories to comply with the ADA. Tenant hereby agrees that Tenant shall not take any action or commence any proceeding to require Landlord to comply with the ADA as it relates to the Core Lavatories, unless (i) either (x) a governmental body or agency asserts or alleges, in substance, that any Core Lavatory does not comply with the ADA, or (y) a customer or employee asserts or alleges in writing, in substance, that any Core Lavatory does not so comply, and
(ii) on the basis of any such assertion or allegation described in clause (i) above, Tenant reasonably believes that (A) such Core Lavatory does not so comply, and (B) such non-compliance will give rise to liability on the part of Tenant to a governmental entity or to Tenant's employees or other persons. The preceding sentence shall not be deemed to limit Tenant's rights under Section
18.02 hereof.

                        (b) Tenant agrees that it shall reasonably cooperate, at Landlord's expense, with Landlord in its efforts (i) to comply with the ADA as it relates to the Core Lavatories, and (ii) to demonstrate to the applicable governmental authorities that the Core Lavatories do in fact comply with the ADA. Additionally, Tenant further agrees that if (x) the Core Lavatories on any Premises Floor do not comply with the ADA, and (y) as a result thereof, Landlord is required to take action in order to comply with the ADA on such Premises Floor, then Landlord, at its sole cost and expense, shall have the right to perform the work necessary to install within the Premises on each such Premises Floor a unisex lavatory containing not more than 100 rentable square feet (each, a "UNISEX LAVATORY"); provided, however, that any Unisex Lavatory installed on any Premises Floor shall be installed within the area of the Premises on such Premises Floor designated on Exhibit P attached hereto (such Exhibit P is a floor plan which illustrates a typical floor plan for the Premises Floors). If Landlord installs a Unisex Lavatory within the Premises on any Premises Floor, then, from and after the date upon which Landlord commences the construction work necessary for the installation of such Unisex Lavatory, the Fixed Rent, Tenant's Operating Share and Tenant's Tax Share thereafter in effect from time to time hereunder shall be proportionately reduced based upon the relationship which (1) the number of rentable square feet contained within the Unisex Lavatory plus the number of rentable square feet outside the Unisex Lavatory which, by reason of the existence of the Unisex Lavatory, becomes unusable, if any, bears to (2) the number of rentable square feet contained within the Premises.

                  8.06. (a) Landlord hereby represents that, to the best of its knowledge, there are no asbestos-containing materials ("ACMS") located on any Premises Floor or in any Designated Conduit Areas (as hereinafter defined), other than in or about the Acknowledged ACM Areas (as hereinafter defined). As used herein, (i) the term "DESIGNATED CONDUIT AREAS" shall mean the areas through which Tenant has the right to run pipes and conduits pursuant to Section 14.02(b), Section 16.11, Section 16.14 and Article 41 hereof, and (ii) the term "ACKNOWLEDGED ACM AREAS" shall mean (x) each of the Designated Hot Decks (as defined in Section 41.09 hereof) and (y) the areas on any Premises Floor or in any Designated Conduit Areas which are so delineated on one or more of the floor plans attached hereto as Exhibit Q.

                        (b) If, at anytime during the term of this lease, any ACMs (other than any ACMs installed by Tenant) are found to be located on any Premises Floor outside of the Acknowledged ACM Areas or in any Designated Conduit Areas outside of the Acknowledged ACM Areas and Tenant notifies Landlord, in writing, of the existence of such ACMs (herein called the "ADDITIONAL NOTICED ACMS"), then, whether or not Landlord had knowledge of the same as of the date hereof, the following provisions shall apply:

                           (1) If any Additional Noticed ACMs are required to be
removed, encapsulated or otherwise treated by any law or requirement of public authority, then, notwithstanding anything to the contrary contained in the foregoing provisions of this Article 8, Landlord, at its expense, shall promptly remove, encapsulate or otherwise treat such Additional Noticed ACMs in accordance with all laws and requirements of public authorities. With respect to any Additional Noticed ACMs which Landlord is not required to remove pursuant to this Section 8.06(b)(1), Landlord, nevertheless (and irrespective of whether Landlord is required to encapsulate or otherwise treat the same), may, at its option, elect to remove the same at anytime, any such optional removal to done in accordance with all laws and requirements of public authorities.

                           (2) If, at anytime during the term of this lease, (i)
Tenant shall inform Landlord, by written notice, that the existence of any Additional Noticed ACMs (which Landlord is not then required to remove pursuant to Section 8.06(b)(1) above and which Landlord has not otherwise theretofore elected to remove) will result in Tenant incurring increased costs to perform Alterations which Tenant intends to perform, and which Tenant hereunder has the right to perform, which notice shall (x) describe, in reasonable detail, the particular Alterations and Additional Noticed ACMs in question, and (y) set forth Tenant's best estimate of the total costs to perform such Alterations and of the incremental portion of such costs which will be directly attributable to the existence of such Additional Noticed ACMs, and (ii) Landlord, within twenty
(20) Business Days after its receipt of such notice from Tenant, does not agree, in writing, that Landlord will remove such Additional Noticed ACMs, then, and only in such events, Landlord will reimburse Tenant all incremental out-of-pocket costs incurred by Tenant in performing such Alterations which are directly attributable to the existence of such Additional Noticed ACMs, which reimbursement shall be made by Landlord within thirty (30) days after its receipt of a statement from Tenant setting forth all such reimbursable costs and accompanied by paid invoices therefor. If, pursuant to clause (ii) of this
Section 8.06(b)(2), Landlord agrees in writing that it will remove any Additional Noticed ACMs, then Landlord, at its expense, shall promptly thereafter remove such

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Additional Noticed ACMs in accordance with all laws and requirements of public authorities.

                                    ARTICLE 9

                                    Insurance

                  9.01. Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy then issued to Landlord, any Condominium Party, any Mortgagee or any receiver in possession in respect of the Real Property and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would (i) increase any insurance rate in respect of the Real Property over the rate which would otherwise then be in effect, (ii) result in insurance companies of good standing refusing to insure the Real Property in amounts reasonably satisfactory to Landlord, or (iii) result in the cancellation (in whole or in part) of, or give rise to any defense by the insurer to claims under, any policy of insurance in respect of the Real Property. Tenant's use of the Premises for the Primary Use in accordance with the provisions of this lease shall not, in and of itself, violate the provisions of this Section 9.01. Tenant shall not be deemed in violation of the provisions of this Section 9.01 unless and until Tenant receives notice thereof from Landlord.

                  9.02. If, by reason of any failure of Tenant to comply with the provisions of this lease, the premiums on any insurance of Landlord or any Condominium Party on the Real Property shall be higher than they otherwise would be, then Tenant shall reimburse Landlord, on demand and as Additional Charges, for that part of such premiums attributable to such failure on the part of Tenant. A schedule or "make up" of rates for the Real Property or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for insurance for the Real Property or the Premises, as the case may be, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Real Property or the Premises, as the case may be.

                  9.03. Tenant, at its expense, shall maintain at all times during the term of this lease (a) "all risk" property insurance covering Tenant's Improvements and all Tenant's Property to a limit of not less than the full replacement cost thereof with a deductible of not more than $10,000), (b) commercial general liability insurance (including a contractual liability endorsement and an endorsement specifying that such insurance is primary and does not require contribution by any insurance policy maintained by Landlord or any other person or entity), and personal injury liability coverage, in respect of the Premises and the conduct or operation of business therein, with Landlord, each Condominium Party, the Building's managing agent, if any, and each Underlying Lessor and Mortgagee whose name and address shall previously have been furnished to Tenant, as additional insureds, with limits for bodily injury and death of not less than Five Million ($5,000,000) Dollars for any occurrence involving one person, Ten Million ($10,000,000) Dollars for any occurrence involving two or more persons and not less than Five Million ($5,000,000) Dollars for property damage liability in any one occurrence, (c) steam boiler, air conditioning or machinery insurance, if there is a boiler or pressure object or similar equipment in the Premises and installed by Tenant, with Landlord, each Condominium Party, the Building's managing agent, if any, and each Underlying Lessor and Mortgagee whose name and address shall previously have been furnished to Tenant, as additional insureds, with limits of not less than Five Million ($5,000,000) Dollars, (d) Workers' Compensation Insurance with coverage applicable in New York State with limits in accordance with the statutory requirements of New York State, which insurance shall contain provisions waiving underwriters' rights of subrogation against Landlord, (e) Coverage B - Employer's Liability Coverage, including occupational disease with a limit of not less than $1,000,000 per accident, which insurance shall contain provisions waiving underwriters' rights of subrogation against Landlord, and (f) when Alterations are in progress, the insurance specified in Section 11.06 hereof and/or in the Alterations Rules and Regulations (as hereinafter defined). The limits of such insurance shall not limit the liability of Tenant. Tenant shall deliver to Landlord, on or prior to the Commencement Date, such fully paid-for policies or certificates of insurance, in form reasonably satisfactory to Landlord, issued by the insurance company or its authorized agent. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insureds such renewal policy or a certificate thereof at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility and rated by Best's Insurance Reports or any successor publication of comparable standing and carrying a rating of "B+" or better (or the then equivalent of such rating) with a financial size category of VIII or better (or the then equivalent of such financial size), and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional insureds are given at least thirty (30) days' prior written notice of such cancellation or modification. Tenant shall have the right to insure and maintain the insurance coverages set forth in this Section under blanket insurance policies covering other premises occupied or owned by Tenant and Affiliates of Tenant so long as such blanket policies comply as to terms and amounts with the insurance provisions set forth in this lease without co-insurance; provided that upon request, Tenant shall deliver to Landlord a certificate of Tenant's insurer evidencing the portion of such blanket insurance allocated to the Premises.

                  9.04. (a) During the term of this lease, Tenant shall include in each of its insurance policies insuring Tenant's Improvements and Tenant's Property and the use thereof against loss, damage or destruction by fire or other casualty, a waiver of the insurer's right of subrogation against Landlord, each Condominium Party and the Building's managing agent or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the insured party waives the right of recovery against the person responsible for a casualty covered by the policy before the casualty or (ii) any other form of permission for the release of Landlord, each Condominium Party and the Building's managing agent. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from Tenant's then current insurance company, then Tenant shall so notify Landlord promptly after learning thereof, and shall use its best efforts to obtain the same from another insurance company described in Section 9.03 hereof. Tenant hereby releases Landlord, each Condominium Party and the Building's managing agent, with respect to any claim (including a claim for negligence) which it might otherwise have against Landlord, a Condominium Party and/or the Building's managing agent, for loss, damage or destruction of or to any Tenant's Improvements and/or Tenant's Property, or the use thereof, to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in this
Section 9.04(a).

                        (b) Landlord shall include in each of its insurance policies insuring the Building and all Landlord's property and interest therein and the rents therefrom against loss, damage or destruction by fire or other casualty, a waiver of the insurer's right of subrogation against Tenant and any subtenant of the Premises during the term of this lease or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the insured party waives the right of recovery against the person responsible for a casualty covered by the policy before the casualty or (ii) any other form of permission for the release of Tenant and any subtenant of the Premises. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from the then current insurance company of Landlord, then Landlord shall so notify Tenant promptly after learning thereof, and shall use its best efforts, to obtain the same from another insurance company described in
Section 9.03 hereof. Landlord hereby releases Tenant and any subtenant of the Premises, with respect to any claim (including a claim for negligence) which it might otherwise have against Tenant or any subtenant of the Premises, for loss, damage or destruction of or to the Building or the rents therefrom to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in this Section 9.04(b).

                        (c) Nothing contained in this Section 9.04 shall be deemed to relieve either Landlord or Tenant of any duty imposed elsewhere in this lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this lease.

                  9.05. Landlord may from time to time require that the amount of the insurance to be maintained by Tenant under Section 9.03 hereof be increased, so that the amount thereof is substantially equivalent to the amount generally required of tenants by prudent landlords of Similar Buildings.

                  9.06. Landlord shall keep and maintain (a) "all risk" property insurance covering the Building (not including Tenant's Improvements, Tenant's Property, or any other tenant improvements and betterments or tenant property) to a limit of not less than the full replacement cost thereof, and (b) commercial general liability insurance (including a contractual liability endorsement and an endorsement specifying that such insurance is primary and does not require contribution by any insurance policy maintained by Tenant or any other person or entity), and personal injury liability coverage, in respect of the Real Property and the management, operation, repair and replacement thereof, with Tenant, as additional insureds, with limits for bodily injury and death of not less than Five Million ($5,000,000) Dollars for any occurrence involving one person, Ten Million ($10,000,000) Dollars for any occurrence involving two or more persons and not less than Five Million ($5,000,000) Dollars for property damage liability in any one occurrence, (c) steam boiler, air conditioning or machinery insurance, if there is a boiler or pressure object or similar equipment in the Real Property (other than any installed by any tenant), with Tenant, as additional insureds, with limits of not less than Five Million ($5,000,000) Dollars, (d) Workers' Compensation Insurance with coverage applicable in New York State with limits in accordance with the statutory requirements of New York State, which insurance shall contain provisions waiving underwriters' rights of subrogation against Tenant, (e) Coverage B - Employer's Liability Coverage, including occupational disease with a limit of not less than $1,000,000 per accident, which insurance shall contain provisions waiving underwriters' rights of subrogation against Tenant, and (f) when Landlord is performing alterations, additions or improvements in the Real Property, appropriate Builder's risk insurance and commercial general liability insurance with completed operations coverage. The limits of such insurance shall not limit the liability of Landlord. Landlord shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Landlord shall deliver to

Tenant and any additional insureds such renewal policy or a certificate thereof at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility and rated by Best's Insurance Reports or any successor publication of comparable standing and carrying a rating of "B+" or better (or the then equivalent of such rating) with a financial size category of VIII or better (or the then equivalent of such financial size). Landlord shall have the right to insure and maintain the insurance coverages set forth in this Section 9.06 under blanket insurance policies covering other real property occupied or owned by Landlord and/or Affiliates of Landlord so long as such blanket policies comply as to terms and amounts with the insurance provisions set forth in this lease without co-insurance.

                                   ARTICLE 10

                              Rules and Regulations

                  10.01. Tenant and its employees and agents shall faithfully observe and comply with the rules and regulations annexed hereto as Exhibit H, and such reasonable changes therein, whether by addition, modification or elimination, as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which, in the reasonable judgment of Landlord, shall be necessary for the reputation, safety, care and appearance of the Real Property, or the preservation of good order therein, or the operation or maintenance of the Real Property, and which do not materially affect the conduct of Tenant's business in the Premises or materially affect Tenant's rights or obligations under this lease (such rules and regulations as changed from time to time being herein called "RULES AND REGULATIONS"); provided, however, that in case of any conflict or inconsistency between the provisions of this lease and any of the Rules and Regulations, the provisions of this lease shall control.

                  10.02. Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against Tenant or any other tenant or any employees or agents of Tenant or any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by another tenant or its employees, agents, invitees or licensees. Landlord shall not enforce against Tenant, and Tenant shall have no obligation to comply with, any Rule or Regulation except to the extent that the same is applicable to, and enforced by Landlord against, all office tenants and occupants of the Building other than any as to which or against which, on the basis of reasonable concerns of Landlord relating to the operation and maintenance of the Building, applied by Landlord in a non-discriminatory manner, such Rule or Regulation is not applicable or not enforced.

                  10.03. If Tenant, in good faith, shall dispute whether any change in the Rules and Regulations made and communicated by Landlord is authorized by the provisions of Section 10.01, then Tenant, at its option, may elect to submit such dispute to arbitration in accordance with the provisions of
Article 40 (in which arbitration the sole issue to be determined shall be whether such change is authorized by the provisions of Section 10.01); in order so to submit such dispute to arbitration, Tenant shall so notify Landlord within sixty (60) days after Tenant's receipt of notice from Landlord of such change (time being of the essence). Pending resolution of such dispute by arbitration, Tenant shall comply with such change; provided, however, that if (i) Tenant, in the aforesaid notice, shall notify Landlord that Tenant's compliance with such change will immediately and materially affect the conduct of Tenant's business in the Premises or immediately and materially affect Tenant's rights or obligations under this lease, and (ii) Tenant's non-compliance with such change shall not adversely affect the health, safety or welfare of any other tenant or occupant of the Building, then, and only then, Tenant shall not be required to comply with such change during the pendency of the arbitration proceeding. Tenant's failure to submit such dispute to arbitration shall not constitute a waiver of Tenant's right to later contest such change, by means other than arbitration, on the basis that the same was not authorized by the provisions of
Section 10.01.

                                   ARTICLE 11

                                   Alterations

                  11.01. For purposes of this Article 11, the following terms shall have the following meanings:

                        (a) "ALTERATIONS" shall mean any alterations, additions, improvements or changes (the term "changes" to include without limitation any removals or demolition) of any nature which are performed, by or on behalf of Tenant, in, to or about the Building, including without limitation the Premises and the Building Systems. "Alterations" shall not include any alterations, additions, improvements or changes which are performed by or on behalf of Landlord.

                        (b) "INITIAL ALTERATIONS" shall mean any and all Alterations performed by or on behalf of Tenant in order to prepare the Initially Demised Premises and the 47th Floor Space (as hereinafter defined) for Tenant's initial occupancy thereof (and, unless otherwise expressly provided to the contrary, the term "Alterations" shall include Initial Alterations).

                        (c) "MATERIAL ALTERATIONS" shall mean any Alterations which (i) are not limited to the Premises or which affect the exterior of the Building (it being understood that Alterations within the Premises shall not be deemed Material Alterations solely by reason of being visible from outside the Premises), (ii) are structural or otherwise affect (other than to a de minimis extent) the structural elements of the Building, (iii) affect the functioning or performance of the Building Systems (as hereinafter defined) in areas of the Building outside of the Premises (other than to a de minimis extent), or (iv) require permission from or notice to any governmental authority.

                        (d) "EXTERIOR MATERIAL ALTERATIONS" shall mean any Material Alterations described in clause (i) of Section 11.01(c) above; excluding, however, any such Material Alterations which are performed within one or more electrical closets located on any Premises Floor even though such electrical closets are not part of the Premises.

                        (e) "MINOR ALTERATIONS" shall mean any Alterations which are not Material Alterations.

                        (f) "PRE-AUTHORIZED ALTERATIONS" shall mean any Alterations which, pursuant to the express provisions of any other Article of this lease, Tenant has been granted the right to perform; it being understood that if Tenant is granted to the right to perform any Alterations subject to any specified conditions, then such Alterations shall be deemed "Pre-Authorized Alterations" only to the extent all such conditions shall have been satisfied.

                        (g) "REQUIRED ALTERATIONS" shall mean any Alterations which, pursuant to the express provisions of any other Article of this lease, Tenant has the obligation to perform; it being understood that Alterations may be both Required Alterations and Pre-Authorized Alterations.

                                (h) "DISCRETIONARY ALTERATIONS" shall mean any
Exterior Material Alterations which are not Pre-Authorized Alterations and/or Required Alterations.

                                (i) The term "PLANS AND SPECIFICATIONS" shall
(i) when used with respect to Material Alterations, mean a complete set of fully detailed and coordinated working drawings setting forth such Material Alterations, and (ii) when used with respect to Minor Alterations, mean a complete set of architectural drawings and, if applicable, mechanical specifications.

                  11.02. (a) Tenant, subject to its compliance with the applicable provisions of this lease, including without limitation the provisions of this Article 11, may perform Minor Alterations without the need to obtain Landlord's approval. Tenant, not less than two (2) Business Days prior to commencing any Minor Alterations for which Tenant has retained a contractor, shall give Landlord notice thereof, which notice shall include a description of the work to be performed, and, to the extent that plans and specifications therefor have been prepared by Tenant, such notice shall be accompanied by such plans and specifications.

                                (b) Tenant, subject to its compliance with the
applicable provisions of this lease, including without limitation the provisions of this Article 11, may perform Material Alterations, provided that Tenant shall have first obtained Landlord's prior written approval of such Material Alterations as set forth on plans and specifications therefor, which approval, other than with respect to Discretionary Alterations, shall not be unreasonably withheld. Tenant, prior to commencing any Material Alterations, shall request Landlord's approval thereof by written notice (each, a "MATERIAL ALTERATION REQUEST NOTICE"), which notice shall (i) include a description of the work to be performed, and (ii) set forth, on the first page thereof, in capital letters, the following legend: AS MORE FULLY SET FORTH IN SECTION 11.02(b) OF THE LEASE, LANDLORD'S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIFTEEN (15) BUSINESS DAYS OF ITS SUBMISSION TO LANDLORD MAY RESULT IN LANDLORD BEING DEEMED TO HAVE APPROVED THE PROPOSED MATERIAL ALTERATIONS DESCRIBED IN THE PLANS AND SPECIFICATIONS ACCOMPANYING THIS NOTICE. Each Material Alteration Request Notice shall be accompanied by reasonably detailed plans and specifications setting forth the Material Alterations described therein. If Tenant shall request Landlord's approval of any Material Alterations pursuant to a complying Material Alteration Request Notice and such notice shall be accompanied by reasonably detailed plans and specifications setting forth such Material Alterations as hereinabove required, then, except with respect to Discretionary Alterations, Landlord shall either approve or disapprove such Material Alterations as set forth on such plans and specifications on or prior to the Material Alteration Plan Review Deadline Date (as hereinafter defined) with respect to such Material Alterations. If Landlord shall not grant or deny approval by the Material Alteration Plan Review Deadline Date for any Material Alterations, Landlord's approval thereof shall be deemed to have been granted. As used herein the term "MATERIAL ALTERATION PLAN REVIEW DEADLINE DATE", with respect to any Material Alterations, shall mean the fifteenth (15th) Business Day after the submission to Landlord of a complying Material Alteration Request Notice requesting Landlord's approval of such Material Alterations which is accompanied by reasonably detailed plans and specifications setting forth such Material Alterations as hereinabove required; provided, however, that if prior to such fifteenth (15th) Business Day, Landlord shall request from Tenant additional information reasonably required by Landlord in order to make its decision, then the Material Alteration Plan Review Deadline Date with respect to such Material Alterations shall be the fifteenth (15th) Business Day after Landlord's receipt of such additional information. Notwithstanding the foregoing, references in the foregoing provisions of this Section 11.02(b) to "fifteen (15) Business Days" or the "fifteenth (15th) Business Day" shall, as applied to any Material Alterations which are Initial Alterations, be deemed to be "twenty (20) Business Days" or the "twentieth (20th) Business Day".

                            (c) (1) Tenant's right to perform any Pre-
Authorized Alterations shall nevertheless be conditioned upon (i) in the case of Minor Alterations, Tenant first complying with provisions of Section 11.02(a), and (ii) in the case of Material Alterations, Tenant first complying with provisions of Section 11.02(b) and, incident thereto, Tenant obtaining Landlord's approval of such Material Alterations as set forth on plans and specifications submitted by Tenant in accordance therewith; and

                                (2) Tenant's obligation to perform any Required
Alterations shall include an obligation of the part of Tenant to (i) in the case of Minor Alterations, first comply with provisions of Section 11.02(a), and (ii) in the case of Material Alterations, first comply with provisions of Section 11.02(b) and, incident thereto, obtain Landlord's approval of such Material Alterations as set forth on plans and specifications submitted by Tenant in accordance therewith.

                                (3) In addition, Tenant's right to perform any
Pre-Authorized Alterations or Required Alterations shall, as with all other Alterations, be further subject to the other provisions of this Article 11 (Section 11.03 hereof through Section 11.12 hereof, inclusive).

                            (d) Except as expressly permitted by this Article
11, Tenant shall not perform any Alterations.

                     11.03. (a) (1) Tenant, in connection with any Material Alterations, shall reimburse Landlord, as Additional Charges, for (i) all reasonable out-of-pocket costs incurred by Landlord on an arms-length basis to outside parties for reviewing plans and specifications submitted by Tenant (but not any costs incurred by Landlord for or in connection with the review thereof by employees of Landlord or any Affiliate of Landlord), (ii) all reasonable out-of-pocket costs incurred by Landlord on an arms-length basis to outside parties for on-site inspections (but not any costs incurred by Landlord for or in connection with on site inspections by employees of Landlord or any Affiliate of Landlord), and (iii) any supervision and coordination costs incurred pursuant to Section 11.03(c) below, whether the same are incurred to outside parties or to Landlord's employees.

                                (2) Tenant shall pay to Landlord, as Additional
Charges, Landlord's labor costs incurred in connection with the performance by Tenant of any Alterations on an overtime basis (i.e., after Business Hours on Business Days), including, without limitation, all labor costs for overtime hoisting and stand-by overtime personnel (including without limitation operating engineers and stand-by electricians) payable in respect of periods other than Business Hours on Business Days; provided, however, if any such labor shall simultaneously be used by Landlord in connection with any work by Landlord, or by any other tenant or occupant of the Building in connection with any work by such tenant or occupant, then such labor costs shall be equitably apportioned among Tenant, Landlord and such other tenants or occupants, as applicable.

                                (3) Tenant, in connection with any Alterations,
shall pay for and obtain directly all labor and carting for the cleanup and removal of debris.

                                (4) All sums payable by Tenant to Landlord
pursuant to this Section 11.03(a) shall be due thirty

(30) days after demand therefor by Landlord, each of which demands shall set forth with reasonable detail the manner in which the amount due thereunder was calculated.

                         (b) Tenant agrees that any review or approval by
Landlord of any plans and/or specifications with respect to any Alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise. No approval of plans or specifications by Landlord or consent by Landlord allowing Tenant to make Alterations shall in any way be deemed to be an agreement by Landlord that the contemplated Alterations comply with any laws and requirements of any public authorities or requirements of insurance bodies or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant with any of the terms of this lease (it being the intent of the parties that this sentence shall not be construed to mean that Landlord may take the position that Tenant failed to obtain Landlord's approval of the plans and specifications for an Alteration after Landlord has approved such plans and specifications). Notice is hereby given that neither Landlord nor any Landlord Party shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord or any Landlord Party in and to the Premises, the Building or the Real Property.

                         (c) To the extent that any Alterations permitted to be
made hereunder, or any portions thereof, require work to be performed outside of the Premises, such work shall be performed only at such time or times as are reasonably designated by Landlord, and, at Landlord's option, under the supervision of Landlord or its designated representative. Landlord shall have the right to coordinate such work with any of work then being undertaken by Landlord or by any other tenants of the Building.

                  11.04. (a) Tenant shall perform Alterations using only contractors that are first approved by Landlord with respect to such Alterations in writing, which approval shall not be unreasonably withheld. Landlord's approval of any trade contractor shall be solely with respect to the trade or trades in which it is engaged and for which approval is requested. Landlord shall not have the right to designate one or a limited number of general contractors or, except as provided in Section 11.04(c), one or a limited number of trade contractors for any trade; provided, however, that this sentence shall not require Landlord to approve any general or trade contractor as to which Landlord (acting in accordance with the first sentence of this Section 11.04(a) and without regard to the number of general contractors or trade contractors for any trade then approved) is permitted to withhold approval.

                         (b) Any contractor that Landlord hereafter approves in
writing in connection with any Alterations, shall be deemed approved for a period of one (1) year from the date of Landlord's notice approving such contractor, unless Landlord, upon notice to Tenant, thereafter elects to revoke its approval of any such contractor, in which event, such contractor, upon the giving of such notice to Tenant, shall no longer be deemed approved (except that such contractor shall remain approved with respect to any contract that Tenant shall have theretofore entered into with such contractor prior to the giving of such notice).

                         (c) Notwithstanding anything to the contrary set forth
in subsections (a) or (b) above or elsewhere in this lease, Tenant shall only be permitted to use Landlord's designated life safety system contractor to make connections between the Building's life safety system and the sensors, strobes, speakers alarms and other terminal devices installed by Tenant.

                         (d) Without limiting the generality of the foregoing,
Landlord hereby approves with respect to the Initial Alterations, the contractors listed on Exhibit I annexed hereto; the contractors so listed shall be deemed approved for the duration of the Initial Alterations.

                         (e) All contractors approved or designated by Landlord
pursuant to this Section 11.04 shall be subject to the provisions of Sections
11.05 and 11.07 hereof.

                  11.05. Tenant shall, and shall cause its contractors to, faithfully observe and comply with the alteration rules and regulations annexed hereto as Exhibit J, and such reasonable changes therein (whether by addition, modification or elimination) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which, in the reasonable judgment of Landlord, shall be necessary for the reputation, safety, care and appearance of the Real Property, or the preservation of good order therein, or the operation or maintenance of the Real Property, and which do not materially affect the performance of Alterations in the Premises or materially affect Tenant's rights or obligations under this lease (such alteration rules and regulations as changed from time to time being herein called "ALTERATION RULES AND REGULATIONS"); provided, however, that in case of any conflict or inconsistency between any of the provisions of this Article 11 and any of the provisions of the Alteration Rules and Regulations, the provisions of this Article 11 shall control. The provisions of Sections 10.02 and 10.03 shall apply, mutatis mutandis, to the Alteration Rules and Regulations.

                  11.06. (a) Tenant, at its expense, shall obtain (and furnish true and complete copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith, with all applicable laws and requirements of public authorities, with all applicable requirements of insurance bodies and, if applicable, with the plans and specifications approved by Landlord. Landlord, within three (3) Business Days after its receipt of a written request from Tenant therefor, shall execute (and provide any readily accessible information known by Landlord for) any permit applications and similar documents reasonably required in connection with obtaining such permits and certificates and any such final approvals, provided that such applications and documents are in proper form; provided, however, that neither Landlord's execution of such applications and documents nor its provision of information shall constitute Landlord's approval of any Alterations described in such applications or documents, and, if Landlord, pursuant to Section 11.02 hereof, shall disapprove any Alterations described in such applications or documents, then any such applications and documents, as well as any permits, certificates and approvals obtained thereby, shall be promptly withdrawn or canceled by Tenant. Tenant hereby agrees that it shall (i) reimburse Landlord all Landlord's out-of-pocket expenses incurred in connection with Tenant's obtaining of any such permits, certificates or approvals (including without limitation those incurred in connection with Landlord's execution of any permit applications and similar documents, or its provision of information, as provided in the preceding sentence), and (ii) and indemnify and hold harmless Landlord against any and all liabilities which Landlord may incur by reason of its execution of any permit applications and similar documents, or its provision of information, as provided in the preceding sentence; provided, however, that neither such reimbursement nor such indemnity shall include any such expenses or liabilities to the extent that (A) Landlord is responsible therefor under any other provision of this lease, (B) the same would be, or would have been, discharged, satisfied or avoided by Landlord's performance of its obligations under this lease, or (C) the same arise out of any inaccuracy in any information provided by Landlord.

                         (b) Alterations shall be diligently performed in a good
and workmanlike manner, using materials at least equal in quality and class to the then standards for the Building.

                         (c) Alterations (including the Initial Alterations)
shall be performed in such manner as not to unreasonably interfere with or delay and as not to impose any additional expense (except to the extent Tenant reimburses Landlord therefor) upon Landlord in the construction, maintenance, repair or operation of the Real Property; if the performance of an Alteration will impose any additional expense upon Landlord, then Landlord shall advise Tenant of the amount of such additional expense promptly after Landlord becomes aware of such amount.

                         (d) Throughout the performance of Alterations, Tenant,
at its expense, shall carry, or cause to be carried, (i) workers' compensation insurance in statutory limits, (ii) general liability insurance, with completed operation endorsement, for any occurrence in or about the Premises (or, if applicable, any other area of the Real Property in which the Alterations in question are being performed), under which Landlord and its managing agent, if any, and any Underlying Lessor and Mortgagee whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, and (iii) "all risk" Builders Risk coverage, all with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations.

                         (e) The provisions of Section 12.02 hereof shall not be
deemed to prohibit Tenant from removing during the term of this lease any or all of Tenant's Improvements (or, after the 47th Floor Space (as hereinafter defined) is leased hereunder, any or all of the PSI 47th Floor Improvements (as hereinafter defined)); provided, however, that (i) any such removal shall be deemed Alterations and, accordingly, Tenant's right to perform the same shall be subject to the provisions of this Article 11, and (ii) no such removal shall be effected within the last twelve (12) months of the term, unless the such removal is effected for a legitimate business purpose and the same does not leave the Premises or any other portion of the Building in an unsafe condition. The removal of the PSI 47th Floor Improvements shall be deemed Pre-Authorized Alterations. As used herein, the "PSI 47TH FLOOR IMPROVEMENTS" shall mean any of the improvements, betterments, fixtures, equipment and appurtenances affixed to, attached to, built into or otherwise installed in or on the 47th Floor Space by PSI.

                  11.07. Tenant shall not exercise any of its rights pursuant to the provisions of this Article 11 or Article 13 in a manner which would violate Landlord's union contracts affecting the Real Property, or create any work stoppage, picketing, labor disruption or dispute or any interference (other than de minimis interference) with the operation of the Building by (or for) Landlord. In addition, Tenant shall not enter into any service contract in respect of Tenant's Improvements (as opposed to Tenant's Property) or any cleaning contract, if any such contract or the performance of work thereunder would violate Landlord's union contracts affecting the Real Property, or create any work stoppage, picketing, labor disruption or dispute or any interference (other than de minimis interference) with the operation of the Building by (or for) Landlord. Tenant shall immediately stop any work or other activity under this
Article 11 or Article 13 or pursuant to one or more of the aforementioned contracts if Landlord notifies Tenant that continuing such work or activity would violate Landlord's union contracts affecting the Real Property, or create any work stoppage, picketing, labor disruption or dispute or any interference (other than de minimis interference) with the operation of the Building by (or for) Landlord, provided such notice sets forth a reasonably detailed explanation of the circumstances giving rise to the delivery of such notice.

                  11.08. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by the Department of Buildings of the City of New York or any other public authority having or asserting jurisdiction; provided, however, that Tenant may defer procuring such cancellation or discharge so long as Tenant is contesting such notice of violation, or the validity or applicability thereof, in accordance with Section
8.02. Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanic's and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record by bonding, payment or otherwise, of all such liens and encumbrances within thirty (30) days after knowledge or notice thereof.

                  11.09. Tenant, promptly upon the completion of any Alterations, other than Decorating, shall deliver to Landlord "as built" drawings of such Alterations, or, in the event Tenant does not have "as built" drawings prepared, a set of construction drawings marked to show any change(s) made during construction.

                  11.10. All Tenant's Improvements shall be fully paid for by Tenant in cash and shall not be subject to conditional bills of sale, chattel mortgage or other title retention agreements. Tenant, however, may lease or finance purchases of Tenant's Property, provided that, in conducting any entry to and removal of fixtures or equipment from the Premises and/or the Building, any lessor, vendor or lender shall, (a) prior to entry, provide Landlord upon Landlord's request with evidence of appropriate liability insurance as reasonably determined by Landlord, (b) use reasonable care, (c) repair all damage caused by its activities in or about the Real Property, and (d) comply with applicable law. In the event of a default by Tenant under this lease, Landlord shall not be required to notify any such vendor, lessor or lender prior to exercising Landlord's rights and remedies under this lease. Notice is hereby given that neither Landlord nor any Landlord Party shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanics' or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord or any Landlord Party in any part of the Real Property.

                  11.11. Tenant, within forty-five (45) days after a request by Landlord, shall furnish to Landlord copies of all records with respect to Alterations and the cost thereof then in Tenant's possession, if the same shall be required in connection

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
with any proceeding to reduce the assessed valuation of the Real Property, or in connection with any proceeding instituted pursuant to Article 8 hereof or for any other valid business reason or purpose.

                  11.12. (a) Before proceeding with any Alteration (other than the Initial Alterations) the cost of which, when aggregated with the cost of all other Alterations which have not then been completed, will cost more than one-twentieth (1/20) of the then net worth of Tenant computed in accordance with generally accepted accounting principles consistently applied (exclusive of the costs of Decorating and items constituting Tenant's Property), as such cost is estimated by a reputable contractor designated by Landlord, Tenant shall furnish to Landlord one of the following (as selected by Tenant): (i) a cash deposit,
(ii) an irrevocable, unconditional, negotiable letter of credit, issued by and drawn on a bank or trust company which is a member of the New York Clearing House Association naming Landlord as beneficiary and in a form reasonably satisfactory to Landlord or (ii) a payment and performance bond issued by a bonding company reasonably satisfactory to Landlord naming Landlord as beneficiary, and in a form reasonably satisfactory to Landlord (it being agreed that a bond which requires any payment as a condition to the bonding company performing its obligations under the bond shall not be a form reasonably satisfactory to Landlord); each to be in an amount equal to one hundred twenty-five (125%) percent of the cost of the Alteration, estimated as set forth above; provided, however, if the security provided by Tenant is a cash deposit or letter of credit pursuant to subclauses (i) or (ii) above, the amount thereof shall be the lesser of (x) 125% of the cost of the Alteration, estimated as set forth above or (y) the amount by which (1) the sum of the cost of the Alteration in question plus the cost of all other Alterations which have not then been completed exceeds (2) the amount which is 1/20th of the then net worth of Tenant. Any such letter of credit shall be for one year and shall be renewed by Tenant each and every year until the Alteration in question is completed and shall be delivered to Landlord not less than thirty (30) days prior to the expiration of the then current letter of credit. Failure to deliver such new letter of credit on or before said date shall give Landlord the right, inter alia, to present the then current letter of credit for payment. Upon Landlord's request made in connection with any Alteration proposed to be made by Tenant which Landlord reasonably believes might cost in excess of 1/20th of the then net worth of Tenant, but not, in any case, more often than once in any calendar year, Tenant shall submit to Landlord a balance sheet of Tenant, prepared in accordance with generally accepted accounting principles consistently applied, as of the end of the most recent calendar year, together with a certification of the Chief Financial Officer of Tenant certifying that such balance sheet is true and correct and accurately reflects the net worth of Tenant as of its date.

                         (b) Upon (i) the completion of the Alteration in
accordance with the terms of this Article 11 and (ii) the submission to Landlord of proof evidencing the payment in full for said Alteration, the security deposited with Landlord (or the balance of the proceeds thereof, if Tenant has furnished cash or a letter of credit and if Landlord has drawn on the same) shall be returned promptly to Tenant.

                         (c) Upon the Tenant's failure to properly perform,
complete and fully pay for all sums due for the said Alteration, Landlord shall be entitled to draw on the security deposited under this Article 11 to the extent it deems necessary in connection with the said Alteration, the restoration and/or protection of the Premises or the Real Property and the payment or satisfaction of any costs, damages or expenses in connection

                                      -77-
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with the foregoing and/or Tenant's obligations under this Article
11.

                                   ARTICLE 12

                   Tenant's Improvements and Tenant's Property

                  12.01. For purposes of this lease, the following terms shall have the following meanings:

                         (a) The term "TENANT'S IMPROVEMENTS" shall mean all
improvements, betterments, fixtures (other than trade fixtures), equipment and appurtenances affixed to, attached to, built into, or otherwise installed in or on, the Building by or on behalf of Tenant (whether or not at Tenant's expense) during the term of this lease, inclusive of all such improvements, betterments, fixtures, equipment and appurtenances installed as part of either the Initial Alterations or subsequent Alterations (other than Tenant's Structural Work (as hereinafter defined) and the Fire Tower Work (as hereinafter defined) or, as the case may be, the Hot Deck Work (as hereinafter defined)), including without limitation (i) all installations, systems and facilities installed in or about the Building by or on behalf of Tenant (whether wholly within the Premises, wholly without the Premises, or partly within and partly without the Premises),
(ii) Tenant's line, riser and other connections to any such installations, systems and facilities, (iii) Tenant's lines and other connections to the Building Systems, (iv) raised floors, and (v) all wiring and cabling installed below such raised floors, above hung ceilings, or within any shaft, wall or fixed partition; but excluding, in all cases, Tenant's Property.

                         (b) The term "TENANT'S PROPERTY" shall mean all
articles of movable personal property owned or leased by Tenant and located in the Premises, including without limitation office furniture and furnishings, trade fixtures, business equipment, office machinery, movable partitions, communications equipment, and wiring and cabling not included in clause (v) of
Section 12.01(a).

                  12.02. (a) All Tenant's Improvements, as they exist upon the expiration or earlier termination of the term of this lease, shall be and remain a part of the Building and shall be deemed Landlord's property, and, accordingly, Tenant's Improvements shall not be removed by Tenant upon the expiration or earlier termination of this lease.

                         (b) Notwithstanding the foregoing or anything else to
the contrary that may be contained herein, if (I) after the expiration or earlier termination of the term of this lease, Landlord, in its sole discretion, effects a demolition of the entirety of the Premises located on any Premises Floor, and (II) such demolition is effected prior to any part of the Premises located on such Premises Floor being occupied by any new tenant or occupant for the conduct of its business for a period exceeding twelve (12) full calendar months, then, and in each such case, Tenant, within thirty (30) days after a written demand therefor, shall reimburse Landlord one-half (1/2) of the aggregate costs reasonably incurred by Landlord in effecting such demolition. As used herein, the "DEMOLITION", of any portion of the Premises, shall mean the removal of all or substantially all of the Tenant's Improvements located in such portion of the Premises and, following such removal, the restoration of such portion of the Premises to a condition substantially similar to that existing as of the date hereof.

                         (c) (1) As used herein, the following terms shall have
the following meanings:

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
                                (A) The term "SECTION 12.02(c) EXTERIOR
IMPROVEMENTS" shall mean, collectively, all the Tenant's Improvements located outside the Premises (including without limitation any or all of the Tenant's Improvements installed pursuant to the provisions of Article 41 hereof) and all the Structural Work Improvements; excluding, however, (I) the Non-Removable Exterior Improvements and (II) except in cases where this lease is terminated pursuant to a Non-Scheduled Early Termination, the Designated Exterior Improvements.

                                (B) The "SECTION 12.02(c) WORK" shall mean all
the work required to (i) remove from the Building all the Section 12.02(c) Exterior Improvements, and (ii) restore the applicable areas of the Building to their condition prior to the installation of such Section 12.02(c) Exterior Improvements, ordinary wear and tear excepted.

                                (C) The term "NON-REMOVABLE EXTERIOR
IMPROVEMENTS" shall mean, collectively, (i) the portions of the Tenant's Improvements located outside the Premises which consist of (w) electrical conduits (as opposed to the wiring and cabling therein), as well as the enclosures within which such conduits are located, (x) communications conduits (as opposed to the wiring and cabling therein), as well as the enclosures within which such conduits are located, (y) fuel pipes to Tenant's Fuel Tank and connecting Tenant's Fuel Tank to Tenant's Generator, as well as the enclosures within which such pipes are located, and (z) chilled water pipes (other than tapered chilled water pipes), as well as the enclosures within which such pipes are located, and (ii) the steel plating of perimeter columns done as part of Tenant's Structural Work or the Penthouse Work (as hereinafter defined).

                                (D) The term "DESIGNATED EXTERIOR IMPROVEMENTS"
shall mean, collectively, those portions of the Tenant Improvements located outside the Premises and/or the Structural Work Improvements which Landlord, by one or more written notices to Tenant (collectively, the "SECTION 12.02(c) DESIGNATION NOTICES"), designates as improvements which are to remain at the end of the term of this lease. Any Section 12.02(c) Designation Notice which is received by Tenant after the date that is one hundred and eighty (180) days prior to Expiration Date (or, if applicable, the date of an earlier termination hereof), shall be effective to designate only the portion of the improvements mentioned therein that have not theretofore been removed.

                                (E) The term "NON-SCHEDULED EARLY TERMINATION"
shall mean any termination of this lease prior to the Expiration Date, other than such an early termination pursuant to either of Articles 7 or 37 hereof.

                         (2) Except in cases where this lease is terminated
pursuant to a Non-Scheduled Early Termination, Tenant, subject to and in accordance with the provisions of Article 11 hereof, shall, at its expense, perform all the Section 12.02(c) Work and shall complete the same on or prior to the Expiration Date (or, if this lease shall be terminated prior to the Expiration Date other than pursuant to a Non-Scheduled Early Termination, or prior to the date of such termination). If, and to the extent that, Tenant fails to complete the Section 12.02(c) Work on or prior to the Expiration Date (or such termination date), then Landlord, at anytime thereafter, may, at its option, perform Tenant's Section 12.02(c) Work at Tenant's expense. If, and to the extent that, Landlord performs any of the Section 12.02(c) Work at Tenant's expense pursuant to the foregoing provisions of this Section 12.02(c)(2), then Tenant, from time to time within thirty (30) days after any written demand therefor, shall reimburse Landlord the costs theretofore incurred by Landlord in the prosecution of such the Section 12.02(c) Work,

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
together with interest thereon at the Interest Rate for the period from the date such costs were paid by Landlord to the date of such reimbursement.

                                (3) In any case where this lease is terminated
pursuant to a Non-Scheduled Early Termination, Landlord, may elect, at its option and at Tenant's expense, to perform the whole or any portion of the
Section 12.02(c) Work after the date of such termination. If, and to the extent that, Landlord elects to perform the Section 12.02(c) Work, such work (i) shall be commenced on or prior to the date that is eighteen (18) months after the date of such termination of this lease, and (ii) subject to Force Majeure, shall be completed not later than the date that is twenty-four (24) months after the date of such termination. If, and to the extent that, Landlord performs the Section 12.02(c) Work pursuant to the foregoing provisions of this Section 12.02(c)(3), then Tenant, from time to time within thirty (30) days after any written demand therefor, shall reimburse Landlord the reasonable out-of-pocket costs theretofore incurred by Landlord in the prosecution of such Section 12.02(c) Work.

                  12.03. All Tenant's Property shall be and shall remain the property of Tenant throughout the term of this lease and may be removed by Tenant at any time during the term of this lease (or, if applicable, within the 15-day period referred to below). On or prior to the Expiration Date (or within fifteen (15) days after any earlier termination of this lease), Tenant, at its expense, shall remove all Tenant's Property from the Premises. Tenant shall repair any damage to the Building (including without limitation the Premises) caused by such removal. Any items of Tenant's Property which shall remain in the Premises after the Expiration Date (or, as the case may be, within fifteen (15) days following the earlier termination of this lease), may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine and at Tenant's expense.

                                   ARTICLE 13

                             Repairs and Maintenance

                  13.01. (a) Tenant, throughout the term of this lease, shall, at its expense, take good care of and maintain in good order and condition, and shall be responsible for all repairs and replacements (ordinary and extraordinary, foreseen and unforeseen) to (i) the Premises (but not the Base Building Premises Components, except as provided below), and (ii) all Tenant's Improvements whether within or outside of the Premises. Without limiting the generality of the foregoing, Tenant, at its expense, shall promptly replace all damaged or broken doors (including, without limitation, entrance doors) and all interior glass in and about the Premises. Notwithstanding the foregoing, Tenant shall not be responsible for any repairs or replacements under this Section 13.01(a) to the extent that Landlord is responsible for the same under Section 13.02(b) hereof.

                         (b) Tenant, in addition, shall be responsible for all
repairs and replacements, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, in and to (x) the Real Property outside of the Premises (exclusive of any Tenant Improvements outside of the Premises) and (y) the Base Building Premises Components (whether within or outside of the Premises), in each case, to the extent the need for which arises out of (i) the performance of Alterations, or the installation, use, operation or existence of any Tenant's Improvements or Tenant's Property (provided, however, that Tenant shall not be responsible therefor under this clause (i) to the extent that the repair or replacement in question would not have been needed but for (x) a violation by Landlord of its obligations under this lease, or (y) a representation made by Landlord hereunder being untrue),
(ii) the moving by or on behalf of Tenant of any Tenant's Improvements or Tenant's Property in or out of the Building or between different floors or parts of the Building or the Premises, (iii) any violation by Tenant of the provisions of this lease, or (iv) the negligence or intentional misconduct of Tenant, any Tenant Party or any of their agents, contractors or invitees.

                         (c) The maintenance, repairs and replacements for which
Tenant is responsible pursuant to the provisions of this Section 13.01 (herein called "TENANT REPAIRS") shall be performed in accordance with the following provisions:

                           (1) Tenant shall perform all Tenant Repairs for which
Tenant is responsible pursuant to Section 13.01(a) above promptly, at its expense, and in a manner which will not interfere (in other than a de minimis manner) with the use of the Building by others. If, and to the extent that, such Tenant Repairs are to Tenant's Improvements located outside the Premises or otherwise require work to be performed outside of the Premises, then (i) such work shall be performed only at such time or times as are reasonably designated by Landlord, and, at Landlord's option, under the supervision of Landlord or its designated representative, (ii) Landlord shall have the right to coordinate such work with any work then being undertaken by Landlord or by any other tenants of the Building, and (iii) Tenant, within thirty (30) days after a written demand therefor, shall reimburse Landlord all supervision and coordination costs incurred by Landlord pursuant to clauses (i) or (ii) above (whether incurred to Landlord's employees or outside parties); provided, however, that, in cases of emergency, Tenant, subject to the rights of other tenants, may perform such work at any time or times (to the extent necessitated by such emergency), so long as Tenant, immediately prior to commencing any such work, shall give Landlord notice of the emergency and the work to be performed (which notice may be oral and shall be given to the applicable Building Office or, if such Building Office is closed, the Building's security desk).

                           (2) Landlord, at its option, may elect to perform
Tenant Repairs for which Tenant is responsible pursuant to Section 13.01(b) above (each, a "TENANT BUILDING REPAIR") at Tenant's expense. If Tenant notifies Landlord of the need for any Tenant Building Repair, then Landlord shall promptly notify Tenant as to whether Landlord elects to perform such Tenant Building Repair, at Tenant's expense, or to have Tenant perform such repair. In all cases, except in cases of emergency (in which cases Landlord need not so notify Tenant), Landlord, prior to commencing any Tenant Building Repair, shall notify Tenant that Landlord has elected to perform the same at Tenant's expense.

                                (A) To the extent that Landlord elects to
perform any Tenant Building Repair at Tenant's expense, (i) Landlord shall perform the same promptly, and the provisions of Section 35.15 shall apply in respect thereof, and (ii) Tenant, within thirty (30) days after a written demand therefor, shall reimburse Landlord all of Landlord's out-of-pocket costs reasonably incurred in connection with such Tenant Building Repair. Tenant, at its own expense, shall have the right to monitor the progress of Tenant Building Repair undertaken by Landlord.

                                (B) To the extent that Landlord elects to have
Tenant perform any Tenant Building Repair, (i) Tenant shall perform the same promptly, at its expense, and in a manner which will not interfere (in other than a de minimis

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manner) with the use of the Building by others, (ii) such work shall be performed only at such time or times as are reasonably designated by Landlord, and, at Landlord's option, under the supervision of Landlord or its designated representative, (iii) Landlord shall have the right to coordinate such work with any work then being undertaken by Landlord or by any other tenants of the Building, and (iv) Tenant, within thirty (30) days after a written demand therefor, shall reimburse Landlord all supervision and coordination costs incurred by Landlord pursuant to clauses (ii) and (iii) above (whether incurred to Landlord's employees or outside parties).

                  13.02. (a) Except to the extent that Tenant shall be responsible for the same pursuant to the provisions of Section 13.01(a) or (b) above, Landlord, at its expense, shall make repairs and replacements to, and otherwise keep and maintain (in a condition befitting a first-class downtown Manhattan office building), the Base Building, other than those portions of the Base Building which are not Base Building Premises Components and which do not affect, or affect only to a de minimis extent, (i) Tenant's use and occupancy of the Premises, (ii) access to the Premises, (iii) the provision of Building Services to the Premises, and (iv) Tenant's right or ability to perform Alterations which would otherwise be permitted hereunder.

                         (b) Landlord, in addition, shall be responsible for all
repairs and replacements, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, in and to the Premises, Tenant's Improvements and Tenant's Property, in each case, to the extent, the need for which arises out of (i) the performance of any work in the Premises by Landlord, or person authorized by Landlord to enter the Premises, or any of their respective employees, agents or contractors (provided, however, that Landlord shall not be responsible therefor under this clause (i) to the extent that the repair or replacement in question would not have been needed but for a violation by Tenant of its obligations under this lease), (ii) the conduct of alterations, additions, improvements or changes in the Building by Landlord or any of its employees, agents or contractors, (iii) any violation by Landlord of this lease, or (iv) the negligence or intentional misconduct of Landlord or any of its employees, agents, contractors or invitees (any such repairs and replacements being herein called "LANDLORD'S ADDITIONAL REPAIRS"). Tenant, at its option, may elect to perform any of Landlord's Additional Repairs at Landlord's expense. If Landlord notifies Tenant of the need for any Landlord's Additional Repairs, then Tenant shall promptly notify Landlord as to whether Tenant elects to perform such Landlord's Additional Repairs, at Landlord's expense, or to have Landlord perform such repair. In all cases, except in cases of emergency (in which cases Tenant need not so notify Tenant), Tenant, prior to commencing any Landlord's Additional Repairs, shall notify Landlord that Tenant has elected to perform the same at Landlord's expense. To the extent that Tenant elects to perform any Tenant Building Repair at Landlord's expense, (x) Tenant shall perform the same in accordance with the provisions of Section 13.01(c)(1), applied mutatis mutandis (except that the same shall be performed at Landlord's expense and the provisions of Section 13.01(c)(iii) shall not so apply), and (y) Landlord, within thirty (30) days after a written demand therefor, shall reimburse Tenant all of Tenant's out-of-pocket costs reasonably incurred in connection with such Landlord's Additional Repair.

                  13.03. All maintenance, repairs and replacements performed by Tenant in the Building (including without limitation Tenant Repairs performed by Tenant and Landlord's Additional Repairs performed by Tenant, but specifically excluding any maintenance, repairs and replacements performed by Tenant to Tenant's Property (as opposed to Tenant's Improvements)) shall be performed using only contractors which have been approved or designated by Landlord in accordance with the provisions of Sections 11.04 hereof, applied mutatis mutandis with respect to such maintenance, repairs and replacements. The provisions of Sections 11.05 and 11.07 hereof, as well as any other provisions of Article 11 relating to the standards and/or prosecution of work in the Building, shall likewise apply, mutatis mutandis, to maintenance, repairs and replacements performed by Tenant pursuant to this Article 13.

                  13.04. Tenant shall have the right, as well as the obligation, to perform the maintenance, repairs and replacements for which it is responsible under Section 13.01(a) above, subject, in all cases, to the other provisions of this Article 13. In respect thereof, it is agreed that Tenant's right to repair and replace any Tenant Improvements shall include only (i) the right to repair such Tenant Improvements, as needed, without modification or change thereto, and
(ii) the right to replace such Tenant Improvements or any portion thereof, as needed, without modification or change thereto; it being understood that any modifications or changes to any Tenant Improvements shall be deemed Alterations and may be performed only subject to and in accordance with Article 11 hereof. In addition, the right of Tenant to replace, as opposed to repair, any Tenant Improvements located outside the Premises shall, notwithstanding anything to the contrary contained herein, be deemed to allow Tenant to replace such Tenant Improvements or a portion thereof (as opposed to repairing the same) only to the extent that (x) such Tenant Improvements are of such a nature that the same can only be replaced and not repaired, or (y) the repair of the same is not feasible in light of the damage or defect in question.

                  13.05. Except as expressly set forth in this lease, Landlord shall have no liability to Tenant, nor, except as expressly set forth in Section 33.01, shall Tenant's covenants and obligations under this lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury arising from Landlord's making any repairs or changes which Landlord is required or permitted by this lease, or required by law, to make in or to the Building, including without limitation the Premises. The provisions of this Section 13.05 shall not absolve Landlord of its obligations to comply with the provisions of Section 35.15 hereof.

                  13.06. This Article 13 shall not be applicable, to any extent, to any fire or other casualty referred to in Article 19, or to any repairs or replacements of any damage or destruction resulting therefrom; the same shall be governed by the other applicable provisions of this lease, including Articles 9 and 19.

                                   ARTICLE 14

                                 Electric Energy

                  14.01. (a) Landlord shall furnish electricity, for use by Tenant in the Premises and in the operation of Tenant's Improvements, to the Base Connection Points (as hereinafter defined) at an aggregate level (for all the Base Connection Points combined) of not less than six and one-half (6.5) watts demand load per usable square foot of the Premises. As used herein, (i) the "BASE CONNECTION POINTS" shall mean the points of connection on the Building's electric risers which are located in the Premises Floor Electrical Closets (as hereinafter defined), each of which shall be selected by Tenant and approved by Landlord, (ii) the "PREMISES FLOOR ELECTRICAL CLOSETS" shall mean each of the four (4) electrical closets located on each Premises Floor (it being understood that such closets are not included within the Premises), (iii) the "COMMITTED BASE ELECTRICITY LEVEL" shall mean the minimum aggregate level at which Landlord shall furnish electricity to the Base Connection Points (i.e.,

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six and one-half (6.5) watts demand load per usable square foot of the
Premises), and (iv) "TENANT'S BASE ELECTRICITY" shall mean the electricity drawn by Tenant from the Base Connection Points. It being agreed that, for purposes of this Section 14.01(a), the useable area of the Premises shall be conclusively deemed to be 80% of the deemed rentable area of the Premises determined pursuant to the provisions of Section 3.06 hereof and Exhibit D annexed hereto.

                         (b) Tenant, subject to and in accordance with the
applicable provisions of this lease (including without limitation Article 11 hereof), shall (i) make such connections at the Base Connection Points as will allow Tenant to draw electricity therefrom, and (ii) distribute Tenant's Base Electricity from the Base Connection Points (x) to the various points throughout the Premises where Tenant's Base Electricity is consumed, and/or (y) to Tenant Improvements located outside the Premises which consume electricity. Tenant shall not draw electricity from the Building's electrical risers other than from the Base Connection Points. Nothing in this Section 14.01(b) or in Section 14.02(b) hereof shall be deemed to permit Tenant to utilize any electrical conduits outside of the Premises; it being understood that Tenant shall have the right to utilize certain electrical conduits outside the Premises pursuant to the provisions of Section 14.02(c) hereof or Article 41 hereof (and that Landlord may hereafter grant Tenant other rights to utilize certain electrical conduits outside the Premises).

                         (c) In connection with the distribution of electricity
from the Base Connection Points, or any conversion of voltage incident thereto, Tenant shall have the right to utilize or dispose of any transformers or panels located, as of the date hereof, in the Premises Floor Electrical Closets, but Landlord makes no representation or warranty concerning the condition of such transformers or panels or the adequacy thereof for Tenant's connection, distribution or conversion needs. After the completion of the Secondary Work and thereafter throughout the term of this lease, (i) Tenant shall have access to the Premises Floor Electrical Closets, and (ii) the same shall not service any other tenant of the Building; except, that Landlord and persons authorized by Landlord may run electrical conduits and risers through such closets.

                         (d) Tenant covenants that, at no time during the term
of this lease, shall Tenant ever draw electricity from the Base Connection Points at a level in excess of the Committed Base Electricity Level. Tenant further covenants that its use of electricity shall never exceed the capacity of the electrical risers, distribution conductors and other equipment installed by Tenant to distribute Tenant's Base Electricity as hereinabove provided.

                  14.02. (a) Landlord shall furnish electricity, for use by Tenant in the Premises and in the operation of Tenant's Improvements, to the Designated 20th Floor Electrical Panels (as hereinafter defined) at an aggregate level of not less than 2,500 KVA. As used herein, (i) the "DESIGNATED 20TH FLOOR ELECTRICAL PANELS" shall mean those certain electrical panels heretofore designated by Landlord and being contained in the switchgear room on the 20th floor of the Building which is shown hatched on Exhibit R attached hereto, (ii) the "COMMITTED SUPPLEMENTAL ELECTRICITY LEVEL" shall mean the minimum aggregate level at which Landlord shall furnish electricity to the Designated 20th Floor Electrical Panels (i.e., 2,500 KVA), and (iii) "TENANT'S SUPPLEMENTAL ELECTRICITY" shall mean the electricity drawn by Tenant from the Designated 20th Floor Electrical Panels. Tenant, subject to and in accordance with the provisions of Articles 11 hereof and in connection with the Initial Alterations, shall, at its expense, perform the work needed to (x) install a meter pan in respect of the Designated 20th Floor Electrical Panels (herein

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
called the "20TH FLOOR METER PAN"), and (y) run up to twenty (20) 4-inch electrical conduits (I) from the Designated 20th Floor Electrical Panels to Tenant's Electrical Distribution Room (as hereinafter defined), and (II) from Tenant's Electrical Distribution Room to Tenant's UPS Room (as hereinafter defined), all of which electrical conduits to be run in locations on the 20th floor of the Building reasonably designated by Landlord (such work being herein called the "20TH FLOOR ELECTRICAL WORK"). For purposes of applying Article 11 hereof to the 20th Floor Electrical Work, the same shall be deemed Exterior Material Alterations and Pre-Authorized Alterations.

                         (b) Tenant, subject to and in accordance with the
applicable provisions of this lease (including without limitation Article 11 hereof), shall (i) make such connections at the Designated 20th Floor Electrical Panels as will allow Tenant to draw electricity therefrom, and (ii) distribute Tenant's Supplemental Electricity from the Designated 20th Floor Electrical Panels (x) to any points within the Premises where Tenant's Supplemental Electricity is consumed, and/or (y) to any Tenant's Improvements located outside the Premises which consume electricity.

                         (c) In connection with the distribution of Tenant's
Supplemental Electricity from the Designated 20th Floor Electrical Panels as aforesaid, Tenant, subject to and in accordance with the provisions of Article 11 hereof, shall have the right, from time to time, to install one or more electrical conduits connecting Tenant's Electrical Distribution Room and Tenant's UPS Room to the Premises Floors and the roof of the Building, which electrical conduits shall run vertically through Tenant's Stairwell B Enclosure (as hereinafter defined) and/or Tenant's Stairwell E Enclosure (as hereinafter defined), and, to the extent any of such electrical conduits need to run horizontally, the same shall be run in locations reasonably designated by Landlord; provided, however, that Tenant's right to install any such electrical conduit shall be conditioned upon (i) Tenant having theretofore installed, or Tenant contemporaneously therewith installing, either or both of Tenant's Stairwell B Enclosure and Tenant's Stairwell E Enclosure pursuant to Section
16.14 hereof, and (ii) there being sufficient space within Tenant's Stairwell B Enclosure and/or Tenant's Stairwell E Enclosure to install such electrical conduit. Such electrical conduits are herein collectively called the "TENANT'S SUPPLEMENTAL ELECTRICITY CONDUITS", and the work required to install the same being herein called the "TENANT'S SUPPLEMENTAL ELECTRICITY CONDUIT WORK". For purposes of applying Article 11 hereof to Tenant's Supplemental Electricity Work, the same shall be deemed Exterior Material Alterations and, subject to the foregoing provisions of this Section 14.02(c), Pre-Authorized Alterations.

                         (d) Tenant covenants that, at no time during the term
of this lease, shall Tenant ever draw electricity from the Designated 20th Floor Electrical Panels at a level in excess of the Committed Supplemental Electricity Level. Tenant further covenants that its use of electricity shall never exceed the capacity of the electrical risers, distribution conductors and other equipment installed by Tenant to distribute Tenant's Supplemental Electricity as hereinabove provided.

                  14.03. (a) Tenant shall pay Landlord, or a meter company designated by Landlord, for Tenant's Base Electricity and Tenant's Supplemental Electricity (collectively, "TENANT'S ELECTRICITY") on a submetered basis in accordance with the following provisions of Section 14.03(b) (unless the provisions of Section 14.04 through Section 14.07 hereof shall apply) and, in all events, at the rates and charges set forth in this Section 14.03(c).

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
                         (b) Tenant's Electricity shall be measured by one or
more submeters, measuring both demand and consumption, and one or more of such submeters, or a separate meter or device, shall measure demand as to all such submeters on a "co-incident" basis (such submeters, together with all related equipment, are herein collectively called "TENANT'S SUBMETERS"). As used herein, the term "demand" shall mean demand as defined by the public utility company furnishing electricity to the Building from time to time (herein called the "UTILITY COMPANY") and as measured over such time period or interval as the Utility Company shall measure the same. Tenant's Submeter(s) initially measuring Tenant's Base Electricity shall be installed by Landlord, at its expense, on or prior to the date that is six (6) weeks after the date that Tenant shall have installed its electrical panels in each of the Premises Floor Electrical Closets. Tenant's Submeter(s) measuring Tenant's Supplemental Electricity shall be installed by Landlord, and Landlord shall endeavor to install such Tenant's Submeter(s) on or prior to the date (herein called the "SUPPLEMENTAL METER OUTSIDE DATE") that is six (6) weeks after the date that Tenant shall have installed the 20th Floor Meter Pan and shall have notified Landlord thereof.

                         (c) The amount to be charged to Tenant by Landlord, for
any billing period, for Tenant's Electricity (whether the demand and consumption components thereof are measured by Tenant's Submeters or determined by survey as herein elsewhere provided), shall be 102% of the amount indicated by applying both the number of KWs of demand for such period (measured on a co-incident demand basis) and the KWHRs of consumption for such period, to Landlord's Rate Schedule for such period. Tenant shall also pay, and Landlord shall remit to the appropriate governmental agency, all sales tax payable on the amounts set forth in the preceding sentence. As used herein, "LANDLORD RATE SCHEDULE", for any period, shall be rate schedule, for both KWs and KWHRs, at which Landlord purchases electricity for the Building from the Utility Company during such period, excluding, however, any sales tax which may be included in such schedule. Bills for Tenant's Electricity, which Tenant hereby agrees to pay, shall be rendered by Landlord, or the meter company, to Tenant at such time and for such billing periods as Landlord may elect, and shall be payable as an Additional Charge within thirty (30) days after the rendition of any such bill. Each electric bill rendered by Landlord to Tenant for Tenant's Base Electricity shall be accompanied by a copy of the electricity bill(s) for the Building identifying Landlord's Rate Schedule for the applicable billing period.

                         (d) (1) Prior to the date that the Tenant's Submeter(s)
measuring Tenant's Base Electricity are installed on any Premises Floor, (I) Tenant, during the period commencing on the date hereof and ending on the day prior to the date that Tenant first occupies such Premises Floor for the ordinary conduct of its business, shall pay to Landlord, in respect of Tenant's Base Electricity for such Premises Floor, an amount equal to $1.00 per rentable square foot per annum, and (II) Tenant, during the period, if any, commencing on the date that Tenant first occupies such Premises Floor for the ordinary conduct of its business and ending on the date that the Tenant's Submeters measuring Tenant's Base Electricity are installed and made operational on such Premises Floor, shall pay to Landlord, in respect of Tenant's Base Electricity for such Premises Floor, an amount equal to $2.50 per rentable square foot per annum, which amount shall be deemed a payment on account for such period and shall be retroactively adjusted, after the installation of the Tenant's Submeter(s) measuring Tenant's Base Electricity for such Premises Floor, based upon the first 12-months of readings of such Tenant's Submeter(s) substantially in accordance with the provisions of Section 14.05 hereof.

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
                                (2) Tenant shall not draw any electricity from
the Designated 20th Floor Electrical Panels, prior to the first to occur of (i) the date that the Tenant's Submeter(s) measuring Tenant's Supplemental Electricity are installed, and (ii) the day after the Supplemental Meter Outside Date. Consistent with the foregoing, if Tenant's Submeter(s) measuring Tenant's Supplemental Electricity are not installed on or prior to the Supplemental Meter Outside Date, then, for the period commencing on the day after the Supplemental Meter Outside Date and ending with the installation of such Tenant Submeter(s), Tenant shall not be charged for drawing Tenant's Supplemental Electricity from the Designated 20th Floor Electrical Panels.

                         (e) Landlord's obligations under this Article 14 shall
not be affected, diminished or excused by reason of Landlord's use or employment of a meter company. Any such meter company shall for purposes of this lease be deemed Landlord's agent.

                  14.04. In the event that the "submetering" of electricity in the Building is hereafter prohibited by any law hereafter enacted, or by any order or ruling hereafter issued by the Public Service Commission of the State of New York, or by any final judicial decision hereafter issued by any appropriate court, then, at the request of Landlord, Tenant shall, unless Tenant elects to require Landlord to provide Tenant's Electricity pursuant to Section
14.05 hereof, promptly apply to the appropriate Utility Company for direct electric service and bear all costs and expenses necessary to comply with all rules and regulations of the Utility Company pertinent thereto, and, upon the commencement of such direct service, Landlord shall be relieved of any further obligation to furnish Tenant's Electricity to Tenant pursuant to this Article 14, except that Landlord shall permit its wires, conduits and electrical equipment, to the extent available and safely capable, to be used for such purpose. If any additional feeder, riser or other equipment is necessary to supply such direct service, Landlord shall, at the sole cost and expense of Tenant, install the same at reasonably competitive rates, if in Landlord's reasonable judgment the same are so necessary and will not cause damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition (other than one which is temporary) or unreasonably interfere with or disturb other tenants or occupants (other than on a temporary basis).

                  14.05. (a) If submetering of electricity is prohibited as described in Section 14.04 above and Tenant does not elect to obtain direct electric service from the Utility Company, then the demand (KW) and consumption
(KWHR) components of Tenant's Electricity shall be determined from time to time by electric survey made from time to time in accordance with the provisions of this Section 14.05, Section 14.06 and Section 14.07. Pending an initial survey made by Landlord's utility consultant, effective as of the date (the "INITIAL SURVEY EFFECTIVE DATE") when Landlord has commenced charging Tenant for Tenant's Electricity pursuant to this Section 14.05 (with suitable proration for any period of less than a full calendar month), the Fixed Rent specified in Section
1.04 shall be increased by an amount (the "INITIAL CHARGE") which shall be at the rate of $2.50 per rentable square foot per annum, or if there has been twelve (12) months' charges of submetered electric, an amount per month equal to the average of the prior twelve (12) months' charges for submetered electric. After completion of an electrical survey made by Landlord's utility consultant of Tenant's demand (KW) and consumption (KWHR) of electricity, said consultant shall apply the rates set forth in Section 14.03 hereof to arrive at an amount (the "ACTUAL CHARGE"), and the Fixed Rent shall be appropriately adjusted retroactively to the Initial Survey Effective Date to reflect any amount by which the Actual Charge differs from the Initial Charge. If the Actual

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
Charge is greater than the Initial Charge, Tenant shall pay resulting deficiency within ten (10) days after being billed therefor. If the Actual Charge is less than the Initial Charge, Landlord shall refund the resulting overpayment within ten (10) days after the determination of the Actual Charge. Landlord shall cause its utility consultant to complete the aforesaid survey and computation, and to notify the parties thereof, no later than sixty (60) days after the Initial Survey Effective Date. Thereafter and from time to time during the term of this lease, Landlord may, and whenever Tenant shall so request, Landlord shall promptly, cause additional surveys of Tenant's electric demand and consumption to be made by Landlord's utility consultant. Whenever Tenant shall so request, the fees of Landlord's utility consultant shall be paid by Tenant. In the event any of the foregoing surveys shall determine that there has been an increase or decrease in Tenant's demand or consumption, then effective retroactively to the date of such increase or decrease (except as otherwise provided below) the then current Actual Charge, as same may have been previously increased or decreased pursuant to the terms hereof, shall be increased or decreased in accordance with such survey determination. If the Actual Charge is thus increased, Tenant shall pay resulting deficiency within ten (10) days after being billed therefor. If the Actual Charge is thus decreased, Landlord shall refund the resulting overpayment within ten (10) days after such determination. Notwithstanding the foregoing provisions of this Section 14.06, (i) no increase resulting from any survey made after the initial survey shall be retroactive to any date more than 30 days prior to the date of such survey, (ii) no decrease resulting from any survey made after the initial survey at Tenant's request shall be retroactive to any date more than 30 days prior to the date of Tenant's request, and (iii) no decrease resulting from any survey made after the initial survey without Tenant's request shall be retroactive to any date more than 30 days prior to the date of such survey. Each survey after the initial survey shall include a statement of the date, determined in accordance with this Section 14.05(a), to which it is to be given retroactive effect.

                         (b) In the event from time to time after the initial
survey or a subsequent survey any additional electrically operated equipment is installed in the Premises by Tenant or connected or any electrically operated equipment is removed from the Premises or disconnected, or if Tenant shall increase or decrease its hours of operation, or if the charges by the Utility Company are increased or decreased, then and in any of such events the Actual Charge shall be increased or decreased accordingly. The amount of such increase or decrease in the Actual Charge shall be determined in the first instance by Landlord's utility consultant. At any time after any such event shall occur, Landlord may, and if Tenant shall so request, Landlord shall promptly, cause the amount of such increase or decrease to be so determined. Whenever Tenant shall so request, the fees of Landlord's utility consultant shall be paid by Tenant. In addition, the Actual Charge will be increased or decreased quarterly in accordance with calculations by Landlord's utility consultant to reflect changes in the fuel adjustment component of the Utility Company's charge. Any increase or decrease pursuant to this Section 14.05(b) in the amount charged Tenant for electricity shall be retroactive to the date on which the fact or condition giving rise thereto occurred; provided, however, that (i) no increase shall be retroactive to any date more than 30 days prior to the date on which Tenant is notified thereof, (ii) no decrease resulting from any determination made at Tenant's request shall be retroactive to any date more than thirty (30) days prior to the date of Tenant's request, and (iii) no decrease resulting from any determination made without Tenant's request shall be retroactive to any date prior to the date on which Tenant is notified thereof. Each determination shall include a statement of the date, determined in accordance

                                      -88-
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with this Section 14.05(b), to which it is to be given retroactive effect.

                  14.06. Surveys made of Tenant's electrical demand and consumption shall be based upon the use of electricity between the hours of 8:00 a.m. to 6:00 p.m., Mondays through Fridays, and such other days and hours as Tenant (together with all Tenant Parties) uses electricity for lighting and for the conduct of its business in the Premises (if Tenant uses electricity during certain hours in portions of the Premises but not all of the Premises, such fact shall be taken into account); and if cleaning services are provided by Landlord, such survey shall include (i) during Landlord's normal cleaning hours of five
(5) hours per day (which shall not be subject to reduction), lighting within the Premises, and (ii) during such portion of such five (5) hours as such equipment is ordinarily so used, the use of the electrical equipment normally used for such cleaning. The electric demand and consumption of any light or device shall not be deemed to be constant or continuous (unless so by its nature) and the utility consultant shall reasonably estimate the actual demand and consumption of each light or device, and, for purposes of determining Tenant's total demand, the utility consultant shall also reasonably estimate the diversity factor to be applied to the demand of each such light or device.

                  14.07. All survey determinations made in accordance with
Section 14.05(a) and all other determinations made in accordance with Section 14.05(b), in each case including the date, determined in accordance with Section 14.05, to which the same shall be given retroactive effect, shall be accompanied by full documentation and shall be subject to contest by Tenant as provided in this Section 14.07. In the event electricity shall be furnished to Tenant as contemplated in Section 14.05 hereof, then Tenant, within sixty (60) days after notification from Landlord of any determination of Landlord's utility consultant in accordance with the provisions of Section 14.05(a) or (b), shall have the right to contest, at Tenant's cost and expense, such determination, in each case including the aforesaid date, by submitting to Landlord a like determination prepared by a utility consultant of Tenant's selection which will highlight the differences between Landlord's determination and Tenant's determination. If Landlord's utility consultant and Tenant's utility consultant shall be unable to reach agreement within thirty (30) days, then such two consultants shall designate a third utility consultant to make the determination, and the determination of such third consultant shall be binding and conclusive on both Landlord and Tenant. If the determination of such third consultant shall substantially confirm the finding of Landlord's utility consultant (i.e., within ten percent (10%)), then Tenant shall pay the cost of such third consultant. If such third consultant shall substantially confirm the determination of Tenant's consultant (i.e., within ten percent (10%)), then Landlord shall pay the cost of such third consultant. If such third consultant shall make a determination substantially different from that of both Landlord's and Tenant's utility consultants (or is within ten percent (10%) of both such determinations), then the cost of such third consultant shall be borne equally by Landlord and Tenant. In the event that Landlord's utility consultant and Tenant's utility consultant shall be unable to agree upon the designation of a third utility consultant within thirty (30) days after Tenant's utility consultant shall have made its determination (different from that of Landlord's utility consultant) then either party shall have the right to request the American Arbitration Association in the City of New York to designate a third utility consultant whose decision shall be conclusive and binding upon the parties, and the costs of such third consultant shall be borne as hereinbefore provided in the case of a third consultant designated by Landlord's and Tenant's utility consultants. Pending the resolution of any contest pursuant to the terms hereof, Tenant

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
shall pay the Actual Charge determined by Landlord's utility consultant, and upon the resolution of such contest, appropriate adjustment in accordance with such resolution of such Actual Charge shall be made retroactive to (i) the date to which the contested determination was given retroactive effect or (ii) if Tenant shall have contested such date, to the date determined in such contest.

                  14.08. (a) If Tenant requires additional electrical capacity, above the Committed Base Electricity Level and the Committed Supplemental Electricity Level, then Tenant may deliver to Landlord a notice which shall set forth the level of additional electrical capacity required and shall request that Landlord endeavor to obtain such additional electrical capacity from the Utility Company (each such notice being herein called a "ADDITIONAL ELECTRICITY NOTICE"). If, after Landlord receives an Additional Electricity Notice, Tenant shall demonstrate its need for the additional electrical capacity requested in such Additional Electricity Notice to Landlord's reasonable satisfaction, then Landlord, at Tenant's expense and in coordination with Tenant, shall make reasonable efforts to cause the Utility Company to deliver to the Building the additional electrical capacity set forth in the Additional Electricity Notice; provided, however, that Landlord's foregoing obligation to use reasonable efforts shall not require Landlord to (i) initiate or otherwise participate in any litigation or administrative proceeding, (ii) make any alterations, additions or improvements to the Real Property (other than, if applicable, the installation of the Additional Electrical Equipment (as hereinafter defined) pursuant to the provisions of Section 14.08(b) hereof at Tenant's expense),
(iii) expend any money (unless Tenant pays such amounts to Landlord prior to the date the same are due from Landlord), or (iv) take any action which would or might adversely affect on (x) Landlord's ability to obtain electricity from the Utility Company for the remainder of the Real Property or (y) Landlord's ability to distribute electricity to any portion of the Real Property. Tenant shall reimburse Landlord all Landlord's out-of-pocket expenses incurred in connection with, and indemnify and hold harmless Landlord against any and all claims and liabilities arising out of, Landlord's obtaining of, or Landlord's attempts to obtain, the additional electrical capacity requested in the Additional Electricity Notice (including without limitation those incurred in connection with or arising out of Landlord's execution of any applications and similar documents).

                         (b) If, in response to a request of Tenant or Landlord,
the Utility Company shall agree to furnish the additional electrical capacity set forth in any Additional Electricity Notice, then Landlord, at Tenant's expense, shall (i) permit the Utility Company to install in the Building's electric vault the equipment and connections necessary to provide such additional electrical capacity to the Building (such equipment and connections being herein called the "ADDITIONAL BUILDING ELECTRICAL EQUIPMENT"), and (ii) either install, or, at Landlord's option, permit Tenant to install, the risers, switches, transformers, panels and related equipment necessary to make such additional electrical capacity available to the Premises and the meters or submeters needed to measure the electricity drawn therefrom (all such risers, switches, transformers, panels and related equipment, together with such meters or submeters, being herein called the "ADDITIONAL TENANT ELECTRICAL EQUIPMENT"). Tenant shall (x) pay, or reimburse Landlord, all charges of the Utility Company with respect to its installation of the Additional Building Electrical Equipment or otherwise charged in connection with the furnishing of additional electrical capacity to the Building pursuant to the provisions of this Section 14.08(b), and (y) reimburse Landlord all reasonable out-of-pocket cost incurred by Landlord in connection with the installation of the Additional Tenant Electrical Equipment. Upon such installation of the Additional Tenant Electrical Equipment, the same shall constitute Tenant's Improvements.

                         (c) Notwithstanding anything to contrary contained in
the foregoing provisions of this Section 14.08 or in any other provision of this lease, Tenant hereby agrees that (I) except for Tenant's rights to draw electricity expressly set forth in Sections 14.01 and 14.02 hereof, Landlord shall never have any obligation to furnish to Tenant and Tenant shall never have any right or claim whatsoever to any electrical capacity currently existing in the Building (regardless of whether any such capacity is now being used or is ever used and regardless of whether any such capacity may hereafter become available for use), and (II) except for any additional electrical capacity furnished to the Building by the Utility Company pursuant to this Section 14.08 as hereinabove provided, Tenant shall have no rights or claims whatsoever to any additional electrical capacity hereafter furnished to the Building by the Utility Company. Without limiting the generality of the foregoing, it is understood and agreed that if the Utility Company denies a request made by Landlord or Tenant to furnish to the Building the additional electrical capacity set forth in an Additional Electricity Notice and gives as its reason therefor that there is unused or available electrical capacity in the Building, then, notwithstanding that there is such unused or available capacity, Landlord shall have no obligation to furnish any portion of such capacity to Tenant and Tenant shall have no rights thereto.

                  14.09. Landlord shall not be liable in any event to Tenant for any failure, interruption or defect in the supply or character of electric energy furnished to the Premises by reason of any act or omission of the public utility serving the Building with electricity or for any other reason not attributable to Landlord's willful misconduct or negligence (but in no event shall Landlord be responsible for any consequential damages).

                  14.10. If pursuant to any law, ruling, order or regulation, the charges under which Tenant is purchasing electricity from Landlord pursuant to this Article 14 shall be reduced below that which Landlord is otherwise entitled hereunder, then, unless prohibited by laws and requirements of public authorities, Tenant shall pay said deficiency to Landlord as an Additional Charge within thirty (30) days after being billed therefor by Landlord, as compensation for the use and maintenance of the Building's electric distribution system.

                  14.11. Tenant, at its sole cost and expense, using its own employees, or a vendor or contractor selected by Tenant, shall furnish and install all replacement lighting, tubes, lamps, bulbs and ballasts required in the Premises.

                  14.12. If any rebates shall be available from the Utility Company, as part of any utility sponsored energy conservation rebate program, on account of the energy efficient nature of Tenant's lighting fixtures and/or equipment, then Landlord, at Tenant's sole expense, (i) shall, if Tenant shall request, make and prosecute applications for any such rebates, and take other reasonably requested actions in furtherance thereof, and (ii) shall, to the extent any such rebates are actually received by Landlord, promptly remit the same to Tenant.

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                                   ARTICLE 15

                               Landlord's Services

                  15.01. For the purposes of this Article 15, the fol-lowing terms shall have the following meanings:

                         (a) "BUSINESS OCCUPANCY DATE", with respect to any
Premises Floor, shall mean the date on which Tenant takes occupancy of the portion of the Premises located on such Premises Floor for the conduct of its usual business. Tenant shall give Landlord notice of the Business Occupancy Date with respect to each Premises Floor at least five (5) Business Days prior to the occurrence thereof.

                         (b) "BUSINESS HOURS" shall mean the hours between
8:00 a.m. and 6:00 p.m. on Business Days.

                         (c) "BUSINESS DAYS" shall mean all days, except
Saturdays, Sundays and Holidays. Notwithstanding the foregoing, for purposes of
Section 15.03 hereof and Section 15.05 hereof (but not for any other purposes hereunder), the term "Business Days" shall include Partial Service Holidays.

                         (d) "HOLIDAYS" shall mean New Year's Day, Washington's
Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving, Christmas and any other days which shall be either (i) observed by the federal or the state governments as legal holidays, or (ii) designated as a holiday by the applicable Building Service Union Employee Service contract or by the applicable Operating Engineers contract. At anytime after the beginning of a calendar year, Landlord, promptly after its receipt of a written request therefor from Tenant, shall furnish Tenant with a notice designating the Holidays for that calendar year.

                         (e) "PARTIAL SERVICE HOLIDAYS" shall mean any Holiday
which occurs on a weekday and on which the New York Stock Exchange is open for trading.

                  15.02. (a) Landlord shall furnish cold water to the sprinklers on each Premises Floor to the extent required for sprinkler purposes only. Landlord's sprinkler system (up to and including the main sprinkler loop on each Premises Floor) shall be hydraulically designed for office space with .015 gpm per square foot to the 2,000 most remote square feet, a water reserve of 30 minutes and a maximum head coverage area of 196 square feet.

                         (b) Landlord shall furnish hot and cold water to the
Core Lavatories on each Premises Floor to the extent required for normal core lavatory, drinking and cleaning purposes only. In addition, Landlord, without charge to Tenant, shall furnish additional hot and/or cold water for use by Tenant for the following purposes: (i) satellite lavatories (containing no more than one sink and one toilet each), up to a maximum of two (2) per Premises Floor, and (ii) pantries (containing no more than one dishwasher and one sink each), up to a maximum of two (2) per Premises Floor. Such additional hot and/or cold water shall be furnished through the Building's plumbing system to, and shall be accessible by Tenant at, one or more of the valved outlets therefor which currently exist in the core of the Building on each Premises Floor.

                         (c) If, consistent with Section 2.01 hereof, Tenant
shall require water for any purposes other than those set forth in Section 15.02(a) and (b) above (which other purposes shall include without limitation
(i) water for any additional pantries, or for any kitchenettes, kitchens or a cafeteria or other dining facility, inclusive of any sinks, dishwashers, coffee machines, etc. therein, (ii) water for any additional satellite or private lavatories installed by Tenant, (iii) water for any gymnasium or showers installed by Tenant, and/or (iv) water for Tenant's Cooling Plant), then Landlord need only furnish additional cold water for such other purposes, as so required, which additional cold water shall be furnished through the Building's plumbing system to, and shall be accessible by Tenant at, one or more of the valved outlets therefor which currently exist in the core of the Building on each Premises Floor and, after the completion of the Secondary Work, a single valved outlet on the roof of the Building. Such furnished water shall have a pressure at the outlet of not less than 13 psig and not more than 80 psig. If Tenant uses water for any purposes other than as set forth in Section 15.02(a) and (b) above, then Landlord may install and maintain, at Tenant's expense, one or more meters to measure Tenant's consumption of such water for such other purposes. Tenant shall reimburse Landlord for the quantities of water shown on such meter or meters, periodically, within thirty (30) days after written demand therefor, in accordance with the rates and charges of the utility company or municipality supplying such water to the Building. Tenant, at its expense, shall be solely responsible for distributing to and within the Premises, and, to the extent Tenant requires hot water, heating any additional cold water furnished pursuant to this Section 15.02(c). Landlord shall also make available to Tenant at a plugged point of connection on each Premises Floor (i) a 4" waste line and
(ii) a 2" vent line.

                  15.03. (a) Landlord, during Business Hours, shall furnish, in accordance with the specifications set forth on Exhibit K annexed hereto, (i) heat and ventilation service at the perimeter of each Premises Floor through the existing perimeter equipment (such heat and ventilation service being herein called "BASE BUILDING HEAT SERVICE"), and (ii) air-conditioning and ventilation service both (x) at the perimeter of each Premises Floor (through the existing perimeter equipment), other than the 50th floor of the Building, and (y) at delivery points (designated by Landlord) in the Building's core located on each Premises Floor, other than the 50th floor of the Building (such air-conditioning and ventilation service being herein called "BASE BUILDING AIR-CONDITIONING SERVICE"). Tenant, at its expense, shall have right to measure the provision of heat, air-conditioning and ventilation service to the Premises as aforesaid to confirm that the same is in conformity with the specifications set forth on Exhibit K, and to temporarily or permanently install equipment for that purpose, provided, that no such equipment shall have any adverse affect on the operation, performance or maintenance of the Building's HVAC system(s) or any related equipment. Landlord shall provide either Base Building Heat Service or Base Building Air-Conditioning Service according to outside conditions and not according to the season or time of year.

                         (b) If Tenant shall request that Landlord furnish Base
Building Heat Service ("OVERTIME HEAT") or Base Building Air-Conditioning Service ("OVERTIME AC") to any Premises Floor(s) at any time other than Business Hours, then Landlord shall furnish such service at such times (x) upon no less than five (5) hours' advance notice from Tenant for overtime service after six
(6) p.m. on Business Days, and (y) upon notice received before Noon on the preceding Business Day for overtime service on non-Business Days. Each such notice shall specify the Premises Floor or Floors to which service is to be provided. Tenant, within thirty (30) days after its receipt of a demand therefor, shall pay to Landlord (x) the Overtime AC Rate for any Overtime AC, and (y) the Overtime Heat Rate for any Overtime Heat. As of the date hereof, the "OVERTIME AC RATE" shall be $40 per hour, per floor, and the "OVERTIME HEAT RATE" shall be $40 per hour, per floor. Each of the Overtime AC Rate and the Overtime Heat Rate shall be Adjusted by CPI (as defined in Article 31 hereof).

                         (c) Notwithstanding anything to the contrary contained
in the foregoing provisions of this Section 15.03, Landlord shall have no obligation to furnish either Base Building Heat Service or Base Building Air-Conditioning Service to the 50th floor of the Building or any part thereof. Tenant, for so long as the Premises shall include any space on the 50th floor of the Building, shall be solely responsible for furnishing heat and air-conditioning to the leasable areas of the 50th floor of the Building (including without limitation the Premises). For such purposes, Tenant shall be entitled to utilize both (i) the existing separate heating system currently located on the 50th floor of the Building, and (ii) the existing air-conditioning unit currently located on the 50th floor of the Building, and, subject to and in accordance with the provisions of Article 11 hereof, shall have the right to modify and supplement such separate heating system and air-conditioning unit (such separate heating system, as so modified and supplemented, being herein called the "50TH FLOOR HEATING UNIT"; such air-conditioning unit, as so modified and supplemented, being herein called the "50TH FLOOR AC UNIT"; and such 50th Floor Heating Unit and such 50th Floor AC Unit being herein collectively called the "50TH FLOOR HVAC UNITS"). Landlord, without charge to Tenant, shall furnish the steam needed to operate the 50th Floor Heating Unit; it being understood that Landlord shall have no other obligation to furnish any service to the 50th Floor Heating Unit. Tenant, subject to and in accordance with the applicable provisions of this lease, shall, at Tenant's expense, furnish the electricity needed to operate the 50th Floor AC Unit (from the electricity furnished by Landlord to Tenant pursuant to Article 14 hereof) and the chilled water needed to operate the 50th Floor AC Unit (from the chilled water furnished by Landlord to Tenant pursuant to Section
15.04 hereof or the chilled water generated by Tenant's Cooling Plant); it being understood that Landlord shall have no separate obligation to furnish electricity or chilled water or any other service to the 50th Floor AC Unit. The 50th Floor HVAC Units shall be deemed part of "Tenant's Improvements" for all purposes of this lease; provided, however, that, in all events, each of the 50th Floor HVAC Units shall be surrendered with the Premises upon the expiration or earlier termination of this lease (or, as the case may be, the expiration or earlier termination of this lease with respect to the entirety of the Premises located on the 50th Floor of the Building) in the same or better condition, and with equal or better capacity, than each such unit is in on the date hereof, subject to ordinary wear and tear. Landlord makes no representation or warranty whatsoever concerning the capacity or existing condition of either of the 50th Floor HVAC Units. Notwithstanding the foregoing provisions of this Section 15.03(c), if, at anytime, the Premises shall include some, but less than all, the leasable area on the 50th floor of the Building, then Tenant shall enter into an agreement with Landlord (or, at Landlord's option, the tenant(s) or other occupant(s) of such other leasable area), which agreement shall (I) provide that Tenant, without charge to Landlord or the tenant(s) or other occupant(s) of such leasable area, shall provide heat service and air-conditioning service to such other leasable area substantially as it provides heat service and air-conditioning service to the Premises (both during and after Business Hours), (II) provide that Landlord (or, as the case may be, the tenant(s) or other occupant(s) of such other leasable area), from time to time, shall reimburse Tenant its (or their) proportionate share of the reasonable costs incurred by Tenant in repairing and replacing the 50th Floor HVAC Units (which proportionate share shall be computed on a pro-rata rentable square basis), and (III) contain provisions substantially similar to Section 15.03(b) hereof and Section 15.10(a) and (b) hereof with respect to such heat service and air-conditioning service.

                  15.04. (a) Landlord shall furnish chilled water to the SCW Distribution Points, 24 hours a day, 7 days a week, at a level which, subject to Tenant making proper connection thereto, will enable Tenant to draw at least 400 tons of chilled water, in the aggregate, from such points at any time. Tenant shall have the right to draw from the SCW Distribution Points, at any instance in time, up to, but not in excess of, 400 tons of chilled water, which chilled water shall be used in the operation of Tenant's Supplemental AC Equipment (as hereinafter defined), the 50th Floor AC Unit and/or Tenant's UPS System (as hereinafter defined). Tenant, at its expense, shall be responsible for connecting to the SCW Distribution Points and distributing any chilled water drawn from such SCW Distribution Points to Tenant's Supplemental AC Equipment, the 50th Floor AC Unit and/or Tenant's UPS System. Such chilled water shall be furnished at 48 degrees F., and shall be returned at 58 degrees F.; the system differential pressure shall be 20 psig at the highest floor. As used herein, the "SCW DISTRIBUTION POINTS" shall mean the single point on each Premises Floor located in the Building's core, the single point on the roof of the Building and the single point on the 20th floor of the Building, which shall be designated by Landlord, and, at which Tenant, after the completion of the Secondary Work, shall be able to draw chilled water. Notwithstanding the foregoing, Landlord shall have no obligations under this
Section 15.04(a) until after the substantial completion of the Secondary Work. The term "TENANT'S SUPPLEMENTAL AC EQUIPMENT" shall mean, collectively, all of Tenant's water-cooled supplemental air-conditioning units.

                         (b) (1) For purposes of this Section 15.04, the
following terms shall have the following meanings:

                                "TON HOURS", for any period as measured by any chilled water meter, shall mean a number of ton hours equal to the quotient of (A) the product of (y) the number of BTUs of chilled water consumed by Tenant during such period (as measured by such meter), multiplied by (z) the "Meter Factor" (as such term is used in the vernacular of the industry) applicable to the make and model number of such meter, divided by (B) the BTUH Factor applicable to the make and model number of such meter.

                                "ON-PEAK HOURS", for any period, shall mean those hours which, during such period, are designated as on-peak hours (or another designation similar thereto) on the electric rate schedule at which Landlord purchases electricity for the Building from the Utility Company. As of the date hereof, On-Peak Hours shall be the hours from 8:00 a.m. to 10:00 p.m. Monday through Friday.

                                "OFF-PEAK HOURS", for any period, shall mean those hours which are not On-Peak Hours during such period.

                                "ON-PEAK SUPPLEMENTAL CHILLED WATER RATE", as of the date hereof, shall mean eighteen cents ($0.18) per Ton Hour, it being agreed that such rate shall be Adjusted By CPI.

                                "OFF-PEAK SUPPLEMENTAL CHILLED WATER RATE", as of the date hereof, shall mean thirteen cents ($0.13) per Ton Hour, it being agreed that such rate shall be Adjusted By CPI.

                                "MINIMUM PER DIEM SCW CHARGE" shall mean an amount equal to $137, which amount shall be Adjusted By CPI.

                                "50TH FLOOR PER DIEM CREDIT" shall mean (I) during any period that the Premises include any space on the 50th floor of the Building, an amount equal to $131, which amount shall be Adjusted By CPI, and (II) during any other period, $0.

                                (2) Tenant, prior to drawing any chilled water
from any SCW Distribution Points, shall, at its expense, install one or more meters (each, a "CHILLED WATER METER") at one or more of such point(s) (or such other location on the Building's chilled water loop approved by Landlord) which will monitor Tenant's draw and consumption of chilled water from all the SCW Distribution Points during each of On-Peak Hours and Off-Peak Hours, which meter shall (i) separately register the number of Ton Hours consumption during On-Peak Hours and consumption during Off-Peak Hours, (ii) otherwise provide accurate time of day readings of Tenant's draw and consumption of chilled water from the SCW Distribution Points, and (iii) otherwise be in conformity with the meter specifications set forth on Exhibit V-1 attached hereto. In addition, Tenant, together with the Chilled Water Meters, shall install such equipment as will prevent Tenant from drawing, at any instant in time, chilled water from the SCW Distribution Points in excess of 400 tons in the aggregate.

                                (3) Tenant, within thirty (30) days after its
receipt of a written demand therefor, shall pay to Landlord as Additional Charges hereunder, for all chilled water it draws from the SCW Distribution Points during any period, an amount equal to the positive excess, if any, of (I) the greater of (x) an amount equal to Minimum Per Diem SCW Charge multiplied by the number of days in such period, and (y) the Meter Charge for such period, over (II) the 50th Floor Per Diem Credit multiplied by the number of days in such period. As used herein, the "METER CHARGE", for any period, shall mean an amount equal to the sum of (i) the product obtained by multiplying (1) the aggregate of all Ton Hours consumed during On-Peak Hours during such period (as measured by the Chilled Water Meters), by (2) the On-Peak Supplemental Chilled Water Rate applicable during such period, plus (ii) the product obtained by multiplying (A) the aggregate of all Ton Hours consumed during Off-Peak Hours during such period (as measured by the Chilled Water Meters) by (B) the Off-Peak Supplemental Chilled Water Rate applicable during such period.

                  15.05. (a) Landlord shall provide passenger elevator service to the Premises Floors, which service shall be provided (i) during Business Hours, through at least eight (8) hi-rise passenger elevators, and (ii) at all other times, through at least the Evening Elevator Number (as hereinafter defined) of hi-rise passenger elevators. Such passenger elevator service shall continue, throughout the term of this lease, to be furnished by the passenger elevators now serving the Premises Floors and, throughout the term of this lease, no floor, other than the floors now regularly served by such passenger elevators (i.e., only the 41st through 50th floors of the Building, the Building's ground floor lobby and, as to the Bank X Concourse Elevator (as hereinafter defined) only, the retail concourse level of the Building), shall be served by such passenger elevators. Landlord's obligation to provide passenger elevator pursuant to the provisions of this Section 15.05(a) shall not commence with respect to any Premises Floor until the Business Occupancy Date with respect to such Premises Floor. As used herein the term "EVENING ELEVATOR NUMBER" shall mean (i) during the Bank X Control Period, seven (7), and (ii) during any other period, two (2); provided, however, that, during any such other period, Tenant, by notice to Landlord, may request that the Evening Elevator Number be increased to a whole number which is not greater than seven (7) (the excess of such requested whole number over two (2) being called the "REQUESTED INCREMENTAL NUMBER"), and, in such event, (x) Landlord, promptly after its receipt of such a notice, shall install the access and security controls in the Requested Incremental Number of hi-rise passenger elevators as shall be necessary for such passenger elevators to serve the Premises Floors at times other than Business Hours consistent with Landlord's security requirements for the Building, (y) after the installation of such controls, the Evening Elevator Number shall be increased to be the sum of two (2) plus the Requested Incremental Number, and (z) Tenant, within thirty (30) days after written demand, shall reimburse Landlord all of the reasonable out-of-pocket expenses incurred by Landlord in installing such controls.

                         (b) Prior to the Business Occupancy Date with respect
to each Premises Floor, Landlord, provided it shall have received forty-eight
(48) hours notice of Tenant's requirements, shall furnish Tenant, after Business Hours on up to two (2) Business Days for each Premises Floor (but not exceeding ten (10) Business Days in the aggregate for the move-in of the Premises), with the exclusive use of up to two (2) high-rise passenger elevators for the purpose of facilitating Tenant's move-in with respect to such Premises Floor. When Tenant shall vacate any Premises Floor, Landlord, provided it shall have received adequate notice of Tenant's requirements, shall furnish Tenant, after Business Hours on up to two (2) Business Days for each Premises Floor (but not exceeding ten (10) Business Days in the aggregate for the vacation of Premises Floors during the term of this lease), with the exclusive use of up to two (2) high-rise passenger elevators for the purpose of facilitating Tenant's move-out of such Premises Floor. Tenant, within thirty (30) days after a written demand, shall reimburse Landlord all out-of-pocket costs incurred by Landlord in connection with or as a result of Tenant's use of any passenger elevators for its move-in or move-out of any Premises Floor pursuant to the provisions of this
Section 15.05(b).

                         (c) Notwithstanding anything to the contrary that may
be contained herein, in no event shall Tenant ever use, or permit any Tenant Party to use, any passenger elevator(s) to carry construction personnel or materials. Tenant may, however, use the passenger elevators (i) for regular deliveries of mail, food and similar items (but may not, except as provided below, utilize hand trucks or similar devices to effect such deliveries), and
(ii) during the Bank X Control Period only, for the movement, from one Premises Floor to another (but not between the Premises and the Building's lobby), of packages and boxes by hand truck or similar device, provided, that (x) such packages or boxes shall not be larger than the size of packages and boxes normally handled by package delivery services such as Federal Express or UPS, and (y) such packages and boxes shall not consist or contain heavy furniture or equipment; it being agreed that Tenant shall be responsible for any repairs and replacements to the passenger elevators the need for which arises from any uses pursuant to this sentence. In addition, Tenant, during the prosecution of Alterations, may allow its construction personnel to use the Building's fire stairs to travel from one Premises Floor to another (but not between the Premises and the Building's lobby); provided, however, that (A) Tenant shall cause such fire stairs to be kept unobstructed and clean and free and debris at all times, and shall cause all the doors on the Premises Floors which lead to the fire stairs to be kept closed when not in actual use, and (B) Tenant shall be responsible for any repairs and replacements to the fire stairs the need for which arises from any use pursuant to this sentence.

                  15.06. (a) Landlord, during Business Hours, shall provide Tenant with freight elevator service to each Premises Floor (and to other floors of the Building in connection with Tenant's performance of any permitted Alterations or permitted maintenance, repairs or replacements of Tenant's Improvements on such other floors) on a non-exclusive, first-come first-served basis (i.e., no advance scheduling). Tenant, however, shall not have the right to use any of the Building's freight elevators during Business Hours for bulk deliveries (i.e., deliveries requiring multiple trips) of construction materials, furniture or equipment.

                         (b) If Tenant shall require freight elevator service
other than during Business Hours ("OVERTIME FREIGHT ELEVATOR SERVICE"), then Landlord shall provide the same on a first-reserved first-served basis, (i) upon notice from Tenant that is received by Landlord no less than five (5) hours' in advance, for evening overtime service after 6:00 p.m. on Business Days, (ii) upon notice from Tenant that is received by Landlord before Noon on the preceding Business Day, for overtime service on non-Business Days or (iii) upon notice from Tenant that is received by Landlord before Noon on the preceding Business Day, for morning overtime service before 8:00 a.m. on Business Days. Tenant, within thirty (30) days after its receipt of a written demand therefor, shall pay to Landlord the applicable Overtime Freight Rate (as hereinafter defined) for any Overtime Freight Elevator Service. As of the date hereof, the "OVERTIME FREIGHT RATE" is $55 per hour per freight elevator, with (x) a minimum 2-hour charge of $110 per freight elevator for any period of service commencing at 6:00 p.m. on a Business Day, and (y) a minimum 4-hour charge of $220 per freight elevator for any other period of service (it being agreed that the minimum charge for any period of service may satisfied collectively by Tenant and one or more other tenants or occupants of the Building). The Overtime Freight Rate (as well as the minimum charges derived therefrom) shall be Adjusted by CPI.

                         (c) Notwithstanding anything to the contrary contained
in the foregoing provisions of this Section 15.06, Tenant, during the Section 15.06(c) Period (as hereinafter defined) only, shall have the exclusive right, both during and after Business Hours, to use the Designated Freight Elevator (as hereinafter defined); provided, however, that (I) such exclusivity shall not apply during any period during the Section 15.06(c) Period that any one of the Building's three freight elevators is out of service, (II) Landlord, even at times during the Section 15.06(c) Period when such exclusivity does apply, shall have the right to use, or permit to be used, the Designated Freight Elevator for emergency and/or critical deliveries (it being understood that any critical delivery shall be limited to a single trip), and (III) Tenant shall still be obligated to pay the Overtime Freight Rate for the use of the Designated Freight Elevator after Business Hours during the Section 15.06(c) Period. As used herein, the following terms shall have the following meanings: (A) the "SECTION 15.06(C) PERIOD" shall mean the period commencing on the date hereof and ending on the first to occur of (i) December 31, 1994, and (ii) the date that the Business Occupancy Date shall have occurred with respect to at least six (6) Premises Floors; and (B) the "DESIGNATED FREIGHT ELEVATOR" shall mean the freight elevator in the Building which shall be designated as such by Landlord pursuant to this Section 15.06(c) (which freight elevator shall be designated from the Building's two available freight elevators which generally provide non-exclusive service (i.e., other than the freight elevator exclusively dedicated to PSI pursuant to its lease)), it being agreed that Landlord may change the Designated Freight Elevator from time to time during the Section 15.06(c) Period. The second sentence of Section 15.06(a) shall not be applicable to the Designated Freight Elevator during any portion of the Section 15.06(c) Period during which Tenant shall have the exclusive right to use the Designated Freight Elevator pursuant to this Section 15.06(c).

                         (d) Freight elevator service shall include, whenever
Tenant shall so elect, use of a loading dock and there shall be no separate charge therefor.

                  15.07. (a) Landlord shall cause the Premises and the applicable portions of the Base Building (including the exterior windows on each Premises Floor), to be cleaned in accordance with the cleaning specifications set forth on Exhibit L annexed hereto
(herein called the "CLEANING SPECIFICATIONS"). Tenant shall pay to Landlord, within thirty (30) days after written demand, the additional costs incurred by Landlord for (i) extra cleaning work in the Premises required because of (x) carelessness, misuse or neglect on the part of Tenant or any Tenant Party or its or their visitors, (y) interior glass partitions or unusual quantity of interior glass surfaces, and (z) materials or finishes installed by or on behalf of Tenant which are unusually difficult or time-consuming to clean, and (ii) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy, including, without limitation, kitchen refuse and rubbish, and (iii) removal from the Premises and the Building of any refuse and rubbish of Tenant at times other than Landlord's standard cleaning times.

                         (b) Notwithstanding the foregoing provisions of Section
15.07(a), Landlord shall not be required to clean any portions of the Premises used for (A) kitchen, cafeteria or dining facilities, kitchenettes, pantries and vending machine areas, (B) private lavatories or toilets installed by Tenant or any Tenant Party, (C) any gymnasium or exercise facilities, (D) printing, or (E) other special purposes requiring greater or more difficult cleaning work than office areas (it being agreed that trading floor use is not such a special purpose); and Tenant agrees, at Tenant's expense, to retain Landlord's cleaning contractor (and no other cleaning contractor) to perform such cleaning; provided, however, that if (i) Landlord's cleaning contractor proposes to charge Tenant for such additional cleaning services at rates which, in the aggregate, are materially in excess of the market rates for such additional cleaning services (which "market rates" shall be determined with reference to the rates charged for such services by cleaning contractors of Similar Buildings), and
(ii) Tenant, prior to retaining Landlord's cleaning contractor for such additional cleaning services, notifies Landlord thereof in writing, then Landlord shall reimburse Tenant the amount of such excess (unless Landlord, at its option, shall, in lieu thereof, grant Tenant the right to employ its own contractor to perform such additional cleaning services).

                         (c) Landlord, its cleaning contractor and their
respective employees shall have access to the Premises after 6:00 p.m. and before 6:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises as required under this Section 15.07.

                         (d) Tenant shall not clean, nor require, permit, suffer
or allow any windows in the Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other applicable law.

                         (e) Notwithstanding anything to the contrary contained
in the foregoing provisions of this Section 15.07, Landlord shall have no obligation to provide any of the aforesaid cleaning services to any Premises Floor (or the Premises thereon) prior to the Business Occupancy Date therefor.

                  15.08. Landlord shall provide life safety service through the Building's Class E System to the DGPs serving the Premises. Landlord shall provide Tenant with at least eight (8) points on each Premises Floor at which Tenant may tie-in to the Building's Class E System.

                  15.09. Except as expressly provided in this Article 15, Landlord shall not be required to provide any services to the Premises.

                  15.10. (a) Landlord, subject to Section 15.10(b), (c) and (d) below, reserves the right, without liability to Tenant and without it being deemed a constructive eviction, to stop or

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interrupt any heating, elevator, escalator, lighting, ventilating, air-conditioning, steam, power, electricity, water, chilled water, cleaning or other service and to stop or interrupt the use of any Building Systems or Building facilities at such times as may be necessary and only for as long as may reasonably be required by reason of accidents, strikes, or the making of alterations, additions, improvements, replacements or repairs or the inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord. No such stoppage or interruption shall (i) result in any liability from Landlord to Tenant (except for any liability, other than consequential damages, arising out of a violation of the provisions of
Section 15.10(b), (c) and (d) below) or (ii) entitle Tenant to any diminution or abatement of rent (except as may be expressly provided for in Section 33.01 hereof) or other compensation nor shall this lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption.

                         (b) Landlord shall not (i) voluntarily effect any
Service Shutdown of electricity without first providing Tenant with at least ten
(10) Business Days notice of the approximate time and duration of such Service Shutdown, (ii) voluntarily effect any Service Shutdown of any other service without first providing Tenant with at least five (5) Business Days notice of the approximate time and duration of such Service Shutdown, (iii) voluntarily effect or continue a Service Shutdown of electricity, chilled water or make-up water (as defined below) other than during the hours from 8:00 a.m. Saturday to 8:00 p.m. Sunday, (iv) voluntarily effect or continue a Service Shutdown of chilled water and make-up water simultaneously; provided, however, that Landlord may voluntarily effect any Service Shutdown (including without limitation a Service Shutdown of electricity, chilled water or make-up, or of chilled water and make-up water simultaneously) at any time or times, and without any requirement that it give Tenant notice thereof, if (A) the Service Shutdown is effected by Landlord with a view toward averting or reducing danger to persons or damage to property (including without limitation damage to any Building Systems), (B) the Service Shutdown is effected by Landlord in response to any actual or perceived emergency, (C) the Service Shutdown is effected by Landlord in response to the directive of a governmental or quasi-governmental authority or a public utility, or (D) the Service Shutdown is not a Service Shutdown to electricity, chilled water or make-up water, and does not otherwise materially affect the operation of Tenant's business in the Premises; provided, further, however, that, in the cases described in clauses (A), (B) and (C) above, Landlord shall, if practicable, give Tenant such prior notice of the Service Shutdown to be effected as shall be reasonable under the circumstances (which notice may be written or oral), except that Landlord shall never be required to give notice in cases where it effects a Service Shutdown in response to an actual or perceived emergency which could imminently result in danger to health or safety of persons or in substantial damage to property. For purposes of this
Section 15.10(b), the term "SERVICE SHUTDOWN" shall mean (x) a shutdown of one or more Building System(s) which provide one or more Building Services to Tenant, or (y) any other act with respect to a Building System which results in a diminution in the level of the Building Service provided thereby below the levels required hereunder (other than a de minimis diminution which is not of electricity); provided, however, that the term "Service Shutdown" shall not include a shutdown of, or diminution in, either (I) passenger elevator service (as set forth in Section 15.05 hereof) or (II) freight elevator service (as set forth in Section 15.06 hereof) (it being agreed that the provisions of Section 15.10(d) below, and not the provisions of this Section 15.10(b), shall apply to passenger elevator service and freight elevator service). As used herein, Landlord shall be

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
deemed to have "VOLUNTARILY EFFECTED" a Service Shutdown only if Landlord, by its own direct, intentional and affirmative act, effects such a Service Shutdown, and Landlord shall be deemed to have "VOLUNTARILY CONTINUED" a Service Shutdown only if Landlord, by its own direct, intentional and affirmative act or omission, continues a theretofore effected Service Shutdown. As used in this
Section 15.10(b), the term "MAKE-UP WATER" shall mean the domestic water, if any, which is furnished to the valved outlet on the roof of the Building from which Tenant intends to draw domestic water to be used by Tenant as "make-up water" in connection with Tenant's Cooling Plant (as defined in Article 41 hereof).

                         (c) If (i) Landlord, pursuant to Section 15.10(b)
above, shall deliver to Tenant a notice indicating that a Proposed Optional Electricity Service Shutdown (as hereinafter defined) shall occur and setting forth the scheduled date and time therefor, and (ii) Tenant, on or prior to 5 p.m. of the Business Day immediately following the Business Day that Tenant receives such notice (time being of the essence), shall deliver (by hand delivery to the applicable Building Office) a notice (x) requesting that such Proposed Optional Electricity Service Shutdown be rescheduled for a different date other than the scheduled date therefor set forth in Landlord's notice, and
(y) setting forth one or more requested rescheduled dates, it being agreed that no such requested rescheduled date shall be more than two (2) weeks after the scheduled date set forth in Landlord's notice (which notice of Tenant is herein called a "TENANT'S SECTION 15.10(C) REQUEST NOTICE"), then, and only in such events, Landlord shall promptly reschedule the Proposed Optional Electricity Service Shutdown to occur on one of the requested rescheduled dates set forth in Tenant's Section 15.10(c) Request Notice (or on some later date which is consistent with the foregoing provisions of this Section 15.10), unless Landlord, in its reasonable judgement, determines that another tenant or occupant of the Building will be inconvenienced (other than to a de minimis extent) by such rescheduling (in which event Landlord need not reschedule the Proposed Optional Electricity Service Shutdown and may voluntarily effect the same on the original scheduled date without regard to Tenant's Section 15.10(c) Request Notice). In any case where Landlord actually reschedules a Proposed Optional Electricity Service Shutdown pursuant to the foregoing provisions of this Section 15.10(c) or otherwise at Tenant's request, Tenant shall reimburse Landlord all out-of-pocket costs incurred by Landlord in connection with such rescheduling. As used herein, the term "PROPOSED OPTIONAL ELECTRICITY SERVICE SHUTDOWN" shall mean any proposed Service Shutdown of electricity which is to be voluntarily effected by Landlord other than (i) with a view toward averting or reducing danger to persons or damage to property, (ii) in response to any actual or perceived emergency, or (iii) in response to the directive of a governmental or quasi-governmental authority or a public utility. Notwithstanding the foregoing provisions of this Section 15.10(c), Tenant shall not have the right to serve more than one Tenant's Section 15.10(c) Request Notice with respect to any particular Proposed Optional Electricity Service Shutdown.

                         (d) Landlord shall not (i) during Rush Hours, shutdown
(i.e., take or keep out of service for repairs or any other purpose), any of the passenger elevators which are required to serve the Premises pursuant to the provisions of Section 15.05 hereof, (ii) during Mid-Day Hours, shutdown more than two (2) of the passenger elevators which are required to serve the Premises pursuant to the provisions of Section 15.05 hereof (except that Landlord may, in addition, shutdown a third such passenger elevator if such shutdown is reasonably needed to facilitate work to be performed on or with respect to either of the first two such passenger elevators which were shutdown), (iii) during Off Hours, shutdown the passenger elevators which are required to serve the Premises pursuant to the provisions of Section 15.05

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
hereof, such that less than two (2) of such passenger elevators shall then serve the Premises (or, during any period when the Evening Elevator Number is less than four (4), such that less than one (1) of such passenger elevator shall then serve the Premises), or (iv) during any period, shutdown the Building's freight elevators, such that there is no generally available freight elevator to provide the service required under Section 15.06 hereof; provided, however, that Landlord may shutdown any or all of the passenger elevators required to serve the Premises pursuant Section 15.05 and/or any or all of the Building's freight elevators, at any time or times, if (A) the shutdown is effected by Landlord with a view toward averting or reducing danger to persons or damage to property (including without limitation damage to any elevators), (B) the shutdown is effected by Landlord in response to any actual or perceived emergency, or (C) the shutdown is effected by Landlord in response to the directive of a governmental or quasi-governmental authority or a public utility. As used herein, (I) the term "RUSH HOURS" shall mean the hours from 7:00 a.m. to 9:00 a.m. and the hours from 4:00 p.m. to 6:00 p.m., Mondays through Fridays (other than Holidays), (II) the term "MID-DAY HOURS" shall mean the hours from 9:00 a.m. to 4:00 p.m., Mondays through Fridays (other than Holidays), and (III) the term "OFF HOURS" shall mean all hours on all days other than Rush Hours and Mid-Day Hours.

                  15.11. Only Landlord or persons approved by Landlord (which approval shall not unreasonably be withheld) shall be permitted to furnish or sell laundry, linen, towels, drinking water, ice, food, beverages, bootblacking, barbering and other similar supplies and services to tenants. Such persons approved by Landlord may contract directly with Tenant. Landlord may fix the reasonable circumstances under which such supplies and services are to be furnished or sold. Landlord expressly reserves the right to exclude from the Building any person not so approved by Landlord. However, Tenant, its regular office employees or invitees may personally bring food or beverages into the Building or order the same for delivery for consumption within the Premises solely by Tenant, its regular office employees or invitees.

                  15.12. Landlord, after installing the Steam Outlets (as hereinafter defined), shall furnish steam to the Steam Outlets, at a aggregate level which, subject to Tenant making proper connection to such outlets, will enable Tenant to draw at least 3000 pounds of steam per hour, in the aggregate, from such outlets. Tenant shall have the right to draw steam from the Steam Outlets up to, but not in excess of, 3000 pounds of steam per hour. Tenant, prior to drawing any steam from the Steam Outlets, shall install a steam meter conforming to the meter specifications set forth on Exhibit V-2 attached hereto which shall measure the amount so drawn. Tenant, from time to time within thirty
(30) days after being billed therefor, shall pay Landlord for all steam drawn by Tenant, as measured by such steam meter, in amounts determined by applying the applicable utility rates (as set forth on applicable utility rate schedule), excluding sales tax, to the steam so drawn. Tenant shall also pay, and Landlord shall remit to the appropriate governmental agency, all sales tax payable on the amounts set forth in the preceding sentence. Landlord, at its expense, shall install the Steam Outlets on or prior to the date which is six (6) weeks after the date that Tenant shall designate, by written notice to Landlord, the floor on which it will initially locate its cafeteria, subject, however, to delays occasioned by one or more Events of Force Majeure and/or one or more delays occasioned by Tenant. As used herein, the "STEAM OUTLETS" shall mean (i) a 3 inch valved outlet, with a 1-1/2 inch medium pressure condensate return line, which shall be located on the Premises Floor which Tenant designates as the floor on which it will initially locate its cafeteria, and (ii) a 3 inch valved outlet, with a 1-1/2 inch

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
medium pressure condensate return line, which shall be located on the Premises Floor which is immediately below such floor.

                  15.13. Landlord hereby grants Tenant the exclusive right to use the gas riser now serving the 50th floor of the Building from the point at which gas service to the 50th floor is now separately metered to the 50th floor end thereof. Tenant shall make its own arrangements with the utility company for the furnishing of gas to the Premises. Landlord makes no representation or warranty whatsoever as to the condition of such gas riser.

                  15.14. Landlord shall not be liable in any event to Tenant for any failure, interruption or defect in the supply or character of steam or gas furnished to the Premises by reason of any act or omission of the public utility serving the Building with steam or gas or for any other reason not attributable to Landlord's willful misconduct or negligence (but in no event shall Landlord be responsible for any consequential damages).

                                   ARTICLE 16

                           Access and Name of Building

                  16.01. Except for the space within the inside surfaces of all walls bounding the Premises, slab ceilings, floors, windows and doors bounding the Premises (other than any such space used on the date hereof for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities), all of the Building (including, without limitation, exterior Building walls, core walls, doors and entrances (or, on any multi-tenant floor, corridor walls, doors and entrances), any terraces or roofs and any areas on any Premises Floor which are not included within the Premises (and further including without limitation the aforementioned space used on the date hereof for shafts, stacks, pipes, conduits, fan rooms, ducts, electrical or other utilities, sinks or other Building facilities), and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration, addition, improvement, replacement and repair) is reserved to Landlord, one or more of the other Condominium Parties and/or persons authorized by either Landlord or one or more of the other Condominium Parties, and no space or property so reserved shall be deemed to be part of the Premises.

                  16.02. (a) Landlord reserves the right, and Tenant shall permit Landlord and persons authorized by Landlord to install, erect, use, maintain, repair and replace pipes, ducts and conduits in and through the Premises; provided, however, that Landlord, after the date hereof, may locate any such pipe, duct or conduit within the Premises (as opposed to the areas reserved to Landlord pursuant to Section 16.01 hereof) only if it is not feasible for Landlord to locate such pipe, duct or conduit within areas reserved to Landlord pursuant to Section 16.01 hereof; provided, further, however, that, even in cases where, pursuant to the preceding proviso, Landlord may locate a pipe, duct or conduit within the Premises, Landlord may only locate such pipe, duct or conduit within one or more of the Primary Landlord Conduit Areas (as hereinafter defined), unless it is also not feasible for Landlord to locate such pipe, duct or conduit within Primary Landlord Conduit Areas, in which event Landlord may locate such pipe, duct or conduit within one or more of the Secondary Landlord Conduit Areas.

                         (b) Landlord, prior to locating any pipe, duct or
conduit within the Premises pursuant to the provisions of Section 16.02(a) above (whether within any Primary Landlord Conduit Areas or Secondary Conduit Areas), shall notify Tenant of Landlord's intention to do so, which notice shall contain an adequate description of the location(s) within the Premises in which Landlord proposes to locate such pipe, duct or conduit (such location(s) being herein called "LANDLORD'S PROPOSED LOCATION(S)"), it being agreed that any such notice shall be accompanied by, and include, a floor plan(s) delineating such location(s) to the extent that such delineation is needed to comprise an adequate description of such location(s). Tenant, within ten (10) Business Days after its receipt of such notice, shall have the right, by notice to Landlord (given within such 10 Business Day period), to designate a different location(s) within the Premises, or within the areas reserved to Landlord pursuant to
Section 16.01 hereof, in which such pipe, duct or conduit (such different location(s) are herein called "TENANT'S ALTERNATIVE LOCATION(S)"). So long as it is physically feasible to locate the pipe, duct or conduit in question in Tenant's Alternative Location(s), Landlord shall locate the same in Tenant's Alternative Location(s) rather than Landlord's Proposed Location(s). In any such case, however, Tenant, within thirty (30) days after any written demand, shall pay to Landlord an amount equal to Landlord's reasonable estimate of the incremental cost of locating such pipe, duct or conduit in Tenant's Alternative Location(s), as opposed to locating the same in Landlord's Proposed Location.

                         (c) Any pipe, duct or conduit located within the
Premises shall be concealed behind then existing walls, ceilings or raised floors of the Premises if feasible (and if not feasible, then the same shall be completely furred at points immediately adjacent to partitioning, columns or ceilings).

                         (d) As used in this Section 16.02, (I) the term
"FEASIBLE" shall mean both physically feasible and economically feasible, from Landlord's perspective, and consistent with all laws and requirements of public authorities, (II) the term "PRIMARY LANDLORD CONDUIT AREAS" shall mean any of
(x) the areas of the Premises located between the hung and structural ceiling of the Premises on each Premises Floor, (y) the areas of the Premises located underneath any raised flooring, and (z) the other areas of the Premises shown hatched on Exhibit S attached hereto, and (III) the term "SECONDARY LANDLORD CONDUIT AREAS" shall mean any area of the Premises which is adjacent to (A) any walls, floors or ceilings bounding the Premises (including without limitation core and exterior walls) or (B) any areas reserved to Landlord pursuant to
Section 16.01 hereof.

                  16.03. (a) Subject to the terms of Sections 16.03(b) and 35.15, Landlord and persons authorized by Landlord shall have the right, upon reasonable prior notice (except that no notice shall be required in the case of emergency), to enter and/or pass through the Premises at any reasonable times (or at any time in the case of emergency) for any one or more of the following purposes: (i) to examine the Premises and to show them to actual and prospective Condominium Parties or Mortgagees, or prospective purchasers of the Building;
(ii) to make such alterations, additions, improvements, repairs or replacements in or to the Real Property (excluding, however, the Premises and Tenant's Improvements located outside the Premises) as Landlord or any other Condominium Party is required to make or deems reasonably necessary to make, (iii) to make
(x) such alterations, additions or improvements in and to the Premises (and Tenant's Improvements located outside the Premises) as Landlord is required or authorized by this lease to make, or (y) such repairs or replacements in and to the Premises (and Tenant's Improvements located outside the Premises) as Landlord is required or permitted by this lease or by law to make; (iv) to provide the services which Landlord is required to provide hereunder; and (v) to read any utility meters located therein.

                         (b) Tenant, from time to time (but not more frequently
than twice in any calendar year), may, upon not less than thirty (30) days prior written notice to Landlord, designate one or more discrete portions of the Premises as high security areas (herein called the "SECURITY AREAS"), provided, that (1) Tenant's notice shall be accompanied by floor plans of the applicable Premises Floor(s) designating the Security Areas, and (2) any such designation shall be reasonable in light of Tenant's business requirements. Landlord shall have no right to enter any Security Areas except for any entry made (i) for the purpose of operating, maintaining, repairing and replacing the Building and/or the Building Systems, and (ii) either (x) at times reasonably designated by Tenant, or (y) at any time in case of emergency. Except in the case of an emergency, Landlord shall notify Tenant prior to entering the Security Areas and Tenant shall have the right to have its representative(s) accompany Landlord's representative(s) during any such entry; provided, however, that Tenant, at all times during Business Hours (and, upon 24 hours' notice from Landlord, at any other time), shall make one or more such representatives available to so accompany Landlord. Landlord shall have no obligation to provide any services, or make any repairs, to the Security Areas, or to other portions of the Premises, to the extent that access to the Security Areas is necessary to provide such services or make such repairs, unless Tenant shall provide Landlord with access to the Security Areas for purposes of providing such services or making such repairs at those times that Landlord shall reasonably designate in respect thereof.

                  16.04. (a) If at any time any windows of the Premises are either temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building (or permanently darkened or obstructed if required by law), or if any part of the Building, other than the Premises or access thereto, is temporarily or permanently closed or inoperable, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this lease. Nothing contained in this Section 16.04(a) shall be deemed to abrogate any of Landlord's obligations to furnish Building Services, as such obligations are herein expressly set forth. In addition, this Section 16.04 shall not limit or restrict any abatement or termination right granted Tenant pursuant to the provisions of Article 19, 20 or 33.

                         (b) (1) Landlord, except as hereinafter provided in
this Section 16.02(b)(2), shall have the right to cover some or all of the exterior windows serving the Premises with any Mylar (as hereinafter defined), but only if (i) Landlord is required to do so by law or requirement of public authority, or (ii) Landlord elects to do so in order to effect compliance with a law or requirement of public authority, even though there may be alternative means of effecting such compliance. The term "MYLAR" shall mean any mylar or any other transparent window covering which may create a mirror-like effect. Any Mylar installed by Landlord on the exterior windows serving the Premises shall be of a grade which is consistent with the top grade of Mylar then customarily being installed on windows in first-class office buildings located in the downtown Manhattan business district.

                         (2) In any case described in Section 16.04(b)(1)(ii)
above, Landlord, not less than thirty (30) days prior to covering any exterior windows serving the Premises with Mylar, shall give Tenant notice of its intention to do so (any such notice being herein called a "LANDLORD'S MYLAR NOTICE"), which notice shall (x) indicate the law or requirement of public authority in response to which Landlord proposes to so cover such windows, and
(y) whether Landlord proposes to so cover all or less than all of the exterior windows serving the Premises, and, if less than all, the approximate area(s) of the windows that Landlord proposes to cover. Tenant, within thirty (30) days after its receipt of a Landlord's Mylar Notice (time being of the essence), may give a written notice to Landlord objecting to Landlord's proposed covering of exterior windows serving the Premises with Mylar (such notice being herein called the "TENANT'S MYLAR NOTICE"), which notice shall set forth one or more proposed alternative means by which Landlord may effect compliance with the law or requirement of public authority in question (each such alternative means being herein called a "TENANT MYLAR PROPOSAL"). If Tenant shall give Landlord a Tenant's Mylar Notice, then, unless Landlord reasonably believes that none of the Tenant Mylar Proposals set forth therein will effect compliance with the law or requirement of public authority in question, the following provisions shall apply: (i) Landlord shall not have the right to proceed with the proposed covering of exterior windows serving the Premises with Mylar as set forth in Landlord's Mylar Notice; (ii) Landlord shall have the right to proceed to effect compliance with the law or requirement of public authority in question by means of any of the Tenant Mylar Proposals set forth in Tenant's Mylar Notice; and
(iii) Tenant, within thirty (30) days after written demand, shall pay to Landlord all the incremental costs (if any) incurred by Landlord in effecting compliance with the law or requirement of public authority in question by means of such Tenant Mylar Proposal (as opposed to effecting such compliance by means of the proposed covering of exterior windows of the Premises with Mylar as set forth in Landlord's Mylar Notice).

                  16.05. During any Option Period (and following the exercise by Landlord of any of its Recapture Options) and during the period of two (2) years prior to the Expiration Date of this lease, Landlord and persons authorized by Landlord may exhibit the Premises (or the applicable portions thereof) during Business Hours on Business Days to prospective tenants upon reasonable advance notice.

                  16.06. Landlord reserves the right, at any time, without it being deemed a constructive eviction and without incurring any liability to Tenant therefor, or affecting or reducing any of Tenant's covenants and obligations hereunder, to make or permit to be made such alterations, additions and improvements in or to the Building and the fixtures and equipment thereof (but not in or to the Premises, except as expressly authorized by any provision of this lease), as well as in or to the street entrances, doors, halls, passages, elevators, escalators and stairways thereof, and other public parts of the Building, as Landlord shall deem necessary or desirable, provided, that no such change, alteration, addition or improvement shall (a) materially adversely affect (i) access to the Premises, (ii) the size, configuration or utility of any of the Core Lavatories, or (iii) the provision of any of the Building Services, or (b) otherwise affect any of the rights and obligations of Landlord and Tenant that are expressly set forth in this lease.

                  16.07. Landlord reserves the right to name the Building and to change the name or address of the Building at any time and from time to time. Neither this lease nor any use by Tenant shall give Tenant any easement or other right in or to the use of any door, passage, concourse or plaza connecting the Building with any subway or any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may upon reasonable prior notice to Tenant (except in the case of emergency), be regulated, in accordance with the provisions of Article 10 hereof, or generally discontinued at any time by Landlord.

                  16.08. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord's agents may forcibly enter the same without rendering Landlord or such agents liable therefor (so long as Landlord or Landlord's agents shall exercise reasonable care in respect of Tenant's Property) and without in any manner affecting the obligations and covenants of this lease.

                  16.09. (a) Tenant acknowledges that, as of the date hereof, the portion of the Building's ground floor lobby shown hatched on Exhibit M-1 attached hereto and made a part hereof, has been dedicated to exclusively serving the space demised to PSI pursuant to its lease in the Building (such dedicated portion of the Building's ground floor lobby being herein called the "PSI DEDICATED LOBBY"), and that, incident thereto, the PSI Dedicated Lobby may hereafter be physically separated from the remainder of the Building's ground floor lobby. Accordingly, neither Tenant nor any Tenant Party, nor any of guests or invitees of Tenant or any Tenant Party, shall have any rights of ingress to or egress from the Premises or the Building (or any part thereof) through the PSI Dedicated Lobby (such ingress and egress to be provided through the other portions of the Building's ground floor lobby), or any other rights with respect to PSI Dedicated Lobby. Tenant further acknowledges that PSI has exclusive use of one of the Building's freight elevators and two of the Building's loading docks.

                         (b) (1) For purposes of this Section 16.09(b), the
following terms shall have the following meanings:

                                (A) "BANK X ELEVATOR LOBBY" shall mean the portion of the Building's ground floor lobby shown hatched on Exhibit M-2 attached hereto.

                                (B) "BANK X CONTROL PERIOD" shall mean the period commencing on the 47th Floor Commencement Date and ending on the first date that the Premises no longer include all the Initially Demised Premises and the 47th Floor Space; provided, however, that if the Premises no longer include all of such space solely by reason of one or more terminations of this lease in part pursuant to Article 7 hereof, then the Bank X Control Period shall not end by reason of such terminations unless and until the same, in the aggregate, result in Recaptured Space on more than two (2) floors of the Building, which prior to such termination, were Premises Floors.

                                (C) "NORTH PARTITION LOCATION" shall mean the location within the Bank X Elevator Lobby delineated as such on Exhibit M-3 attached hereto.

                                (D) "SOUTH PARTITION LOCATION" shall mean the location within the Bank X Elevator Lobby delineated as such on Exhibit M-3 attached hereto.

                                (E) "SECURITY DESK LOCATION" shall mean the location within Building's ground floor lobby delineated as such on Exhibit M-3 attached hereto.

                                (F) "PODIUM LOCATION" shall mean the location within the Bank X Elevator Lobby delineated as such on Exhibit M-3 attached hereto.

                                (G) "BANK X CONCOURSE ELEVATOR" shall mean the passenger elevator serving the Premises and accessible through the Bank X Elevator Lobby which is delineated as such on Exhibit M-2 attached hereto.

                           (2) Tenant, during the Bank X Control Period (as
hereinafter defined), shall, subject to the provisions of Section 16.09(b)(3) and (4) below, have the right to control ingress and egress to and from the Bank X Elevator Lobby, and,

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
incident thereto, to (i) install a movable rope partition in the North Partition Location, (ii) install a security desk in the Security Desk Location (such security desk being herein called "TENANT'S SECURITY DESK"), and to employ and station up to two (2) security guards at Tenant's Security Desk, (iii) install one or more telephone and communications cables from Tenant's Security Desk to the Premises (by way of a 1-1/2 inch conduit running from Tenant's Security Desk to the nearest communications closet on the retail concourse level of the Building which can serve the Premises, which 1-1/2 conduit shall be installed by Landlord, at Tenant's expense, on or prior to the June 30, 1994, subject to delays occassioned by one or more Events of Force Majeure and/or delays occasioned by Tenant), and (iv) to install a podium (not to exceed 6 feet in length) within the Bank X Elevator Lobby at the Podium Location and to employ and station an additional security guard at such podium. Landlord, throughout the Bank X Control Period, shall (i) maintain a partition in the South Partition Location separating the Bank X Elevator Lobby from the PSI Dedicated Lobby, and
(ii) furnish electricity to Tenant's Security Desk at a level sufficient to allow for the operation of up to two (2) personal computers to be located on Tenant's Security Desk (which electricity shall be furnished through one or more electrical conduits which shall be installed by Landlord, at Tenant's expense, which installation shall be completed by Landlord on or prior to the June 30, 1994, subject to one or more Events of Force Majeure and/or delays occasioned by Tenant). All installations made pursuant to this Section 16.09(b) shall be done subject to and in accordance with the provisions of Article 11 hereof, and, for purposes thereof, such installations shall be deemed Exterior Material Alterations and Pre-Authorized Alterations.

                           (3) The rights granted to Tenant pursuant to the
foregoing provisions of this Section 16.09(b) during the Bank X Control Period shall be subject to and upon the following provisions:

                                (A) Upon the expiration of the Bank X Control
Period, Tenant shall immediately remove Tenant's Security Desk and any podium, rope partition or cable then maintained by Tenant (as well as cease any other indicia of control over ingress and egress to and from the Bank X Elevator Lobby), and restore the affected areas of the Bank X Elevator Lobby and the Security Desk Location to their condition prior to such installation, ordinary wear and tear excepted.

                                (B) Landlord and any Landlord Party shall have
the absolute right to enter and/or pass through the Bank X Elevator Lobby at any time or times for any purpose whatsoever (including without limitation (i) to enter the Premises pursuant to the terms of this lease or (ii) any of the purposes set forth in Section 16.03 hereof, applied mutatis mutandis, to the Bank X Elevator Lobby). In addition, persons authorized by Landlord shall have the right to enter and/or pass through the Bank X Elevator Lobby (x) for the purpose of entering the Premises pursuant to the terms of this lease, or (y) otherwise for the purposes set forth in Section 16.03 hereof, applied mutatis mutandis, to the Bank X Elevator Lobby.

                                (C) Tenant shall exercise the rights granted to
it under this Section 16.09(b) during the Bank X Control Period in a manner so as to comply with all laws and requirements of public authorities relating thereto, and, notwithstanding anything to the contrary contained in Article 8 hereof, shall comply with all laws or requirements of public authorities to the extent that the need for compliance therewith arises out of Tenant's exercise of any of its rights under this Section 16.09(b). In addition, Tenant shall exercise the rights granted to it under this Section 16.09(b) in a manner which will not violate Landlord's union contracts affecting the Real

Property, or create any work stoppage, picketing, labor disruption or dispute or any other interference (other than de minimis interference) with the operation of the Building. The provisions of this Section 16.09(b)(3)(C) shall not be deemed to limit Tenant's obligations under any other provision of this lease.

                                (D) At all times during the Bank X Control
Period, (i) Tenant's Security Desk shall be a desk of the same quality, type, color and style as the security desk(s) then maintained by Landlord in the Building's ground floor lobby, and (ii) any rope partition or podium shall be of a quality, type, color and style which is consistent with the remainder of the Building's ground floor lobby. Tenant, prior to installing Tenant's Security Desk in the Security Desk Location or any rope partition, podium or cable in the Bank X Elevator Lobby, shall obtain Landlord's written consent thereto (which consent shall not be unreasonably withheld, provided, that the same are consistent with the first sentence of this Section 16.09(b)(3)(D)). Tenant shall perform any such installation consistent with the applicable provisions of
Article 11 hereof. Tenant, throughout any Bank X Control Period, shall maintain Tenant's Security Desk and any rope partition, podium or cable in good order and repair.

                                (E) The rights granted to Tenant under this
Section 16.09(b) shall in no event be construed to grant to, or create for, Tenant any leasehold or any other similar interest in the Bank X Elevator Lobby or the Security Desk Location during any period, it being understood that Tenant's rights in respect of the Bank X Elevator Lobby and the Security Desk Location shall be only as expressly provided herein. Without limiting the generality of the foregoing, Tenant shall have no right to make any Alterations (or otherwise place any property) in (i) the Security Desk Location other than the installation of Tenant's Security Desk as expressly authorized above, or
(ii) the Bank X Elevator Lobby, other than the installation of rope partition and podium as expressly authorized above. In no event shall anything contained in this Section 16.09(b) ever be deemed to grant Tenant any rights, of any kind or nature, outside of the Bank X Elevator Lobby and the Security Desk Location.

                           (4) If, at anytime during the Bank X Control Period,
any Landlord Occupant (as hereinafter defined) shall lease or otherwise occupy any leasable area of the Building which is serviced by one or more passenger elevators accessible only through the Bank X Elevator Lobby, then Tenant shall allow each such Landlord Occupant, its subtenants and its or their employees, contractors, visitors, guests, licensees and invitees access to and through the Bank X Elevator Lobby (24 hours a day, 7 days a week), for ingress and egress, on the same basis and subject only to the same security requirements as those imposed by Tenant upon its employees, contractors, visitors, guests, licensees and invitees, as the case may be; provided, further, that, in all events, any security requirement imposed upon any Landlord Occupant, its subtenants or its or their employees, contractors, visitors, guests, licensees or invitees shall be reasonable and customary (and at no charge to any such persons). Landlord, at its option, may elect to submit any dispute as whether any security requirement imposed upon any Landlord Occupant, its subtenants or its or their employees, contractors, visitors, guests, licensees or invitees is reasonable and customary to arbitration in accordance with the provisions of Article 40 (in which arbitration the sole issue to be determined shall be whether such security requirement is reasonable and customary). As used herein, the term "LANDLORD OCCUPANT" shall mean any of Landlord, any Condominium Party or any tenant or subtenant of Landlord or any Condominium Party, or any other party claiming by through or under Landlord or any Condominium

Party; excluding, however, Tenant and Tenant's subtenants (other than any of Tenant's subtenants which are also direct tenants or direct subtenants of Landlord).

                           (5) (A) Tenant acknowledges that the Bank X Concourse
Elevator is an essential means of travel for disabled persons between the retail concourse (i.e. the first level below the Building lobby level) and the Building lobby. Accordingly, during the Bank X Control Period (both during and outside of Business Hours), Tenant shall permit disabled persons (and persons assisting disabled persons) desiring to travel between the Building lobby and the retail concourse access through the Bank X Elevator Lobby to or from the Bank X Concourse Elevator. During the Bank X Control Period, the Bank X Concourse Elevator shall serve the retail concourse only to provide the access required under this Section 16.09(b)(5) for disabled persons (and persons assisting disabled persons).

                                (B) In order to allow Tenant to maintain
security for the Premises while permitting the access required under Section 16.09(b)(5)(A) above during Business Hours, Landlord and Tenant, during Business Hours, shall follow the procedures set forth on Exhibit Z attached hereto or such alternative procedures as shall be proposed by Landlord and approved by Tenant; it being agreed that Tenant's approval of any such alternative procedures shall not be unreasonably withheld unless the proposed alternative procedures (x) afford Tenant less security than the procedures set forth on Exhibit Z attached hereto, or (y) result in the Bank X Concourse Elevator being unavailable for a greater duration of time during Business Hours than is the case under the procedures set forth on Exhibit Z attached hereto. Notwithstanding the foregoing provisions of this Section 16.09(b)(5), if, and to the extent, that any laws or requirements of public authorities (I) shall, at anytime, require changes to the then applicable procedures, then Landlord and Tenant shall promptly implement such changes to the procedures so as to fully comply with such law or requirement, even if the procedures as changed (x) afford Tenant less security than the procedures set forth on Exhibit Z attached hereto, or (y) result in the Bank X Concourse Elevator being unavailable for a greater duration of time during Business Hours than is the case under the procedures set forth on Exhibit Z attached hereto, or (II) shall, at anytime, require that elevator access between the retail concourse and the Building lobby be available without any procedures for disabled persons (i.e., available without their being required to obtain the assistance of any Building personnel), then, for the remainder of the Bank X Control Period, then Landlord and Tenant shall have no further obligation to comply with any procedures (but Landlord, at Tenant's request, shall cause the Bank X Concourse Elevator, during the balance of the Bank X Control Period, to serve only the retail concourse and the Building lobby during Business Hours); it being further agreed that in any case that either the provisions of clause (I)(x) of this sentence or the provisions of clause (II) of this sentence are applicable, Tenant, for the balance of the Bank X Control Period, shall be entitled to employ an additional security guard (i.e., a security guard in addition to those to which Tenant is entitled to employ pursuant to Section 16.09(b)(2) hereof), which additional security guard shall be stationed within the Bank X Elevator Lobby, the Bank X Concourse Elevator or the Premises. So long as security guards are used under the then existing aforementioned procedures, Landlord and Tenant shall each employ a security guard at all times so that the same may be followed. Landlord, at its expense, shall install and maintain any cameras, elevator controls and other equipment required in connection with such procedures.

                                (C) No failure by Landlord to comply the
procedures referred to in Section 16.09(b)(5)(B), and no failure by Landlord to perform any of its other obligations under

Section 16.09(b)(5)(B), shall entitle Tenant to deprive disabled persons of access through the Bank X Elevator Lobby to or from the Bank X Concourse Elevator. Tenant sole remedies in the event of any failure by Landlord to so comply or perform shall be (i) an action for damages against Landlord in the amount of the incremental costs incurred by Tenant in maintaining, or endeavoring to maintain, its security while permitting the access required under
Section 16.09(b)(5)(A) above, by reason of Landlord's failure to so comply or perform, and/or (ii) an action for specific performance or injunction to compel Landlord to so comply or perform.

                                (6) If, at anytime and from time to time during
the Bank X Control Period, Tenant, by written notice to Landlord, shall request that the hi-rise passenger elevators which serve the Premises Floors pursuant to
Section 15.05 hereof be reprogrammed such that (i) one or more of such passenger elevators stop first on the 50th floor of the Building, (ii) certain of such passenger elevators will stop only on certain of the Premises Floors, or (iii) any previously effected reprogramming pursuant to this sentence be reversed, then Landlord, at Tenant's expense, shall re-program such passenger elevators, so that the same shall serve the Premises Floors in accordance with Tenant's request for the balance of the Bank X Control Period; provided, however, that
(A) the Bank X Concourse Elevator shall always serve the retail concourse level of the Building for the benefit of disabled persons as provided in Section 16.09(b)(5) above, (B) no Premises Floor (or any other floor of the Building between the 41st floor thereof and the 50th floor thereof) shall, by reason of such re-programming, be served by less than four (4) such passenger elevators during Business Hours and less than three (3) such passenger elevators outside of Business Hours, (C) no floor of the Building between the 41st floor thereof and the 50th floor thereof on which there is located any Landlord Occupant shall, by reason of such re- programming, receive passenger elevator service at a level below the average level of passenger elevator service provided to the Premises Floors, and (D) upon the expiration of the Bank X Control Period, Landlord, at Tenant's expense, may reverse any re-programming done pursuant to this Section 16.09(b)(6).

                  16.10. Tenant, and its permitted subtenants, may have a number of listings in any Building directory maintained by Landlord in the Building's ground floor lobby (other than in the PSI Dedicated Lobby) equal to (x) Tenant's Tax Share of the total number of listing spaces/slots on such directory if such directory is manual (i.e., not computerized) or (y) two hundred (200) listing space/slots on such directory if such directory is computerized. Landlord, from time to time, shall make such changes in the listings as Tenant shall request.

                  16.11. (a) In order to facilitate Tenant obtaining telephone, fiber optic and/or cable television service for the Premises, Tenant, subject to and in accordance with the provisions of Article 11 hereof, shall have the right, from time to time, to install telecommunications conduits from the street to the Premises Floors, which telecommunications conduits shall run vertically through Tenant's Stairwell B Enclosure and/or Tenant's Stairwell E Enclosure, and, to the extent any of such conduits need to run horizontally, the same shall be run in locations reasonably designated by Landlord; provided, however, that Tenant's right to install any such telecommunications conduit shall be conditioned upon (i) Tenant having theretofore installed, or Tenant contemporaneously therewith installing, either or both of Tenant's Stairwell B Enclosure and Tenant's Stairwell E Enclosure pursuant to Section 16.14 hereof, and (ii) there being sufficient space within Tenant's Stairwell B Enclosure and/or Tenant's Stairwell E Enclosure to install such telecommunications conduit. Such conduits are herein called "TENANT'S INITIAL COMMUNICATIONS CONDUITS".

                         (b) If, at anytime during the term of this lease,
Tenant shall require or desire additional telecommunications conduits in addition to Tenant's Initial Communications Conduits, then, so long as the Premises shall then consist of at least four (4) Full Premises Floors, Tenant, subject to and in accordance with the provisions of Article 11 hereof, shall have the right, from time to time, to install additional telecommunication conduits, which conduits shall run vertically through Tenant's Section 41.09 Enclosures (as hereinafter defined), and, to the extent any of such conduits need to run horizontally, the same shall be run in locations reasonably designated by Landlord; provided, however, that Tenant's right to install any such telecommunications conduit shall be conditioned upon (i) Tenant having theretofore installed, or Tenant contemporaneously therewith installing Tenant's
Section 41.09 Enclosures pursuant to Section 16.14 hereof, and (ii) there being sufficient space within Tenant's Section 41.09 Enclosures to install such telecommunications conduit. Such conduits are herein called "TENANT'S SUPPLEMENTAL COMMUNICATIONS CONDUITS".

                         (c) The work required to install either Tenant's
Initial Communications Conduits or Tenant's Supplemental Communications Conduits is herein called the "TENANT'S COMMUNICATIONS CONDUIT WORK". Tenant's Communications Conduit Work shall be deemed Exterior Material Alterations and, subject to the foregoing provisions of this Section 16.11, Pre-Authorized Alterations under Article 11 hereof.

                  16.12. Tenant, throughout the term of this lease, shall have the right to utilize the vents currently located in and serving the Premises for the purposes for which the same are designed.

                  16.13. (a) Landlord, throughout the term of this lease, shall not install, erect or maintain, or allow to be installed, erected or maintained, either (i) any sign in the ground floor lobby of the Building which faces toward the Building's north (i.e., Water Street) side entrance, or (ii) any sign on the Building's north (i.e., Water Street) facade below the fifth (5th) floor of the Building; unless, in either event, Landlord grants Tenant the right to install, erect or maintain a sign of substantially the same size and character (to the aforementioned sign) in a substantially equivalent location (to the location in which the aforementioned sign is so installed, erected or maintained), which sign installed, erected or maintained by Tenant would be installed, erected and maintained pursuant to Article 11 and 13 hereof and, in all events, would bear only Tenant's name and/or logo. The term "SIGN", as used in this Section 16.13(a), shall mean any sign bearing a company's name, initials or logo (even if the Building be named for such company); but shall not include names or other lettering on a Building directory.

                         (b) Notwithstanding the foregoing provisions of Section
16.13(a) above, if, at anytime during the term of this lease, either (i) Tenant shall not be Original Tenant, (ii) the Premises shall no longer include at least five (5) Full Premises Floors (as defined in Article 31 hereof), or (iii) Original Tenant, together with Affiliates of Original Tenant, shall not be in actual occupancy of at least 175,000 rentable square feet of space in the Premises, then, in either such event, (x) the provisions of Section 16.13(a) above shall no longer apply (and, accordingly, there shall longer be restrictions on Landlord's right to install, erect or maintain any signs or to allow the same to be installed, erected or maintained), and (y) if Tenant shall have theretofore installed, erected and maintained a sign bearing its name and/or logo pursuant to rights granted to Tenant pursuant to the provisions of
Section 16.13(a) above, then Tenant shall promptly remove such sign from the Building and restore the applicable areas of the Building to their condition prior to the installation or erection thereof.

                  16.14. (a) For purposes of this Section 16.14, the following terms shall have the following meanings:

                                The "STAIRWELL B ENCLOSURE LOCATION" shall mean
the location on each floor of the Building (being near the Building's internal stairwell known as "Stairwell B") which is shown hatched on Exhibit T-1 attached hereto.

                                The "STAIRWELL E ENCLOSURE LOCATION" shall mean
the location on each floor of the Building (being near the Building's internal stairwell known as "Stairwell E") which is shown hatched on Exhibit T-2 attached hereto.

                         (b) Tenant shall, subject to and in accordance with the
provisions of Article 11 hereof, have the right, from time to time, to:

                           (1) install one or more enclosures within the Stairwell B Enclosure Location to house all the conduits to be installed in such enclosures pursuant to Section 14.02(c) hereof,
         Section 16.11(a) hereof and Article 41 hereof, it being understood and agreed that (i) no such enclosure, or any part thereof (including without limitation any exterior casing thereof and doors thereto when closed), shall extend outside of the Stairwell B Enclosure Location, and (ii) each such enclosure (inclusive of the doors thereto) shall comply with all laws and requirements of public authorities, and shall not cause any surrounding area to not comply with all laws and requirements of public authorities (the enclosure or enclosures installed pursuant to this Section 16.14(b)(1) are herein collectively called "TENANT'S STAIRWELL B ENCLOSURE"); and

                           (2) install one or more enclosures within the Stairwell E Enclosure Location to house all the conduits to be installed in such enclosures pursuant to Section 14.02(c) hereof,
         Section 16.11(a) hereof and Article 41 hereof, it being understood and agreed that (i) no such enclosure, or any part thereof (including without limitation any exterior casing thereof and any doors thereto when closed), shall extend outside of the Stairwell E Enclosure Location, and (ii) each such enclosure (inclusive of the doors thereto) shall comply with all laws and requirements of public authorities, and shall not cause any surrounding area to not comply with all laws and requirements of public authorities (the enclosure or enclosures installed pursuant to this Section 16.14(b)(2) are herein collectively called "TENANT'S STAIRWELL E ENCLOSURE").

The work required to install and supplement Tenant's Stairwell B Enclosure and/or Tenant's Stairwell E Enclosure is herein called "TENANT'S ENCLOSURE WORK". For purposes of applying Article 11 hereof to Tenant's Enclosure Work, the same shall be deemed Exterior Material Alterations and Pre-Authorized Alterations.

                         (c) If Tenant installs Tenant's Stairwell B Enclosure
and/or Tenant's Stairwell E Enclosure, then the following provisions shall apply: (i) Landlord shall not grant any other tenant or occupant of the Building entry into either Tenant's Stairwell B Enclosure or Tenant's Stairwell E Enclosure (it being understood that only Landlord and Tenant shall have a key to each door providing entry into Tenant's Stairwell B Enclosure and Tenant's Stairwell E Enclosure); and (ii) except in emergencies, Landlord, prior to entering either Tenant's Stairwell B Enclosure or Tenant's Stairwell E Enclosure, shall give Tenant notice thereof (which notice, at Landlord's option, may be oral notice to Tenant's operations desk (which shall be manned 24 hours a day) given immediately prior to such entry), and, in any such case, Tenant, at Tenant's expense, shall have the right to have Tenant's representative accompany Landlord throughout the period of Landlord's entry. Tenant shall have access to each of Tenant's Stairwell B Enclosure and Tenant's Stairwell E Enclosure solely for purposes of performing (A) Tenant's Enclosure Work and subsequent permitted Alterations within either Tenant's Stairwell B Enclosure or Tenant's Stairwell E Enclosure (which access shall be subject to the provisions of Article 11 hereof, including without limitation the provisions of Section 11.03(c) hereof), or (B) maintenance, repairs and replacements to Tenant's Stairwell B Enclosure, Tenant's Stairwell E Enclosure or any Tenant Improvements located within Tenant's Stairwell B Enclosure, Tenant's Stairwell E Enclosure (which access shall be subject to the provisions of Article 13 hereof, including without limitation the provisions of Section 13.01(c)(1) hereof).

                  16.15. Tenant, for so long as the Premises shall include at least four (4) Full Premises Floors, shall have the right to utilize, for routine access amongst the Premises Floors, either or both of the Designated Fire Stairwells (as hereinafter defined) and, incident thereto, shall have the right to install either or both a card-key access system and an alarm system with respect to the doors providing access between the Premises and the Designated Fire Stairwells; provided, however, that (i) Tenant's right to utilize the Designated Fire Stairwells shall be non-exclusive, (ii) Tenant's right to utilize the Designated Fire Stairwells, or to install any card-key access system or alarm system, shall be subject to the same being in compliance with all laws and requirements of public authorities (and, without limiting the generality of the foregoing, Tenant (x) shall recognize and maintain the legally required number of re-entry floors, and (y) shall not install any card-key system or any access inhibiting alarm system on any doors between the Premises and the Designated Fire Stairwells on any re-entry floors), (iii) Tenant's right to utilize the Designated Fire Stairwells, or to install any card-key access system or alarm system, shall be subject and subordinate to Landlord's right to cause the balance of the Building to be in compliance with laws and requirements of public authorities, and (iv) Tenant shall (x) pay to, or reimburse Landlord, all incremental costs and expenses incurred by Landlord in connection with, or arising out of, Tenant's use of the Designated Fire Stairwells, including without limitation incremental cleaning and insurance costs, and (y) in accordance with the provisions of Section 18.01 hereof (applied mutatis mutandis), shall indemnify and hold harmless Landlord from and against any claims to the extent the same arise out of Tenant's use of the Designated Fire Stairwells. As used herein, the term "DESIGNATED FIRE STAIRWELLS" shall mean either or both of the fire stairwells of the Building delineated as Stairwell C and Stairwell D on Exhibit T-3 attached hereto.

                  16.16. Tenant, throughout the term of this lease, shall have the non-exclusive right to utilize the telephone closets located on the Premises Floors, for purposes of running communications conduits among Premises Floors.

                                   ARTICLE 17

                               Partnership Tenant

                  17.01. If Tenant is a partnership (or is comprised of two (2) or more persons, individually and/or as co-partners of a partnership) or if Tenant's interest in this lease shall be assigned to a partnership (or to two
(2) or more persons, individually and/or as co-partners of a partnership) pursuant to this article (any such partnership and such persons are referred to in this Section 17.01 as "PARTNERSHIP TENANT"), the following provisions of this section shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant (other than limited partners) shall be joint and several, (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed by Partnership Tenant changing, modifying or discharging this lease, in whole or in part, or surrendering all or any part of the Premises to Landlord or renewing or extending this lease and by any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant, (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, and (d) if Partnership Tenant shall admit new general partners, all of such new general partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed.

                  17.02. (a) Notwithstanding anything to the contrary contained in Section 17.01 above, except as provided in Section 17.02(b), no general or limited partner of Original Tenant shall have any personal liability under this lease and any judgment hereunder or related hereto taken or rendered against Original Tenant shall be enforceable only against the property of Original Tenant.

                         (b) Notwithstanding the provisions of Section 17.02(a)
above, (1) if at any time Original Tenant (x) shall dissolve (other than pursuant to, or as a result of, insolvency proceedings) and (y) shall distribute its assets without adequately providing for any and all of its obligations and liabilities under this lease, then all persons who were general partners of Original Tenant immediately prior to the dissolution shall be personally and jointly and severally liable to Original Tenant, for the benefit of Landlord, to the extent of any loss, cost, damage or injury which Landlord may suffer as a result of the failure to make adequate provision for such obligations and liabilities, and (2) the provisions of Section 17.02(a) shall not relieve any general or limited partner of Original Tenant from any obligation to restore to Original Tenant any distributions of cash, property or other assets by Original Tenant made to such partner which (x) were made at any time when the distributor was insolvent or (y) resulted in the distributor's becoming insolvent. For purposes of this lease, Original Tenant shall be "insolvent" if (a) it is generally unable to pay its debts and other liabilities as they become due or
(b) the sum of its debts is greater than all of its property at a fair valuation (taking into account this lease and the liabilities of the tenant hereunder).

                                   ARTICLE 18

                        Indemnification and Non-Liability

                  18.01. Tenant shall indemnify and hold harmless Landlord and all Landlord Parties from and against any and all claims (to the extent in excess of any sums reimbursed by insurance or, which would have been so reimbursed if Landlord had maintained the insurance required to be maintained by it hereunder) to the extent that the same arises from (a) the conduct or management of the Premises or of any business therein, or any condition created (other than by Landlord or any Landlord Party or any contractor of Landlord or any Landlord Party) in, at or upon the Premises, (b) the negligence or willful misconduct of Tenant or any Tenant Party, or of any contractor of Tenant or any Tenant Party, (c) any accident, injury or damage whatever (except

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to the extent caused by any negligence or willful misconduct of Landlord or any
Landlord Party or any contractor of Landlord or any Landlord Party) occurring in, at or upon the Premises, or (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this lease; together, subject to the provisions of this Section 18.01, with all costs, expenses and liabilities incurred in or in connection with each such claim or any action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses. If any such claim is asserted against Landlord and/or any Landlord Party, Landlord shall give Tenant prompt notice thereof. If Tenant shall, in good faith, believe that such claim is or may not be within the scope of the indemnity set forth in this Section then, pending determination of that question, Tenant shall not be deemed to be in default under this lease by reason of its failure or refusal to indemnify and hold harmless Landlord or any Landlord Party therefrom or to pay such costs, expenses and liabilities, but if it shall be finally determined by a court of competent jurisdiction that such claim was within the scope of the indemnity set forth in this Section then Tenant shall be liable for any judgement or reasonable settlement or any reasonable legal fees incurred by the party entitled to indemnity hereunder. If the issuer of any insurance policy maintained by Tenant shall assume the defense of any claim then Landlord shall permit such insurance carrier to defend the claim with its counsel and (x) neither Landlord nor any Landlord Party shall settle such claim without the consent of the insurance carrier (unless such settlement would relieve Landlord or such Landlord Party of all liability for which Tenant or its insurance carrier may be liable hereunder), (y) Landlord and all Landlord Parties shall reasonably cooperate, at Tenant's expense, with the insurance carrier in its defense of any such claim, and (z) Tenant shall not be liable for the costs of any separate counsel employed by Landlord or any Landlord Party.

                  18.02. Landlord shall indemnify and hold harmless Tenant and all Tenant Parties from and against any and all claims (to the extent in excess of any sums reimbursed by insurance or, which would have been so reimbursed if Tenant had maintained the insurance required to be maintained by it hereunder) to the extent that the same arises from (a) the negligence or willful misconduct of Landlord or any Landlord Party, or of any contractor of Landlord or any Landlord Party, or (b) any breach or default by Landlord in the full and prompt payment and performance of Landlord's obligations under this lease; together, subject to the provisions of this Section 18.02, with all costs, expenses and liabilities incurred in or in connection with each such claim or any action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. If any such claim is asserted against Tenant and/or any Tenant Party, Tenant shall give Landlord prompt notice thereof. If Landlord shall, in good faith, believe that such claim is or may not be within the scope of the indemnity set forth in this Section then, pending determination of that question, Landlord shall not be deemed to be in default under this lease by reason of its failure or refusal to indemnify and hold harmless Tenant or any Tenant Party therefrom or to pay such costs, expenses and liabilities, but if it shall be finally determined by a court of competent jurisdiction that such claim was within the scope of the indemnity set forth in this Section then Landlord shall be liable for any judgement or reasonable settlement or any reasonable legal fees incurred by the party entitled to indemnity hereunder. If the issuer of any insurance policy maintained by Landlord shall assume the defense of any claim then Tenant shall permit such insurance carrier to defend the claim with its counsel and (x) neither Tenant nor any Tenant Party shall settle such claim without the consent of the insurance carrier (unless such settlement would relieve Tenant or such Tenant Party of all liability for which Landlord or its insurance carrier may be liable hereunder), (y) Tenant and all Tenant Parties shall

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reasonably cooperate, at Landlord's expense, with the insurance carrier in its defense of any such claim, and (z) Landlord shall not be liable for the costs of any separate counsel employed by Tenant or any Tenant Party.

                  18.03. Notwithstanding any provisions of this lease to the contrary, neither Landlord nor any Landlord Party shall be liable to Tenant, and neither Tenant nor any Tenant Party shall be liable to Landlord, for consequential damages of any kind or nature (including without limitation consequential damages in respect of (i) any loss of use of the Premises or any Tenant's Improvements or otherwise, or (ii) any loss of use of, or rents from, the Building or any part thereof) in any event whatsoever, even if arising from any act, omission or negligence of such party or from the breach by such party of its obligations under this lease. Nothing in this Section 18.03 shall ever be deemed to relieve Tenant of any obligation to pay Fixed Rent and Additional Charges hereunder.

                                   ARTICLE 19

                              Damage or Destruction

                  19.01. If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other casualty, then, unless this lease is terminated as hereinafter provided in this Article 19, the following provisions shall apply:

                         (a) Landlord shall repair the damage to and restore and
rebuild the Base Building (inclusive of the Base Building Premises Components) to a condition which is substantially the same condition as (or to a better condition than) the condition of the same immediately prior to the fire or other casualty; excluding, however, (1) those portions of the Base Building which do not affect, or affect only to a de minimis extent, (i) Tenant's use and occupancy of the Premises, (ii) access to the Premises, (iii) the provision of Building Services to the Premises, and (iv) Tenant's ability to perform Alterations which would otherwise be permitted hereunder, and (2) in all events, Tenant's Improvements and Tenant's Property; all such repair, restoration and rebuilding work being herein called the "LANDLORD RESTORATION WORK". Landlord shall commence the Landlord Restoration Work on or in respect of each Premises Floor with due diligence after the Landlord Restoration Start Date (as hereinafter defined) for such Premises Floor and, subject to Events of Force Majeure, shall prosecute the same to completion with diligence and continuity.

                         (b) Tenant may, but shall not be required to, perform
the Tenant Restoration Work (as hereinafter defined); provided, however, that Tenant shall be required to remove all debris, and to remove or clean or repair, as it shall elect, any or all Tenant's Improvements, but shall not be required to replace any Tenant's Improvements so removed. As used herein, the "TENANT RESTORATION WORK" shall mean all the repairs, restoration and rebuilding required to restore the Tenant's Improvements to their condition immediately prior to the fire or other casualty. All Tenant Restoration Work shall be deemed Alterations for the purpose of Article 11, and Tenant, to the extent it is required or elects to perform the Tenant Restoration Work, shall do so in accordance with the provisions thereof, provided, however, that Landlord's approval of the plans and specifications therefor shall not be required to the extent the Tenant Restoration Work consists of restoring the same Tenant's Improvements which were damaged or destroyed (unless the same were made in violation of this lease). Tenant shall commence so much of the Tenant Restoration Work as it shall be required by the provisions of this Section 19.01(b) to perform on or in

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respect of each Premises Floor promptly after the Tenant Restoration Start Date
(as hereinafter defined) for such Premises Floor, and, subject to Events of Force Majeure, shall prosecute the same to completion with diligence and continuity. In addition and in all events, Tenant shall move or remove from the Premises, as soon as it is feasible to do so, such salvageable Tenant's Improvements and Tenant's Property as may be reasonably designated by Landlord as necessary for Landlord to perform the Landlord Restoration Work.

                         (c) (1) The "LANDLORD RESTORATION START DATE", for any
Premises Floor, shall mean the date ten (10) days after the date that Landlord shall first have knowledge of the damage or destruction giving rise to the need for the Landlord Restoration Work on or in respect of such Premises Floor; provided, however, that (I) in any case where Landlord is required to designate an Expert (as hereinafter defined) pursuant to Section 19.03 hereof, the "Landlord Restoration Start Date" for any Premises Floor shall not occur prior to the date that Tenant receives a statement from the Expert setting forth the
Section 19.03 Estimated Period (as hereinafter defined) (or, if the Section
19.03 Estimated Period is longer than nine (9) months, then prior to the date that is twenty (20) Business Days after Tenant's receipt of such statement), and
(II) in any case where Landlord designates an Expert pursuant to Section 19.04 hereof, the "Landlord Restoration Start Date" for any Premises Floor shall not occur until the date that Tenant receives a statement from the Expert setting forth the Section 19.04 Estimate (as hereinafter defined) (or, if, by reason of the Section 19.04 Estimate, Landlord shall have a right to terminate this lease pursuant to Section 19.04, the first date that Landlord no longer has such termination right). Notwithstanding the foregoing, if, with respect to any fire or other casualty, Tenant shall notify Landlord that Tenant is waiving any right to terminate this lease that it might have or come to have under Section 19.03(a)(2), then, from and after the date of such notice, clause (I) of this
Section 19.01(c)(1) and clause (I) of Section 19.01(c)(2) shall each be disregarded with respect to such fire or other casualty.

                                (2) The "TENANT RESTORATION START DATE", for any
Premises Floor, shall mean the Ten Day Date (as hereinafter defined) for such Premises Floor; provided, however, that (I) in any case where Landlord is required to designate an Expert pursuant to Section 19.03 hereof, the "Tenant Restoration Start Date" for any Premises Floor shall not occur prior to the date that Tenant receives a statement from the Expert setting forth the Section 19.03 Estimated Period (or, if the Section 19.03 Estimated Period is longer than nine
(9) months, then the date that is twenty (20) Business Days after Tenant's receipt of such statement), and (II) in any case where Landlord designates an Expert pursuant to Section 19.04 hereof, the "Tenant Restoration Start Date" for any Premises Floor shall not occur until the date that Tenant receives a statement from the Expert setting forth the Section 19.04 Estimate (or, if, by reason of the Section 19.04 Estimate, Landlord shall have a right to terminate this lease pursuant to Section 19.04, the first date that Landlord no longer has such termination right). Notwithstanding the foregoing, if, with respect to any fire or other casualty, Landlord shall notify Landlord that Landlord is waiving any right to terminate this Lease that it might have or come to have under
Section 19.04, then, from and after the date of such notice, clause (II) of this
Section 19.01(c)(2) and clause (II) of Section 19.01(c)(1) shall be disregarded with respect to such fire or other casualty.

                                (3) The "TEN DAY DATE", for any Premises Floor,
shall mean the date that is ten (10) Business Days after Landlord shall have substantially completed enough of the Landlord Restoration Work (if any), that Tenant shall be able, in

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accordance with good construction practices, to commence prosecution of the
Tenant Restoration Work it will be performing on or in respect of such Premises Floor (including without limitation any Landlord Restoration Work that is needed to provide Tenant with the access required to commence such Tenant's Restoration
Work) and shall have notified Tenant thereof in writing; or if, with respect to any Premises Floor, no such Landlord Restoration Work is applicable, then the "Ten Day Date" for such Premises Floor shall be the date ten (10) Business Days after the date on which Tenant first learns of the damage or destruction giving rise to the need for the Tenant Restoration Work to be performed on or in respect of such Premises Floor.

                  19.02. If, on account of fire or other casualty, all or a part of the Premises shall be rendered untenantable (whether as a result of damage or destruction to the Premises or damage or destruction to parts of the Building outside the Premises), then the Fixed Rent, the Base Component of Tax Payments and the Operating Payments attributable to each portion of the Premises that is so rendered untenantable shall abate for the period (if any) commencing on the date that such portion of the Premises first becomes untenantable and ending on the day preceding the later to occur of the following dates (as applicable):

                           (a) the earliest to occur of (i) the date that Tenant shall have substantially completed so much of the Tenant Restoration Work (if any) as is needed to render such portion of the Premises tenantable, (ii) the date that Tenant would have substantially completed so much of the Tenant Restoration Work (if any) as is needed to render such portion of the Premises tenantable, had Tenant, from and after the Tenant Restoration Start Date with respect to the Premises Floor on which such portion of the Premises is located, prosecuted such work to completion with diligence and continuity (subject to Events of Force Majeure), and (iii) the date that is seven (7) months after the Ten Day Date with respect to the Premises Floor on which such portion of the Premises is located (provided that this subsection (a) shall only be applicable if Tenant Restoration Work is needed to render such portion of the Premises tenantable); and

                           (b) the date upon which Landlord shall have substantially completed so much of the Landlord Restoration Work as is needed to allow such portion of the Premises, subject to the completion of the applicable Tenant Restoration Work, to be made tenantable (provided that this subsection (b) shall only be applicable if Landlord Restoration Work is needed to render such portion of the Premises tenantable);

provided, however, that the aforesaid abatement period with respect to any portion of the Premises shall not, in any event, extend beyond the day preceding the date that such portion of the Premises becomes tenantable (e.g., if Tenant, or any person claiming by, through or under Tenant, shall re-occupy such portion of the Premises for the purposes demised hereunder, then the aforesaid abatement with respect to such portion of the Premises shall thereupon automatically cease).

                  19.03. (a) If, at anytime during the term of this lease, the Building shall be damaged or destroyed by fire or other casualty, and, as a result thereof, 40,000 rentable square feet or more of the Premises are rendered untenantable (whether as a result of damage or destruction to the Premises or damage or destruction to parts of the Building outside the Premises), then the following provisions shall apply:

                                (1) Landlord, within twenty (20) Business Days
after Landlord has notice of such damage, shall designate an

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independent, reputable contractor, registered architect or licensed professional engineer, having at least ten (10) years' experience in the applicable areas of expertise (any such contractor, architect or engineer being herein called an "EXPERT") to act in accordance with the provisions of this Section 19.03, which Expert shall be subject to Tenant's approval, which approval shall not be unreasonably withheld. In any case that Landlord requests Tenant's approval of one or more designated Experts (together with a brief written description of each such entity's qualifications), Tenant, within five (5) Business Days after Tenant's receipt of such request, shall either grant or deny such approval with respect to each such Expert (it being agreed that Tenant's failure to deny such approval of any such Expert in a notice setting forth, in reasonable detail, its reasons therefor, within such five (5) Business Day period shall be deemed an approval of such Expert). Tenant further agrees that if, in connection with any fire or other casualty, an Expert has been approved for substantially similar purposes by a tenant of the Building (other than Tenant) that leases in excess of 350,000 rentable square feet in the Building, then, with respect to such fire or other casualty, Tenant's approval of such Expert shall be deemed given.
Within twenty (20) Business Days after an Expert has been approved (or deemed approved) by Tenant, Landlord shall deliver to Tenant a statement prepared by such Expert setting forth such Expert's estimate as to the time period (measured from the date of the fire or other casualty) required for the substantial completion of so much of the Landlord Restoration Work as is needed to allow the Premises, subject to the completion of the applicable Tenant Restoration Work, to be made tenantable (the time period so set forth in such estimate is referred to as the "SECTION 19.03 ESTIMATED PERIOD").

                                (2) If the Section 19.03 Estimated Period
exceeds ten (10) months from the date of the fire or other casualty, then Tenant may elect to terminate this lease by notice to Landlord given not later than twenty (20) Business Days following receipt of such estimate, which notice shall set forth the date upon which this lease shall terminate, which date shall in no event be more than twelve (12) months following the date of Tenant's notice (and in no event after the Expiration Date). If Tenant makes such election, then this lease shall terminate upon the termination date set forth in Tenant's notice as if such date was the Expiration Date.

                                (3) If (i) Tenant shall not have elected to
terminate this lease pursuant to Section 19.03(a)(2) above (or if Tenant shall not have been entitled to terminate this lease pursuant to Section 19.03(a)(2) above), and (ii) as of the Section 19.03 Outside Date (as defined below), Landlord shall not have effected the substantial completion of so much of the Landlord Restoration Work as is needed to allow the Premises, subject to the completion of the applicable Tenant Restoration Work, to be made tenantable, then Tenant, as its sole remedy on account thereof, may elect to terminate this lease by notice to Landlord given not later than thirty (30) days following
Section 19.03 Outside Date, which notice shall set forth the date upon which this lease shall terminate, which date shall in no event be more than twelve
(12) months after the date of Tenant's notice (and in no event after the Expiration Date). The term "SECTION 19.03 OUTSIDE DATE", with respect to any fire or other casualty, shall mean the later to occur of (I) the date that is sixty (60) days after the last day of the Section 19.03 Estimated Period, and
(II) the date that is ten (10) months after the date of the fire or other casualty; except that the Section 19.03 Outside Date shall be postponed, but not by more than additional sixty (60) days, by Events of Force Majeure.

                         (b) Upon the termination of this lease under any of the
conditions provided above in this Section 19.03,

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Tenant's liability for Fixed Rent, the Base Component of Tax Payments and
Operating Payments shall, subject to the provisions of Section 19.02, be prorated and adjusted as of the termination date.

                  19.04. (a) If, at anytime during the term of this lease, the Building shall be materially damaged or destroyed by fire or other casualty (whether or not any portion of the Premises is damaged, destroyed or rendered untenantable), then Landlord, at anytime thereafter (but in no event more than sixty (60) days after the date of the fire or other casualty), may designate an Expert to act in accordance with the provisions of this Section 19.04, which Expert shall be subject to Tenant's approval, which approval shall not be unreasonably withheld. In any case that Landlord requests Tenant's approval of one or more designated Experts (together with a brief written description of each such entity's qualifications), Tenant, within five (5) Business Days after Tenant's receipt of such request, shall either grant or deny such approval of each such Expert (it being agreed that Tenant's failure to deny such approval of any such Expert in a notice setting forth, in reasonable detail, its reasons therefor, within such five (5) Business Day period shall be deemed an approval of such Expert). Tenant further agrees that if an Expert has been approved, with respect to any fire or other casualty, for substantially similar purposes by a tenant of the Building (other than Tenant) that leases in excess of 350,000 rentable square feet in the Building, then, with respect to such fire or other casualty, Tenant's approval of such Expert shall be deemed given. At anytime after an Expert has been approved (or deemed approved) by Tenant (but in no event more than thirty (30) days after such Expert was approved or deemed approved), Landlord may deliver to Tenant a statement prepared by such Expert setting forth such Expert's estimate of (i) the time required to fully repair and restore the Base Building (measured from the date of the fire or other casualty) and/or (ii) the cost of such repair and restoration (such estimate being herein called the "SECTION 19.04 ESTIMATE").

                         (b) If the Section 19.04 Estimate shall indicate that
the full repair and restoration of the Base Building requires either (i) more than twelve (12) months (measured from the date of the fire or other casualty) or (ii) the expenditure of more than forty (40%) percent of the full insurable value of the Base Building determined as of the date immediately prior to the casualty (which term "FULL INSURABLE VALUE" shall refer to the replacement cost of the Building, less the cost of footings, foundations and other structures below the ground level of the Building), then, in either of such events, Landlord may terminate this lease by giving Tenant notice to such effect within twenty (20) Business Days after the date of the Section 19.04 Estimate (but not, in any event, later than ninety (90) days after such fire or other casualty), which notice shall set forth the date for the termination of this lease, which date shall not be less than three (3) months nor more than twelve (12) months from the date of such notice; provided, however, that Landlord shall not have the right to terminate this lease pursuant to the foregoing provisions of this
Section 19.04(b) unless, on account of such fire or other casualty, Landlord has theretofore terminated, or does simultaneously therewith terminate, one or more Other Tower Part Leases (as hereinafter defined), which, in the aggregate, demise (at the time of the fire or other casualty) an area equal to or greater than 75% of the aggregate area demised by all Other Tower Part Leases. If Landlord makes such election, then this lease shall terminate on the termination date set forth in Landlord's notice as if the same was the Expiration Date, and the Fixed Rent, Base Component of Tax Payments and Operating Payments shall, subject to the provisions of Section 19.02, be prorated and adjusted as of such termination date. The term "OTHER TOWER PART LEASES", with respect to any fire or other casualty, shall mean all the leases

                                     -121-
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(other than this lease) which, at the time of such fire or other casualty, demise space in the Tower Part of the Building and do not demise space in the Base Part of the Building.

                  19.05. Except as expressly provided in this Article 19, neither Landlord nor Tenant shall be entitled to terminate this lease on account of damage or destruction by fire or other casualty. Landlord shall have no liability to Tenant for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article 19. Landlord shall prosecute the Landlord Restoration Work with diligence and continuity (subject to Force Majeure) and consistent with the provisions of Section 35.15(a) hereof, and, without limiting the generality of the foregoing, shall use reasonable efforts to complete the applicable portions of any Landlord Restoration Work prior to end of any Section
19.03 Estimated Period; provided, however, that, notwithstanding anything to the contrary contained in Section 35.15, in no event shall Landlord ever be obligated to perform any Landlord Restoration Work except during Business Hours on Business Days (i.e., the provisions of Section 35.15(b) and (c) shall not apply to Landlord's Restoration Work).

                  19.06. Landlord will not be required to carry insurance of any kind on Tenant's Improvements or Tenant's Property and shall not be required to repair any damage to or replace Tenant's Improvements or Tenant's Property.

                  19.07. The provisions of this Article 19 shall be deemed an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                  19.08. Tenant, to the extent it has actual knowledge thereof, shall give prompt notice to Landlord of any fire or other casualty in or affecting the Premises.

                  19.09. If Tenant, pursuant to the provisions of Section 19.02 hereof, shall be entitled to an abatement of any Fixed Rent for any part of the Premises for any period prior to the Fixed Rent Commencement Date, then the dollar amount of such abatement of Fixed Rent to which Tenant is so entitled under Section 19.02 hereof shall be deemed a credit against the first installments of Fixed Rent payable with respect to such portion of the Premises after the Fixed Rent Commencement Date.

                                   ARTICLE 20

                                 Eminent Domain

                  20.01. If the whole of the Building or the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall terminate as of the date of the vesting of title in connection with such taking (herein called "DATE OF THE TAKING"), and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such date.

                  20.02. If any part of the Building or the Land shall be so taken, this lease shall be unaffected by such taking, except that (a) if more than twenty (20%) percent of the Building shall be so taken, then, in either event, Landlord may, at its option, terminate this lease by giving Tenant notice to that effect within ninety (90) days after the Date of the Taking, and (b) if twenty (20%) percent or more of the rentable area of the Premises shall be so taken and the remaining rentable area of the

                                     -122-
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Premises shall not be reasonably sufficient, in Tenant's reasonable judgement, for Tenant to efficiently operate its business, then Tenant may terminate this lease by giving Landlord notice to that effect within ninety (90) days after the Date of the Taking. This lease shall terminate on the date that such notice from Landlord or Tenant to the other shall be given, and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such termination date. Upon such partial taking and this lease continuing in force as to any part of the Premises, the Fixed Rent, Tenant's Tax Share and Tenant's Operating Share shall be reduced and the Base Tax Amount and Base Operating Amount shall be adjusted, all in the proportion that the area of the Premises taken bears to the total area of the Premises.

                  20.03. (a) Landlord shall be entitled to receive the entire award or payment (herein called the "BUILDING AWARD") in connection with any taking, without reduction therefrom for any estate vested in Tenant by this lease or any value attributable to the unexpired portion of the term of this lease and, except as hereinafter expressly provided in Section 20.03(b) below, Tenant shall receive no part of such award or payment. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to any right to the value of the unexpired portion of the term of this lease, and, except as provided in Section 20.03(b) below, any such award or payment.

                         (b) If any portion of any Building Award is attributed
to any Tenant's Improvements (such portion of any Building Award being herein called the "T.I. PORTION"), then Landlord, promptly after the final determination of such Building Award (and the T.I. Portion thereof) and its receipt of the same, shall pay to Tenant an amount equal to the T.I. Portion.

                         (c) Nothing contained in this Section 20.03 shall be
deemed to prevent Tenant from maintaining a separate action, or making a separate claim in any condemnation proceedings, for Tenant's Improvements, Tenant's Property and moving expenses; provided, however, any such award shall not result in a reduction of any Building Award.

                  20.04. If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this lease (any such taking being herein called a "TEMPORARY TAKING"), then (i) this lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the Fixed Rent and Additional Charges when due, (ii) Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such temporary taking which represents compensation for the use and occupancy of the Premises, for the temporary taking of Tenant's Improvements, Tenant's Property and for moving expenses, and (iii) Landlord shall be entitled to receive that portion of the award, if any, for such temporary taking which represents reimbursement for the cost of restoring the Premises. If the period of temporary use or occupancy shall extend beyond the Expiration Date of this lease, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such Expiration Date and Landlord shall receive so much thereof as represents the period after such Expiration Date.

                  20.05. In the event of a taking of less than the whole of the Building and/or the Land which does not result in termination of this lease, or in the event of a temporary taking of all or any part of the Premises which does not result in a

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termination of this lease, (a) Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose (except as provided below), shall proceed with reasonable diligence to perform the Landlord's Condemnation Work (as defined below), and (b) Tenant, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall have the right (but shall not be obligated) to perform the Tenant's Condemnation Work (as defined below). The "LANDLORD'S CONDEMNATION WORK" shall mean, the work necessary to repair the remaining parts of the Building and the Premises (other than the Tenant's Improvements and Tenant's Property) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute a complete and rentable Building and Premises. The "TENANT'S CONDEMNATION WORK" shall mean the work necessary to repair the Tenant's Improvements and Tenant's Property, to substantially their former condition to the extent that the same may be feasible, subject to reasonable changes; such work shall be deemed Alterations.

                                   ARTICLE 21

                                    Surrender

                  21.01. On the Expiration Date, or upon any earlier termination of this lease, or upon any reentry by Landlord upon the Premises pursuant to
Article 23, Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this lease or Tenant is not required under this lease to repair or restore, and Tenant (i) shall remove those Tenant's Improvements which it is required to remove pursuant to Article 12 hereof and (ii) shall remove all of the Tenant's Property except as otherwise expressly provided in this lease.

                  21.02. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord and each Underlying Lessor and Mortgagee (of which Tenant has knowledge) whose lease or mortgage, as the case may be, provides that no such surrender may be accepted without its consent.

                                   ARTICLE 22

                            Conditions of Limitation

                  22.01. This lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make a general assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law (and such petition shall not be dismissed within 120 days after its filing), or whenever a petition shall be filed by or against (and if against, such petition shall not be dismissed within 120 days after its filing) Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant, under the arrangement provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a permanent receiver of Tenant, or of or for the property of Tenant, shall be appointed and not removed after a period of 120 days, then Landlord, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the term of this lease at the expiration of five days from the date of service of such notice of intention, and upon the expiration of said five-day period this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the expiration date of this lease, but Tenant shall remain liable for damages as provided in Article 24.

                  22.02. This lease and the term and estate hereby granted are subject to the further limitations that:

                         (a) if Tenant shall default in the payment of any (i)
Fixed Rent, and such default shall continue for ten (10) days after notice thereof from Landlord or (ii) Additional Charges, and such default shall continue for a period of fifteen (15) days after notice thereof from Landlord, or

                         (b) if Tenant shall, whether by action or inaction, be
in default of any of its obligations under this lease (other than a default in the payment of Fixed Rent or Additional Charges) and such default shall continue and not be remedied as soon as reasonably practicable and in any event within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days, if Tenant shall not (x) within said thirty
(30) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (y) duly commence within said 30-day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default and (z) complete such remedy within a reasonable time after the date of said notice of Landlord, or

                         (c) if any event shall occur or any contingency shall
arise whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 7, then in any of said cases Landlord may give to Tenant a notice of intention to end the term of this lease at the expiration of ten (10) days from the date of the service of such notice of intention, and upon the expiration of said ten
(10) days this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day was the day herein definitely fixed for the end and expiration of this lease, but Tenant shall remain liable for damages as provided in Article 24.

                  22.03. (a) If Tenant shall have assigned its interest in this lease, and this lease shall thereafter be disaffirmed or rejected in any proceeding under the United States Bankruptcy Code or under the provisions of any Federal, state or foreign law of like import, or in the event of termination of this lease by reason of any such proceeding, the assignor or any of its predecessors in interest under this lease, upon request of Landlord given within ninety (90) days after such disaffirmance or rejection shall (a) pay to Landlord all Fixed Rent and Additional Charges then due and payable to Landlord under this lease to and including the date of such disaffirmance or rejection and (b) enter into a new lease as lessee with Landlord of the Premises for a term commencing on the effective date of such disaffirmance or rejection and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and Additional Charges and upon the then executory terms, covenants and conditions as are contained in this lease, except that (i) the rights of the lessee under the new lease, shall be subject to any possessory rights of the assignee in question under this lease and any rights of persons claiming through or under such assignee, (ii) such new lease shall require all defaults existing under this lease to be cured by the lessee with reasonable diligence, and (iii) such new lease shall require the lessee to pay all Additional Charges which, had this lease not been disaffirmed or rejected, would have become due after the effective date of such disaffirmance or rejection with respect to any prior period. If the lessee shall fail or refuse to enter into the new lease within ten (10) days after Landlord's request to do so, then in addition to all other rights and remedies by reason of such default, under this lease, at law or in equity, Landlord shall have the same rights and remedies against the lessee as if the lessee had entered into such new lease and such new lease had thereafter been terminated at the beginning of its term by reason of the default of the lessee thereunder.

                         (b) If pursuant to the Bankruptcy Code Tenant is
permitted to assign this lease in disregard of the restrictions contained in
Article 7 (or if this lease shall be assumed by a trustee), the trustee or assignee shall cure any default under this lease and shall provide adequate assurance of future performance by the trustee or assignee including (i) the source of payment of rent and performance of other obligations under this Lease, for which adequate assurance shall mean the deposit of cash security with Landlord in an amount equal to the sum of one year's Fixed Rent then reserved hereunder plus an amount equal to all Additional Charges payable under Article 3 for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term as security for the full and faithful performance of all of the obligations under this lease on the part of Tenant yet to be performed, and that any such assignee of this lease shall have a net worth exclusive of good will, computed in accordance with generally accepted accounting principles, equal to at least ten (10) times the aggregate of the annual Fixed Rent reserved hereunder plus all Additional Charges for the preceding calendar year as aforesaid and (ii) that the use of the Premises shall in no way diminish the reputation of the Building as a first-class office building or impose any additional burden upon the Building or increase the services to be provided by Landlord. If all defaults are not cured and such adequate assurance is not provided within 60 days after there has been an order for relief under the Bankruptcy Code, then this lease shall be deemed rejected, Tenant or any other person in possession shall vacate the Premises, and Landlord shall be entitled to retain any rent or security deposit previously received from Tenant and shall have no further liability to Tenant or any person claiming through Tenant or any trustee. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (a) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (b) any portion of such consideration reasonably designed by the assignee as paid for the purchase of Tenant's Property in the Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee.

                         (c) If Tenant's trustee, Tenant or Tenant as
debtor-in-possession assumes this lease and proposes to assign the same (pursuant to Title 11 U.S.C. Section 365, as the same may be amended) to any person, including, without limitation, any individual, partnership or corporate entity, who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such proposed assignment, setting forth (x) the name and address of such person, (y) all of the terms and conditions of such offer, and (z) the adequate assurance to be provided Landlord to assure such person's future performance under this lease, including, without limitation, the assurances referred to in Title 11 U.S.C. Section 365(b)(3) (as the same may be amended), shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession no later than twenty (20) days after receipt by the trustee, Tenant or Tenant as debtor-in-possession of such offer, but in any event no later than ten (10) days prior to the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the trustee, Tenant or Tenant as debtor-in-possession, given at any time prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this lease.

                                   ARTICLE 23

                               Reentry by Landlord

                  23.01. If Landlord obtains a court order permitting reentry, or if this lease shall terminate as provided in Article 22, Landlord or Landlord's agents and employees may immediately or at any time thereafter reenter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises. The word "reenter", as used herein, is not restricted to its technical legal meaning. If this lease is terminated under the provisions of
Article 22, or if Landlord shall reenter the Premises under the provisions of this Article, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Rent and Additional Charges payable up to the time of such termination of this lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 24.

                  23.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein; provided, however, that this sentence shall not be deemed to authorize Landlord to recover any damages, or exercise any remedy, expressly denied by any other provision of this lease.

                  23.03. If this lease shall terminate under the provisions of
Article 22, or if Landlord shall reenter the Premises under the provisions of this Article, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Charges due from Tenant at the time of such termination or reentry or, at Landlord's option, against any damages payable by Tenant under Article 24 or pursuant to law.

                                   ARTICLE 24

                                     Damages

            24.01. If this lease is terminated under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of Article 23, or in the event of the termination of this lease by reason of Tenant's default, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

                      (a) a sum which at the time of such termination of this lease or at the time of any such re-entry by Landlord, as the case may be, represents the then present value, discounted to present value at the
      Article 24 Discount Rate (as defined below), of the excess, if any, of

                            (1) the aggregate amount of the Fixed Rent and the
            Additional Charges under Article 3 which, in the absence of such termination or re-entry, would have been payable by Tenant (conclusively presuming the average monthly Additional Charges per square foot of rentable area under Article 3 to be the same as were payable for the last 12 calendar months, or if less than 12 calendar months have then elapsed since the Commencement Date, all of the calendar months immediately preceding such termination or reentry) for the period (herein called the "COMPUTATION PERIOD") commencing with such earlier termination of this lease or the date of any such reentry, as the case may be, and ending with the Then Current Expiration Date (as of the date immediately prior to such termination or re-entry) (or, if, prior to such termination or re-entry, either Landlord or Tenant shall have theretofore timely exercised an expressly granted right to terminate this lease pursuant to Article 7, 19, 20 or 37, then ending with such earlier date upon which this lease would have terminated pursuant to such previously exercised right, it being agreed that if any such termination is pursuant to Article 7, 20 or 37 and the same relates only to a portion of the Premises, then this parenthetical shall be given effect only with respect to the portion of the Premises to which such termination relates), over

                            (2) the aggregate rental value of the Premises for
            the Computation Period; or

                      (b) sums equal to the Fixed Rent and the Additional Charges under Article 3 which, in the absence of such termination or re-entry, would have been payable by Tenant had this lease not so terminated, or had Landlord not so reentered the Premises, payable upon the due dates therefor specified herein following such termination or such reentry and until the Then Current Expiration Date (as of the date immediately prior to such termination or re-entry) (or, if, prior to such termination or re-entry, either Landlord or Tenant shall have theretofore timely exercised an expressly granted right to terminate this lease pursuant to Article 7, 19, 20 or 37, then ending with such earlier date upon which this lease would have terminated pursuant to such previously exercised right, it being agreed that if any such termination is pursuant to Article 7, 20 or 37 and the same relates only to a portion of the Premises, then this parenthetical shall be given effect only with respect to the portion of the Premises to which such termination relates); provided, however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this lease or in reentering the Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Premises or any part thereof should be occupied by Landlord (or, if on other than on an arm's length basis, by Landlord's agents or Affiliates) for the conduct of such party's ordinary business (as distinguished from temporary use for the business of operating and/or leasing the Real Property), then Landlord shall credit Tenant with the fair market rental value of the portion of the Premises so occupied, minus the costs incurred by Landlord (or such agent or Affiliate) to prepare such portion for its occupancy.

If the Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting.

Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises or any part thereof, or if the Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this lease.

For the purposes of this Article 24, the "ARTICLE 24 DISCOUNT RATE" shall mean the per annum rate in effect on the first day of the Computation Period, equal to the interest rate on United States Treasury Securities having a maturity date that will occur within the same calendar month as occurs the 60% Day (as defined below). The "60% DAY" shall be the day that occurs the following number of days after the first day of the Computation Period: a number of days equal to the product obtained by multiplying the total number of days in the Computation Period by 0.6. If at any time United States Treasury Securities cease to be issued or actively traded, Landlord, upon written notice to Tenant, shall reasonably designate other obligations backed by the full faith and credit of the United States having such maturities as the instruments to be substituted for such United States Treasury Securities in order to compute the Treasury Rate.

            24.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been so terminated under the provisions of Article 22, or had Landlord not reentered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant, except consequential damages. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this lease or reentry on the Premises for the default of Tenant under this lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater than any of the sums referred to in Section 24.01, except consequential damages.

            24.03. In addition, if this lease is terminated under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of Article 23, Tenant agrees that:

                      (a) the Premises then shall be in the condition in which Tenant has agreed to surrender the same to Landlord at the expiration of the term hereof;

                      (b) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this lease for the making of any Alterations or for restoring or rebuilding the Premises or the Building, or any part thereof; and

                      (c) for the breach of any covenant of Tenant set forth above in this Section 24.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

            24.04. In addition to any other remedies Landlord may have under this lease, and without reducing or adversely affecting any of Landlord's rights and remedies under Article 22, if any Fixed Rent, Additional Charges or damages payable hereunder by Tenant to Landlord are not paid within five (5) Business Days after the due date therefor, the same shall bear interest at the Interest Rate, from the due date thereof until paid, and the amount of such interest shall be an Additional Charge hereunder.


                                   ARTICLE 25

                               Affirmative Waivers

            25.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this lease after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this lease as provided in this lease.

            25.02. If Tenant is in arrears in payment of Fixed Rent or Additional Charges, Tenant waives Tenant's right, if any, to designate the items to which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such payments shall be credited.

            25.03. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.

            25.04. Tenant shall not interpose any counterclaim of any kind in any summary action or proceeding commenced by Landlord to recover possession of the Premises, other than a counterclaim which states only one or more claims which, if not raised in such action or proceeding, would be irrevocably waived by Tenant.

                                   ARTICLE 26

                                   No Waivers

            26.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, and such right to insist upon strict performance shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or partial payments thereof or Additional Charges or partial payments thereof with knowledge of breach by Tenant of any obligation of this lease shall not be deemed a waiver of such breach.

            26.02. If this lease is terminated by Landlord or by Tenant pursuant to any of the terms hereof, Tenant shall not have the right by virtue of any renewal option herein granted to reinstate this lease.


                                   ARTICLE 27

                            Curing Tenant's Defaults

            27.01. If Tenant shall default in the performance of any of Tenant's obligations under this lease, Landlord, any Underlying Lessor or any Mortgagee without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of any applicable notice and cure period. If Landlord effects such cure by bonding any lien which Tenant is required to bond or otherwise discharge, Tenant shall obtain and substitute a bond for Landlord's bond at its sole cost and expense and reimburse Landlord for the cost of Landlord's bond.

            27.02. Bills for any expenses incurred by Landlord or any Underlying Lessor or any Mortgagee in connection with any such performance by it for the account of Tenant, and, if Landlord shall be the successful party in any action or suit, bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the Fixed Rent or Additional Charges or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, under or in connection with this lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Premises after default by Tenant or upon the expiration or sooner termination of this lease, and interest on all sums advanced by Landlord or such Underlying Lessor or Mortgagee under this Section and/or Section 27.01 (at the Interest Rate) may be sent by Landlord or such Underlying Lessor or Mortgagee to Tenant monthly, or immediately, at its option, and such amounts shall be due and payable as Additional Charges in accordance with the terms of such bills.


                                   ARTICLE 28

                                     Broker

            28.01. Landlord and Tenant each covenant, warrant and represent to the other that no broker except Goldman, Sachs & Co. and Edward S. Gordon Company, Inc. (collectively, the "BROKERS") was instrumental in bringing about or consummating this lease and that they have had no conversations or negotiations with any broker except the Brokers concerning the leasing of the Premises. Landlord and Tenant each agree to indemnify and hold harmless the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by that party with any broker other than the Brokers. Landlord agrees to pay the Brokers pursuant to separate agreements.


                                   ARTICLE 29

                                     Notices

            29.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either Landlord or Tenant pursuant to this lease or pursuant to any applicable law or requirement of public authority (collectively, "NOTICES") shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made only if sent by (i) registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States or (ii) overnight courier service, addressed to the other party at the address hereinabove set forth, and shall be deemed to have been given, rendered or made on the second (2nd) Business Day after the day so mailed, unless mailed outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the third (3rd) Business Day after the day so mailed or when delivered by overnight courier service; provided, however, that notices of default given by one party hereto to the other shall be deemed to have been given, rendered or made on the day when actually receipted by the sendee (or if the sendee refuses to accept such notice, then on the day on which the sendee refused to accept delivery of such notice). Either party may, by notice as aforesaid, designate a different address or addresses for notices intended for it. Notwithstanding the foregoing, with respect to a default or termination of this lease, an occurrence presenting imminent danger to the health or safety of persons or damage to property in, on or about the Building or during a postal strike, notices may be hand delivered to a party at the address to which notices to that party are to be sent, provided that the same notice is also sent in the manner set forth above.

            29.02. Notices hereunder from Landlord to Tenant may be given by Landlord's managing agent. A duplicate copy of all notices sent by Landlord to Tenant shall be sent to Tenant marked to the attention of Legal Department.

            29.03. A duplicate copy of all notices sent by Tenant to Landlord shall be sent to Landlord at each of the following addresses: (i) Building Office, One New York Plaza, New York, New York 10081, Attention: Building Manager; and (ii) Real Estate

Resources, 4 Chase MetroTech Center, 17th Floor, Brooklyn, New York 11245,
Attention: Vice President.


                                   ARTICLE 30

                              Estoppel Certificates

            30.01. Each party agrees, at any time and from time to time, on or prior to the tenth day following a written request by the other party, to execute and deliver to the other a statement certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the Commencement Date, Expiration Date and the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the signer shall have knowledge and stating whether or not, to the best knowledge of the signer, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include or confirm in any such statement the extent, if any, to which Landlord's Work has not theretofore been completed.


                                   ARTICLE 31

                                   Definitions

            31.01. For the purposes of this lease, the following terms have the meanings indicated:

                      "ADJUSTED BY CPI" shall mean that the amount in question shall be adjusted on each anniversary of the date hereof by adding to such amount in question (as of the date hereof) an amount equal to the product of (i) such amount, multiplied by (ii) the percentage of increase, if any, in the Consumer Price Index for the month in which the applicable anniversary of the date hereof occurs, over the Consumer Price Index for the month in which shall occur the date hereof. "CONSUMER PRICE INDEX" shall mean the Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, New York-Northeastern New Jersey Area (1982-84 = 100), or any successor index thereto, appropriately adjusted; provided that if there shall be no successor index, a substitute index shall be reasonably selected by Landlord.

                      "AFFILIATE", of any person, shall mean a corporation, partnership or other entity which controls, is controlled by or is under common control with such person.

                      "AND/OR" when applied to one or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

                      "BASE BUILDING" shall mean (i) the structural elements of the Real Property, (ii) the walkways, plazas, stairways and all other improvements or landscaping on the Land, (iii) the pedestrian and freight and service entrances to the Building, (iv) the Building's ground floor lobbies and all equipment, improvements and fixtures therein, (v) the common and service areas of the Real Property used by or available to tenants and occupants, and all equipment, improvements and fixtures therein,
(vi) the Building's core and its shafts, stacks, pipes, ducts and other conduits and all other areas of the Building located outside of the Premises and other leasable areas of the Building, and all equipment, improvements and fixtures therein, (viii) the Building Systems and all other facilities and equipment which are used for the provision of Building Services (whether or not located in the Premises), (ix) the Core Lavatories (whether or not included in the Premises), and (x) the elevator lobby and common corridors on any multi-tenant floor and all equipment, improvements and fixtures in such lobby and corridors; excluding, however, in all events, Tenant's Improvements and Tenant's Property as well as the improvements and betterments, and the moveable personal property, of other tenants of the Building.

                      "BASE BUILDING PREMISES COMPONENTS" shall mean (I) all components of the Base Building which are either within or bounding the Premises (including without limitation the structural elements within or bounding the Premises or any portion thereof) and (II) all other components of the Base Building which are located on one or more Premises Floors and which exclusively serve such Premises Floor.

                      "BASE PART", of the Building, shall mean all leasable areas of the Building located on second (2nd) through eighteenth (18th) floors of the Building.

                      "BUILDING SERVICES" shall mean the services required to be furnished to Tenant pursuant to the provisions of Articles 14 and 15 hereof.

                      "BUILDING SYSTEMS" shall mean the electrical, HVAC, mechanical, chilled water, sanitary, sprinkler, utility, power, plumbing, cleaning, fire control, alarm and prevention systems, elevator, escalator, window washing, waste compacting and removal, lighting, life safety and security systems of the Building (together with all related equipment), brought to (and including), but not beyond, the point of distribution to the Premises or the point of connection to Tenant's Improvements, provided, that all components of the Building's perimeter HVAC systems (including the units and controls located in the Premises) and all components of the Building's sprinkler system up to and including the main sprinkler loop on each floor and all components of the Building's plumbing system in or serving the Core Lavatories shall be deemed to be included in such term; excluding, however, in all events, Tenant's Improvements and Tenant's Property as well as the improvements and betterments, and the moveable personal property, of other tenants of the Building. In the case of the Building's electrical system, the aforesaid point of distribution shall be the Base Connection Points (with respect to Tenant's Base Electricity) and the Designated 20th Floor Electrical Panels (with respect to Tenant's Supplemental Electricity).

                      "CONDOMINIUM ACT" means the provisions of Article 9-B of the Real Property Law of the State of New York, as the same may from time to time be amended, or any successor statute thereto, and any regulations promulgated thereunder as the same may from time to time be amended.

                      "CONDOMINIUM DECLARATION" shall mean, that certain Declaration, dated as of February 16, 1993 (including, without limitation, the By-Laws and all of the other Exhibits annexed thereto), establishing a plan for condominium ownership of premises located at One New York Plaza, New York, New York, pursuant to the Condominium Act, which Declaration was recorded on March 4, 1993 in the Register Office in Reel 1951, Page 758, as amended by that certain First Amendment of Declaration of

Condominium dated March 29, 1993 and subsequently recorded in the Register's Office, and as the same may hereafter be amended.

                      "CONDOMINIUM PARTY" shall mean (1) the Condominium Board,
(2) any fee owner of one or more Units, and (3) any lessee under a ground, overriding, or underlying lease demising one or more Units (including without limitation any Underlying Lessee); and "CONDOMINIUM PARTIES" shall have the corresponding plural meaning.

                      "CONTROL" shall mean (i) in the case of a corporation, either (A) ownership or voting control, directly or indirectly, of at least fifty (50%) percent of all the voting stock, or (B) the power to direct the management and policies of such corporation, (ii) in case of a partnership or joint venture, either (x) ownership, directly or indirectly, of at least fifty (50%) percent of all the general or other partnership (or similar) interests therein, or (y) the power to direct the management and policies of such partnership or joint venture, and (iii) in the case of any other entity, either
(x) ownership, directly or indirectly, of at least fifty (50%) percent of all the equity or other beneficial interest(s) therein, or (y) the power to direct the management and policies of such entity.

                      "CORE LAVATORIES" shall mean (a) the Building's lavatories located on the Premises Floors and in existence of the date hereof and any Unisex Lavatories installed by Landlord pursuant to Article 8 (including, in either case, all toilets, urinals, partitions, flooring, tiling, sinks, piping, counters, soap dispensers, towel dispensers, trash disposal containers, and other hardware, fixtures and equipment within or serving the same from time to time) and (b) the slop sink rooms located on the Premises Floors and in existence on the date hereof (including the slop sinks and other hardware, fixtures and equipment within or serving the same from time to time).

                      "FORCE MAJEURE" and/or "EVENT(S) OF FORCE MAJEURE" shall mean fire, casualty, accident, strike, lock-out or other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's or Tenant's reasonable control, as the case may be; or any failure or defect in the supply, quantity or character of electricity, water, gas, steam or other utility furnished to the Premises, by reason of any requirement, act or omission of the public utility or municipality serving the Building with electricity, water, gas, steam or other utility (provided such public utility's act or omission was not due to Landlord's or Tenant's willful misconduct, negligence or failure to remit payment to such public utility or municipality), or for any other reason whether similar or dissimilar, beyond Landlord's or Tenant's reasonable control, as the case may be. A party's inability to pay money or to obtain funding or financing shall not constitute Force Majeure or an Event of Force Majeure.

                      "HEREIN," "HEREOF" and "HEREUNDER," and words of similar import, shall be construed to refer to this lease as a whole, and not to any particular Article or section, unless expressly so stated.

                      "INITIALLY DEMISED PREMISES" shall mean the Premises as initially demised as set forth in Section 1.03 hereof.

                      "INTEREST RATE," when used in this lease, shall mean an interest rate equal to two percent (2%) above the so-called annual "BASE RATE" of interest established and approved by The Chase Manhattan Bank (National Association), from time to time, as its interest rate charged for unsecured loans to its corporate customers, but in no event greater than the highest lawful rate from time to time in effect.

                      "LANDLORD PARTY" shall mean (1) any principal, partner, member, officer, stockholder, director, employee or agent of Landlord or of any partner or member of any partnership constituting Landlord, disclosed or undisclosed, (2) any Condominium Party and any principal, partner, member, officer, stockholder, director, employee or agent thereof, or (3) any Mortgagee and any principal, partner, member, officer, stockholder, director, employee or agent thereof; and "LANDLORD PARTIES" shall have the corresponding plural meaning.

                      "LANDLORD SHALL HAVE NO LIABILITY TO TENANT" or "THE SAME SHALL BE WITHOUT LIABILITY TO LANDLORD" or "WITHOUT INCURRING ANY LIABILITY TO TENANT THEREFOR", or words of similar import shall mean (unless expressly set forth herein to the contrary) that Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial, or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant's use or occupancy of the Premises.

                      "LAWS AND REQUIREMENTS OF ANY PUBLIC AUTHORITIES" and words of a similar import shall mean laws and ordinances of any or all of the federal, state, city, county and borough governments and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Building and/or the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force.

                      "MONETARY EVENT OF DEFAULT" shall mean an Event of Default under Section 22.02(a).

                      "MORTGAGE" shall include a mortgage and/or a deed of trust, and the term "HOLDER OF A MORTGAGE" or "MORTGAGEE" or words of similar import shall include a mortgagee of a mortgage or a beneficiary of a deed of trust.

                      "PERSON" shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity.

                      "PREMISES FLOOR" shall mean each floor in the Tower Part of the Building on which any part of the Premises is located; such floors, as of the date hereof, being the 41st, 42nd, 43rd, 44th, 45th, 46th, 48th, 49th and 50th floors of the Building. As used herein, (1) the term "FULL PREMISES FLOOR" shall mean any Premises Floor the entire leasable area of which is within the Premises, and (2) the term "PARTIAL PREMISES FLOOR" shall mean any Premises Floor the leasable area of which is partly within and partly without the Premises.

                      "REQUIREMENTS OF INSURANCE BODIES" and words of similar import shall mean rules, regulations, orders and other requirements of the New York Board of Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Building and/or the Premises, whether now or hereafter in force.

                      "RETAIL PART" of the Building, shall mean those portions of the retail concourse level of the Building (i.e., the first below grade concourse level of the Building) that are leased or leasable for retail purposes.

                      "SIMILAR BUILDINGS" shall mean buildings which contain in excess of one million rentable square feet and which are of an age and construction similar to the Building, and which are located in the downtown Manhattan business district; it being understood that (i) all references to "Similar Buildings" shall allow for differences amongst the Building and other such buildings based upon the different facilities and features thereof, and
(ii) for so long as the Condominium is in effect or any other condominium regime is applicable to the Building, references to the "Similar Buildings" shall be deemed to refer to both such other buildings that are condominiums and to other such buildings that are not condominiums, but, in the case of the latter buildings, allowing for appropriate adjustments based upon the fact that the Building is a condominium and such buildings are not.

                      "STRUCTURAL ELEMENTS" shall mean the roof, the slabs, the beams, columns, girders and other structural members and connections, the interior and exterior of all exterior walls, window frames and windows and all other parts of the Building's structure and supports.

                      "TENANT" shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant's estate and interest granted by this lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this lease or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this lease.

                      "TENANT PARTY" shall mean (1) any principal, partner, member, officer, stockholder, director, employee or agent of Tenant or of any partner or member of any partnership constituting Tenant, disclosed or undisclosed, (2) any subtenant of Tenant or any other party claiming by, through or under Tenant, and any principal, partner, member, officer, stockholder, director, employee or agent of such subtenant or such other party; and "TENANT PARTIES" shall have the corresponding plural meaning.

                      "TENANT NAMED HEREIN" shall mean The Goldman Sachs Group, L.P., a Delaware limited partnership. "ORIGINAL TENANT" shall mean the Tenant Named Herein and any immediate or remote assignee under one or more assignments under Section 7.02(b) hereof.

                      "TOWER PART", of the Building, shall mean all leasable areas of the Building located above the twentieth (20th) floor of the Building.

                      "UNITED STATES TREASURY SECURITIES" shall mean obligations of the United States Government Treasury, yields for which obligations are reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates.

                      "UNTENANTABLE", when used with respect to the Premises, or any portion thereof, shall mean that (i) the Premises, or such portion thereof, is not being occupied by Tenant (or any Tenant Party) for the purposes demised hereunder, and (ii) either (x) the Premises, or such portion thereof, is not reasonably capable of being occupied by Tenant (or any Tenant Party) for the purposes demised hereunder in a reasonable manner, or (y) the Premises, or such portion thereof, is not accessible by means of adequate passenger elevator service; and "TENANTABLE", when used with respect to the Premises, or any portion thereof, shall mean that the Premises, or such portion thereof, are not untenantable.


                                   ARTICLE 32

                         No Representations by Landlord

            32.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease and shall expressly refer to this lease or the Premises. All understandings and agreements heretofore had between the parties are merged in this lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this lease or any other written agreement(s) made concurrently herewith.


                                   ARTICLE 33

                                 Untenantability

            33.01. If, at any time during the term of this lease, (i) there shall be a stoppage or interruption of one or more of the Building Services,
(ii) such stoppage or interruption is caused by the negligence of Landlord,
(iii) such stoppage or interruption is not the result of one or more Events of Force Majeure and/or one or more acts or omissions of Tenant or any Tenant Party, (iv) as a result of such stoppage or interruption, the Premises (or a substantial portion thereof, as more fully described below, that was then being occupied) become untenantable, and, accordingly are vacated, and (v) Tenant notifies of Landlord of such untenantability and vacation, then Tenant, as its remedy, shall be entitled to an abatement of Fixed Rent, the Operating Payment(s) and the Base Component of Tax Payment(s) otherwise payable hereunder in respect of the Premises (or such substantial portion thereof) for the period commencing on the date of such untenantability and vacation (or, if later the date that Tenant notifies Landlord thereof) and ending on the date upon which the Premises (or such substantial portion thereof) is no longer untenantable. For purposes of this Section 33.01, a substantial portion of the Premises shall be deemed to mean any portion of the Premises which consists of at least 5,000 contiguous rentable square feet.


                                   ARTICLE 34

                                    Holdover

            34.01. (a) If Tenant shall remain in possession of the Premises after the expiration or earlier termination of the term of this lease, then, throughout the period commencing on such expiration or earlier termination and continuing until Tenant shall fully vacate the entire Premises (such period being herein called the "HOLDOVER PERIOD"), Tenant shall be deemed a holdover tenant and shall be liable to Landlord for rent, or a charge in respect of use and occupancy, at a per diem rate, for each day of the Holdover Period, equal to (I) the Holdover Factor (as hereinafter defined) for such day of the Holdover Period, multiplied by (II) the average per diem rate of Fixed Rent and Additional Charges payable by Tenant during the last year of the term of this lease (i.e., the year immediately prior to the Holdover Period). As used herein, the term "HOLDOVER FACTOR" shall mean the following numbers for the following periods: (i) for the first three (3) months of the Holdover Period, either (x) 1.25, if Tenant's holdover was the result of one or more Events of Force Majeure, or (y) 1.50, in any other event;
(ii) for the next three (3) months of the Holdover Period (i.e., the 4th through 6th months of the Holdover Period), 1.50; and (iii) for the balance of the Holdover Period (i.e., all portions thereof occurring after the 6th month of the Holdover Period), 2.00. In addition to the foregoing, Landlord shall be entitled to recover from Tenant any losses or damages arising from such holdover, excluding damages arising from any loss or cancellation of any other lease of the Premises or any part thereof and all other consequential damages on account thereof.

                      (b) Anything to the foregoing notwithstanding, the acceptance of any rent paid by Tenant pursuant to Section 34.01(a) above shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Section 223-c of the Real Property Law of the State of New York.

                      (c) If Tenant shall hold-over or remain in possession of any portion of the Premises beyond the expiration or earlier termination of this lease, Tenant shall be subject not only to summary proceedings, but shall also be liable for all damages related thereto, excluding damages arising from any loss or cancellation of any other lease of the Premises or any part thereof and all other consequential damages. All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.


                                   ARTICLE 35

                    Miscellaneous Provisions and Definitions

            35.01. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, including, without limitation, this Section 35.01, unless such agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought. If Tenant shall at any time request Landlord to sublet the Premises for Tenant's account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant's Property in connection with such subletting.

            35.02. Except as otherwise expressly provided in this lease, the obligations of this lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 7 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Section 35.02 shall not be construed as modifying the conditions of limitation contained in
Article 22.

            35.03. Tenant shall look only to Landlord's estate and interest in the Land and the Building for the satisfaction of Tenant's remedies, for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners, officers, directors, shareholders or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises.

            35.04. (a) The obligations of Tenant hereunder shall be in no wise affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, nor shall it be deemed a constructive eviction to the extent that Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of Force Majeure.

                      (b) The obligations of Landlord hereunder shall be in no wise affected, impaired or excused, nor shall Tenant have any liability whatsoever to Landlord, to the extent that Tenant is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of Force Majeure and nor shall the same give rise to any default or conditional limitation under Article 22.

                      (c) If this lease specifies a time period for performance of an obligation by any party, that time period shall be extended by the period of any delay in such party's performance caused by Force Majeure, except that
(i) in any instance under this lease in which either party has a termination, cancellation, rescission or revocation right, the dates on which or the circumstances under which such party may exercise such right shall not be affected even if the other party suffers Force Majeure (except to the extent expressly so provided), (ii) in any instance under this lease in which Tenant has the right to an abatement of, or a credit against, Fixed Rent or Additional Charges, the dates in respect of which, the circumstances under which and the amount of such abatement shall not be affected even if Landlord suffers Force Majeure (except to the extent expressly so provided), and (iii) the date on which any party must furnish any notice or information, make any election, or exercise any right shall not be affected even if such party suffers Force Majeure (except to the extent expressly so provided).

            35.05. The obligations of Landlord and Tenant with respect to all periods prior to the expiration or other termination of this lease, including without limitation the obligation to pay, and/or to refund overpayments of, Fixed Rent and Additional Charges, shall survive the expiration or other termination of this lease.

            35.06. (a) Neither Landlord nor Tenant shall record this lease or any instrument modifying this lease. From and after the date hereof, however, Landlord, at the request of Tenant, shall, within thirty (30) days after such request, execute, acknowledge and deliver (i) a memorandum of lease in respect of this lease and a memorandum of amendment of lease in respect of any amendment of this lease, sufficient for recording and in form reasonably satisfactory to Landlord, which memorandum may be recorded by Tenant, and (ii) any other instrument(s) necessary to the effective recordation of such memorandum of lease or memorandum of amendment of lease, as the case may be; provided, however, that Tenant shall pay for all costs, taxes and/or other expenses necessary for the effective recordation of any such memorandum. Notwithstanding the foregoing, no such memorandum described in this
Section 35.06 shall recite the amounts or rates of Fixed Rent or Additional Charges payable hereunder. In no event, shall any memorandum of this lease or any amendment hereof be deemed to change or otherwise affect any of the obligations or provisions of this lease or such amendment hereof.

                      (b) In the event of a termination of this lease, Tenant, within thirty (30) days of the date of such termination, shall execute, acknowledge and deliver to Landlord all necessary instrument(s) in recordable form evidencing a termination of this lease and sufficient to discharge any memorandum hereof, and any memorandum of any amendment hereof, of record, and Tenant shall pay for all costs, taxes and/or expenses necessary to the effective recordation of such instrument(s). If there occurs a termination of this lease and Tenant shall fail, for any reason whatsoever, to execute all of the aforementioned instrument(s) within the aforementioned 30-day period, then, without limiting any other rights or remedies that Landlord may have on account thereof, (i) Landlord shall be deemed to be and Tenant hereby irrevocably appoints Landlord, Tenant's attorney-in-fact, coupled with an interest, to execute such instrument(s) in the name of Tenant and on Tenant's behalf and any other instrument(s) necessary to the effective recordation of such instrument(s) and the discharge of record of any memorandum or memoranda, (ii) Tenant shall pay for all costs, taxes and/or expenses necessary to effectuate the recordation of all such instrument(s), and (iii) Tenant shall be liable for all damages that Landlord incurs as a result of Tenant's failure (including without limitation, and notwithstanding the provisions of Section 18.03 hereof, consequential damages; except that any such failure by Tenant during a period that Tenant is in possession of the Premises shall not subject to Tenant to consequential damages so long as such failure results from Tenant's good faith belief that the lease is in full force and effect during such period of possession).

            35.07. If Tenant shall request Landlord's consent or approval and Landlord shall fail or refuse to give such consent or approval, Tenant shall not be entitled to any damages or any other remedy for any such failure or refusal by Landlord to grant its consent or approval; provided, however, that in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or approval, or where as a matter of law Landlord may not unreasonably withhold its consent or approval, Tenant shall have the right, as its sole and exclusive remedies, to dispute Landlord's failure or refusal to grant its consent or approval either (i) by prosecuting an action for specific performance, injunction and/or damages (provided that Tenant shall be entitled to damages if and only if Landlord acted in bad faith in failing or refusing to grant its consent or approval) or (ii) by submitting such dispute to arbitration in accordance with Article 40 hereof. The remedies described in clause (i) and in clause (ii) of the preceding sentence are mutually exclusive. Tenant may elect the remedy set forth in clause (ii) above only by sending written notice thereof to Landlord within fifteen (15) Business Days after Tenant's receipt of the applicable denial of the consent or approval by Landlord, and, in each such case, the sole issue to be resolved by such arbitration shall be whether Landlord's denial of consent or approval was reasonable.

            35.08. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as is reasonably necessary to preserve and protect the Building from injury or damage to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant's obligations under this lease.

            35.09. Landlord represents that the floor load per square foot which each of the Premises Floors is designed to carry is as set forth on the Existing Certificate of Occupancy annexed hereto as Exhibit N. Tenant shall not place a load upon any floor of the Premises which violates applicable law or the Certificate of Occupancy of the Building or which exceeds the floor load per square foot which such floor was designed to carry or which such floor is reinforced to carry. All heavy material and/or equipment must be placed by Tenant, at Tenant's expense, so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. If the Premises be or become infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant's expense cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be reasonably approved by Landlord.

            35.10. The submission by Landlord of this lease in draft form shall be deemed submitted solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed the lease and duplicate originals thereof shall have been delivered to the respective parties.

            35.11. Irrespective of the place of execution or performance, this lease shall be governed by and construed in accordance with the laws of the State of New York. If any provisions of this lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this lease are solely for convenience of references and shall not affect its interpretation. This lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this lease to be drafted. All terms and words used in this lease, shall be deemed to include any other number and any other gender as the context may require.

            35.12. If under the terms of this lease Tenant is obligated to pay Landlord a sum in addition to the Fixed Rent under the lease and no payment period therefor is specified, Tenant shall pay Landlord the amount due within thirty (30) days after being billed.

            35.13. (a) Tenant represents and warrants that this lease has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant.

                      (b) Landlord represents and warrants that this lease has been duly authorized, executed and delivered by Landlord and constitutes the legal, valid and binding obligation of Landlord.

            35.14. If any sales or other tax is payable with respect to any cleaning or other services which Tenant purchases directly from any third party or parties, Tenant shall file any required tax returns and shall pay any such tax, and Tenant shall indemnify and hold Landlord harmless from and against any loss, damage or liability suffered or incurred by Landlord on account thereof.

            35.15. (a) Landlord shall use reasonable efforts to (i) conduct (or cause to be conducted) any entry into the Premises permitted under this lease, and (ii) perform any work (i.e., alterations, additions, improvements, repairs and replacements) performed by Landlord in the Building (or cause to be performed any work performed by persons authorized by Landlord on any Building System) (including without limitation any entry pursuant to, or work performed under, Article 16 hereof) (including without limitation any work performed by Landlord pursuant to Section 35.15(c) below), in a manner so as to minimize the inconvenience or interference with the operation of Tenant's business in the Premises that may occasioned by the performance of such entry or work; provided, however, that Landlord shall not be obligated to continuously perform (or cause to be continuously performed) any work and shall not be liable for any interruptions of any work, nor shall Landlord be obligated to employ contractors or labor at so-called overtime or premium pay rates or to incur any other overtime costs and expenses in connection therewith.

                      (b) Notwithstanding the provisions of Section 35.15(a) above, if (i) any work described in Section 35.15(a)(ii) above is being performed, or is to be performed, on any Premises Floor or does or will adversely impact the provision of Building Services to Tenant during Business Hours, and (ii) Tenant shall request that such work, or any separable portion thereof, be performed at times other than Business Hours (any such work described in such a request by Tenant being herein called "DESIGNATED WORK"), then, and in each such case, the following provisions shall apply with respect to such Designated Work:

                            (1) Landlord, except in the case of an actual or perceived emergency, shall perform (or cause to be performed) the Designated Work outside of Business Hours (even if overtime or premium pay rates be thus incurred), so long as (x) doing so will not have an adverse impact on any other tenant of the Building as to the operation of its business during Business Hours, and (y) overtime labor is reasonably available; and

                            (2) (A) if, pursuant to this lease or any separate agreement between Landlord and Tenant, the cost of any Designated Work is to be borne by Tenant, then Tenant, within thirty (30) days after its receipt of a demand therefor, shall pay to Landlord all of the costs that Landlord incurs in connection with the performance of such work, including without limitation (I) all of the Overtime Costs (as hereinafter defined) with respect to such Designated Work, and (II) if Tenant's aforesaid request is received after Landlord shall have commenced or scheduled the performance of such Designated Work, rescheduling charges; or

                                  (B) if Tenant is not to bear the costs of such
      work pursuant to this lease or any separate agreement between Landlord and Tenant, then (i) in any case where the performance of such work (or any portion thereof) during Business Hours would have resulted in substantial interference with the operation of Tenant's business in the Premises during Business Hours, Tenant shall have no obligation to pay the Overtime Costs with respect to such Designated Work (but if Tenant's aforesaid request is received after Landlord shall have commenced or scheduled the performance of such Designated Work, then Tenant shall reimburse Landlord any rescheduling charges), or (ii) in any


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
      other case, Tenant, within thirty (30) days after its receipt of a demand therefor, shall pay to Landlord (x) all of the Overtime Costs (as hereinafter defined) with respect to such Designated Work, and (y) if Tenant's aforesaid request is received after Landlord shall have commenced or scheduled the performance of such Designated Work, rescheduling charges.

As used herein, "OVERTIME COSTS", with respect to any work performed at times other than Business Hours on Business Days, shall mean any and all additional costs Landlord incurs by reason of performing such work at such times other than Business Hours on Business Days (including without limitation incremental overtime and premium pay rates), including without limitation, all the costs of any stand-by personnel required in connection therewith (including, without limitation, operating engineers and stand-by electricians).

                      (c) If (i) a Building System which provides electricity, chilled water, make-up water, domestic water, HVAC or passenger elevator service to the Premises or otherwise to Tenant shall breakdown or otherwise be rendered incapable of providing the Building Services provided thereby at the levels required hereunder, and (ii) Landlord, pursuant to the provisions of Article 13 hereof, shall be obligated to repair or replace such Building System, then Landlord, at its expense, shall perform such work both during Business Hours and after Business Hours (it being agreed that Landlord shall have both the right and the obligation to do so), except to the extent that (x) Landlord, in its reasonable judgement, does not believe that performing such work after Business Hours will result in the restoration of the applicable Building Services on an earlier date, or (y) overtime labor is not reasonably available. The provisions of this Section 35.15(c) shall override any inconsistent provisions of Section 35.15(a) and (b) above.

                      (d) If, pursuant to this lease or any separate agreement between Landlord and Tenant, the cost of any work undertaken by Tenant in the Building is to be borne by Landlord, then, notwithstanding anything contained herein to the contrary, Landlord shall have no obligation to pay any Overtime Costs with respect to any such work performed outside of Business Hours on Business Days.

            35.16. Tenant acknowledges that it has no rights to any development rights, "air rights" or comparable rights appurtenant to the Real Property, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 35.16 shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New
York) in the Real Property.

            35.17. Tenant agrees that, without Landlord's consent in each instance, neither it nor any Affiliate of Tenant, nor any agent or employee of Tenant or any Affiliate of Tenant, shall disclose any of the terms of this lease (other than the amount of space leased hereby) to any other person, other than as and when required by law, or to its accountants or attorneys, its actual or prospective assignees, its actual or prospective subtenants, or to real estate brokers, auditors or consultants advising Tenant, or to governmental agencies or recognized credit rating agencies. Furthermore, Tenant agrees that, without Landlord's consent in each instance, neither it nor any Affiliate of Tenant shall issue or authorize any advertising or press release referring to Landlord (by name) or the Building in connection with either the consummation of this lease or the occupancy of Tenant in the Building.

            35.18. In the event of a breach or threatened breach by Landlord of any of its obligations under this lease, Tenant shall also have the right of injunction. The special remedies to which Tenant may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Tenant may lawfully be entitled at any time and Tenant may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein; provided, however, that this sentence shall not be deemed to authorized Tenant to recover any damages, or exercise any remedy, expressly denied by any other provision of this lease.

            35.19. Landlord agrees that, without Tenant's consent in each instance, neither it, nor any Landlord Party nor any Affiliate of Landlord (including Edward S. Gordon Company, Inc. or any other leasing or managing agent) shall use Tenant's Name in any signage, in any advertising, in any promotional materials (including any materials prepared for or used in connection with offering the Building or any space therein or any interest therein for lease or purchase or as security for any financing) or in any press release, publicity or communication with or to the press, in any case, in any way or respect, referring or otherwise relating to this lease, the Building ore Tenant's occupancy in the Building; provided, however, that

                        (1) any of such persons may, in response to inquiries from the press, confirm the fact that Tenant has entered into a lease for space in the Building and the amount of such space (but, whether or not in response to any such inquiry, none of such persons shall disclose or confirm any of the other terms of this lease);

                        (2) Landlord may include in promotional materials the fact that Tenant has entered into a lease for space in the Building, and the amount of such space (but none of the other terms of this lease), provided that such materials are not prepared for, and are not used in connection with, promoting or offering the Building or any space in the Building for lease or purchase for purposes of occupancy; and

                        (3) Landlord may disclose the terms of this lease to, and may furnish a copy of this lease to, any purchaser, lender or, to the extent that the same may be relevant thereto, tenant provided that such prospective purchaser, lender or tenant has executed and delivered to Landlord a written confidentiality agreement prohibiting its disclosing any of the information or materials so provided (it being understood that any such confidentiality agreement may permit disclosure (x) if and to the extent required by applicable law, (y) to attorneys, accountants or other professional advisors agreeing in writing to be bound by the terms of such confidentiality agreement, or (z) of any information already in the public domain).

As used herein, the term "TENANT'S NAME" shall mean the name of Tenant, any identifying portion thereof, any abbreviation thereof, or any logo or symbol of Tenant.

                                   ARTICLE 36

                                     Parking

            36.01. For purposes of this Article 36, the following terms shall have the following meanings:

                      "BUILDING PARKING GARAGE" shall mean the current parking garage located in the Building and containing approximately 200 parking spaces.

                      "GARAGE OPERATOR" shall mean the person that is in charge of the operation of the Building Parking Garage, whether by lease, license or other agreement with Landlord or otherwise.

                      "PARKING PRIVILEGE" shall mean the right to park, or have parked, a car or a similar sized vehicle in a single parking space in the Building Parking Garage.

                      "ELIGIBLE PERSON" shall mean any person that is a partner, principal, director, officer or employee of Tenant, excluding, however, any such person whose Eligible Person status is terminated pursuant to
      Section 36.05 below.

                      "DESIGNATED USER", of any Tenant Parking Privilege, shall mean, from time to time, the Eligible Person then designated by Tenant to utilize such Tenant Parking Privilege pursuant to the provisions of
      Section 36.03 below (i.e., by notice to Landlord as described in Section 36.03).

                      The "THRESHOLD NUMBER", as of any date, shall mean the excess of (i) the number of rentable square feet in the Premises as of such date, divided by 12,000, over (ii) four (4).

                      The "EXCESS NUMBER", as of any date, shall mean the excess of (i) the number of Tenant's Parking Privileges in effect as of such date, over (ii) the Threshold Number as of such date.

            36.02. (a) Landlord, subject to the provisions of this Article 36, hereby grants to Tenant, and Tenant hereby accepts, 31 Parking Privileges (herein collectively called "TENANT'S PARKING PRIVILEGES") for the term of this lease, it being agreed that each Tenant's Parking Privilege may be utilized solely by the Designated User thereof.

                      (b) Tenant, from time to time during the term of this lease, may terminate one or more of Tenant's Parking Privileges by giving Landlord written notice thereof, which notice shall set forth the date of termination, which date shall be not less than 90 days, nor more than 180 days, after the date of such notice; once a Tenant's Parking Privilege shall be so terminated, neither Tenant nor any Designated User shall have any further rights in respect of such Parking Privilege (and, without limiting the generality of the foregoing, Tenant shall have no right to have the same re-granted or re-issued to it or to have any other Parking Privilege(s) granted or issued to it in substitution therefor or otherwise).

                      (c) If, at any time during the term of this lease, the number of Tenant's Parking Privileges shall exceed the Threshold Number, then Landlord, at its option, may elect to terminate one or more of Tenant's Parking Privileges, up to a maximum of the then Excess Number of Tenant's Parking Privileges, by giving Tenant written notice thereof. Any such notice shall set forth the date of termination, which date shall be not less than 30 days, nor more than 90 days, after the date of such notice; once a Tenant's Parking Privilege shall be so terminated, neither Tenant nor any Designated User shall have any further rights in respect of such Parking Privilege (and, without limiting the generality of the foregoing, Tenant shall have no right to have the same re-granted or re-issued to it or to have any other Parking Privilege(s) granted or issued to it in substitution therefor or otherwise).

                      (d) Upon the expiration or earlier termination of this lease, any Tenant's Parking Privileges then in effect shall be automatically terminated.

            36.03. Tenant shall not permit any person to utilize any Tenant's Parking Privilege other than the Designated User thereof. Each Designated User shall be an Eligible Person. Tenant, within thirty (30) days after the date hereof, shall submit to Landlord a notice designating the initial Designated Users of each of Tenant's Parking Privileges (which notice shall include the name, address and position of each Designated User and such information regarding the license plate and make and model of such Designated User's car as Landlord may reasonably require). Tenant, from time to time during the term of this lease, may change the Designated User of any Tenant's Parking Privilege by giving Landlord written notice thereof. If, at anytime during the term of this lease, any person that is a Designated User as to any Tenant's Parking Privilege shall cease to be an Eligible Person (either because such person ceases to be a partner, principal, director, officer or employee of Tenant or because such person has had its status as an Eligible Person terminated pursuant to Section
36.05 hereof), then such person shall thereupon cease to be a Designated User, but Tenant may designate a replacement Designated User by notice as aforesaid.

            36.04. Notwithstanding anything hereinabove contained to the contrary, Tenant's Parking Privileges and the utilization thereof by any Designated User shall be subject to the following provisions:

                      (a) Parking in the Building Parking Garage, from time to time, at the option of Landlord or the Garage Operator, may be by means of either self-parking or valet parking.

                      (b) Parking in the Building Parking Garage, from time to time, at the option of Landlord or the Garage Operator, may be on a reserved or on a non-reserved basis, or on a partly reserved and partly non-reserved basis.

                      (c) Landlord or the Garage Operator may require each Designated User to use reasonable visible identification (e.g., bumper decal, window sticker, or pass) to evidence authorized use thereof.

                      (d) Landlord or the Garage Operator may require each Designated User to execute a parking agreement (each, a "PARKING AGREEMENT") in connection with its utilization of a Tenant's Parking Privilege, which agreement shall be reasonable in form and content; in which event, Tenant shall cause such Designated User to execute such Parking Agreement within thirty (30) days after request therefor from Landlord or the Garage Operator.

                      (e) Each Designated User shall comply with all reasonable rules and regulations as may from time to time be promulgated by Landlord or the Garage Operator (herein called the "PARKING REGULATIONS").

                      (f) Neither Landlord nor the Garage Operator shall be obligated to police or provide security to the Building Parking Garage (or any part thereof) or to any points of access which may connect the same to other areas of the Building. Neither Landlord nor the Garage Operator shall have any responsibility for any injury, loss, theft or damage, howsoever caused, to persons or property occurring in the Building Parking Garage or arising out of or attributable to the utilization of the Building Parking Garage by the Designated Users or any other persons.

            36.05. If (i) a Designated User shall violate such person's Parking Agreement and, as a result thereof, Landlord or the Garage Operator, as the case may be, shall terminate such Parking Agreement, (ii) a Designated User shall violate the Parking Regulations on more than two (2) occasions, or (iii) a Designated User shall otherwise violate (or cause Tenant to violate) the provisions of this Article 36, then Landlord, in any of such events, may, at anytime thereafter, terminate such Designated User's status as an Eligible Person and, in any such event, such Designated User shall thereupon cease to be an Eligible Person or a Designated User and may never again be an Eligible Person or a Designated User.

            36.06. Tenant, in respect of Tenant's Parking Privileges from time to time in effect, shall pay to Landlord (or, at Landlord's direction, to the Garage Operator), as Additional Charges, as and when Fixed Rent is payable, a monthly charge for each such Tenant's Parking Privilege equal to Landlord's or the Garage Operator's then established monthly charges for Parking Privileges.


                                   ARTICLE 37

                           Tenant's Termination Right

            37.01. Subject to and in accordance with the provisions of this
Article 37, Tenant shall have the one-time right (the "TERMINATION RIGHT") to terminate this lease as to the entire Premises or as to any Terminable Portion (as hereinafter defined), effective as of the Early Termination Date (as hereinafter defined), in consideration of the payment by Tenant to Landlord of the Termination Fee (as hereinafter defined) as hereinafter provided. References in this Article 37 to the "Premises" shall be deemed to refer to the Premises as of the date of Tenant's Termination Notice (after giving effect to any termination of this lease in part pursuant to Article 7 hereof which either (x) has theretofore occurred or (y) will thereafter occur pursuant to a Recapture Option theretofore exercised by Landlord).

            37.02. (a) Tenant may exercise the Termination Right only by rendering written notice thereof ("TENANT'S TERMINATION NOTICE") to Landlord, which notice (i) shall be received by Landlord not earlier than December 1, 1996 and not later than November 30, 1997 (time being of the essence with respect to Landlord's receipt of Tenant's Termination Notice), (ii) shall indicate whether Tenant is exercising the Termination Right as to the entire Premises or a Terminable Portion thereof, and, in any latter case, shall describe and delineate the Terminable Portion, (iii) shall set forth the date that Tenant desires to have this lease terminate (in whole or in part, as the case may be), which date shall be a date occurring after the fifth (5th) anniversary of the Fixed Rent Commencement Date and prior to the Initial Expiration Date, and shall be the last day of a calendar month (such date being herein called the "EARLY TERMINATION DATE"), (iv) shall, in any case that Original Tenant (as Tenant hereunder) or an Affiliate of Original Tenant (as Tenant hereunder) is exercising the Termination Right as to the entire Premises, indicate either (x) that Original Tenant and/or one or more of its Affiliates have, prior to the date of such notice, completed a Qualified Relocation, (y) that Original Tenant and/or one or more of its Affiliates have not, prior to the date of such notice, completed a Qualified Relocation, but that Tenant believes that Original Tenant and/or one or more of its Affiliates will complete a Qualified Relocation after the date of such notice, or (z) that Original Tenant and/or one or more of its Affiliates have not completed a Qualified Relocation prior to the date of such notice and that Tenant does not believe that Original Tenant and/or one or more of its Affiliates will do so after the date of such notice, and (v) shall be accompanied by Tenant's good and sufficient check(s) in the amount of the Preliminary Termination Fee Payment (as hereinafter defined); provided, however, that if Tenant's Termination Notice shall be accompanied by Tenant's good and sufficient check (made payable to Landlord) for an amount which Tenant believes in good faith to be equal to the Preliminary Termination Fee Payment and which Tenant believes in good faith to have computed in a manner consistent with the content of Tenant's Termination Notice, then such Tenant's Termination Notice shall be valid even if the amount of such check(s) differs from the amount of the Preliminary Termination Fee Payment; provided, further, however, that in such event, Tenant shall remain liable to Landlord for any underpayment of the Preliminary Termination Fee Payment (without interest, except in the case described in Section 37.03(a) below), and Landlord shall be liable to Tenant for any overpayment of the Preliminary Termination Fee Payment (without interest), and, in either case, such reconciliation payment shall be made promptly after demand therefor.

                      (b) Notwithstanding the foregoing, any Tenant's Termination Notice shall be null and void (and, accordingly, such notice shall not be effective to exercise the Termination Right as it so purports to exercise), if, as of the date Landlord receives such notice, this lease shall have theretofore been canceled or terminated (including without limitation a termination pursuant to Article 22 hereof, but excluding a termination of this lease in part pursuant to Article 7 or 20 hereof). In addition, if, as of the date Landlord receives any Tenant's Termination Notice, Landlord, in good faith, reasonably believes that a monetary Event of Default shall have theretofore occurred and is then continuing, Landlord, at its option, may render the Tenant's Termination Notice null and void (and, accordingly, the Tenant's Termination Notice shall not be effective to exercise the Termination Right as it so purports to exercise) by giving written notice thereof to Tenant no later than ten (10) Business Days after Landlord's receipt of the Tenant's Termination Notice (which notice is herein called "LANDLORD'S SECTION 37.02(B) NOTICE"), which Landlord's Section 37.02(b) Notice shall set forth Landlord's determination of the amount of such monetary Event of Default, i.e., the amount then due and owing to Landlord as to which such Event of Default has occurred and is continuing (which amount is herein called the "ALLEGED DEFAULT AMOUNT"); provided, however, that Tenant may reinstate Tenant's Termination Notice (and the same shall then again be effective to exercise the Termination Right as it so purports to exercise) by giving written notice thereof to Landlord no later than ten (10) Business Days after Tenant receipt of Landlord's Section 37.02(b) Notice (which notice is herein called "TENANT'S SECTION 37.02(B) NOTICE"), which Tenant's Section 37.02(b) Notice shall either (A) be accompanied by Tenant's good and sufficient check (made payable to Landlord) in the amount of the Alleged Default Amount, with or without protest and reservation of rights, or
(B) both (i) indicate Tenant's good-faith belief that no monetary Event of Default has occurred and is then continuing, and (ii) unless Original Tenant is then Tenant, be accompanied by Tenant's good and sufficient check (made payable to Landlord) in the amount of Alleged Default Amount. In any case described in clause (B) above, Landlord shall deposit the proceeds of the check with an escrow agent, who shall (x) hold the funds until there shall the resolution of the dispute regarding the occurrence and continuance of a monetary

Event of Default, and (y) upon such resolution, appropriately disburse such funds to Landlord and/or Tenant.

            37.03. (a) If, pursuant to Section 37.02(a)(iv)(y) above, Tenant's Termination Notice shall provide that Original Tenant and/or one or more of its Affiliates have not, prior to the date of such notice, completed a Qualified Relocation, but that Tenant believes that Original Tenant and/or one or more of its Affiliates will complete a Qualified Relocation after the date of such notice, then the Preliminary Termination Fee Payment shall initially be determined assuming that the Applicable Period will be the period described in
Section 37.04(g)(i); but if Original Tenant and/or one or more of its Affiliates shall fail to make a Qualified Relocation and the Applicable Period is thus the period described in Section 37.04(g)(ii), then the Preliminary Termination Fee Payment shall be recomputed based thereon and Tenant shall promptly pay the increased amount to Landlord, together with interest thereon at the Base Rate for the period from the date that the initial payment of the Preliminary Termination Fee Payment was made to the date such increased amount is paid.

                      (b) Within thirty (30) days after the final determinations (between Landlord and Tenant) of both the Tax Payments for all of the Tax Years included within the Applicable Period and the Operating Payments for all of the Operating Years included within the Applicable Period, Landlord and Tenant shall reconcile the amount of the Preliminary Termination Fee Payment with the Termination Fee and (A) if the Termination Fee exceeds the Preliminary Termination Fee Payment, then Tenant shall pay to Landlord such excess, together with interest on the amount of such excess at the Base Rate (for the period from the date that the Preliminary Termination Fee Payment was made to the date of the payment of such excess), or (B) if the Preliminary Termination Fee Payment exceeds the Termination Fee, then Landlord shall pay to Tenant such excess, together with interest on the amount of such excess at the Base Rate (for the period from the date that the Preliminary Termination Fee Payment was made to the date of the payment of such excess).

            37.04. (a) The "TERMINATION FEE" shall mean an amount equal to the sum of (i) an amount equal to the Termination Space Percentage (as hereinafter defined) of the sum of (x) the Unamortized Transaction Cost Amount (as hereinafter defined) as of the Early Termination Date, plus (y) the Unamortized 47th Floor Amount (as hereinafter defined) as of the Early Termination Date, plus (ii) an amount equal to the Fixed Rent which would be payable during the Applicable Period (as hereinafter defined) with respect to the Termination Space assuming this lease were in full force and effect throughout such period (determined without regard to any abatements, credits or offsets), plus (iii) an amount equal to the sum of the Tax Payments which would be payable during the Applicable Period with respect to the Termination Space assuming this lease were in full force and effect throughout such period (determined without regard to any abatements, credits or offsets), plus (iv) an amount equal to the sum of the Operating Payments which would be payable during the Applicable Period with respect to the Termination Space assuming this lease were in full force and effect throughout such period (determined without regard to any abatements, credits or offsets).

                      (b) The "PRELIMINARY TERMINATION FEE PAYMENT" shall mean an amount equal to the sum of (i) an amount equal to the Termination Space Percentage of the sum of (x) the Unamortized Transaction Cost Amount as of the Early Termination Date, plus (y) the Unamortized 47th Floor Amount as of the Early Termination Date, plus (ii) an amount equal to the Fixed Rent which would be payable during the Applicable Period (as hereinafter defined) with respect to the Termination Space


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
assuming this lease were in full force and effect throughout such period (determined without regard to any abatements, credits or offsets), plus (iii) an amount equal to the sum of the Projected Tax Payments (as hereinafter defined) for the Applicable Period with respect to the Termination Space, determined as of the date that Tenant delivers Tenant's Termination Notice to Landlord, plus
(iv) an amount equal to the sum of the Projected Operating Payments (as hereinafter defined) for the Applicable Period with respect to the Termination Space, determined as of the date that Tenant delivers Tenant's Termination Notice to Landlord.

                      (c) (1) The "TRANSACTION COST AMOUNT" shall mean the sum of (i) an amount equal to the dollar amount of the Fixed Rent which is abated pursuant to the provisions of Section 1.06 hereof, plus (ii) an amount equal to the sum of all brokerage commissions or other compensation payable by Landlord to the Brokers on account of Tenant's leasing of the Initially Demised Premises (determined without regard to the provisions of the second sentence of Section
37.01 hereof).

                            (2) The "47TH FLOOR COST AMOUNT" shall
mean (A) the amount of 47th Floor Fixed Rent (as hereinafter defined) which is abated during the 47th Floor Abatement Period (as hereinafter defined), if any, and (B) all brokerage commissions or other compensation payable by Landlord to the Brokers on account of Tenant's leasing of the 47th Floor Space.

                            (3) Within sixty (60) days after the occurrence of
the 47th Floor Commencement Date, each of Landlord and Tenant shall execute an instrument, in mutually agreeable form, setting forth the Transaction Cost Amount and the 47th Floor Cost Amount, provided, that the failure of either party to execute such instrument shall not affect the validity of any provision of this Article 37 or any other provision of this lease.

                      (d) (1) The "UNAMORTIZED TRANSACTION COST AMOUNT", as of any date, shall mean the principal balance which would be outstanding, as of such date, under a loan (i) advanced on the Fixed Rent Commencement Date in an original principal amount equal to the Transaction Cost Amount, (ii) bearing interest at a rate of 9% per annum, and (iii) providing for combined constant monthly payments of principal and interest sufficient to fully-liquidate such loan over the period commencing on the Fixed Rent Commencement Date and ending on the Initial Expiration Date.

                            (2) The "UNAMORTIZED 47TH FLOOR AMOUNT", as of any
date, shall mean the principal balance which would be outstanding, as of such date, under a loan (x) advanced on the 47th Floor Commencement Date (as hereinafter defined) (or, if there is a 47th Floor Abatement Period, then the day following such period) in the original principal amount equal to the 47th Floor Cost Amount, (y) bearing interest at a rate of 9% per annum, and (z) providing for combined constant monthly payments of principal and interest sufficient to fully-liquidate such loan over the period commencing on the 47th Floor Commencement Date (as hereinafter defined) (or, if there is a 47th Floor Abatement Period, then the day following such period) and ending on the Initial Expiration Date.

                      (e) The "PROJECTED TAX PAYMENTS" for any period determined as of any date, shall mean the Tax Payments which would be payable during such period (determined without regard to any abatements, credits or offsets) assuming that (i) this lease (as modified through such date) were in full force and effect throughout such period, (ii) Adjusted Real Property Taxes for each Tax Year following the last Tax Year for which the Tax Closure Date has occurred as of such date, will be 104% of the Adjusted Real Property Taxes for the prior Tax Year (and, if, as


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of such date, no Tax Closure Date shall have occurred, then further assuming, solely for purposes of computing Projected Tax Payments under this Section 37.04(e), (X) in the event Tenant shall have theretofore received a Tax Statement for any Tax Year, that the Tax Closure Date shall have occurred with respect to the last or most recent Tax Year for which Tenant shall have received a Tax Statement and that the Adjusted Real Property Taxes for such Tax Year are as set forth on the last or most recent Tax Statement for such Tax Year, and (Y) in the event that Tenant shall not theretofore have received a Tax Statement for any Tax Year, that the Tax Closure Date shall have occurred with respect to the then most recently ended Tax Year and that the Adjusted Real Property Taxes therefor are zero), and (iii) Tenant's Generator Taxes for each Tax Year following the last Tax Year for which Tenant's Generator Taxes were finally determined hereunder as of such date will be 104% of Tenant's Generator Taxes for the prior Tax Year (or, if, as of such date, Tenant's Generator Taxes shall not have been finally determined for any Tax Year, then assuming, solely for purposes of this Section 37.04(e), that Tenant's Generator Taxes are zero).

                      (f) The "PROJECTED OPERATING PAYMENTS" for any period determined as of any date, shall mean the Operating Payments which would be payable during such period (determined without regard to any abatements, credits or offsets) assuming that (i) this lease (as modified through such date) were in full force and effect throughout such period, and (ii) Operating Expenses for each Operating Year following the last Operating Year for which Operating Expenses were finally determined as of such date will be 104% of the Operating Expenses for the prior Operating Year (and, if, as of such date, Operating Expenses shall not have been finally determined for any Operating Year, then further assuming, solely for purposes of computing Projected Operating Payments under this Section 37.04(f), (X) in the event Tenant shall have theretofore received any Operating Statement for any Operating Year, that Operating Expenses for the last or most recent Operating Year for which Tenant shall have received an Operating Statement are as set forth on the last or most recent Operating Statement for such Operating Year, and (Y) in the event that Tenant shall not theretofore have received any Operating Statement for any Operating Year, that Operating Expenses for the most recently ended Operating Year are zero).

                      (g) The "APPLICABLE PERIOD" shall mean either (i) in any case that Original Tenant (as Tenant hereunder) or an Affiliate of Original Tenant (as Tenant hereunder) exercises the Termination Right and Original Tenant and/or its Affiliates shall make a Qualified Relocation (as defined below), the period of nine (9) consecutive months commencing on the day after the Early Termination Date, or (ii) in any other case, the period of eighteen (18) consecutive months commencing on the day after the Early Termination Date.

                      (h) "QUALIFIED RELOCATION PREMISES" shall mean premises located either (i) anywhere (within or without Manhattan) outside of lower Manhattan (i.e., the entirety of Manhattan south of Canal Street) or (ii) anywhere in the area shown on Exhibit U attached hereto.

                      (i) A "QUALIFIED RELOCATION" shall mean a relocation by Original Tenant and/or one or more of its Affiliates (while either Original Tenant or an Affiliate of Original Tenant is Tenant hereunder) to Qualified Relocation Premises, provided, that such relocation shall include the relocation to such Qualified Relocation Premises of (I) fifty (50%) or more of all the 85 Broad Street Employees (defined below) with respect to such relocation, and (II) fifty (50%) or more of all the Premises Employees (defined below) with respect to such relocation. The "85 BROAD STREET EMPLOYEES", with respect to any relocation, shall mean all the employees of

Original Tenant and/or its Affiliates (i.e., Affiliates of Original Tenant at the time of such relocation) who, immediately prior to such relocation, were regularly located at 85 Broad Street, New York, New York. The "PREMISES EMPLOYEES", with respect to any relocation, shall mean all the employees of Original Tenant and/or its Affiliates (i.e., Affiliates of Original Tenant at the time of such relocation) who, immediately prior to such relocation, were regularly located at the Premises. Notwithstanding the foregoing provisions of this Section 37.04(i), if Tenant's Termination Notice shall not provide either
(X) that Original Tenant and/or one or more of its Affiliates have, prior to the date of such notice, completed a Qualified Relocation (pursuant to Section 37.02(a)(iv)(x) above) or (Y) that Original Tenant and/or one or more of its Affiliates have not, prior to the date of such notice, completed a Qualified Relocation, but that Tenant believes that Original Tenant and/or one or more of its Affiliates will complete a Qualified Relocation after the date of such notice (pursuant to the provisions of Section 37.02(a)(iv)(y) above), then no relocation by Original Tenant and/or one or more of its Affiliates shall ever be considered a "Qualified Relocation".

                      (j) "TERMINABLE PORTION", of the Premises, shall mean a portion (i.e., less than all) of the Premises consisting solely of either: (i) the entirety of the Premises other than the Base Block; (ii) the entirety of the Premises other than the Base Block and an Additional Full Floor Block; or (iii) the entirety of the Premises other than a specific single Full Premises Floor, but only if, as of the date of Tenant's Termination Notice, (x) not less than 80% of the rentable area of such specific single Full Premises Floor is occupied by GSAM, and (y) GSAM intends to continue in such occupancy of such Full Premises Floor for the remainder of the term of this lease. As used herein, (1) "BASE BLOCK" shall mean (x) the entirety of the Premises located on the four (4) highest Full Premises Floors, plus (y) the entirety of the Premises located on each Partial Premises Floor, if any, which is a higher floor than one or more of such four (4) highest Full Premises Floors, (2) an "ADDITIONAL FULL FLOOR BLOCK" shall mean the entirety of the Premises located on any one or more Full Premises Floors which are located below the Base Block, but only if (x) all such Full Premises Floors, together, constitute a vertically contiguous block of floors, and (y) the highest of such Full Premises Floors within the Additional Full Floor Block is vertically contiguous with the lowest Full Premises Floor within the Base Block, and (3) "GSAM" shall mean the company now known as Goldman Sachs Asset Management, Inc., any successor to such company by merger or consolidation, or any entity acquiring all or substantially all of the assets of such company.

                      (k) The "TERMINATION SPACE" shall mean (i) in any case that Tenant shall have properly exercised the Termination Right as to the entire Premises, the entire Premises, and (ii) in any case that Tenant shall have properly exercised the Termination Right as to a Terminable Portion, the Terminable Portion described and delineated in Tenant's Termination Notice.

                      (l) The "TERMINATION SPACE PERCENTAGE" shall mean (i) in any case that Tenant shall have properly exercised the Termination Right as to the entire Premises, 100%, and (ii) in any case that Tenant shall have properly exercised the Termination Right as to a Terminable Portion, a fraction, (A) the numerator of which is the number of rentable square feet in the Terminable Portion described and delineated in Tenant's Termination Notice, and (B) the denominator of which is the number of rentable square feet in the entire Premises.

          37.05. If Tenant properly exercises the Termination Right, then, as of the Early Termination Date, this lease shall terminate and end as to the Termination Space as fully and completely, and with the same effect, as if the Early Termination Date was the Expiration Date with respect to the Termination Space and the term "Expiration Date" shall, with respect to the Termination Space, thereafter refer to the Early Termination Date. Accordingly and without limiting the generality of the foregoing, (i) on or prior to the Early Termination Date, Tenant shall (and shall cause each Tenant Party to) vacate the Termination Space in accordance with the provisions of this lease, and (ii) as of the Early Termination Date, the Fixed Rent, the Base Component of the Tax Payments and the Operating Payments payable with respect to the Termination Space shall be apportioned in the same manner and to the same extent as if the Early Termination Date was the Expiration Date with respect to the Termination Space.

            37.06. If, pursuant to Section 37.04(j)(iii) above, the Tenant's Termination Notice shall describe and delineate Termination Space consisting of the entirety of the Premises other than a specific single Full Premises Floor then occupied by GSAM, then the following provisions shall apply:

                      (a) Landlord, by notice to Tenant given no later than thirty (30) days after its receipt of Tenant's Termination Notice, may, by written notice to Tenant (the "GSAM PREMISES SUBSTITUTION NOTICE"), may substitute as the Termination Space, in lieu of the Termination Space described in Tenant's Termination Notice, the entirety of the Premises other than any other single Full Premises Floor, such other single Full Premises Floor to be specified in the GSAM Premises Substitution Notice.

                      (b) If Landlord shall give the GSAM Premises Substitution Notice, then Tenant, by notice to Landlord given no later than thirty (30) days after its receipt thereof (the "GSAM TERMINATION NOTICE"), may elect to revise Tenant's Termination Notice to relate to the entirety of the Premises, but to make no other revision to Tenant's Termination Notice. Upon the giving of the GSAM Termination Notice, Tenant's Termination Notice shall be deemed, ab initio, to relate to the entirety of the Premises. Together with the GSAM Termination Notice, Tenant shall forward Tenant's good and sufficient check (payable to Landlord) for an amount which Tenant, in good faith, believes to be equal to the excess of the Preliminary Termination Fee Payment for the entirety of the Premises over the Preliminary Termination Fee Payment originally included with Tenant's Termination Notice.

                      (c) Unless Tenant serves the GSAM Termination Notice within the 30-day period described in Section 37.06(b) above, the terms and conditions of this lease, effective as of day after the Early Termination Date (and whether the Termination Space is as initially set forth in Tenant's Termination Notice or as set forth in the GSAM Premises Substitution Notice), shall, automatically and without further act of the parties, be deemed amended and modified as follows: (i) the Fixed Rent payable under this lease shall be increased by an amount equal to $2.00 multiplied by the number of rentable square feet in the Premises (after the operation of the provisions of Section
37.05 above); and (ii) this lease shall be further amended and modified as provided on Exhibit W attached hereto. Tenant, at the request of Landlord, shall execute an instrument, in the form of a lease amendment, confirming the aforesaid amendments and modifications to this lease, effective as of the day after the Early Termination Date, provided, that the failure of Tenant to execute such instrument shall not affect the effectiveness of such amendments and modifications or the validity thereof or the validity of any other provision of this lease.


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
                                   ARTICLE 38

                                  Renewal Terms

            38.01. (a) Tenant shall have the option (herein called the "FIRST RENEWAL OPTION") to extend the term of this lease as to the entire Premises or any Renewable Portion (as hereinafter defined) thereof for an additional five
(5) year period (the "FIRST RENEWAL TERM"), which First Renewal Term shall commence on the date immediately succeeding the Initial Expiration Date, and end on the fifth (5th) anniversary of the Initial Expiration Date (the "FIRST RENEWAL EXPIRATION DATE"); provided, that, as of the date that Tenant gives Landlord the First Renewal Notice (as hereinafter defined) this lease shall be in full force and effect. The First Renewal Option shall be exercisable only with respect to the entire Premises or any Renewable Portion thereof and only by Tenant giving Landlord written notice of such exercise (herein called the "FIRST RENEWAL NOTICE"), which notice (x) shall indicate whether Tenant is exercising the First Renewal Option as to entire Premises or a Renewable Portion thereof, and, in the latter case, shall describe and delineate the Renewable Portion (it being agreed that if the First Renewal Notice does not so indicate, then Tenant shall be conclusively deemed to have exercised the First Renewal Option as to the entire Premises), and (y) shall be received by Landlord not later than the date that is eighteen (18) months prior to the Expiration Date (time being of the essence with respect to Landlord's receipt of the First Renewal Notice). Landlord, at its option, by notice to Tenant given no later than ten (10) Business Days after Landlord's receipt of the First Renewal Notice, may render the First Renewal Notice null and void if, at the time that Landlord receives the same, an Event of Default shall have occurred and is then continuing.

                      (b) Tenant shall have the option (herein called the "SECOND RENEWAL OPTION") to extend the term of this lease as to the entire Premises or any Renewable Portion thereof for an additional five (5) year period (the "SECOND RENEWAL TERM"), which Second Renewal Term shall commence on the date immediately succeeding the First Renewal Expiration Date, and end on the fifth (5th) anniversary of the First Renewal Expiration Date (the "SECOND RENEWAL EXPIRATION DATE"); provided, that, Tenant shall have previously exercised the First Renewal Option, and, as of the date that Tenant gives Landlord the Second Renewal Notice (as hereinafter defined), this lease shall be in full force and effect. The Second Renewal Option shall be exercisable only with respect to the entire Premises or any Renewable Portion thereof and only by Tenant giving Landlord written notice of such exercise (herein called the "SECOND RENEWAL NOTICE"), which notice (x) shall indicate whether Tenant is exercising the Second Renewal Option as to entire Premises or a Renewable Portion thereof, and, in the latter case, shall describe and delineate the Renewable Portion (it being agreed that if the Second Renewal Notice does not so indicate, then, in either such case, Tenant shall be conclusively deemed to have exercised the Second Renewal Option as to the entire Premises), and (y) shall be received by Landlord not later than the date that is eighteen (18) months prior to the First Renewal Expiration Date (time being of the essence with respect to Landlord's receipt of the Second Renewal Notice). Landlord, at its option, by notice to Tenant given no later than ten (10) Business Days after Landlord's receipt of the Second Renewal Notice, may render the Second Renewal Notice null and void if, at the time that Landlord receives the same, a Event of Default shall have occurred and is then continuing.

                      (c) As used herein, the following terms shall have the following meanings:

                            "RENEWABLE PORTION", of the Premises, shall mean a
portion (i.e., less than all) of the Premises


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
consisting solely of either: (i) the Base Block; or (ii) the Base Block and an Additional Full Floor Block.

                            "FIRST RENEWAL PREMISES" shall mean either (i) the
entire Premises as of the date of the First Renewal Notice, if Tenant exercises (or is deemed to have exercised) the First Renewal Option as to the entire Premises, or (ii) the Renewable Portion described and delineated in the First Renewal Notice, if Tenant exercises the First Renewal Option as to a Renewable Portion (as opposed to the entire Premises).

                            "SECOND RENEWAL PREMISES" shall mean either (i) the
entire Premises as of the date of the Second Renewal Notice, if Tenant exercises (or is deemed to have exercised) the Second Renewal Option as to the entire Premises, or (ii) the Renewable Portion described and delineated in the Second Renewal Notice, if Tenant exercises the Second Renewal Option as to a Renewable Portion (as opposed to the entire Premises).

                      (d) The First Renewal Option and Second Renewal Option are sometimes referred to individually as a "RENEWAL OPTION" and collectively as the "RENEWAL OPTIONS"; the First Renewal Term and Second Renewal Term are sometimes referred to individually as a "RENEWAL TERM" and collectively as the "RENEWAL TERMS"; the First Renewal Premises and the Second Renewal Premises are sometimes referred to individually and collectively as "RENEWAL PREMISES".

            38.02. (a) If Tenant exercises the First Renewal Option in accordance with the terms of Section 38.01(a) above, then this lease shall thereupon be extended for the First Renewal Term upon all the same terms, covenants and conditions as are contained in this lease, except that for, and during, the First Renewal Term:

                            (1) the Fixed Rent shall be the Fair Market Fixed
Rent (as hereinafter defined) for the First Renewal Term, as defined and determined pursuant to Sections 38.03, 38.04 and 38.05 below;

                            (2) if the First Renewal Premises shall consist of
less than the entire Premises (as of the date of the First Renewal Notice), then, as applicable, Tenant's Operating Share and Tenant's Tax Share, respectively, shall be appropriately reduced by operation of the provisions of Sections 3.01(p) and 3.01(q), respectively;

                            (3) any provisions of this lease with respect to (i)
Landlord's Work, or (ii) any abatement period(s) with respect to Fixed Rent, Operating Payment(s) or Tax Payment(s) set forth in Articles 1, 3 and 4 hereof, shall not be applicable;

                            (4) the provisions of Section 38.01(a) above
relative to Tenant's right to renew the term of this lease shall not be applicable;

                            (5) the Expiration Date shall be the First Renewal
Expiration Date; and

                            (6) the Base Tax Amount shall be the Adjusted Real
Property Taxes for the Tax Year ending immediately prior to the commencement of the First Renewal Term, and the Base Operating Year shall be the Operating Year ending immediately prior to the commencement of the First Renewal Term.

                      (b) If Tenant exercises the Second Renewal Option in accordance with the terms of Section 38.01(b), then this lease shall thereupon be extended for the Second Renewal

Term upon all the same terms, covenants and conditions as are contained in this lease, except that for, and during, the Second Renewal Term:

                            (1) the Fixed Rent shall be the Fair Market Fixed
Rent for the Second Renewal Term as defined and determined pursuant to Sections 38.03, 38.04 and 38.05 below;

                            (2) if the Second Renewal Premises shall consist of
less than the entire Premises (as of the date of the Second Renewal Notice), then, as applicable, Tenant's Operating Share and Tenant's Tax Share, respectively, shall be appropriately reduced by operation of the provisions of Sections 3.01(p) and 3.01(q), respectively;

                            (3) any provisions of this lease with respect to (i)
Landlord's Work, or (ii) any abatement period(s) with respect to Fixed Rent, Operating Payment(s) or Tax Payment(s) set forth in Articles 1, 3 and 4 hereof, shall not be applicable;

                            (4) the provisions of Section 38.01 above relative
to Tenant's right to renew the term of this lease shall not be applicable;

                            (5) the Expiration Date shall be the Second Renewal
Expiration Date; and

                            (6) the Base Tax Amount shall be the Adjusted Real
Property Taxes for the Tax Year ending immediately prior to the commencement of the Second Renewal Term, and the Base Operating Year shall be the Operating Year ending immediately prior to the commencement of the Second Renewal Term.

            38.03. For purposes of this Article 38, the term "FAIR MARKET FIXED RENT", for any Renewal Term, shall mean the fixed annual rent that a willing tenant would pay and a willing landlord would accept for a lease of the Renewal Premises pertinent to such Renewal Term having a 10-year term (commencing with the commencement of such Renewal Term), and providing for fixed annual rent on a level payment basis throughout such term (i.e., no step-ups in fixed rent), assuming: (i) that the Renewal Premises pertinent to such Renewal Term were being demised in their "as is" condition as of the date that Tenant exercised the applicable Renewal Option, without any allowance or contribution by Landlord; (ii) that such Renewal Premises were being demised upon the same terms and conditions as are provided for in this lease for such Renewal Term (including without limitation the terms and conditions set forth in Section
38.02 above therefor); and (iii) to the extent that the creditworthiness of the tenant is deemed relevant by the person determining such Fair Market Fixed Rent, that the tenant has a creditworthiness substantially equivalent to that of Tenant.

            38.04. If Tenant exercises a Renewal Option in accordance with the terms of this Article 38, then the following provisions shall apply:

                      (a) During the thirty (30) day period (the "INITIAL PERIOD") following Landlord's receipt of an effective First Renewal Notice or Second Renewal Notice, as the case may be, Landlord and Tenant shall attempt to agree upon the Fair Market Fixed Rent for the Renewal Term in question.

                      (b) If Landlord and Tenant fail to agree upon the Fair Market Fixed Rent for any Renewal Term within the Initial Period, then the following provisions shall apply:

                            (1) During the six (6) Business Day period following the last day of the Initial Period (the

      "BILATERAL APPOINTMENT PERIOD"), Landlord and Tenant shall attempt to agree upon, and appoint, an impartial natural person to serve the functions required of him under this Section 38.04. If Landlord and Tenant fail to do so within the Bilateral Appointment Period, then Landlord, within the period of six (6) Business Days after the Bilateral Appointment Period (the "LANDLORD APPOINTMENT PERIOD"), may appoint to act as such impartial natural person an attorney who is a partner of a law firm of 50 lawyers or more that has an office in New York City. If Landlord shall not make such appointment within the Landlord Appointment Period, then Tenant, within the period of twenty (20) Business Days after the Landlord Appointment Period (the "TENANT APPOINTMENT PERIOD"), shall appoint to act as such impartial natural person an attorney who is a partner of a law firm of 50 lawyers or more that has an office in New York City. The person appointed as such impartial person, either by agreement of the parties or otherwise, is herein referred to as the "IMPARTIAL PERSON". Within five
      (5) Business Days after the Impartial Person is appointed, he shall execute and deliver to Landlord and Tenant an oath swearing that he shall fairly and impartially perform the functions required of him under this
      Section 38.04. The fees of the Impartial Person shall be divided and borne equally between Landlord and Tenant. If Tenant shall not appoint the Impartial Person prior to the end of the Tenant Appointment Period, then
      (A) Tenant's Rescission Right (as hereinafter defined) with respect to such Renewal Option shall be null and void (and, accordingly, the Renewal Option in question shall be deemed irrevocably exercised), and (B) Landlord and Tenant shall thereafter attempt in good-faith to agree upon the Fair Market Fixed Rent for the Renewal Term in question.

                            (2) On the tenth (10th) Business Day after the Impartial Person is appointed or selected (time being of the essence), Landlord and Tenant shall each simultaneously submit to the Impartial Person in sealed envelope a written statement setting forth its opinion of the Fair Market Fixed Rent for the Renewal Term in question; the statement submitted by Landlord pursuant to this sentence being herein called "LANDLORD'S PRELIMINARY SUBMISSION", the statement submitted by Tenant pursuant to this sentence being herein called "TENANT'S PRELIMINARY SUBMISSION", and Landlord's Preliminary Submission and Tenant's Preliminary Submission being herein collectively called "PRELIMINARY SUBMISSIONS". Each Preliminary Submission shall set forth the Fair Market Fixed Rent as a per rentable square foot per annum amount for the Renewal Premises. The Impartial Person shall not open or disclose either Preliminary Submission submitted to it except as hereinafter expressly provided. If either Landlord or Tenant shall fail to submit its Preliminary Submission in accordance with the provisions of this Section 38.04(b)(2), then the party which submitted a Preliminary Submission may notify the other party of such failure (which notice shall refer specifically to this Section 38.04(b)(2)), and if, in such event, the other party does not, within a period of seven (7) days after its receipt of such notice, submit its Preliminary Submission, then (I) Tenant's Rescission Right (as hereinafter defined) with respect to such Renewal Option shall be null and void (and, accordingly, the Renewal Option in question shall be deemed irrevocably exercised), and (II) the only Preliminary Submission which was made in accordance with this Section 38.04(b)(2) shall promptly thereafter be opened by the Impartial Person, and the Fair Market Fixed Rent at issue shall be the determination thereof as set forth in such Preliminary Submission, which determination shall be conclusive and binding upon both Landlord and Tenant. If neither Landlord or Tenant shall have submitted its Preliminary Submission in accordance with the provisions of this Section 38.04(b)(2), then (A) Tenant's Rescission Right (as hereinafter defined) with respect to such Renewal Option shall be null and void (and, accordingly, the Renewal Option in question shall be deemed irrevocably exercised), and (B) Landlord and Tenant shall thereafter attempt in good-faith to agree upon the Fair Market Fixed Rent for the Renewal Term in question.

                            (3) If both Landlord and Tenant submit their respective Preliminary Submissions in accordance with the provisions of
      Section 38.04(b)(2) above, then the Impartial Person, within three (3) Business Days after his receipt of both the Preliminary Submissions, shall concurrently open the same in the presence of Landlord and Tenant and (i) deliver to Tenant a copy of Landlord's Preliminary Submission, and (ii) deliver to Landlord a copy of Tenant's Preliminary Submission. Landlord and Tenant shall reasonably cooperate to effect a time and place to meet with the Impartial Person to effectuate the opening and delivering the Preliminary Submissions in accordance with the foregoing provisions of this Section 38.04(b)(3).

                            (4) Tenant, within the period of fifteen (15) Business Days after it receives the Landlord's Preliminary Submission from the Impartial Person (herein called the "RESCISSION PERIOD"), shall have the right to rescind its exercise of the Renewal Option in question (which right, with respect to any Renewal Option, being herein called "TENANT'S RESCISSION RIGHT"), which right may be exercised only be giving Landlord written notice thereof (each, a "TENANT'S RESCISSION NOTICE") prior to the end of the Rescission Period (time being of the essence). If, with respect to any Renewal Option, Tenant, for any reason, does not give Tenant's Rescission Notice prior to the end of the Rescission Period, then (i) Tenant's Rescission Right with respect to such Renewal Option in question shall be null and void (and, accordingly, such Renewal Option shall be deemed irrevocably exercised), and (ii) Landlord and Tenant shall thereafter attempt in good-faith to agree upon the Fair Market Fixed Rent for the Renewal Term in question. If, with respect to any Renewal Option, Tenant does give Tenant's Rescission Notice prior to the end of the Rescission Period, then (x) Tenant's exercise of such Renewal Option shall be irrevocably rescinded, and (y) such Renewal Option (and, if applicable, any other outstanding Renewal Option) shall be rendered null and void (and, accordingly, this lease shall end upon the date then set forth for the expiration thereof).

                      (c) If, with respect to any Renewal Option, (i) Tenant shall not have given Tenant's Rescission Notice prior to the end of the Rescission Period, (ii) the Fair Market Fixed Rent for the Renewal Term in question shall not have been finally determined pursuant to the Section 38.04(b) above, and (iii) Landlord and Tenant, as of the date that is two hundred and seventy (270) days prior to the date upon which the Renewal Term in question will commence (which date being herein called "270-DAY DATE"), shall not have agreed upon Fair Market Fixed Rent for such Renewal Term, then, at anytime after such 270-Day Date and prior to an agreement between Landlord and Tenant as to such Fair Market Fixed Rent, either Landlord or Tenant may require that the Fair Market Fixed Rent for such Renewal Term be determined by appraisal in accordance with the provisions of Section 38.05 below (any such notice being herein called a "RENEWAL APPRAISAL NOTICE").

                      (d) Upon the final determination of the Fair Market Fixed Rent for any Renewal Term (pursuant to the provisions of Section 38.04(b) above, by appraisal in accordance with the provisions of Section 38.05 hereof, or by an agreement

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of Landlord and Tenant), the same shall constitute the Fixed Rent for such
Renewal Term as hereinabove provided.

                      (e) If, as of the commencement of any Renewal Term, the Fair Market Fixed Rent therefor shall not have been finally determined, then (i) for the period from the commencement of such Renewal Term until the date that such Fair Market Fixed Rent is finally determined (herein called the "PRE-DETERMINATION PERIOD"), Tenant shall make payments, on account of the Fixed Rent for the Renewal Term (as and when Fixed Rent is payable hereunder therefor), at a per rentable square foot per annum rate equal to average per rentable square foot per annum rate of Fixed Rent for the Premises as of the date immediately preceding the commencement of such Renewal Term, and (ii) upon the final determination of such Fair Market Fixed Rent, the Fixed Rent for such Renewal Term shall be such Fair Market Fixed Rent, and (x) if the payments made by Tenant on account of such Fixed Rent during the Pre-Determination Period were less than such Fair Market Fixed Rent payable for such period, then Tenant shall pay to Landlord the amount of such deficiency, together with interest thereon at the Base Rate, within twenty (20) days after demand therefor, or (y) if the payments made by Tenant on account of the Fixed Rent for such Renewal Term during the Pre-Determination Period were in excess of such Fair Market Fixed Rent payable for such period, then Landlord shall credit the amount of such excess, together with interest thereon at the Base Rate, against future installments of Fixed Rent and/or Additional Charges payable by Tenant.

            38.05. If, with respect to the Fair Market Fixed Rent for any Renewal Term, either Landlord or Tenant shall serve a Renewal Appraisal Notice, then such Fair Market Fixed Rent shall be determined by appraisal in accordance with the following:

                      (a) Within thirty (30) days after the date that is the Renewal Appraisal Notice is received by the party to whom it was sent, each of Landlord and Tenant, by notice to the other party, shall appoint an appraiser (the two appraisers so appointed being herein collectively called the "INITIAL APPRAISERS"). If either Landlord or Tenant shall fail to timely appoint an Initial Appraiser within such 30-day period, then the party which appointed an Initial Appraiser may notify the other party of such failure (which notice shall refer specifically to this Section 38.05(a)), and if, in such event, the other party does not, within a period of seven (7) days after its receipt of such notice, appoint the second Initial Appraiser, then the appointed Initial Appraiser shall independently select and appoint the second Initial Appraiser, who shall be impartial, within ten (10) days after the expiration of such 7-day period.

                      (b) Within thirty (30) days after the appointment of both Initial Appraisers, (i) Landlord shall submit to each of the Initial Appraisers, in a sealed envelope, a written statement setting forth Landlord's good-faith determination of the Fair Market Fixed Rent for the applicable Renewal Term (as a per rentable square foot per annum amount for the Renewal Premises therefor), which determination shall be not greater than 105%, and not less than 95%, of the determination of such Fair Market Fixed Rent set forth in Landlord's Preliminary Submission, if any (such sealed written determination of Landlord being herein called "LANDLORD'S FAIR MARKET DETERMINATION"), and (ii) Tenant shall each submit to each of the Initial Appraisers, in a sealed envelope, a written statement setting forth Tenant's good-faith determination of the Fair Market Fixed Rent for the applicable Renewal Term (as a per rentable square foot per annum amount for the Renewal Premises therefor), which determination shall be not greater than 105%, and not less than 95%, of the determination of such Fair Market Fixed Rent set forth in Tenant's Preliminary Submission, if any (such sealed written determination of Tenant being herein called "TENANT'S FAIR MARKET

DETERMINATION") (Landlord's Fair Market Determination and Tenant's Fair Market Determination are herein collectively called the "FAIR MARKET DETERMINATIONS"). Neither of the Fair Market Determinations shall be opened except as and when hereinafter expressly provided. If either Landlord or Tenant shall fail to submit its Fair Market Determination in accordance with the provisions of this
Section 38.05(b), then the party which made a Fair Market Determination may notify the other party of such failure (which notice shall refer specifically to this Section 38.05(b)), and if, in such event, the other party does not, within a period of seven (7) days after its receipt of such notice, submit its Fair Market Determination, then the only Fair Market Determination which was made in accordance with this Section 38.05(b) shall promptly thereafter be opened by the Initial Appraisers, and the Fair Market Fixed Rent at issue shall be such Fair Market Determination, which Fair Market Determination shall be conclusive and binding upon both Landlord and Tenant.

                      (c) If both Landlord and Tenant submit their respective Fair Market Determinations in accordance with the provisions of Section 38.05(b) above, then the Initial Appraisers shall arrange a meeting (herein called the "INITIAL APPRAISER MEETING") to be held at the Building office (or at such other place as is mutually agreeable to the Initial Appraisers and located in the Borough of Manhattan) during Business Hours within fifteen (15) days after the receipt by both Initial Appraisers of each of the Fair Market Determinations for the purpose of opening the Fair Market Determinations. Landlord and Tenant shall have not less than ten (10) days notice of the date, time and location of the Initial Appraiser Meeting and shall have the right to have its representatives present thereat. At the Initial Appraiser Meeting, (i) the Fair Market Determinations shall be opened by each of the Initial Appraisers and copies thereof shall be distributed to Landlord and Tenant, and (ii) thereafter, each of Landlord and Tenant may submit to the Initial Appraisers such written evidence in support of its Fair Market Determination as it deems appropriate.

                      (d) Within twenty (20) days after the Initial Appraiser Meeting, each of the Initial Appraisers shall independently select the Fair Market Determination (as between Landlord's Fair Market Determination and Tenant's Fair Market Determination which, in his opinion, more accurately reflects the Fair Market Fixed Rent at issue, and shall notify Landlord, Tenant and the other Initial Appraiser of such selection in writing. If the two Initial Appraisers concur in such selection, then the Fair Market Fixed Rent at issue shall be as set forth in the selected Fair Market Determination, which Fair Market Determination shall be conclusive and binding upon both Landlord and Tenant.

                      (e) If the Initial Appraisers do not concur in such selection, then the two Initial Appraisers, within ten (10) days after the end of such 20-day period, shall jointly appoint a mutually agreeable third appraiser who shall be impartial (herein called the "THIRD APPRAISER"). If the Initial Appraisers fail to agree upon and appoint the Third Appraiser within such 10-day period, then either Landlord or Tenant may request that the American Arbitration Association or its successor ("AAA") appoint the Third Appraiser within twenty (20) days after such request, and both parties shall be bound by any appointment so made within such 20-day period. If the Third Appraiser shall not have been appointed within such 20-day period, then either Landlord or Tenant may apply to any court having jurisdiction to make such appointment.

                      (f) The Third Appraiser shall subscribe and swear to an oath to fairly and impartially select the Fair Market Determination which, in his opinion, more accurately reflects the

Fair Market Fixed Rent at issue. The Third Appraiser shall conduct such hearings as he deems appropriate (or such hearings as either Landlord or Tenant shall request). Within twenty (20) days after the Third Appraiser has been appointed, the Third Appraiser shall select the Fair Market Determination (i.e., either Landlord's Fair Market Determination or Tenant's Fair Market Determination) which, in his opinion, more accurately reflects the Fair Market Fixed Rent at issue, and shall notify Landlord, Tenant and each of the Initial Appraisers of such selection in writing. The Fair Market Fixed Rent shall be as set forth in the Fair Market Determination selected by the Third Appraiser, which Fair Market Determination shall be conclusive and binding upon both Landlord and Tenant.

                      (g) In connection with any appraisal conducted pursuant to this Section 38.05, Landlord, if required pursuant to the terms of a Mortgage, may serve a copy of such notice on each Mortgagee, and allow such Mortgagee the right to participate in such appraisal. Such right of participation shall include, without limitation, (x) the right to be represented by counsel, (y) submit evidence and (z) argument, but all submissions, designations, elections and other actions shall be made or taken by Landlord.

                      (h) The fees and expenses of any such appraisal shall be borne by the parties equally, but each party shall bear the expense of the Initial Appraiser appointed by it and its attorneys and experts as well as any expenses of presenting its own proof.

                      (i) Landlord and Tenant shall each have the right to submit such data and memoranda to each of the appraisers in support of their respective positions as they may deem necessary or appropriate.

                      (j) Each appraiser shall be a qualified member of the American Institute of Real Estate Appraisers (or any successor of such Institute, or if such organization or successor shall no longer be in existence, a recognized national association or institute of appraisers) who shall not be a sole practitioner, and shall have at least ten (10) years' experience in leasing and valuation of properties which are similar in character to the Building.

                      (k) It is expressly understood, and each appraiser shall acknowledge and agree, that any determination of the Fair Market Fixed Rent for any Renewal Term shall be based solely on the definition thereof as set forth in
Section 38.03 hereof, including the assumptions and criteria set forth in such definitions. The appraisers shall not have the power to add to, modify or change any such definitions or any other provisions of this lease, and the jurisdiction of the appraisers is accordingly limited.


                                   ARTICLE 39

                 Definition of Landlord; Condominium Provisions

            39.01. For purposes of this lease, the following terms shall have the following meanings:

                      "PREMISES UNITS", at anytime, shall mean, collectively, all the Units which encompass any leasable area which is located within the Premises at such time. As of the date hereof, the Premises Units are the Units known as Units 41, 42, 43, 44, 45, 46, 48, 49 and 50, and, as of the 47th Floor Commencement Date, the Premises Units shall include the Unit known as Unit 47.

                      "LANDLORD" shall mean: (i) during the period that the Condominium is in effect, the owner, at the time in question, of the Premises Units, or of a leasehold estate in the Premises Units, so that in the event of any transfer or transfers of title to the Premises Units or of such leasehold estate, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this lease accruing after such transfer, and it shall be deemed, without further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord hereunder accruing during the period it is the holder of title to the Premises Units or of a leasehold estate in the Premises Units; provided, however, that where appropriate in the context of this lease to reflect the parties intention that, except as set forth in Section 39.03(c) below, that the rights and obligations of the parties hereto shall not be affected by the existence of the Condominium (but never with respect to the right to receive rent, or the making, giving or receiving of notices, consents, approvals or elections) such term shall also include the persons referred to in Section 39.03(b) below, subject to the provisions of Section 39.03(c) below; and (ii) during any other period, the owner, at the time in question, of the Building, or of a leasehold estate in the Building, so that in the event of any transfer or transfers of title to the Building or of such leasehold estate, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this lease accruing after such transfer, and it shall be deemed, without further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord hereunder accruing during the period it is the holder of title to the Building or of a leasehold estate in the Building.

                      The term "BOARD" shall mean the "board of managers" as such term is used in the Condominium Act.

                      The term "COMMON OWNER" shall have the meaning ascribed thereto in the Condominium Declaration.

            39.02. Landlord hereby covenants to Tenant that, at all times during the term hereof, the Premises Units shall be owned or leased, as the case may be, by a single entity. If this provision is violated, then, without limiting any other remedies available to Tenant against Landlord, the owners or lessees, as the case may be, of the Premises Units shall be jointly and severally liable for the obligations of Landlord hereunder.

            39.03. (a) Landlord, as of the date hereof, is (i) the lessee of, and the holder of various reversionary interests in, the Units which, as of the date hereof, are IDA Units (inclusive of the common interest in the common elements of the Condominium appurtenant thereto), (ii) the owner of fee title to, and the lessee of the Units which, as of the date hereof, are not IDA Units (including without limitation the Premises Units) (inclusive of the common interest in the common elements of the Condominium appurtenant thereto), and
(iii) the lessee of the common elements of the Condominium (such fee, reversionary and leasehold estates being herein collectively called "LANDLORD'S CURRENT ESTATES"). In addition, Landlord, as of the date hereof, is the Common Owner under the Condominium Declaration.

                   (b) Landlord, as the holder of all of Landlord's Current Estates and with the intent to cause this lease to run with and bind all Landlord's Current Estates and thereby bind any and all future holders of any or all thereof, and as Common Owner and with the intent to bind all future Common Owners as well as all Boards, hereby agrees that neither the Condominium Declaration nor any provision thereof shall be effective to limit or otherwise adversely affect Tenant's rights under this lease, and, without limiting the generality of the foregoing, that (i) Tenant shall be deemed in compliance with the Condominium Declaration so long as Tenant is in compliance with

Tenant's obligations under this lease, (ii) Tenant shall be under no obligation to obtain any consent or approval of any person pursuant to the Condominium Declaration, unless Tenant has an obligation to obtain the consent or approval of such person under the terms of this lease, and (iii) Landlord shall grant or deny consent or approval to Tenant in accordance with the terms of this lease, irrespective of the provisions of the Condominium Declaration or the regime created thereby, and any such consent to approval granted by Landlord pursuant to this lease shall bind the Common Owner and/or the Board.

                      (c) Notwithstanding the foregoing provisions of this
Section 39.03, in the event of a breach of the Landlord's obligations under this lease, the following provisions shall apply:

                            (1) Landlord (i.e., the then Landlord, determined
without regard to the proviso to clause (i) of the definition of Landlord set forth above), subject to the applicable provisions of this lease (including without limitation Section 18.03 and Section 35.03 hereof), shall be liable for such breach, even if such breach occurs, in whole or in part, by reason of an act or omission of any holder of a Landlord's Current Estate or any Board.

                            (2) Tenant's sole recourse against the holder of any
of Landlord's Current Estates (other than the then Landlord, determined without regard to the proviso to clause (i) of the definition of Landlord set forth above) or any Board on account of any such breach shall be an action for specific performance or injunction; it being agreed that no holder of any of Landlord's Current Estates (other than the then Landlord, determined without regard to the proviso to clause (i) of the definition of Landlord set forth above) and no Board shall ever be liable to Tenant in damages on account of a breach of this lease. If Tenant shall prevail in any such action for specific performance or injunction, then Landlord shall reimburse Tenant its reasonable attorney's fees incurred in connection therewith.

                      (d) Landlord subject to and in accordance with the provisions of Section 18.02 hereof (applied mutatis mutandis) shall indemnify and hold harmless Tenant from and against any claims made by the holder of any of Landlord's Current Estates (other than the then Landlord) and/or any Board, which relate to the enforcement of the Condominium Declaration (or the regime thereby created) against Tenant in contravention of the provisions of Section 39.03(b) hereof.

            39.04. Nothing contained in this lease shall be construed as requiring Landlord or any other party to keep the Condominium in effect during the term of this lease (or any portion thereof), and Tenant acknowledges that the same may be terminated during the term hereof. No termination of the Condominium (howsoever, and for whatever reason, effected) occurring during the term of this lease shall in any way affect the validity of this lease or the rights and obligations of the parties hereunder.


                                   ARTICLE 40

                                   Arbitration

            40.01. If, pursuant to any express provision of this lease, either Landlord is entitled, Tenant is entitled, or either of Landlord or Tenant are entitled, to submit a particular dispute to arbitration in accordance with the provisions of this Article 40, then each party so entitled to submit the dispute in question to arbitration may do so only by delivering a notice thereof to the other party (each, an "ARBITRATION NOTICE"), and if such provision of this lease shall set forth a specific period within which such party may submit the dispute to arbitration, then such Arbitration Notice must be served prior to the expiration of such time period (time being of the essence). For purposes of this Article 40, the party delivering an Arbitration Notice shall be referred to as the "INITIATING PARTY", and the party receiving an Arbitration Notice shall be referred to as the "RESPONDING PARTY". Each Arbitration Notice shall (i) specifically set forth the Article and Section of this lease in which are located the provisions hereof expressly entitling the Initiating Party to submit the dispute in question to arbitration (such provisions being herein called the "AUTHORIZING PROVISIONS"), (ii) set forth, with reasonable specificity, the dispute being submitted to arbitration pursuant to such Authorizing Provisions and the issue to be determined by arbitration (which issue shall be consistent with the Authorizing Provisions) (such issue being herein called the "ARBITRATION ISSUE"), and (iii) appoint, and set forth the name and address of, an arbitrator (herein called the "FIRST ARBITRATOR") to act in connection with the dispute in question.

            40.02. In each case that an Arbitration Notice is delivered in accordance with the provisions of this lease, the following provisions shall apply:

                      (a) The Responding Party, within eight (8) Business Days after its receipt of the Arbitration Notice, shall, by notice to Initiating Party, appoint, and provided the name and address of, a second arbitrator (herein called the "SECOND ARBITRATOR") to act in connection with the dispute in question; it being agreed that if (x) the Responding Party shall fail to appoint a Second Arbitrator within such 8 Business Day period, and (y) such failure shall continue for 3 Business Days after the Responding Party receives a notice of such failure from the Initiating Party (which notice shall expressly refer to this Section 40.02(a)), then the First Arbitrator may appoint the Second Arbitrator).

                      (b) After the appointment of both the First Arbitrator and the Second Arbitrator (collectively, the "INITIAL ARBITRATORS"), the Initial Arbitrators shall jointly appoint, by written instrument delivered to both the Initiating Party and the Responding Party, a third arbitrator to act in connection with the dispute in question (herein called the "THIRD ARBITRATOR"); it being agreed that if the Initial Arbitrators shall fail to appoint the Third Arbitrator within the aforesaid 5 Business Day period, then either the Initiating Party or the Responding Party may apply to the AAA, or if the AAA shall refuse or fail to act, to a court of competent jurisdiction in the State of New York, for the appointment of the Third Arbitrator.

            40.03. Promptly after the appointment of the Third Arbitrator, each of the First Arbitrator, the Second Arbitrator and the Third Arbitrator shall proceed to decide the Arbitration Issue. The arbitrators shall be instructed to render their respective decisions, in writing, within eight (8) Business Days after the appointment of the Third Arbitrator. The written decision of any two
(2) of the arbitrators shall be binding and conclusive upon both the Initiating Party and the Responding Party.

            40.04. Landlord and Tenant shall each have the right to appear and be represented by counsel before any arbitrator(s) and to submit such data and memoranda in support of their respective positions with respect to the Arbitration Issue as may be reasonably necessary or appropriate in the circumstances; it being agreed that if a dispute shall arise as to whether any such data or memoranda is reasonable arises, a majority of the arbitrators are hereby authorized to resolve same.

            40.05. All the reasonable fees of the arbitrators appointed under
Article 40 (whether by Tenant, Landlord, the AAA or a court) shall be paid by the non-prevailing party in the arbitration. In addition, the non-prevailing party shall reimburse the prevailing party the reasonable out-of-pocket costs (including without limitation reasonable attorneys' fees and the reasonable costs of producing witnesses and experts) incurred by the prevailing party in connection with the arbitration.

            40.06. With respect to any conclusive and binding decision of the arbitrator(s) rendered pursuant to the provisions of this Article 40, judgment may be entered thereupon in any court of competent jurisdiction. In rendering any decision, the arbitrator(s) shall have no power to modify any of the provisions of this lease, and the jurisdiction of arbitrator(s) is limited accordingly, it being specifically understood that the arbitrator(s), in any arbitration under this Article 40, shall only have authority to decide the Arbitration Issue in question, and in no event shall the arbitrator(s) have any authority to award damages.

            40.07. Each "ARBITRATOR" appointed hereunder (whether by Landlord, Tenant or any other person(s), organization or court) shall not then be employed by Landlord, Tenant or any Affiliate of Landlord or Tenant, and, in all other respects, shall be impartial. In addition, each arbitrator (x) shall meet the specific qualifications set forth in the applicable Authorizing Provisions, or
(y) if no such qualifications are so set forth in the Authorizing Provisions, shall be an attorney with at least ten (10) years experience in commercial real estate law in the Borough of Manhattan.

            40.08. Landlord and Tenant shall not be deemed to have agreed to have any dispute/issue arising out of this lease determined by arbitration unless a determination in such manner shall be expressly provided hereunder.


                                   ARTICLE 41

                    Structural Work and Exterior Improvements

            41.01. For the purposes of this lease, the following terms shall have the following meanings:

                        "TENANT'S PENTHOUSE ROOF AREA" shall mean the area on the roof of the Building that is shown cross-hatched on Exhibit X-1 attached hereto.

                        The "BUILDING PENTHOUSE" shall mean the existing penthouse of the Building which is located in the area on the roof of the Building that is shown cross-hatched on Exhibit X-2 attached hereto.

                        "ANCILLARY TELECOMMUNICATIONS ROOF AREAS" shall mean the areas on the roof of the Building that is shown hatched on Exhibit X-3 attached hereto, which area is adjacent to the Building Penthouse.

                        The "REMAINING ROOF AREA" shall mean the entire area on the roof of the Building, other than Tenant's Penthouse Roof Area.

                        "TENANT'S FUEL TANK AREA" shall mean the area on the subcellar level (i.e., the third below-grade level) of the Building that is shown cross-hatched on Exhibit X-4 attached hereto.

                        "TENANT'S 20TH FLOOR ELECTRICAL POWER AREAS" shall mean, collectively, the two (2) areas on the twentieth

      (20th) floor of the Building that are shown hatched on Exhibit X-5 attached hereto, and denoted thereon as "Area of UPS" and "Area of Electrical Distribution", respectively.

                        "TENANT'S STRUCTURAL WORK" shall mean, collectively, the following work: (i) the installation of a structural support system for the roof of the Building in accordance with the Structural Work Preliminary Plans; (ii) the stiffening of certain of the Building's exterior columns on the forty-eighth (48th), forty-ninth (49th) and fiftieth (50th) floors of the Building, by plating the inside surfaces thereof in accordance with the Structural Work Preliminary Plans; (iii) subsequent to the work described in clauses (i) and (ii) above having been performed, the removal of certain of the interior columns on the fiftieth
      (50th) floor of the Building in accordance with the Structural Work Preliminary Plans; and (iv) any other work ancillary thereto which is either shown on the Structural Work Preliminary Plans or otherwise approved by Landlord (in its sole discretion).

                        The "STRUCTURAL WORK PRELIMINARY PLANS" shall mean the preliminary plans listed on Exhibit X-6 attached hereto.

                        The "STRUCTURAL WORK IMPROVEMENTS" shall mean the improvements, betterments, fixtures and equipment installed in the Building by Tenant as part of Tenant's Structural Work.

                        The "PENTHOUSE WORK PRELIMINARY PLANS" shall mean the preliminary plans attached hereto as Exhibit X-7.

            41.02. (a) Tenant, subject to and in accordance with the provisions of Article 11 and the following provisions of this Article 41, shall have the right to perform Tenant's Structural Work. For purposes of applying Article 11 hereof to Tenant's Structural Work, all Tenant's Structural Work shall be deemed Exterior Material Alterations and Initial Alterations. In addition, Tenant's Structural Work shall be deemed Pre-Authorized Alterations, but only to the extent that (i) such work is set forth on the Structural Work Preliminary Plans, and (ii) such work is consistent with the provisions of Section 41.02(b) below.

                   (b) Tenant acknowledges and agrees as follows with respect to Tenant's Structural Work: (i) Tenant's Structural Work shall be such that, after its completion, the roof of the Building shall have a load capacity (in all locations) which is equal to or greater than the load capacity of the roof as of the date hereof; (ii) no Structural Work Improvements shall have a height or elevation (measured from the structural roof) that is greater than the height or elevation therefor as set forth on the Structural Work Preliminary Plans; and
(iii) no Structural Work Improvements shall illuminate any part of the roof of the Building.

                   (c) (1) Tenant shall commence Tenant's Structural Work (if at all) promptly after Landlord's approval of the plans and specifications therefor pursuant to Section 11.02(b) and Section 41.02(a) above, and, in all events, shall commence Tenant's Structural Work (if at all) on or prior to the Structural Work Outside Start Date (as hereinafter defined). If, for any reason, Tenant shall fail to commence Tenant's Structural Work on or prior to the Structural Work Outside Start Date, then, notwithstanding anything to the contrary contained in this Section 41.02, Tenant shall no longer have the right to perform Tenant's Structural Work or any other rights under this Section
41.02. As used herein, the "STRUCTURAL WORK OUTSIDE START DATE" shall be September 1, 1994; provided, however, that the

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Structural Work Outside Start Date shall be postponed one day for each day that
Tenant is delayed in commencing Tenant's Structural Work by reason of either (i) one or more Events of Force Majeure, or (ii) one or more acts or omissions of Landlord, which acts or omissions constitute a violation of this lease.

                            (2) Tenant, after commencing Tenant's Structural
Work (it being understood that, for purposes of this sentence only, the plating of exterior columns alone shall not be deemed the commencement of Tenant's Structural Work), shall prosecute the same to completion with diligence and continuity, and, in all events, shall complete Tenant's Structural Work on or prior to the Structural Work Outside Completion Date (as hereinafter defined). If, for any reason, Tenant shall fail to complete Tenant's Structural Work on or prior to the Structural Work Outside Completion Date, then, notwithstanding anything to the contrary contained in this Section 41.02, Landlord, in addition to any other rights or remedies it may have under this lease (including without limitation Landlord's rights and remedies under Article 27 hereof, but specifically excluding Landlord's right to terminate this lease as set forth in
Article 22 hereof and any right to re-enter the Premises under Article 23 hereof) as a result of such failure, shall have the following rights and remedies (which shall be cumulative): (i) Landlord shall have the right to cause Tenant to prosecute such work after Business Hours (as well as during Business Hours), until the same is completed, and to employ overtime labor for such purposes, all at Tenant's expense; and (ii) Landlord, unless and until it exercises any rights it may have under Article 27 hereof, shall, in all other events, be entitled to receive from Tenant, and Tenant shall pay to Landlord, an amount equal to $2,000 per day for each day in the period commencing on the day after the Structural Work Outside Completion Date and ending on the date that Tenant actually completes Tenant's Structural Work (or, if applicable, the date that Landlord exercises any rights it may have under Article 27 hereof), both days inclusive. As used herein, the "STRUCTURAL WORK OUTSIDE COMPLETION DATE" shall be December 31, 1994; provided, however, that the Structural Work Outside Completion Date shall be postponed one day for each day that Tenant is delayed in causing the completion of Tenant's Structural Work by reason of either (i) one or more Events of Force Majeure, or (ii) one or more acts or omissions of Landlord, which acts or omissions constitute a violation of this lease.

                      (d) (1) Notwithstanding anything to the contrary contained in this lease, the Structural Work Improvements shall not be deemed "Tenant's Improvements", but rather shall be deemed part of the "Base Building" (except that, for purposes of Section 8.01(c)(iii) only, the Structural Work Improvements shall be deemed Tenant's Improvements).

                            (2) Tenant, in respect of Tenant's Structural Work
and the Structural Work Improvements, hereby agrees as follows: (i) Tenant shall pay, or reimburse Landlord, all costs reasonably incurred by Landlord in effecting repairs or replacements to the Real Property (including without limitation repairs and replacements to the Structural Work Improvements) pursuant to Article 13 hereof or otherwise, to the extent that the need for such repair or replacement arises out of any defect or design deficiencies in Tenant's Structural Work or the Structural Work Improvements of which Tenant is notified, or otherwise has knowledge of, prior to the expiration or earlier termination of this lease (or, in the case of an earlier termination of this lease pursuant to Article 22 hereof, the Then Current Expiration Date) (except to the extent that the need for any such repair or replacement so arising arises out of any abuse, misuse, neglect or damage of or to the Structural Work Improvements occurring after the completion of Tenant's Structural Work, normal wear and tear of or to the Structural Work Improvements, or the failure properly to maintain the same after the completion of Tenant's Structural Work); (ii) Tenant, subject to and in accordance with the provisions of Section 18.01 hereof (applied mutatis mutandis), shall indemnify and hold harmless Landlord from and against any and all claims brought prior to the expiration or earlier termination of this lease (or, in the case of an earlier termination of this lease pursuant to Article 22 hereof, the Then Current Expiration Date) to the extent the such claims arise out of any defect or design deficiencies in Tenant's Structural Work or the Structural Work Improvements (except to the extent that such claims so arising arise out of any abuse, misuse, neglect or subsequent damage of or to the Structural Work Improvements occurring after the completion of Tenant's Structural Work, normal wear and tear of or to the Structural Work Improvements, or the failure properly to maintain the same after the completion of Tenant's Structural Work); and (iii) Tenant shall pay to, or reimburse, Landlord all other damages sustained or costs incurred by Landlord prior to the expiration or earlier termination of this lease (or, in the case of an earlier termination of this lease pursuant to Article 22 hereof, the Then Current Expiration Date) to the extent that such damages or costs arise out of any defect or design deficiencies in Tenant's Structural Work or the Structural Work Improvements (except to the extent that such damages or costs so arising arise out of any abuse, misuse, neglect or subsequent damage of or to the Structural Work Improvements occurring after the completion of Tenant's Structural Work, normal wear and tear of or to the Structural Work Improvements, or the failure properly to maintain the same after the completion of Tenant's Structural Work). The foregoing provisions of this Section 41.02(d)(2) shall not be deemed, in any way, to limit any obligations or liability which Tenant might otherwise have on account of Tenant's Structural Work or the Structural Work Improvements under this lease or otherwise at law or in equity. The foregoing provisions of this
Section 41.02(d)(2) shall be subject to the provisions of Section 18.03 hereof. In addition, Tenant, promptly upon the completion of Tenant's Structural Work, shall obtain for Landlord (in Landlord's name) a roof warranty for the roof of the Building as the same exists upon the completion of Tenant's Structural Work, which roof warranty (I) shall be issued by one or more of the roof contractors performing Tenant's Structural Work (or the manufacturer of the roofing materials installed), (II) shall be in substantially the same form as Landlord's existing roof warranty issued by GAF Building Materials Corporation (which warranty is issued to ESG on behalf of the Building) (such existing roof warranty being herein called "LANDLORD'S EXISTING ROOF WARRANTY"), and (III) shall run for a period of not less than fifteen (15) years from the date of the completion of the Tenant's Structural Work.

                      (e) (1) If (A) the Section 12.02(c) Work includes removal and restoration work in respect of the Structural Work Improvements, and
(B) Tenant is obligated to perform the same pursuant to Section 12.02(c)(2) hereof, then Tenant, with respect to the Section 12.02(c) Work in respect of the Structural Work Improvements and the improvements, betterments, fixtures and equipment installed as part of such Section 12.02(c) Work, agrees as follows:
(i) Tenant shall pay, or reimburse Landlord, all costs reasonably incurred by Landlord in effecting repairs or replacements to the Real Property (including without limitation repairs and replacements to such improvements, betterments, fixtures and equipment) pursuant to Article 13 hereof or otherwise, to the extent that the need for such repair or replacement arises out of any defect or design deficiencies in the such Section 12.02(c) Work or such improvements, betterments, fixtures and equipment of which Tenant is notified, or otherwise has knowledge of, prior to the fifth (5th) anniversary of the completion of such
Section 12.02(c) Work (except to the extent that the need for any such repair or replacement so arising arises out of any abuse, misuse, neglect or damage of or to such improvements, betterments, fixtures and equipment occurring after the completion of such Section 12.02(c) Work, normal wear and tear of or to such improvements, betterments, fixtures and equipment, or the failure properly to maintain the same after the completion of such
Section 12.02(c) Work); (ii) Tenant, subject to and in accordance with the provisions of Section 18.01 hereof (applied mutatis mutandis), shall indemnify and hold harmless Landlord from and against any and all claims brought prior to the fifth (5th) anniversary of the completion of such Section 12.02(c) Work to the extent that such claims arise out of any defect or design deficiencies in such Section 12.02(c) Work or such improvements, betterments, fixtures and equipment (except to the extent that such claims so arising arise out of any abuse, misuse, neglect or subsequent damage of or to such improvements, betterments, fixtures and equipment occurring after the completion of such
Section 12.02(c) Work, normal wear and tear of or to such improvements, betterments, fixtures and equipment, or the failure properly to maintain the same after the completion of such Section 12.02(c) Work); and (iii) Tenant shall pay to, or reimburse, Landlord all other damages sustained or costs incurred by Landlord prior to the fifth (5th) anniversary of the completion of such Section 12.02(c) Work to the extent such damages or costs arise out of any defect or design deficiencies in such Section 12.02(c) Work or such improvements, betterments, fixtures and equipment (except to the extent that such damages or costs so arising arise out of any abuse, misuse, neglect or subsequent damage of or to such improvements, betterments, fixtures and equipment occurring after the completion of such Section 12.02(c) Work, normal wear and tear of or to such improvements, betterments, fixtures and equipment, or the failure properly to maintain the same after the completion of such Section 12.02(c) Work). The foregoing provisions of this Section 41.02(e)(1) shall not be deemed, in any way, to limit any obligations or liability which Tenant might otherwise have on account of the Section 12.02(c) Work in respect of the Structural Work Improvements under this lease or otherwise at law or in equity. The foregoing provisions of this Section 41.02(e)(1) shall be subject to the provisions of
Section 18.03 hereof. In addition, Tenant, promptly upon the completion of the
Section 12.02(c) Work in respect of the Structural Work Improvements, shall obtain for Landlord (in Landlord's name) a roof warranty for the roof of the Building as the same exists upon the completion of the Section 12.02(c) Work in respect of the Structural Work Improvements, which roof warranty (I) shall be issued by one or more of the roof contractors performing such Section 12.02(c) Work (or the manufacturer of the roofing materials installed), (II) shall be in substantially the same form as Landlord's Existing Roof Warranty, and (III) shall run for a period of not less than fifteen (15) years from the date of the completion of such Section 12.02(c) Work.

                            (2) If Landlord, pursuant to Section 12.02(c)(3),
elects to perform the Section 12.02(c) Work in respect of the Structural Work Improvements at Tenant's expense, then, without limiting the costs for which Tenant shall be obligated to reimburse Landlord under Section 12.02(c)(3), Tenant shall reimburse Landlord the costs incurred by Landlord in obtaining (in Landlord's name) a roof warranty for the roof of the Building as the same exists upon the completion of the Section 12.02(c) Work in respect of the Structural Work Improvements, which roof warranty (I) shall be issued by one or more of the roof contractors performing such Section 12.02(c) Work (or the manufacturer of the roofing materials installed), (II) shall be in substantially the same form as Landlord's Existing Roof Warranty, and (III) shall run for a period of not less than fifteen (15) years from the date of the completion of such Section 12.02(c) Work.

                      (f) Tenant acknowledges the existence of ACMs in the areas of the Building in which Tenant's Structural Work will be performed. If, as a result of the Tenant's Structural

Work, any ACMs in the Building are required to be removed, encapsulated or otherwise treated by any law or requirement of public authority, then, notwithstanding anything to the contrary contained in Article 8 hereof (including without limitation Section 8.06 hereof), Tenant, at its expense, shall promptly remove, encapsulate or otherwise treat such ACMs in accordance with all laws and requirements of public authorities. All the work required under this Section 41.02(f) shall be performed in accordance with Article 11 hereof and shall constitute Pre-Authorized Alterations and, to the extent Tenant performs Tenant's Structural Work, Required Alterations.

            41.03. (a) Tenant, subject to and in accordance with the provisions of Article 11 and further subject to the following provisions of this Article 41, shall have the following rights:

                              (1) the right to install a penthouse on the roof of the Building in Tenant's Penthouse Roof Area in accordance with the Penthouse Work Preliminary Plans (it being further agreed that, in all events, (A) such penthouse shall be wholly within Tenant's Penthouse Roof Area, (B) such penthouse shall be enclosed by walls (of uniform height) on all four sides and by a roof of uniform height on top (except that such roof need not extend the entire penthouse, i.e., a portion thereof may not be covered by a roof), (C) such penthouse shall be of a height or elevation (measured from the structural roof of the Building to the top of the roof of such penthouse) which is not greater than that set forth on the Penthouse Work Preliminary Plans, and (D) ingress and egress to such penthouse shall be only by means of the doors which are shown on the Penthouse Work Preliminary Plans) (such penthouse, as installed by Tenant, being herein called "TENANT'S PENTHOUSE"; and the portion of Tenant's Penthouse which is covered by a roof is herein is separately referred to as the "CLOSED PORTION" of Tenant's Penthouse and the portion of Tenant's Penthouse which is not covered by a roof is herein separately referred to as the "OPEN PORTION" of Tenant's Penthouse); provided, further, that if Tenant installs Tenant's Penthouse, then Tenant, at its expense and for the benefit of Landlord, shall cause Tenant's Penthouse to include facilities which provides an accommodation of counterbalance to adequately support the Building's facade cleaning rig, together with facilities for affixing cables (such facilities are herein called the "RIG FACILITIES"; it being agreed that such Rig Facilities shall, for all purposes, be deemed part of Tenant's Penthouse); and

                              (2) the right to install the partition delineated on the Penthouse Work Preliminary Plans, which allows for direct access from one or more of the Building's roof entrances to Tenant's Penthouse, but not from such entrance to the balance of the roof other than by emergency exit (such partition, as installed by Tenant, being herein called the "PENTHOUSE ROOF PARTITION").

The work required to install Tenant's Penthouse and the Penthouse Roof Partition is herein collectively called the "TENANT'S PENTHOUSE WORK". For purposes of applying Article 11 hereof to Tenant's Penthouse Work, all Tenant's Penthouse Work shall be deemed Exterior Material Alterations. In addition, Tenant's Penthouse Work shall be deemed Pre-Authorized Alterations, but only to the extent that (i) such work is set forth on the Penthouse Work Preliminary Plans, and (ii) such work is otherwise consistent with the provisions of Section 41.03(a) above.

                      (b) If Tenant installs Tenant's Penthouse, then Tenant, subject to and in accordance with the provisions of Articles 11 hereof and further subject to the following provisions of this Article 41, shall have the following rights:

                              (1) the right, from time to time, to install one or more fuel powered, diesel driven emergency generators and related equipment in one or more locations within the Closed Portion of Tenant's Penthouse (such emergency generators and related equipment, as installed from time to time, being herein collectively called "TENANT'S GENERATOR UNITS");

                              (2) the right, from time to time, to install one or more fuel tanks, together with fuel pumps, in Tenant's Fuel Tank Area (such fuel tanks and fuel pumps being herein collectively called "TENANT'S FUEL TANK");

                              (3) the right, in connection with Tenant's installation of the initial Tenant's Generator Units and the initial Tenant's Fuel Tank, to install, on the subcellar level of the Building, a pipe enclosure containing both fill and vent pipes (which enclosure shall not exceed 12 inches in diameter, in the aggregate) to supply fuel from the sidewalk to Tenant's Fuel Tank, which fuel pipe shall be located in the location on the subcellar level of the Building delineated on Exhibit X-4 attached hereto (such fuel pipe being herein called "TENANT'S SUPPLY FUEL PIPE");

                              (4) the right, in connection with Tenant's installation of the initial Tenant's Generator Units and the initial Tenant's Fuel Tank, to install a one or more fuel pipes running together from from Tenant's Fuel Tank to Tenant's Generator Units (which pipes being herein collectively called "TENANT'S MAIN FUEL PIPES"), which Tenant's Main Fuel Pipes shall run vertically through a single Tenant's
      Section 41.09 Enclosure (it being agreed that Tenant's Main Fuel Pipes shall run though such Tenant's Section 41.09 Enclosure within a masonry enclosure, which masonry enclosure shall not exceed 20 inches by 20 inches), and, to the extent that Tenant's Main Fuel Pipes need to run horizontally, the same shall be run together in locations reasonably designated by Landlord and shall continue to be enclosed within such masonry enclosure and otherwise as reasonably determined by Landlord; provided, however, that Tenant's right to install any Tenant's Main Fuel Pipes shall be conditioned upon (i) Tenant having theretofore installed, or Tenant contemporaneously therewith installing, a Tenant's Section 41.09 Enclosure, (ii) there being sufficient space within such Tenant's Section
      41.09 Enclosure to install such Tenant's Main Fuel Pipes; and

                              (5) the right, from time to time, to install one or more electrical conduits connecting Tenant's Generator Units to the Premises Floors, Tenant's 20th Floor Electrical Power Areas, and Tenant's Fuel Tank (such electrical conduits being herein called "TENANT'S GENERATOR ELECTRICAL CONDUITS"), all of which electrical conduits shall run vertically through Tenant's Section 41.09 Enclosures, and, to the extent any of such electrical conduits need to run horizontally, the same shall be run in locations reasonably designated by Landlord; provided, however, that Tenant's right to install any such electrical conduit shall be conditioned upon (i) Tenant having theretofore installed, or Tenant contemporaneously therewith installing, a Tenant's Section 41.09 Enclosure, and (ii) there being sufficient space within Tenant's Section
      41.09 Enclosures to install such such electrical conduit.

Tenant's Generator Units, Tenant's Fuel Tank, Tenant's Supply Fuel Pipe, Tenant's Main Fuel Pipes and Tenant's Generator Electrical Conduits are herein collectively called "TENANT'S GENERATOR". Any work required to install Tenant's Generator, or any of the components thereof, is herein called "TENANT'S GENERATOR WORK". For purposes of applying Article 11 hereof to

Tenant's Generator Work, the same shall be deemed both Exterior Material Alterations and Pre-Authorized Alterations.

                      (c) If Tenant installs Tenant's Penthouse, then Tenant, subject to and in accordance with the provisions of Articles 11 hereof and further subject to the following provisions of this Article 41, shall have the following rights:

                              (1) the right, from time to time, to install one or more chillers and related equipment, in one or more locations within the Closed Portion of Tenant's Penthouse and/or one or more cooling towers and related equipment within the Open Portion of Tenant's Penthouse, it being agreed that no such chiller, cooling tower or related equipment shall have a height or elevation (measured from the structural roof) which is greater than that of the walls of the Open Portion of Tenant's Penthouse (such chillers, cooling towers and related equipment, as installed from time to time, being herein collectively called "TENANT'S COOLING PLANT UNITS");

                              (2) the right to install a water pipe (not to exceed 2 inches in diameter), to supply domestic water from the valved outlet to be located on the roof of the Building (after the completion of the Secondary Work) to Tenant's Cooling Plant Units, which water pipe shall be located on the roof in a location to be reasonably designated by Landlord and shall be enclosed as reasonably determined by Landlord (such water pipe being herein called "TENANT'S MAKE-UP WATER PIPE");

                              (3) the right to install two (2) water pipes to distribute chilled or condenser water from Tenant's Cooling Plant Units to the Premises Floors and Tenant's UPS Room and to return such water to Tenant's Cooling Plant Units (each of which pipes shall not exceed 3 inches in diameter between 20th and 41st floors of the Building and shall not exceed 10 inches in diameter between the 41st floor of the Building and the roof) (such water pipe being herein called "TENANT'S COOLING PLANT WATER LOOP"), which water pipes shall run vertically through Tenant's
      Section 41.09 Enclosures, and, to the extent any of such water pipes need to run horizontally, the same shall be run in locations reasonably designated by Landlord and shall be enclosed as reasonably determined by Landlord; provided, however, that Tenant's right to install Tenant's Cooling Plant Water Loop shall be conditioned upon (i) Tenant having theretofore installed, or Tenant contemporaneously therewith installing, a Tenant's Section 41.09 Enclosure, and (ii) there being sufficient space within Tenant's Section 41.09 Enclosures to install Tenant's Cooling Plant Water Loop.

Tenant shall distribute electricity to Tenant's Cooling Plant Units through one or more of Tenant's Supplemental Electricity Conduits installed pursuant to
Section 14.02(c) hereof (the Tenant's Supplemental Electricity Conduits so used are herein called "TENANT'S COOLING PLANT ELECTRICAL CONDUITS"). Tenant's Cooling Plant Units, Tenant's Make-Up Water Pipe, Tenant's Cooling Plant Electrical Conduits and Tenant's Cooling Plant Water Loop are herein collectively called "TENANT'S COOLING PLANT". Any work required to install Tenant's Cooling Plant (other than the installation of Tenant's Cooling Plant Electrical Conduits), is herein called "TENANT'S COOLING PLANT WORK". For purposes of applying Article 11 hereof to Tenant's Cooling Plant Work, the same shall be deemed both Exterior Material Alterations and Pre-Authorized Alterations.

                      (d) Tenant, after it shall have installed the Tenant's Generator and/or Tenant's Cooling Plant shall have the right to operate the same, subject to the following provisions of this Section 41.03(d) as well as any other applicable provisions of this lease. Tenant shall operate each of Tenant's Generator and Tenant's Cooling Plant (i) subject to, and in a manner so as to comply with, all laws and requirements of public authorities relating thereto (and, accordingly, Tenant shall obtain any licenses and permits required in that regard), (ii) in a manner so as to not interfere with the reception, transmission or other operation of any antennae or other telecommunications equipment now or hereafter located on the roof of the Building, and (iii) in a manner so as to not otherwise interfere (other than to a de minimis manner) with the use and occupancy of the Building by others. Without limiting the generality of the foregoing, Tenant shall not permit the noise or vibrations caused by either or both of Tenant's Generator or Tenant's Cooling Plant, at any time or times, to exceed the maximum allowable levels therefor set forth on the noise and vibration specifications attached hereto as Exhibit X-8. Landlord, at its expense, shall have right to measure the noise or vibrations caused by Tenant's Generator and/or Tenant's Cooling Plant to confirm that the same is in conformity with the specifications set forth on
Exhibit X-8, and to temporarily or permanently install equipment for that purpose. Furthermore, Tenant shall not test Tenant's Generator, other than on Saturdays after 1:00 p.m. and on Sundays. Nothing in this Section 41.03(d) is intended to limit any other provisions of this lease as the same may apply to the operation of Tenant's Generator or Tenant's Cooling Plant.

                      (e) Tenant, subject to and in accordance with the provisions of Article 13 hereof, shall have the right and obligation to repair and replace, and maintain in good working order and condition, Tenant's Penthouse, Tenant's Penthouse Partition, Tenant's Generator and Tenant's Cooling Plant. In connection therewith, however, if Tenant installs Tenant's Penthouse and Tenant's Penthouse Partition, then the provisions of the second sentence of
Section 13.01(c)(1) hereof shall not apply with respect to repairs, replacements and maintenance to Tenant's Generator and Tenant's Cooling Plant which are performed wholly within Tenant's Penthouse.

                      (f) If either applicable law or a union requirement requires that one or more operating engineers be retained in connection with the operation of Tenant's Cooling Plant, then Tenant, at its expense, shall directly employ (or shall cause to be directly employed by one of its contractors) such operating engineers as are needed to so comply. If either applicable law or a union requirement requires Landlord to retain one or more operating engineers by reason of the addition of Tenant's Cooling Plant to the other HVAC equipment serving the Building (including without limitation Landlord's HVAC equipment for the Building and any supplemental HVAC equipment installed and operated by or for any tenant(s) of the Building), and such law or union requirement cannot be complied with by Tenant employing directly (or causing one of its contractors to employ directly) an operating engineer to be present during the operation of Tenant's Cooling Plant (it being agreed that if such law or union requirement can be complied with by Tenant directly employing, or causing one of its contractors to directly employ, an operating engineer, that Tenant shall do so), then Tenant, within thirty (30) days after its receipt of any written demand therefor, shall pay, or reimburse Landlord, the actual costs of employing any such operating engineer(s).

                      (g) Notwithstanding anything to the contrary contained above in this Section 41.03, Landlord, and persons authorized by Landlord, shall have the exclusive right to utilize the Rig Facilities in connection with the operation and maintenance of the Building.

            41.04. (a) Tenant, subject to and in accordance with the provisions of Article 11 hereof and further subject to the following provisions of this Article 41, shall have the following rights:

                              (1) the right, from time to time, to install, operate and maintain, on the "roof level" of the Building Penthouse (as more particularly provided below), up to four (4) microwave dishes (no one of which microwave dishes shall exceed 2 meters in diameter and no more than two of which microwave dishes shall exceed 1 meter in diameter), together with the ancillary equipment therefor (each such microwave dish, as installed, together with the ancillary equipment therefor, being herein called a "TENANT'S MICROWAVE DISH");

                              (2) the right, from time to time, to install, operate and maintain, on the "roof level" of the Building Penthouse (as more particularly provided below), up to two (2) "mast type" antennae (no one of which shall exceed 3 meters in height), together with the ancillary equipment therefor (each such "mast type" antenna, as installed, together with its ancillary equipment therefor, being herein called a "TENANT'S ANTENNA"); and

                              (3) the right, from time to time, to install one or more telecommunications cable conduits (no one of which shall exceed 2 inches in diameter), to connect each Tenant's Microwave Dish and each Tenant's Antenna to the Premises Floors, which conduits shall run vertically through one or more of Tenant's Stairwell B Enclosure, Tenant's Stairwell E Enclosure or Tenant's Section 41.09 Enclosures, and, to the extent the same need to run horizontally, the same shall be run in locations reasonably designated by Landlord (such telecommunications cable conduits being herein collectively called "TENANT'S TELECOMMUNICATIONS CABLE CONDUITS"); provided, however, that Tenant's right to install any Tenant's Telecommunications Cable Conduit shall be conditioned upon (i) Tenant having theretofore installed, or Tenant contemporaneously therewith installing, Tenant's Stairwell B Enclosure, Tenant's Stairwell E Enclosure or a Tenant's Section 41.09 Enclosure, and (ii) there being sufficient space within such enclosures to install such Tenant's Telecommunications Cable Conduit.

Tenant's Microwave Dishes, Tenant's Antennae and Tenant's Telecommunications Cable Conduits are herein collectively called "TENANT'S TELECOMMUNICATIONS EQUIPMENT". Any work required to install Tenant's Telecommunications Equipment, or any of the components thereof, is herein called "TENANT'S TELECOMMUNICATIONS WORK". For purposes of applying Article 11 hereof to Tenant's Telecommunications Work, the same shall be deemed Exterior Material Alterations and, to the extent the same is consistent with the provisions of Section 41.04(b) below, Pre-Authorized Alterations.

                      (b) Tenant's right to install, operate and maintain any Tenant's Telecommunications Equipment shall be further subject to the following provisions (as well as any other applicable provisions of this lease):

                            (1) The particular location on the "roof level" of
the Building Penthouse on which each Tenant's Microwave Dish and each Tenant's Antenna shall be located shall be such available location thereon as is first selected by Tenant and then approved by Landlord (which approval by Landlord shall not be unreasonably withheld).

                            (2) Tenant acknowledges that its right to place any
Tenant's Microwave Dish or Tenant's Antenna on the Building's Penthouse shall be non-exclusive.

                            (3) Tenant shall operate Tenant's Telecommunications
Equipment subject to, and in a manner so as to comply with, all laws and requirements of public authorities relating thereto (and, accordingly, shall obtain any licenses and permits required in that regard, including without limitation all required operating permits and approvals from the Federal Communications Commission).

                            (4) No Tenant's Microwave Dish or Tenant's Antenna
shall interfere with the reception, transmission or other operation of any other telecommunications dish, antennae or other equipment placed on the roof of the Building prior to the installation of such Tenant's Microwave Dish or Tenant's Antenna. In each case that Landlord shall hereafter grant to any other person the right to install any telecommunications dish, antenna or other equipment on the roof of the Building, Landlord shall (i) as part of such grant, prohibit such other person from installing any such telecommunications dish, antenna or other equipment which will interfere with the reception, transmission or other operation of any Tenant's Microwave Dish or Tenant's Antenna which was installed on the roof of the Building prior to the installation of such other person's telecommunications dish, antenna or other equipment (it being understood that in determining when any particular telecommunications dish, antenna or other equipment was installed, any relocation thereof at the instance or request of Landlord shall be disregarded), and (ii) thereafter use reasonable efforts to enforce any such prohibition (which reasonable efforts shall include litigation, but only to the extent Landlord, in its reasonable judgement, believes that litigation is the most expeditious way to facilitate a cessation of such person's failure to observe such prohibition).

                            (5) Landlord, from time to time during the term of
this lease, shall have the right, upon not less than twenty (20) days' prior written notice to Tenant (each, a "SECTION 41.04 RELOCATION NOTICE"), to (i) cause Tenant to relocate any one or more of Tenant's Microwave Dishes or Tenant's Antennae to a new location(s) on the roof of the Building designated by Landlord, and (ii) in connection therewith, cause Tenant to relocate any other Tenant's Telecommunications Equipment; provided, however, that the quality of the reception and/or transmission of any relocated Tenant's Microwave Dish or Tenant's Antenna in its new location on the roof of the Building shall not be less than the quality of the reception and/or transmission thereof in its prior location. Tenant, subject to and in accordance with the provisions of Article 11 hereof, shall perform all the work needed to effect any such required relocation (such work to be deemed Pre-Authorized Alterations upon Tenant's receipt of the applicable Section 41.04 Relocation Notice), and, in all events, shall complete such relocation work within twenty (20) days after its receipt of the applicable
Section 41.04 Relocation Notice. Landlord, within thirty (30) days after a written demand therefor, shall reimburse Tenant all of Tenant's out-of-pocket costs reasonably incurred in connection with such relocation work.

                      (c) Tenant, subject to and in accordance with the provisions of Article 13 hereof, shall have the right and obligation to repair and replace, and maintain in good working order and condition, Tenant's Telecommunications Equipment.

            41.05. (a) Tenant, subject to and in accordance with the provisions of Articles 11 hereof and further subject to the following provisions of this
Article 41, shall have the right (i) to install in the Tenant's 20th Floor Electrical Power Area denoted on Exhibit X-5 attached hereto as "Area of UPS" an


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enclosed room (herein called "TENANT'S UPS ROOM"), and to install within
Tenant's UPS Room an uninterruptable power supply system, which system is more particularly described on Exhibit X-9 attached hereto (such uninterruptable power supply system being herein called "TENANT'S UPS UNITS"), and (ii) to install in the Tenant's 20th Floor Electrical Power Area denoted on Exhibit X-5 attached hereto as "Area of Electrical Distribution" an enclosed room (herein called "TENANT'S ELECTRICAL DISTRIBUTION ROOM"), and to install within Tenant's Electrical Distribution Room electrical distribution equipment to be utilized in the distribution of Tenant's Supplemental Electricity (such equipment being herein called "TENANT'S ELECTRICAL DISTRIBUTION ROOM EQUIPMENT"). Tenant's UPS Room and Tenant's UPS Units, together with any Tenant's Supplemental Electrical Conduits running to or from any of thereof (and installed pursuant to Section
14.02 hereof), are herein collectively called "TENANT'S UPS SYSTEM". The work required to install Tenant's UPS System (other than the aforementioned Tenant's Supplemental Electrical Conduits) is herein called "TENANT'S UPS WORK". Tenant's Electrical Distribution Room and Tenant's Electrical Distribution Room Equipment, together with any Tenant's Supplemental Electrical Conduits running to or from any of thereof (and installed pursuant to Section 14.02 hereof), are herein collectively called "TENANT'S ELECTRICAL DISTRIBUTION SYSTEM". The work required to install Tenant's Electrical Distribution System (other than the aforementioned Tenant's Supplemental Electrical Conduits) is herein called "TENANT'S ELECTRICAL DISTRIBUTION WORK". For purposes of applying Article 11 hereof to Tenant's UPS Work and Tenant's Electrical Distribution Work, each of the same shall be deemed Exterior Material Alterations and Pre-Authorized Alterations.

                      (b) Tenant, after installing Tenant's UPS System and/or Tenant's Electrical Distribution System, shall have the right to operate the same, subject to the following provisions of this Section 41.05(b) as well as any other applicable provisions of this lease. Tenant shall operate Tenant's UPS System and Tenant's Electrical Distribution System (i) subject to, and in a manner so as to comply with, all laws and requirements of public authorities relating thereto (and, accordingly, shall obtain any licenses and permits required in that regard), and (ii) in a manner so as not to otherwise interfere (other than in a de minimis manner) with the use and occupancy of the Building by others. Without limiting the generality of the foregoing, Tenant shall not permit the noise or vibrations caused by Tenant's UPS System and/or Tenant's Electrical Distribution System, at any time or times, to exceed the maximum allowable levels therefor set forth on the noise and vibration specifications attached hereto as Exhibit X-8. Landlord, at its expense, shall have the right to measure the noise or vibrations caused by Tenant's UPS System and/or Tenant's Electrical Distribution System to confirm that the same is in conformity with the specifications set forth on Exhibit X-8, and to temporarily or permanently install equipment for that purpose. Nothing in this Section 41.05(b) is intended to limit any other provisions of this lease as the same may apply to the operation of Tenant's UPS System and/or Tenant's Electrical Distribution System.

                      (c) Tenant, subject to and in accordance with the provisions of Article 13 hereof and the following provisions of this Section 41.05(c), shall have the right and obligation to repair and replace, and maintain in good working order and condition, Tenant's UPS System and Tenant's Electrical Distribution System. Tenant acknowledges that the twentieth (20th) floor of the Building may contain various portions of the Building Systems as well as other electrical and mechanical equipment, to which Tenant shall have no access rights. Accordingly, Tenant's access to Tenant's 20th Floor Electrical Power Areas shall be subject to Landlord's reasonable security requirements, which shall be designed to permit Tenant access to Tenant's 20th Floor Electrical Power Areas while prohibiting such access to other areas of the twentieth (20th) floor of the Building (such reasonable security requirements may include, without limitation, the installation of a card key access system). Subject to the foregoing provisions of this Section 41.05(c), the provisions of the second sentence of Section 13.01(c)(1) hereof shall not apply with respect to repairs, replacements and maintenance to Tenant's UPS System which are performed wholly within either Tenant's UPS Room or repairs, replacements and maintenance to Tenant's Electrical Distribution System performed wholly within Tenant's Electrical Distribution Room.

            41.06. (a) The rights granted to Tenant in this Article 41 are given in connection with, and as part of the rights created under, this lease and are not separately transferrable or assignable (and, accordingly, may not be assigned except in connection with a permitted assignment of this lease pursuant to Article 7 hereof).

                      (b) All the Tenant Improvements installed pursuant to the provisions of Sections 41.03, 41.04 and 41.05 hereof (inclusive of Tenant's Penthouse, Tenant's Generator, Tenant's Cooling Plant, Tenant's Telecommunications Equipment, Tenant's UPS System and Tenant's Electrical Distribution System) shall be for the sole use and benefit of Tenant and, at Tenant's option, any permitted subtenant of Tenant; and shall not be used by, or for the benefit of, any other parties. Without limiting the generality of the foregoing, Tenant shall not resell, or grant licenses to, any rights in respect of any such Tenant's Improvements (other than to any permitted subtenant of Tenant pursuant to its sublease, and, in which event, the amounts so paid by the subtenant shall be deemed Sublease Consideration).

                      (c) Tenant acknowledges and agrees that its right to perform any of the work described in this Article 41 (including without limitation Tenant's Structural Work, Tenant's Penthouse Work, Tenant's Generator Work, Tenant's Cooling Plant Work, Tenant's UPS Work, Tenant's Electrical Distribution Work and the Fire Tower Work or, as the case may be, the Hot Deck
Work) or any of Sections 14.02, 16.11 or 16.14 hereof shall be subject to the following terms and conditions: (i) Tenant's right to perform any such work in, or otherwise obtain access to, any leased areas of the Building (including without limitation the areas of the forty-seventh (47th) floor of the Building leased to PSI) shall be subject to the rights of the tenant(s) thereof; (ii) Tenant, throughout the prosecution of such work, shall take such actions as are needed to prevent any water or other damage to the Building or the Real Property which may be directly or indirectly occasioned by reason of such work or the prosecution thereof; and (iii) in the case of any such work performed on or about the roof of the Building, Tenant shall perform such work in a manner so that the prosecution thereof shall not disrupt, or interfere with the reception, transmission or other operation of, any telecommunications or other equipment located on the roof of the Building during such prosecution (whether now existing or hereafter installed); except that, in the case of Tenant's Structural Work, the provisions of clause (iii) of this sentence shall not apply to any telecommunications and related equipment which are hereafter installed on the roof of the Building other than on the Building Penthouse or in the Ancillary Telecommunications Roof Areas. Nothing in this Section 41.06(c) shall be deemed to limit any provision of Article 11 hereof (or any other applicable provisions of this lease) as applied to any of the foregoing Alterations.

                      (d) Tenant shall indemnify and hold harmless Landlord and all Landlord Parties from and against any and all claims (to the extent in excess of any sums reimbursed by insurance or, which would have been so reimbursed if Landlord had maintained the insurance required to be maintained by it hereunder) to the extent that the same arises from (i) conduct in, or the management of, Tenant's Fuel Tank Area or Tenant's 20th Floor Electrical Power Areas, or, from and after the commencement of the Penthouse Work, Tenant's Penthouse Roof Area, or of any operations therein, or any condition created (other than by Landlord or any Landlord Party or any contractor of Landlord or any Landlord Party) in, at or upon Tenant's Fuel Tank Area or Tenant's 20th Floor Electrical Power Areas, or, from and after the commencement of the Penthouse Work, Tenant's Penthouse Roof Area, or (ii) any accident, injury or damage whatever (except to the extent caused by any negligence or willful misconduct of Landlord or any Landlord Party or any contractor of Landlord or any Landlord Party) occurring in, at or upon Tenant's Fuel Tank Area or Tenant's 20th Floor Electrical Power Areas, or, from and after the commencement of the Penthouse Work, Tenant's Penthouse Roof Area; together, subject to the provisions of this Section 41.06(d), with all costs, expenses and liabilities incurred in or in connection with each such claim or any action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses. If any such claim is asserted against Landlord and/or any Landlord Party, Landlord shall give Tenant prompt notice thereof. If Tenant shall, in good faith, believe that such claim is or may not be within the scope of the indemnity set forth in this Section 41.06(d), then, pending determination of that question, Tenant shall not be deemed to be in default under this lease by reason of its failure or refusal to indemnify and hold harmless Landlord or any Landlord Party therefrom or to pay such costs, expenses and liabilities, but if it shall be finally determined by a court of competent jurisdiction that such claim was within the scope of the indemnity set forth in this Section 41.06(d), then Tenant shall be liable for any judgement or reasonable settlement or any reasonable legal fees incurred by the party entitled to indemnity hereunder. If the issuer of any insurance policy maintained by Tenant shall assume the defense of any claim then Landlord shall permit such insurance carrier to defend the claim with its counsel and (x) neither Landlord nor any Landlord Party shall settle such claim without the consent of the insurance carrier (unless such settlement would relieve Landlord or such Landlord Party of all liability for which Tenant or its insurance carrier may be liable hereunder), (y) Landlord and all Landlord Parties shall reasonably cooperate, at Tenant's expense, with the insurance carrier in its defense of any such claim, and (z) Tenant shall not be liable for the costs of any separate counsel employed by Landlord or any Landlord Party. Tenant's insurance obligations under Section 9.03(b) hereof shall apply, mutatis mutandis, to Tenant's Fuel Tank Area and Tenant's 20th Floor Electrical Power Areas, and, after the commencement of Tenant's Penthouse Work, Tenant's Penthouse Roof Area, as fully as the same apply to the Premises under Section 9.03(b) hereof.

                      (e) Notwithstanding anything to the contrary contained in this Article 41, the rights granted under this Article 41 to utilize any of the Tenant's Penthouse Roof Area, Tenant's Fuel Tank Area and the Tenant's 20th Floor Electrical Power Areas for the purposes permitted hereunder are subject to all such space being made available to Tenant in its "as is" condition as of the date hereof (Tenant having inspected the same), and Landlord makes no representation or warranty whatsoever as to whether any such space is suitable for the purposes for which Tenant is permitted to use the same. Tenant, in addition to its Article 13 obligations in respect thereof, shall keep each of Tenant's Fuel Tank Area, Tenant's 20th Floor Electrical Power Areas, and, after the commencement of Tenant's Penthouse Work, Tenant's Penthouse Roof Area, in a neat, clean and safe condition.

            41.07. (a) Tenant, in consideration of the rights granted to it under Section 41.03 above (regardless of whether such rights are hereafter exercised or waived or, except as expressly provided in Section 41.08 below, terminated), shall pay to Landlord, as Additional Charges, the following amounts (herein collectively called the "SECTION 41.03 CHARGES"): (i) a per annum amount equal to $75,000.00 (the "SECTION 41.03 BASE CHARGE"); and (ii) an amount equal to (x) $28,000.00 per annum, for the period from the Fixed Rent Commencement Date to the day prior to the fifth anniversary of the Fixed Rent Commencement Date, and (y) $35,000.00 per annum, for the period from the fifth anniversary of the Fixed Rent Commencement Date to the Initial Expiration Date (the "SECTION
41.03 FUEL TANK CHARGE"). Each of the Section 41.03 Charges shall be payable commencing on the Fixed Rent Commencement Date and thereafter in equal monthly installments in advance on the first day of each and every calendar month during the term of this lease.

                      (b) Tenant, in consideration of the rights granted to it under Section 41.04 above (regardless of whether such rights are hereafter exercised or waived or, except as expressly provided in Section 41.08 below, terminated), shall pay to Landlord, as an Additional Charge, an amount equal to $25,000.00 per annum (herein called the "SECTION 41.04 CHARGE"), which Section
41.04 Charge shall be payable commencing on the Fixed Rent Commencement Date and thereafter in equal monthly installments in advance on the first day of each and every calendar month during the term of this lease.

                      (c) (1) Tenant, in consideration of the rights granted to it under Section 41.05 above to install, operate, repair, replace and maintain Tenant's UPS System (regardless of whether such rights are hereafter exercised or waived or, except as expressly provided in Section 41.08 below, terminated), shall pay to Landlord, as Additional Charges, a per annum amount equal to $50,000.00 (the "SECTION 41.05 UPS CHARGE"), which Section 41.05 UPS Charge shall be payable commencing on the Fixed Rent Commencement Date and thereafter in equal monthly installments in advance on the first day of each and every calendar month during the term of this lease.

                            (2) Tenant, in consideration of the rights granted
to it under Section 41.05 above to install, operate, repair, replace and maintain Tenant's Electrical Distribution System (regardless of whether such rights are hereafter exercised or waived or terminated), shall pay to Landlord, as Additional Charges, a per annum amount equal to $14,000.00 (the "SECTION
41.05 EDS CHARGE"), which Section 41.05 EDS Charge shall be payable commencing on the Fixed Rent Commencement Date and thereafter in equal monthly installments in advance on the first day of each and every calendar month during the term of this lease.

                      (d) Notwithstanding the foregoing provisions of this
Section 41.07, during any Renewal Term hereunder, each of the Section 41.03 Base Charge, the Section 41.03 Fuel Tank Charge, the Section 41.04 Charge, the
Section 41.05 UPS Charge and the Section 41.05 EDS Charge shall be changed (i.e., increased or decreased) to be a per annum amount equal to the product of
(I) the amount of such charge, per annum, as set forth above in this Section 41.07, multiplied by (II) Section 41.07 Index (as hereinafter defined) for such Renewal Term. As used herein, the "SECTION 41.07 INDEX", for any Renewal Term, shall mean a fraction, (X) the numerator of which is the average per annum per rentable square foot rate of Fixed Rent payable under this lease as of the first day of such Renewal Term (or, if the Fair Market Fixed Rent for such Renewal Term shall not have been finally determined as of such day, then as of the day immediately following such final determination) (determined, in either event, without regard to any abatements, offsets or credits which might then be applicable), and (Y) the denominator of which is the average per annum per rentable square foot rate of Fixed Rent payable under this lease as of the Fixed Rent Commencement Date (determined without regard to any abatements, offsets or credits which might then be applicable). If, as of the commencement of any Renewal Term, the Fair Market Fixed Rent therefor shall not have been finally determined (and accordingly the Section 41.07 Index for such Renewal Term can not then be finally determined), then the provisions of Section 38.04(e) hereof shall apply, mutatis mutandis, to the payments of each of the
Section 41.03 Base Charge, the Section 41.03 Fuel Tank Charge, the Section 41.04 Charge, the Section 41.05 UPS Charge and Section 41.05 EDS Charge.

            41.08. Notwithstanding anything to the contrary in this Article 41, if, at anytime during the term of this lease, the Premises shall not include at least four (4) Full Premises Floors, then, from and after the date upon which the Premises shall first cease to include at least four (4) Full Premises Floors (such date being herein called the "SECTION 41.08 DATE"), the following provisions shall apply:

                      (a) Landlord shall have the right to terminate Tenant's rights under Section 41.03 hereof, which right may be exercised at anytime after the Section 41.08 Date by serving written notice thereof to Tenant (which notice being herein called "LANDLORD'S SECTION 41.03 TERMINATION NOTICE"). If Landlord serves Landlord's Section 41.03 Termination Notice, then (i) effective thereupon, Tenant shall no longer have any rights under Section 41.03 hereof, and (ii) promptly thereafter, Tenant, subject to and in accordance with the provisions of Article 11 hereof, shall (x) remove from the Building all the Tenant Improvements installed pursuant to Section 41.03 (inclusive of Tenant's Penthouse, Tenant's Penthouse Partition, Tenant's Generator and Tenant's Cooling Plant), other than any portions of such Tenant's Improvements which are Non-Removable Exterior Improvements, and (y) restore the applicable areas of the Building to their condition prior to the installation of such Tenant Improvements, ordinary wear and tear excepted (such removal and restoration work being herein collectively called "TENANT'S SECTION 41.03 TERMINATION WORK"). In all events, Tenant shall complete Tenant's Section 41.03 Termination Work on or prior to the date that is ninety (90) days after that Landlord shall have served Landlord's Section 41.03 Termination Notice. Notwithstanding anything to the contrary contained in Section 41.07(a), Tenant's obligation to pay the Section
41.03 Charges shall be end and be apportioned as of the date that Tenant completes Tenant's Section 41.03 Termination Work. In addition, as of such date, the provisions of Section 41.06(d) shall cease to apply to the Tenant's Penthouse Roof Area and Tenant's Fuel Tank Area.

                      (b) Landlord shall have the right to terminate Tenant's rights under Section 41.04 hereof, which right may be exercised at anytime after the Section 41.08 Date by serving written notice thereof to Tenant (which notice being herein called "LANDLORD'S SECTION 41.04 TERMINATION NOTICE"). If Landlord serves Landlord's Section 41.04 Termination Notice, then (i) effective thereupon, Tenant shall no longer have any rights under Section 41.04 hereof, and (ii) promptly thereafter, Tenant, subject to and in accordance with the provisions of Article 11 hereof, shall (x) remove from the Building all the Tenant Improvements installed pursuant to Section 41.04 (inclusive of Tenant's Telecommunications Equipment), other than any portions thereof which are Non-Removable Exterior Improvements, and (y) restore the applicable areas of the Building to their condition prior to the installation of such Tenant Improvements, ordinary wear and tear excepted (such removal and restoration work being herein collectively called "TENANT'S SECTION 41.04 TERMINATION WORK"). In all events, Tenant shall complete Tenant's Section

41.04 Termination Work on or prior to the date that is ninety (90) days after that Landlord shall have served Landlord's Section 41.04 Termination Notice. Notwithstanding anything to the contrary contained in Section 41.07(b), Tenant's obligation to pay the Section 41.04 Charge shall end on, and be apportioned as of, the date that Tenant completes Tenant's Section 41.04 Termination Work.

                      (c) Landlord shall have the right to terminate Tenant's rights under Section 41.05 hereof to install, operate, repair, replace and maintain Tenant's UPS System, which right may be exercised at anytime after the
Section 41.08 Date by serving written notice thereof to Tenant (which notice being herein called "LANDLORD'S UPS TERMINATION NOTICE"). If Landlord serves Landlord's UPS Termination Notice, then (i) effective thereupon, Tenant shall no longer have any rights under Section 41.05 hereof to install, operate, repair, replace and maintain Tenant's UPS System, and (ii) promptly thereafter, Tenant, subject to and in accordance with the provisions of Article 11 hereof, shall (x) remove from the Building the entirety of Tenant's UPS System, other than any portions thereof which are Non-Removable Exterior Improvements, and (y) restore the applicable areas of the Building to their condition prior to the installation of Tenant's UPS System, ordinary wear and tear excepted (such removal and restoration work being herein collectively called "TENANT'S UPS TERMINATION WORK"). In all events, Tenant shall complete Tenant's UPS Termination Work on or prior to the date that is ninety (90) days after that Landlord shall have served Landlord's UPS Termination Notice. Notwithstanding anything to the contrary contained in Section 41.07(c), Tenant's obligation to pay the Section 41.05 UPS Charge shall end on, and be apportioned as of, the date that Tenant completes Tenant's UPS Termination Work. In addition, as of such date, the provisions of Section 41.06(d) shall cease to apply to the Tenant's 20th Floor Electrical Power Areas (other than the Tenant's 20th Floor Electrical Power Area denoted on Exhibit X-5 attached hereto as "Area of Electrical Distribution", to which such provisions shall continue to apply).

            41.09. (a) For purposes of this lease, the following terms shall have the following meanings:

                      The "FIRE TOWER" shall mean the fire tower of the Building located in the area shown hatched on Exhibit X- 10 hereto.

                      The "FIRE TOWER WORK" shall mean the work needed to convert the Fire Tower into an enclosed electrical and mechanical shaft, including without limitation the installation of structural supports, access doors, catwalks and platforms (such catwalks and platforms being herein called the "FIRE TOWER PLATFORMS") and appurtenances and conforming to all laws and requirements of public authorities (it being further agreed that the Fire Tower Work shall include, without limitation, any removal or other treatment of asbestos required by any laws or requirements of public authorities in connection therewith or as a result thereof).

                      The "DESIGNATED HOT DECKS" shall mean those two (2) certain existing "hot decks" located in the Building, and running from the 20th floor of the Building to the roof of the Building, which are located in areas delineated on Exhibit X-11 hereto.

                      The "HOT DECK WORK" shall mean the work needed to convert the Designated Hot Decks into electrical and mechanical shafts conforming to all laws and requirements of public authorities (it being further agreed that the Hot Deck Work shall include, without limitation, (x) any removal or other treatment of asbestos required by any laws or requirements of public authorities in connection therewith or as a result thereof, and (y) the removal of any existing enclosures, conduits and other material currently existing in the Designated Hot Decks).

                      The "LOWER ALTERNATE ENCLOSURE LOCATION" shall mean a location, on each floor of the Building from the subcellar level of the Building to the 20th Floor of the Building, as shall be reasonably determined by Landlord, it being agreed that such location (I) shall be somewhere within the Building's freight elevator lobby, which freight elevator lobby is shown hatched on Exhibit X-12 hereto, and (II) shall have a contiguous cross-sectional area which shall be not less than the Aggregate Required Cross-Sectional Area (as to any floor of the Building between the subcellar level of the Building and the 20th floor of the Building).

                      The "AGGREGATE REQUIRED CROSS-SECTIONAL AREA" shall mean a cross-sectional area of (i) 8 square feet, as to all floors of the Building between the subcellar of the Building and the 20th floor of the Building, (ii) 25 square feet, as to all floors of the Building between the 20th floor of the Building and the 41st floor of the Building, and
      (iii) 28 square feet, as to all floors of the Building between the 41st floor of the Building and the roof of the Building.

                      "TENANT'S SECTION 41.09 ENCLOSURES", as used in this lease, shall mean either (i) Tenant's Fire Tower Enclosures (in any case that Tenant shall have performed the Fire Tower Work and installed any Tenant's Fire Tower Enclosures), or (ii) any of the Designated Hot Decks in which the Hot Deck Work has been performed, between the 20th floor of the Building and the roof, and the Tenant's Lower Alternate Enclosure, between the subcellar level of the Building to the 20th Floor of the Building (in any case that Tenant shall have performed the Hot Deck Work in any of the Designated Hot Decks and installed Tenant's Lower Alternate Enclosure).

                      (b) (1) Tenant, with Landlord's consent, has heretofore filed an application with the Department of Building for a permit to perform the Fire Tower Work and thus convert the Fire Tower into a mechanical and electrical shaft (the "CONVERSION APPLICATION"). If the Conversion Application is granted, then Tenant, subject to and in accordance with the provisions of Article 11, shall have the right to perform the Fire Tower Work (the same, for purposes of Article 11 being deemed Pre-Authorized Alterations); provided, however, that if Tenant, in accordance with the provisions of Section 41.09(c) below, shall serve the Alternate Route Election Notice (as hereinafter defined), then Tenant shall no longer have the right to perform the Fire Tower Work.

                            (2) If Tenant performs the Fire Tower Work, then
Tenant, subject to and in accordance with the provisions of Article 11 hereof, have the right, from time to time, to install one or more enclosures within the Fire Tower to house all the Tenant's Improvements to be installed in such enclosures pursuant to Section 16.11 hereof and this Article 41, it being understood and agreed that (i) such enclosures, in the aggregate, shall not occupy an area greater than the Aggregate Required Cross-Sectional Area (as to any floor of the Building), and (ii) each such enclosure shall be constructed within the Fire Tower so as to be in compliance with all laws and requirements of public authorities, and so as not to cause any surrounding area to not be in such compliance with all laws and requirements of public authorities (the enclosure or enclosures installed pursuant to this Section 41.09(b)(2) are herein collectively called "TENANT'S FIRE TOWER ENCLOSURES"); and

                            (3) If Tenant performs the Fire Tower Work and
installs Tenant's Fire Tower Enclosures, then the following provisions shall apply: (i) Landlord may, and may authorize other tenants or occupants of the Building to, install, repair and replace other risers in the Fire Tower (any such authorized tenant or occupant being herein called a "FIRE TOWER OCCUPANT"), provided, that, at all times during the term, there shall be available in the Fire Tower for Tenant's Fire Tower Enclosures a contiguous cross-sectional area which shall be not less than the Aggregate Required Cross-Sectional Area (as to any floor of the Building); (ii) Landlord shall not grant any tenant or occupant of the Building, other than the Fire Tower Occupants, entry onto any Fire Tower Platform, and shall not grant any tenant or occupant of the Building entry into any Tenant's Fire Tower Enclosure (it being understood that (x) only Landlord and Tenant shall have a key to any door providing entry onto any Fire Tower Platform and into any Tenant's Fire Tower Enclosure); (iii) except in emergencies, Landlord, prior to entering onto any Fire Tower Platform or into any of Tenant's Fire Tower Enclosures, shall give Tenant notice thereof (which notice, at Landlord's option, may be oral notice to Tenant's operations desk (which shall be manned 24 hours a day) given immediately prior to such entry), and, in any such case, Tenant, at Tenant's expense, shall have the right to have Tenant's representative accompany Landlord throughout the period of Landlord's entry; and (iv) except in emergencies, Landlord, prior to permitting any Fire Tower Occupant to enter onto any Fire Tower Platform, shall give Tenant notice thereof (which notice, at Landlord's option, may be oral notice to Tenant's operations desk (which shall be manned 24 hours a day) given immediately prior to such entry), and, in any such case, Tenant, at Tenant's expense, shall have the right to have Tenant's representative accompany such Fire Tower Occupant throughout the period of such Fire Tower Occupant's entry. Tenant shall have access to the Fire Tower solely for purposes of performing (A) the Fire Tower Work and subsequent permitted Alterations within the Fire Tower (which access shall be subject to the provisions of Article 11 hereof, including without limitation the provisions of Section 11.03(c) hereof), or (B) maintenance, repairs and replacements to the Fire Tower (but this clause shall not be deemed to require Tenant to maintain the Fire Tower) and any Tenant Improvements within the Fire Tower (which access shall be subject to the provisions of Article 13 hereof, including without limitation the provisions of Section 13.01(c)(1) hereof).

                      (c) (1) If (A) the Conversion Application is denied (it being agreed that Tenant shall promptly notify Landlord in the event that the Conversion Application is denied) or (B) Tenant, by written notice given to Landlord at anytime prior to Tenant commencing the Fire Tower Work (which notice is herein called the "ALTERNATE ROUTE ELECTION NOTICE"), elects not to perform the Fire Tower Work because (i) Tenant reasonably believes that the Conversion Application will not be granted prior to the time at which Tenant intends to commence the Fire Tower Work, or (ii) Tenant, for any reason, is not legally authorized to perform the Fire Tower Work, or (iii) Tenant reasonably believes that (x) the cost of the Fire Tower Work plus the cost of installing all Tenant's Improvements to be located in the Fire Tower, will exceed (y) one hundred and fifty (150%) percent of (I) the cost of the Hot Deck Work plus (II) the cost of installing Tenant's Lower Alternate Enclosure (as hereinafter defined), plus (III) the cost of installing all Tenant's Improvements to be located in either the Designated Hot Decks or Tenant's Lower Alternate Enclosure, then, in either such event, Tenant, subject to and in accordance the provisions of Article 11 hereof, Tenant shall have right to perform the Hot Deck Work (the same being deemed Pre-Authorized Alterations). In addition,

Landlord, within fifteen (15) Business Days after its receipt of either a notice from Tenant indicating that the Conversion Application has been denied or the Alternate Route Election Notice, shall designated the Lower Alternate Enclosure Location in accordance with the definition thereof set forth in Section 41.09(a) hereof.

                            (2) If Tenant performs the Hot Deck Work, then
Tenant, subject to and in accordance with the provisions of Article 11 hereof, have the right, from time to time, to install one or more enclosures within the Lower Alternate Enclosure Location (from the subcellar level of the Building to the 20th floor of the Building) to house all the Tenant's Improvements to be installed in such enclosures pursuant to Section 16.11 hereof and this Article 41, it being understood and agreed that (i) such enclosures, in the aggregate, shall not occupy an cross-sectional area which is greater than the Aggregate Required Cross-Sectional Area (as to any floor of the Building), and (ii) each such enclosure shall be constructed entirely within the Lower Alternate Enclosure Location so as to be in compliance with all laws and requirements of public authorities, and so as not to cause any surrounding area to not be in such compliance with all laws and requirements of public authorities (the enclosure or enclosures installed pursuant to this Section 41.09(c)(2) are herein collectively called "TENANT'S LOWER ALTERNATE ENCLOSURE").

                            (3) If Tenant performs the Hot Deck Work and
installs Tenant's Lower Alternate Enclosure, then the following provisions shall apply: (i) Landlord shall not grant any other tenant or occupant of the Building entry into either Designated Hot Deck or Tenant's Lower Alternate Enclosure (it being understood that only Landlord and Tenant shall have a key to each door providing entry into (x) each Designated Hot Deck and (y) Tenant's Lower Alternate Enclosure); and (ii) except in emergencies, Landlord, prior to entering any Designated Hot Deck or Tenant's Lower Alternate Enclosure, shall give Tenant notice thereof (which notice, at Landlord's option, may be oral notice to Tenant's operations desk (which shall be manned 24 hours a day) given immediately prior to such entry), and, in any such case, Tenant, at Tenant's expense, shall have the right to have Tenant's representative accompany Landlord throughout the period of Landlord's entry. Tenant shall have access to the Designated Hot Decks and the Lower Alternate Enclosure Location solely for purposes of performing (A) the Hot Deck Work, the work needed to install Tenant's Lower Alternate Enclosure and subsequent permitted Alterations within the Designated Hot Decks or Tenant's Lower Alternate Enclosure (which access shall be subject to the provisions of Article 11 hereof, including without limitation the provisions of Section 11.03(c) hereof), or (B) maintenance, repairs and replacements to the Designated Hot Decks (but this clause shall not be deemed to require Tenant to maintain the Designated Hot Decks), Tenant's Lower Alternate Enclosure and any Tenant Improvements within any Designated Hot Decks and Tenant's Lower Alternate Enclosure (which access shall be subject to the provisions of Article 13 hereof, including without limitation the provisions of Section 13.01(c)(1) hereof).

                      (d) Notwithstanding anything to the contrary contained herein, any fuel pipe installed by Tenant pursuant to this Article 41 shall, when running vertically, be enclosed within masonry.

            41.10. In each instance in which Tenant is authorized by or pursuant to this lease to install any conduit, such authorization shall include the right, from time to time, subject to and in accordance with the provisions of
Article 11 hereof, to run in such conduit, and remove from such conduit, wires and cables for which the same is suited. For purposes of Article 11 hereof, the running of such wires and cables (as opposed to the installation of the conduits) shall be deemed Minor Alterations, notwithstanding the fact that such wires or cables will be located, in part, outside of the Premises.

            41.11. In each instance in which Tenant is authorized by or pursuant to this lease to install any Tenant's Improvements, such authorization shall include the right to keep such Tenant's Improvements, as installed, throughout the term of this lease, except as otherwise provided in this lease (including without limitation as otherwise provided in any Exhibit attached to this lease).

            41.12. Tenant, prior to installing Tenant's Fuel Tank in Tenant's Fuel Tank Area, shall, subject to the other provisions of this lease, have the right to utilize Tenant's Fuel Tank Area for dry storage.

            41.13. Landlord, at Tenant's expense, shall perform the pipe relocation work on the 50th floor of the Building which is described on the specifications therefor set forth on Exhibit X-13 attached hereof (such work being herein called the "50TH FLOOR PIPE RELOCATION WORK"). Landlord, subject to one or more Events of Force Majeure and/or delays occasioned by Tenant, shall complete the 50th Floor Pipe Relocation Work on or prior to June 30, 1994. Tenant, from time to time within thirty (30) days after a written demand therefor, shall pay to, or reimburse, Landlord all the reasonable out-of-pocket costs incurred by Landlord in connection with the performance of the 50th Floor Pipe Relocation Work.


                                   ARTICLE 42

                                47th Floor Space

            42.01. Effective as of the 47th Floor Commencement Date (as hereinafter defined), the portions of the forty-seventh (47th) floor of the Building shown hatched on the floor plan attached hereto as Exhibit Y (such space being herein called the "47TH FLOOR SPACE") shall become, and be deemed to comprise, part of the Premises upon all the then executory terms hereof (including without limitation the Expiration Date).

            42.02. In respect of the addition of the 47th Floor Space to the Premises, the following terms and conditions shall apply (notwithstanding any other provision of this lease to the contrary):

                      (a) Effective as of the 47th Floor Commencement Date, the Fixed Rent shall be increased by, and shall thereby include, the 47th Floor Fixed Rent (as hereinafter defined). The "47TH FLOOR FIXED RENT" shall mean the following per annum rents for the following periods during the term: (i) for the period commencing on the 47th Floor Commencement Date and ending on the day preceding the fifth (5th) anniversary of the Fixed Rent Commencement Date, $1,028,232.50 (i.e., $23.75 per rentable square foot multiplied by 43,294 rentable square feet); and (ii) for the period commencing on the fifth (5th) anniversary of the Fixed Rent Commencement Date and ending on the Initial Expiration Date, $1,158,114.50 (i.e., $26.75 per rentable square foot multiplied by 43,294 rentable square feet). Accordingly, as of the 47th Floor Commencement Date, the Fixed Rent (inclusive the Fixed Rent set forth on Schedule A and the 47th Floor Fixed Rent) shall be $8,946,806.00, for the period until the day preceding the 5th anniversary of the Fixed Rent Commencement Date, and $10,221,542.00. After the 47th Floor Commencement Date, the provisions of
      Section 1.11 hereof shall apply to the aggregate Fixed Rent figures set forth in the preceding sentence.

                      (b) Effective as of the 47th Floor Commencement Date, Tenant's Operating Share and Tenant's Tax Share, respectively, shall be appropriately increased by operation of the provisions of Sections 3.01(p) and 3.01(q), respectively, based upon the deemed rentable area of the 47th Floor Space (as such is set forth on Exhibit D attached hereto). Accordingly, as of the 47th Floor Commencement Date, Tenant's Operating Share shall be 18.2074%, and Tenant's Tax Share shall be 17.8109%.

                      (c) Effective as of the 47th Floor Commencement Date,
      Article 14 hereof shall apply to the 47th Floor Space, except that Tenant, at Tenant's expense, shall install the "Tenant's Submeters" for the 47th Floor Space to measure Tenant's demand (i.e., co-incident demand measured with the remainder of the Premises) and consumption of electricity in the 47th Floor Space; it being understood that, with the addition of the 47th Floor Space to the Premises, the "Committed Base Electrical Service Level" shall be increased by operation of the provisions of Section 14.01(a) hereof.

                      (d) Effective as of the 47th Floor Commencement Date,
      Article 15 hereof shall apply to the 47th Floor Space, except that the provisions of Section 15.01(a) and the other provisions of Article 15 dealing with the Business Occupancy Date shall apply separately to the 47th Floor Space (and thus reflect a separate "Business Occupancy Date" for the 47th Floor Space, which shall be the date for the commencement of certain services to the 47th Floor Space as more particularly provided in
      Article 15).

                      (e) In no event shall any of the following provisions of this lease apply to the 47th Floor Space: (i) Article 4 hereof (it being understood that the provisions of Section 42.03 below shall apply in lieu thereof), or (ii) any provisions providing for a free rent period or period of rent abatement in respect of Fixed Rent (it being understood that the provisions of Section 42.04, if applicable, shall apply in lieu thereof).

            42.03. (a) The "47TH FLOOR COMMENCEMENT DATE" shall be the day after the day that PSI shall have actually vacated the 47th Floor Space.

                      (b) Landlord and Tenant, in respect of the foregoing, hereby acknowledge the following: (i) PSI is currently leasing, and in occupancy of, the 47th Floor Space pursuant to PSI's lease in the Building; and (ii) Landlord and PSI, as of the date hereof, have entered into an amendment to PSI's lease, which amendment, inter alia, (1) provides for the addition of space to the premises demised by PSI's lease effective as of the date of such amendment,
(2) provides that PSI will use commercially reasonable efforts to vacate the 47th Floor Space on or about September 6, 1994, (3) provides that PSI's lease shall automatically terminate with respect to the 47th Floor Space on the date that PSI actually vacates the 47th Floor Space, and (4) provides that PSI shall not have any liability to Landlord in the event it does not vacate the 47th Floor Space by September 6, 1994 or by any other date.

                      (c) Notwithstanding anything to the contrary that may be contained in or implied by any other provision of this lease or the aforementioned lease amendment, Tenant acknowledges and agrees as follows: (i) Landlord shall have no obligation to Tenant to enforce (by way of litigation or otherwise) any rights that Landlord may have against PSI, under the aforementioned lease amendment or otherwise, on account of PSI's failure to vacate the 47th Floor Space by August 1, 1994 or by any other date or PSI's failure to exercise reasonable efforts to do so or any other act or omission of PSI with respect to the 47th Floor Space or the vacation thereof, and Landlord shall have no liability to Tenant by reason of Landlord not enforcing any such rights; and (ii) Landlord shall be conclusively deemed to have delivered the 47th Floor Space to Tenant on the day after PSI shall have vacated the same without further act of the parties (it being the intention of the parties that the 47th Floor Commencement Date shall occur automatically on the day after PSI shall have vacated the 47th Floor Space, whenever that may be).

                      (d) Tenant shall accept the 47th Floor Space in its "as is" condition as of the 47th Floor Commencement Date. Section 2.02 hereof, including Section 2.02(c) hereof, shall apply to the 47th Floor Space.

                      (e) Tenant hereby waives any right to rescind this lease or any part hereof under the provisions of Section 223-a of the Real Property Law of the State of New York, and agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of said Section 223-a.

            42.04. Notwithstanding the provisions of Section 42.02(a), if the 47th Floor Commencement Date shall occur prior to the Fixed Rent Commencement Date, then the 47th Floor Space Fixed Rent shall abate for the period commencing on the 47th Floor Commencement Date and ending on the day prior to the Fixed Rent Commencement Date, both days inclusive (such period, if applicable, being herein called the "47TH FLOOR ABATEMENT PERIOD").

            42.05. Landlord and Tenant shall, upon the request of the other party, execute, acknowledge and deliver to the other party an instrument or instruments in form reasonably satisfactory to both parties confirming the addition of the 47th Floor Space to the Premises, the 47th Floor Commencement Date, any increase in Fixed Rent, Tenant's Operating Share and Tenant's Tax Share pursuant to the provisions of this Article 42, and any other terms or conditions in respect of the 47th Floor Space, but any failure of the parties to execute, acknowledge and deliver such instrument(s) shall not affect the validity of the leasing of the 47th Floor Space or any of the provisions of this
Article 42.


                  IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

                                          LANDLORD:

                                          THE CHASE MANHATTAN BANK
                                          (NATIONAL ASSOCIATION)


                                          By: /S/Victor Castellano
                                             ----------------------------------
                                             Name: Victor Castellano
                                             Title: Vice President

                                          Landlord's Federal Tax I.D.
                                          No.:

                                             13-2633612
                                             ----------------------------------

                                          TENANT:

                                          THE GOLDMAN SACHS GROUP, L.P.


                                          By: /S/David A. George
                                             ----------------------------------
                                             Name: David A. George
                                             Title: Partner

                                          Tenant's Federal Tax I.D.
                                          No.:

                                             13-3501777
                                             ----------------------------------

                                    LANDLORD


STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF NEW YORK   )


            On the 5th day of April, 1994, before me personally came Victor Castellano , to me known, who, being duly sworn by me, did depose and say that he resides at ___________ 84 Hillary, Westbury, New York ; that he is a Vice President of The Chase Manhattan Bank, N.A., the national banking association described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                            /S/ Doreen Gismondi
                                             ----------------------------------
                                                Notary Public



                                     TENANT


STATE OF NEW YORK  )
                   :  ss.:
COUNTY OF NEW YORK )

            On the 5th day of April, 1994, before me personally came David A. George , to me known, who, being duly sworn by me, did depose and say that he resides at ___________ 85 Broad Street, New York, New York ; that he is a general partner of THE GOLDMAN SACHS GROUP, L.P., the partnership described in and which executed the foregoing instrument; that his execution of the instrument was duly authorized according to the Articles of Partnership; that he executed the instrument on behalf of, and as the act and deed of, said partnership pursuant to said authorization.


                                             /S/ Lynne Hoffman
                                             ----------------------------------
                                                Notary Public

                                   SCHEDULE A

                                   SCHEDULE A

                                   Fixed Rent

         The Fixed Rent, for the Initially Demised Premises, shall be as follows:

         (a) SEVEN MILLION NINE HUNDRED EIGHTEEN THOUSAND FIVE HUNDRED SEVENTY THREE and 50/100 ($7,918,573.50) Dollars per annum (i.e., $20.75 per rentable square foot per annum, multiplied by 381,618 rentable square feet), for the period from the Commencement Date to and including the day preceding the fifth
(5th) anniversary of the Fixed Rent Commencement Date.

         (b) NINE MILLION SIXTY THREE THOUSAND FOUR HUNDRED TWENTY SEVEN and 50/100 ($9,063,427.50) Dollars per annum (i.e., $23.75 per rentable square foot per annum, multiplied by 381,618 rentable square feet), for the period from the fifth (5th) anniversary of the Fixed Rent Commencement Date to and including the Initial Expiration Date.

                            THIRD AMENDMENT TO LEASE

            THIRD AMENDMENT TO LEASE (this "Amendment") made as of October 31, 1997, between THE CHASE MANHATTAN BANK, successor by merger to The Chase Manhattan Bank, N.A., having an office at 633 Third Avenue, New York, New York 10017, Attention: Vice President (herein called "Landlord") and THE GOLDMAN SACHS GROUP, L.P., a Delaware limited partnership, having its principal business address at 85 Broad Street, New York, New York 10004, Attention: General Services Department (herein called "Tenant").

                              W I T N E S S E T H :

            WHEREAS, Landlord and Tenant have heretofore entered into a certain lease dated as of April 5, 1994 (herein called the "Original Lease"), which Original Lease demised certain office premises (herein collectively called the "Original Lease Office Premises") located in the building known as One New York Plaza in the City, County and State of New York (herein called the "Building");

            WHEREAS, Landlord and Tenant have heretofore entered into a certain First Amendment to Lease dated as of March 1, 1995 (herein called the "First Amendment"), which First Amendment amended the Original Lease to, inter alia, demise (i) certain storage space located on the subcellar level of the Building (herein called the "Storage Space"), and (ii) certain other space located on the retail concourse level of the Building (herein called the "Retail Concourse Space");

            WHEREAS, Landlord and Tenant have heretofore entered into a certain Second Amendment to Lease dated as of June 17, 1997 (herein called the "Second Amendment"), which Second Amendment amended the Original Lease, as theretofore amended, to, inter alia, demise certain additional office space located on the twenty-first (21st) floor of the Building (herein called the "21st Floor Space") (the Original Lease, as amended by the First Amendment and Second Amendment, being herein called the "Existing Lease") (the Original Lease Office Premises, the Storage Space, the Retail Concourse Space and the 21st Floor Space are herein collectively called "Existing Premises");

            WHEREAS, (A) Landlord is currently a party to a certain Lease, dated as of November 4, 1992, between Landlord, as landlord, and Shearson Lehman Brothers Inc. (which entity has since changed its name to Lehman Brothers Inc.) ("Lehman"), as tenant (which lease, as heretofore amended and modified, being herein called the "Lehman Lease"), which Lehman Lease demises the 40th Floor Space (as defined below) to Lehman for a term which is currently set to expire on April 7, 1998, and (B) Tenant, as of the date hereof, (i) has, pursuant to a certain Assignment of Sublease, dated as of the date hereof, between Continental Broker-Dealer Corp. ("Continental"), as assignor, and Tenant, as assignee (and a certain Consent and Agreement, executed incident thereto and dated as of the date hereof, among Landlord, Lehman, Continental and Tenant), become the subtenant under a certain Sublease, dated as of August 31, 1995, between Lehman, as sublandlord, and Americorp Financial Services Inc. ("Americorp"), as subtenant (such sublease being herein called the "Lehman-Tenant Sublease"), (x) which Lehman-Tenant Sublease was previously assigned to Continental by Americorp pursuant to a sublease assignment and assumption agreement dated February 3, 1997, and (y) which Lehman-Tenant Sublease demises the 40th Floor Space to Tenant for a term which is currently set to expire on April 6, 1998, and (ii) has, pursuant to the Lehman-Tenant Sublease, taken possession of the 40th Floor Space;

            WHEREAS, Landlord and Tenant, pursuant to this Amendment, desire to amend the Existing Lease as hereinafter provided (the Existing Lease as the same as hereby amended being herein called the "Lease"), to, inter alia, demise the 40th Floor Space upon the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

      1. Defined Terms.

            All capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed thereto in the Existing Lease.

      2. Addition of 40th Floor Space.

            (a) Effective as of April 8, 1998 (the "40th floor Commencement Date"), the portion of the fortieth (40th) floor of the Building that is shown hatched on the floor plan attached hereto as Exhibit A (such space being herein called the "40th floor Space") shall be automatically (without further act of the parties) demised to Tenant under the Lease upon the terms and conditions set forth in Section 2(b) below, and, upon such terms and conditions, shall be added to, and be deemed to comprise part of, the Premises. The parties agree that, for purposes of the Lease, the rentable area of the 40th Floor Space shall be conclusively deemed to be 42,125 rentable square feet; but in no event shall such deemed rentable area constitute or imply any representation or warranty by Landlord whatsoever as to the actual size of the 40th Floor Space or the Building or any part thereof.

            (b) The 40th Floor Space shall be added to the Premises upon all the executory terms and conditions of the Lease (including without limitation the Expiration Date), as of the 40th Floor Commencement Date, subject to and in accordance with the following terms and conditions as well as the other provisions of this Amendment:

                  (1) The 40th Floor Space shall be added to the Premises as part of the Office Premises (and, as such, shall be used solely for the Primary Use and Secondary

Uses), and, thus, those provisions of the Lease which expressly apply solely to either or both of the Storage Space or the Retail Concourse Space shall not apply to the 40th Floor Space.

                  (2) The Fixed Rent, effective as of the 40th Floor Rent Commencement Date, shall be increased by, and shall thus include, the 40th Floor Fixed Rent. As used herein, the "40th Floor Fixed Rent" shall mean the Fixed Rent payable for the 40th Floor Space, which shall be at the following rates for the following periods: (i) for period from the 40th Floor Rent Commencement Date to and including April 30, 2003, the rate of ONE MILLION ELEVEN THOUSAND and 00/100 ($1,011,000.00) DOLLARS per annum (payable in equal monthly installments of $84,250.00); and (ii) for the period from May 1, 2003 to and including the Initial Expiration Date, the rate of ONE MILLION TWO HUNDRED THOUSAND FIVE HUNDRED SIXTY-TWO and 50/100 ($1,200,562.50) DOLLARS per annum (payable in equal monthly installments of $100,046.88). The "40th floor Rent Commencement Date" shall mean the date which is one hundred fifty (150) days after the 40th Floor Commencement Date.

                  (3) For purposes of applying Article 3 of the Original Lease to the 40th Floor Space, the following provisions shall apply:

                        (A) Notwithstanding anything to the contrary contained in Sections 3.01(p) and (q) of the Original Lease, neither Tenant's Operating Share nor Tenant's Tax Share shall be increased by the addition of the 40th Floor Space to the Premises.

                        (B) The Tax Payment for the Tax Year in which the 40th Floor Rent Commencement Date occurs, and for each Tax Year thereafter, shall (in addition to the Base Component, the Generator Component and the 21st Floor Component thereof) include an additional fourth component, in respect of the 40th Floor Space, which shall be equal to Tenant's 40th Floor Tax Share (as hereinafter defined) of the excess of (i) the Adjusted Real Property Taxes for such Tax Year, over (ii) the 40th Floor Base Tax Amount (as hereinafter defined) (such additional component, of any such Tax Payment, being herein called the "40th floor Component" of such Tax Payment); provided, however, that (x) in respect of the Tax Year in which the 40th Floor Rent Commencement Date occurs, the 40th Floor Component of the Tax Payment shall be prorated (on a per diem basis) to correspond to that portion of the Tax Year occurring on or after the 40th Floor Rent Commencement Date, and (y) in respect of the Tax Year in which the Expiration Date occurs, the 40th Floor Component of the Tax Payment shall be prorated (on a per diem basis) to correspond to that portion of such Tax Year occurring on or prior to the Expiration Date. As used herein, (I) "Tenant's 40th floor Tax Share" shall mean 1.737%, and (II) the "40th floor Base Tax Amount" shall mean the Adjusted Real Property Taxes for the Tax Year commencing July 1, 1998 and ending June 30, 1999.

                        (C) The Operating Payment for the Operating Year in which the 40th Floor Rent Commencement Date occurs, and for each Operating Year thereafter, shall (in addition to the amounts described in Section 3.03(a) of the Original Lease and Section 2(b)(3)(C) of the Second Amendment) include (and be increased
by) an additional amount, in respect of the 40th Floor Space, which shall be equal to Tenant's 40th Floor Operating Share (as hereinafter defined) of the excess of (i) Operating Expenses for such Operating Year, over (ii) the 40th Floor Base Operating Amount (as hereinafter defined) (such additional amount, for any such Operating Year, being sometimes herein separately referred to as "40th Floor Operating Payment"); provided, however, that (x) in respect of the Operating Year in which the 40th Floor Rent Commencement Date occurs, the 40th Floor Operating Payment shall be prorated (on a per diem basis) to correspond to that portion of the Operating Year occurring on or after the 40th Floor Rent Commencement Date, and (y) in respect of the Operating Year in which the Expiration Date occurs, the 40th Floor Operating Payment shall be prorated (on a per diem basis) to correspond to that portion of such Operating Year occurring on or prior to the Expiration Date. As used herein, (I) "Tenant's 40th Floor Operating Share" shall mean 1.791%, and (II) the "40th Floor Base Operating Amount" shall mean an amount equal to Operating Expenses for the Operating Year commencing January 1, 1998 and ending December 31, 1998.

                  (4) The provisions of Article 4 of the Original Lease shall not apply to the 40th Floor Space or any part thereof.

            (c) Tenant hereby acknowledges and agrees that Landlord shall have no obligation whatsoever to deliver possession of the 40th Floor Space to Tenant upon the 40th Floor Commencement Date (but rather, upon such date, the 40th Floor Space shall be automatically added to the Premises as hereinabove provided); it being further agreed, in that regard, that, upon the 40th Floor Commencement Date, Tenant shall be automatically and irrevocably be deemed to have accepted the 40th Floor Space in its "AS IS" condition as of the 40th Floor Commencement Date (it being understood that the provisions of this sentence shall not release Landlord from its obligations with respect to the 40th Floor Space under any other provisions of the Lease). Furthermore, it is agreed that there shall be no interruption in Tenant's occupancy between the end of the term of the Lehman-Tenant Sublease and the 40th Floor Commencement Date. Tenant hereby agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the Real Property Law of the State of New York.

            (d) In addition to 40th Floor Fixed Rent, Tenant, simultaneously with the execution and delivery of this Amendment and in consideration therefor, shall pay to Landlord, as additional rent under the Lease, the sum of FIVE HUNDRED THOUSAND and 00/100 ($500,000.00) DOLLARS (herein called the "Section 2(d) Additional Rent"). Tenant shall pay the Section 2(d) Additional Rent by one or more separate checks of Tenant (the number and amount of such checks to be such as Landlord shall reasonably request), each to be made payable to the order of Landlord or such other payee(s) as Landlord shall direct in writing.

      3. Miscellaneous Amendments, Etc. to Existing Lease.

            (a) Effective as of the 40th Floor Commencement Date, and by operation of the applicable definitions contained in Article 31 of the Original Lease, the fortieth (40th) floor of the Building shall become a "Premises Floor" for all purposes of the Lease.

            (b) (1) Landlord, as of the date hereof, hereby remakes the representation set forth in the last sentence of Section 5.02 of the Original Lease.

                        (2) Landlord, as of the date hereof, hereby remakes the representation set forth in Section 8.06(a) of the Original Lease as to the fortieth (40th) floor of the Building; it being agreed that, in connection therewith, the term "Acknowledged ACM Areas" is hereby amended to include (in addition to those areas delineated as such in the Existing Lease) the areas on the fortieth (40th) floor of the Building which are delineated on Exhibit B attached hereto. Landlord and Tenant hereby agree that, as between Landlord and Tenant, the provisions of Section 8.06 of the Lease shall be applicable to the 40th floor of the Building during the Lehman Sublease Period (as hereinafter defined) (as fully as such Section will be applicable to such floor after the Lehman Sublease Period); and, accordingly (but without limiting the generality of the foregoing), for purposes of Section 8.06 of the Lease (i) during the Lehman Sublease Period the 40th floor shall be deemed to be a Premises Floor, and (ii) the Lehman Sublease Period shall be deemed to be a part of the term of the Lease.

            (c) Notwithstanding the provisions of Section 14.03 of the Original Lease, Landlord, at Tenant's expense, shall reasonably promptly (after the 40th Floor Commencement Date) install the initial Tenant's Submeter(s) to measure Tenant's Base Electricity for the 40th Floor Space, and, for any period between the 40th Floor Commencement Date and the date of such installation, Tenant shall pay for the cost of such electricity at the rates set forth in, and in accordance with the provisions of, Section 14.03(d)(1) (based upon the number of rentable square feet in the 40th Floor Space).

            (d) (1) Effective as of the 40th Floor Commencement Date, Article 15 of the Original Lease is hereby amended as follows: (i) the references in
Section 15.04(a) and Section 15.04(b)(2) to "400 tons of chilled water" (which, pursuant to the Second Amendment, was changed in Section 15.04(a) to read "412 tons of chilled water") are hereby further changed to read "450 tons of chilled water"; (ii) the reference to "$137" in the definition of Minimum Per Diem SCW Charge, as set forth in Section 15.04(b)(1), is hereby changed to read "$154";
(iii) subject to provisions of Section 6 of this Amendment, the provisions of
Section 15.05 and Section 15.10(d) shall not apply to the 40th Floor Space or otherwise to the fortieth (40th) floor of the Building or any elevators serving such space or such floor (and, accordingly, such provisions shall continue to apply only to Original Lease Office Premises and the Premises Floor(s) on which are located the Original Lease Office Premises); and (iv) notwithstanding the provisions of Section 15.12, Tenant may not designate the fortieth (40th) floor of the Building as the floor on which it will initially locate its cafeteria.

                  (2) Subject to the provisions of Section 6 of this Amendment, Landlord, commencing on the 40th Floor Commencement Date and thereafter throughout the term of the Lease (for so long as the 40th Floor Space shall be part of the Premises), shall provide passenger elevator service to the fortieth
(40th) floor of the Building (with at least one (1) passenger elevator being in service at all times), subject to Section 15.10(a) of the Original Lease. Notwithstanding anything to the contrary that may be contained herein, in no event shall Tenant ever use, or permit any Tenant Party to use, any passenger elevator(s) serving the fortieth (40th) floor of the Building (i) to carry construction personnel or materials, (ii) for deliveries of mail, food and similar items, or any deliveries of packages and boxes by hand truck or similar device.

            (e) Effective as of the 40th Floor Commencement Date, Article 16 of the Original Lease (as heretofore amended by Section 3(h) of the Second Amendment) is hereby further amended as follows: (i) the areas of the Premises described in Section 16.02(d)(II)(z) relate also to the fortieth (40th) floor of the Building (as well as the 41st through 50th floors of the Building); (ii) the restrictions on Landlord's right to install Mylar on the Building's exterior windows serving the Premises which are set forth in Section 16.04(b) shall also apply to the Building's exterior windows serving the 40th Floor Space (as well as the Building's exterior windows serving the Original Lease Office Premises);
(iii) clause (x) of Section 16.10 of the Original Lease is hereby further amended in its entirety to read "(x) if such directory is manual (i.e., not computerized), a percentage of the total number of listing spaces/slots on such directory, which percentage is equal to the sum of Tenant's Tax Share, Tenant's 21st Floor Tax Share and Tenant's 40th Floor Tax Share"; and (iv) the rights of Tenant under Section 16.15 shall also apply to the 40th Floor Space (in addition to the Original Lease Office Premises), and the portions of the Designated Fire Stairwells located on the fortieth (40th) floor of the Building (in addition to such portions located on the 41st through 50th floors of the Building).

            (f) Effective as of the date hereof, Article 37 of the Original Lease (as amended by Section 7 of the First Amendment and Section 3(k) of the Second Amendment) is hereby deleted from the Lease (and Tenant shall no longer have any rights thereunder); provided, however, that the definitions of "Base Block" and "Additional Full Floor Block" appearing in Section 37.04(j) of the Original Lease (as modified by Section 7(a) of the First Amendment) shall remain part of the Lease.

            (g) (1) With respect to Article 39 of the Original Lease (as amended by Section 9 of the First Amendment), it is agreed that Unit 40 (in which Unit the 40th Floor Space is located) shall not constitute a "Premises Unit".

                  (2) Notwithstanding anything to the contrary contained in the Lease, if, during any period during the term of the Lease (from and after the 40th Floor

Commencement Date), the owner or net lessee (i.e., lessee under an Underlying Lease) of all the Premises Units (i.e., the person which is defined as the Landlord under the Lease pursuant to the definition of "Landlord" set forth
Section 39.01 of the Original Lease (disregarding the proviso to clause (i) of such definition)) shall not also be either (i) the owner or net lessee of Unit 40, or (ii) the owner or net lessee of the portion of Unit 40 which includes the 40th Floor Space, then, during any such period, the owner or net lessee of Unit 40 (rather than the owner or net lessee of the Premises Units) shall be the "Landlord" under the Lease with respect to the 40th Floor Space only (with the owner or net lessee of the Premises Units remaining the Landlord under the Lease with respect to the Original Lease Office Premises).

      4. Amendments Re: Article 38 of Original Lease.

            (a) Article 38 of the Original Lease is hereby amended by deleting Sections 38.02 and 38.03 of the Original Lease (together with Section 8 of the First Amendment) in their entirety, and adding in replacement thereof the following new Sections 38.02 and 38.03 (effective as of the date hereof):

            "38.02. (a) If Tenant exercises the First Renewal Option in accordance with the terms of Section 38.01(a) of the Original Lease, then the Lease shall thereupon be extended for the First Renewal Term upon all the same terms, covenants and conditions as are contained in the Lease, except that for, and during, the First Renewal Term:

                        (1) the Fixed Rent shall be the sum of (i) the Original Lease Office Premises Renewal Fixed Rent for the First Renewal Term, plus
      (ii) the 21st Floor Space Renewal Fixed Rent for the First Renewal Term (if any part of the 21st Floor Space is included within the First Renewal Premises), plus (iii) the 40th Floor Space Renewal Fixed Rent for the First Renewal Term (if any part of the 40th Floor Space is included within the First Renewal Premises), plus (iv) the Storage Space Renewal Fixed Rent for the First Renewal Term (if the Storage Space is included within the First Renewal Premises), plus (v) the Retail Concourse Space Renewal Fixed Rent for the First Renewal Term (if the Retail Concourse Space is included within the First Renewal Premises);

                        (2) the provisions of Article 3 of the Original Lease (as amended and supplemented by the provisions of Second Amendment and the Third Amendment) shall continue to apply to all the Office Premises constituting part of the First Renewal Premises (and, as applicable, each of the Tax Payment, including without limitation the 21st Floor Component and the 40th Floor Component thereof, and the Operating Payment, including without limitation the 21st Floor Operating Payment and 40th Floor Operating Payment, shall continue to be payable thereunder), subject to the following:

                              (A) effective as of first day of the First Renewal Term (and for the entirety thereof), (i) each of the Base Tax Amount and the 21st Floor Base Tax Amount shall be an amount equal to the Adjusted Real Property Taxes for the Tax Year ending immediately prior to the commencement of the First Renewal Term, and (ii) each of the Base Operating Amount and the 21st Floor Base Operating Amount shall be an amount equal to the Operating Expenses for the Operating Year ending immediately prior to the commencement of the First Renewal Term;

                              (B) effective as of May 1, 2008 (and for the balance of the First Renewal Term), (i) the 40th Floor Base Tax Amount shall be an amount equal to the Adjusted Real Property Taxes for the Tax Year ending immediately prior to the commencement of the First Renewal Term (it being understood that for the portion of the First Renewal Term which is prior to May 1, 2008, the 40th Floor Base Tax Amount shall remain an amount equal to the Adjusted Real Property Taxes for the Tax Year commencing July 1, 1998 and ending June 30, 1999), and (ii) the 21st Floor Base Operating Amount shall be an amount equal to the Operating Expenses for the Operating Year ending immediately prior to the commencement of the First Renewal Term (it being understood that for the portion of the First Renewal Term which is prior to May 1, 2008, the 40th Floor Base Operating Amount shall remain an amount equal to the Operating Expenses for the Operating Year commencing January 1,1998 and ending December 31, 1998); and

                              (C) if, and to the extent that, the First Renewal Premises shall, pursuant to one or more of the provisions of the Lease, consist of less than the entirety of the Office Premises theretofore constituting part of the Premises, then, as applicable, the Tenant's Tax Share, Tenant's 21st Floor Tax Share, Tenant's 40th Floor Tax Share, Tenant's Operating Share, Tenant's 21st Floor Operating Share and/or Tenant's 40th Floor Operating Share, as the case may be, shall be adjusted on pro-rata rentable square foot basis (whether by operation of the provisions defining the same or otherwise);

                        (3) any provisions of the Lease with respect to (i) Landlord's Work, or (ii) any abatement period(s) with respect to Fixed Rent, Operating Payments (including without limitation 21st Floor Operating Payments and 40th Floor Operating Payments) and Tax Payments (including without limitation the 21st Floor Component and the 40th Floor Component of any Tax Payments) set forth in Articles 1, 3 and 4 of the Original Lease (or any provision of the Second Amendment or Third Amendment), shall not be applicable;

                        (4) the provisions of Section 38.01(a) of the Original Lease relative to Tenant's right to renew the term of the Lease shall not be applicable; and

                        (5) the Expiration Date shall be the First Renewal Expiration Date.

                  (b) If Tenant exercises the Second Renewal Option in accordance with the terms of Section 38.01(b) of the Original Lease, then the Lease shall thereupon be extended for the Second Renewal Term upon all the same terms, covenants and conditions as are contained in the Lease, except that for, and during, the Second Renewal Term:

                        (1) the Fixed Rent shall be the sum of (i) the Original Lease Office Premises Renewal Fixed Rent for the Second Renewal Term, plus
      (ii) the 21st Floor Space Renewal Fixed Rent for the Second Renewal Term (if any part of the 21st Floor Space is included within the Second Renewal Premises), plus (iii) the 40th Floor Space Renewal Fixed Rent for the Second Renewal Term (if any part of the 40th Floor Space is included within the Second Renewal Premises), plus (iv) the Storage Space Renewal Fixed Rent for the Second Renewal Term (if the Storage Space is included within the Second Renewal Premises), plus (v) the Retail Concourse Space Renewal Fixed Rent for the Second Renewal Term (if the Retail Concourse Space is included within the Second Renewal Premises);

                        (2) the provisions of Article 3 of the Original Lease (as amended and supplemented by the provisions of Second Amendment and the Third Amendment) shall continue to apply to all the Office Premises constituting part of the Second Renewal Premises (and, as applicable, each of the Tax Payment, including without limitation the 21st Floor Component and the 40th Floor Component thereof, and the Operating Payment, including without limitation the 21st Floor Operating Payment and 40th Floor Operating Payment, shall continue to be payable thereunder), subject to the following:

                              (A) effective as of first day of the Second
      Renewal Term (and for the entirety thereof), (i) each of the Base Tax Amount, the 21st Floor Base Tax Amount and the 40th Floor Base Tax Amount shall be an amount equal to the Adjusted Real Property Taxes for the Tax Year ending immediately prior to the commencement of the Second Renewal Term, and (ii) each of the Base Operating Amount, the 21st Floor Base Operating Amount and the 40th Floor Base Operating Amount shall be an amount equal to the Operating Expenses for the Operating Year ending immediately prior to the commencement of the Second Renewal Term; and

                              (B) if, and to the extent that, the Second Renewal Premises shall, pursuant to one or more of the provisions of the Lease, consist of less than the entirety of the Office Premises theretofore constituting part of the Premises, then, as applicable, the Tenant's Tax Share, Tenant's 21st Floor Tax Share, Tenant's 40th Floor Tax Share, Tenant's Operating Share, Tenant's 21st Floor Operating Share and/or Tenant's 40th Floor Operating Share, as the case may be, shall be adjusted on pro-rata rentable square foot basis (whether by operation of the provisions defining the same or otherwise);

                        (3) any provisions of the Lease with respect to (i) Landlord's Work, or (ii) any abatement period(s) with respect to Fixed Rent, Operating Payments (including without limitation 21st Floor Operating Payments and 40th Floor Operating Payments) and Tax Payments (including without limitation the 21st Floor Component and the 40th Floor Component of any Tax Payments) set forth in Articles 1, 3 and 4 of the Original Lease (or any provision of the Second Amendment or Third Amendment), shall not be applicable;

                        (4) the provisions of Section 38.01 of the Original Lease relative to Tenant's right to renew the term of the Lease shall not be applicable; and

                        (5) the Expiration Date shall be the Second Renewal Expiration Date.

            38.03. As used herein, the following terms shall have the following meanings:

                  (a) The "Fair Market Fixed Rent", for any Renewal Term, shall mean the per annum per rentable square foot rate of fixed rent that a willing tenant would pay and a willing landlord would accept for a lease of the Office Premises (excluding any portions thereof which, pursuant to one or more provisions of the Lease, are not to be demised for such Renewal Term, i.e., which are not part of the First Renewal Premises or the Second Renewal Premises, as the case may be) having a 10-year term (commencing with the commencement of such Renewal Term), and providing for fixed annual rent on a level payment basis throughout such term (i.e., no step-ups in fixed rent), assuming: (i) that the Office Premises (excluding such portions thereof) were being demised in their "as is" condition as of the date that Tenant exercised the applicable Renewal Option, without any allowance or contribution by Landlord; (ii) that the Office Premises (excluding such portions thereof) were being demised upon the same terms and conditions as are provided for in the Lease for such Renewal Term (including without limitation the terms and conditions set forth in Section 38.02 hereinabove set forth) (but, in all cases, excluding, for purposes of the determination of the applicable rate of Fair Market Fixed Rent only, any different terms and conditions which are applicable only to the 40th Floor Space for the initial part of the First Renewal Term); and
      (iii) to the extent that the creditworthiness of the tenant is deemed relevant by the person determining such Fair Market Fixed Rent, that the tenant has a creditworthiness substantially equivalent to that of Tenant.

                  (b) "Original Lease Office Premises Renewal Fixed Rent", for any Renewal Term, shall mean a per annum rate of Fixed Rent equal to the product of (x) the Fair Market Fixed Rent for such Renewal Term, multiplied by (y) the number of rentable square feet in the Original Lease Office Premises (excluding any portions thereof which, pursuant to one or more provisions of the Lease, are not to be demised during such Renewal Term, i.e., which are not part of the First Renewal Premises or the Second Renewal Premises, as the case may be). Such Fixed Rent shall be deemed payable with respect to the Original Lease Office Premises (other than any part thereof excluded as aforesaid) on pro-rata rentable square foot basis.

                  (c) "21st Floor Space Renewal Fixed Rent", for any Renewal Term, shall mean a per annum rate of Fixed Rent equal to the product of
      (x) the Fair Market Fixed Rent for such Renewal Term, multiplied by (y) the number of rentable square feet in the 21st Floor Space (excluding any portions thereof which, pursuant to one or more provisions of the Lease, are not to be demised during such Renewal Term, i.e., which are not part of the First Renewal Premises or the Second Renewal Premises, as the case may be). Such Fixed Rent shall be deemed payable with respect to the 21st Floor Space (other than any part thereof excluded as aforesaid) on pro-rata rentable square foot basis.

                  (d) "40th Floor Space Renewal Fixed Rent" shall (I) for the First Renewal Term, mean (x) for the portion of the First Renewal Term commencing on October 1, 2004 and ending on April 30, 2008, both days inclusive, a per annum rate of Fixed Rent equal to the rate of ONE MILLION TWO HUNDRED THOUSAND FIVE HUNDRED SIXTY-TWO and 50/100 ($1,200,562.50) DOLLARS per annum (which rate shall be reduced on pro-rata rentable square foot basis to the extent any part of the 40th Floor Space is not, pursuant to one or more provisions of the Lease, part of the First Renewal Premises), and (y) for the remainder of the First Renewal Term, a per annum rate of Fixed Rent equal to the product of (aa) the Fair Market Fixed Rent for the First Renewal Term, multiplied by (bb) the number of rentable square feet in the 40th Floor Space (excluding any portions thereof which, pursuant to one or more provisions of the Lease, are not to be demised during the First Renewal Term, i.e., which are not part of the First Renewal Premises), and (II) for the Second Renewal Term, mean a per annum rate of Fixed Rent equal to the product of (A) the Fair Market Fixed Rent for the Second Renewal Term, multiplied by (B) the number of rentable square feet in the 40th Floor Space (excluding any portions thereof which, pursuant to one or more provisions of the Lease, are not to be demised during the Second Renewal Term, i.e., which are not part of the Second Renewal Premises). Such Fixed Rent shall be deemed payable with respect to the 40th Floor Space (other than any part thereof excluded as aforesaid) on pro-rata rentable square foot basis.

                  (e) "Storage Space Renewal Fixed Rent", for any Renewal Term, shall mean a per annum rate of Fixed Rent equal to the product of (x) the per annum rate of Storage Space Fixed Rent payable immediately prior to the Initial

      Expiration Date, multiplied by (y) the Office Premises Factor (as hereinafter defined) for such Renewal Term. Such Fixed Rent shall be deemed payable with respect to the Storage Space on pro-rata rentable square foot basis.

                  (f) "Retail Concourse Space Renewal Fixed Rent", for any Renewal Term, shall mean a per annum rate of Fixed Rent equal to the product of (x) the per annum rate of Retail Concourse Space Fixed Rent payable immediately prior to the Initial Expiration Date, multiplied by
      (y) the Office Premises Factor for such Renewal Term. Such Fixed Rent shall be deemed payable with respect to the Retail Concourse Space on pro-rata rentable square foot basis.

                  (g) "Office Premises Factor", for any Renewal Term, shall mean a fraction, (i) the numerator of which is the Fair Market Fixed Rent for such Renewal Term, and (ii) the denominator of which is $23.75 per rentable square foot per annum."

            (b) Article 38 of the Original Lease (as amended pursuant to Section 4(a) above) is hereby further amended by adding thereto the following Sections 38.06, 38.07 and 38.08 (effective as of the date hereof):

            "38.06. (a) For purposes of this Section 38.06, the following terms shall have the following meanings:

                              "Measuring Period" shall mean the period commencing on October 1, 2004 and ending on September 30, 2005, both days inclusive.

                              "Non-Complete Renewal Fee" shall mean an amount equal to the sum of (i) ONE MILLION TWO HUNDRED THOUSAND FIVE HUNDRED SIXTY-TWO and 50/100 ($1,200,562.50) DOLLARS, plus (ii) 1.737% of the excess (the "NCRF Tax Excess") of (x) the Adjusted Real Property Taxes attributable to the Measuring Period, over (y) the Adjusted Real Property Taxes for the Tax Year commencing July 1, 1998 and ending June 30, 1999, plus (iii) 1.791% of the excess (the "NCRF Operating Excess") of (x) Operating Expenses attributable to the Measuring Period, over (y) Operating Expenses for the Operating Year commencing January 1, 1998 and ending December 31, 1998. To the extent more than a single Tax Year occurs within the Measuring Period, the portion of the Adjusted Real Property Taxes for each such Tax Year which shall be deemed attributable to the Measuring Period shall be determined based upon the ratio that the number of days in such Tax Year that are within the Measuring Period bears to the total number of days in such Tax Year. To the extent more than a single Operating Year occurs within the Measuring Period, the portion of the Operating Expenses for each such Operating Year which shall be deemed attributable to the Measuring Period shall be determined based upon the ratio that the number of days in such Operating Year that are within the Measuring Period bears to the total number of days in such

      Operating Year. Notwithstanding the foregoing, if, as of March 31, 2003, the Lease shall have been terminated as to one or more portions (but less than the entirety) of the 40th Floor Space pursuant to the provisions of
      Article 7 of the Original Lease (as amended), then the Non-Complete Renewal Fee shall be reduced on a pro-rata rentable square foot basis (based upon the ratio that the number of rentable square feet contained in the theretofore terminated portions of the 40th Floor Space bears to the number of rentable square feet comprising the entirety of the 40th Floor Space).

                              "Preliminary Non-Complete Renewal Fee Amount" shall mean an amount equal to the sum of (i) ONE MILLION TWO HUNDRED THOUSAND FIVE HUNDRED SIXTY-TWO and 50/100 ($1,200,562.50) DOLLARS, plus
      (ii) 1.737% of the best estimate of the NCRF Tax Excess (which estimate shall be determined based upon the assumption that Adjusted Real Property Taxes for each Tax Year following the last Tax Year for which the Tax Closure Date occurred, as of September 1, 2003, will be 104% of the Adjusted Real Property Taxes for the prior Tax Year), plus (iii) 1.791% of the best estimate of the NCRF Operating Excess (which estimate shall be determined based upon the assumption that Operating Expenses for each Operating Year following the last Operating Year for which the Operating Payment were finally determined between Landlord and Tenant, as of September 1, 2003, will be 104% of the Operating Expenses for the prior Operating Year). Notwithstanding the foregoing, if, as of March 31, 2003, the Lease shall have been terminated as to one or more portions (but less than the entirety) of the 40th Floor Space pursuant to the provisions of
      Article 7 of the Original Lease (as amended), then the Preliminary Non-Complete Renewal Fee shall be reduced on a pro-rata rentable square foot basis (based upon the ratio that the number of rentable square feet contained in the theretofore terminated portions of the 40th Floor Space bears to the number of rentable square feet comprising the entirety of the 40th Floor Space).

                              "Determination Date" shall the later to occur of
      (i) the date upon which the Tax Closure Date shall have occurred with respect to all Tax Years the whole or any part of which occurs within the Measuring Period, and (ii) the date upon which Operating Payment shall have been finally determined (between Landlord and Tenant) for all Operating Years the whole or any part of which occurs within the Measuring Period.

                        (b) If, and only if, (A) as of March 3l, 2003, the Lease shall not have been terminated as to the entirety of the 40th Floor Space pursuant to the provisions of Article 7 of the Original Lease (as heretofore amended), and (B) either (1) Tenant shall not exercise the First Renewal Option (and shall further not exercise the Special 40th Floor Extension Option (as defined below)), or (2) Tenant shall exercise the First Renewal Option but the First Renewal Premises shall not include the 40th Floor Space, then Tenant, on account thereof, shall pay to Landlord an amount equal to the Non-Complete Renewal Fee as follows: (i) on or prior to June

      30, 2004, Tenant shall pay to Landlord, on account of the Non-Complete Renewal Fee, an amount equal to the Preliminary Non-Complete Renewal Fee Amount; and (ii) within thirty (30) days after the Determination Date, Landlord and Tenant shall reconcile the amount of the Preliminary Non-Complete Renewal Fee Amount with the Non-Complete Renewal Fee, and (x) if the Non-Complete Renewal Fee exceeds the Preliminary Non-Complete Renewal Fee Amount, then Tenant shall pay to Landlord such excess, together with interest on the amount of such excess at the Base Rate (for the period from the date that the Preliminary Non-Complete Renewal Fee Amount was paid to the date of the payment of such excess), or (y) if the Preliminary Non-Complete Renewal Fee Amount exceeds the Non-Complete Renewal Fee, then Landlord shall pay to Tenant such excess, together with interest on the amount of such excess at the Base Rate (for the period from the date that the Preliminary Non-Complete Renewal Fee Amount was paid to the date of the payment of such excess).

            38.07. (a) If, and only if, (i) Tenant shall have not theretofore exercised the First Renewal Option, (ii) Tenant shall have theretofore irrevocably waived the First Renewal Option and the Second Renewal Option in writing, and (iii) Tenant shall then be leasing the entirety of the 40th Floor Space, then, and only in such events, Tenant shall have the option (herein called the "Special 40th Floor Extension Option") to extend the term of the Lease as to the 40th Floor Space only for an additional period commencing on October 1, 2004 and ending on April 30, 2008 (such additional period being herein called the "Special 40th Floor Extension Period"); provided, that, as of the date that Tenant gives Landlord the Special 40th Floor Extension Notice (as hereinafter defined) the Lease shall be in full force and effect. The Special 40th Floor Extension Option shall be exercisable only by Tenant giving Landlord written notice of such exercise (herein called the "Special 40th Floor Extension Notice"), which notice shall be received by Landlord not later than the date that is eighteen (18) months prior to the Expiration Date (time being of the essence with respect to Landlord's receipt of the Special 40th Floor Extension Notice). Landlord, at its option, by notice to Tenant given no later than ten (10) Business Days after Landlord's receipt of the Special 40th Floor Extension Notice, may render the Special 40th Floor Extension Notice null and void if, at the time that Landlord receives the same, an Event of Default shall have occurred and is then continuing.

                  (b) If Tenant exercises the Special 40th Floor Extension Option in accordance with the terms of Section 38.07(a) above, then the Lease shall thereupon be extended for the 40th Floor Space only for the Special 40th Floor Extension Period upon all the same terms, covenants and conditions as are contained in the Lease, except that for, and during, the Special 40th Floor Period: (1) the Premises shall consist solely of the 40th Floor Space; (2) the Fixed Rent shall be a per annum rate of Fixed Rent equal to the rate of ONE MILLION TWO HUNDRED THOUSAND FIVE HUNDRED SIXTY-TWO and 50/100 ($1,200,562.50) DOLLARS per annum; (3) the provisions of Article 3 of the Original Lease (as amended and supplemented by the provisions of Second Amendment and the Third Amendment) shall continue to apply (but the Tax Payment shall consist solely of the 40th Floor Component thereof, and the Operating Payment shall consist solely of the 40th Floor Operating Payment); (4) any provisions of the Lease with respect to (i) Landlord's Work, or (ii) any abatement period(s) with respect to Fixed Rent, Operating Payments and Tax Payments set forth in Articles 1, 3 and 4 of the Original Lease (or any provision of the Second Amendment or Third Amendment) shall not be applicable; (5) Tenant shall have no further right to renew or extend the term of the Lease; and (6) the Expiration Date shall be April 30, 2008. Furthermore, and notwithstanding anything to the contrary contained herein, the Lease, effective as of first day of the Special 40th Floor Extension Period, shall, automatically and without further act of the parties, be deemed further amended and modified as provided on Exhibit C attached hereto. Tenant, at the request of Landlord, shall execute an instrument, in the form of a lease amendment, confirming the terms and conditions of the Lease during the Special 40th Floor Extension Period (including, without limitation, the amendments and modifications to the Lease set forth on Exhibit C attached hereto), provided, that the failure of Tenant to execute such instrument shall not affect the effectiveness of terms and conditions (including without limitation such amendments and modifications) or the validity thereof or the validity of any other provision of the Lease.

            38.08. (a) If Tenant exercises a Renewal Option as to less than the entire Premises (as of such the date of such exercise), then, as of the Initial Expiration Date (in the case of the First Renewal Option being exercised as to less than the entire then Premises) and/or the First Renewal Expiration Date (in the case of the First Renewal Option being exercised as to less than the entire then Premises), the Lease shall be deemed to have expired with respect to all portions of the then Premises as to which such Renewal Option is not exercised, for all purposes of the Lease (including without limitation any surrender or restoration obligations of Tenant under the Lease as to all such portions of the Premises).

                  (b) If Tenant exercises the Special 40th Floor Extension Option in accordance with the terms of Section 38.07(a) above, then the Lease (except as to the 40th Floor Space) shall be deemed to have expired as of the Initial Expiration Date for all purposes (including without limitation any surrender or restoration obligations of Tenant under the Lease as to the Premises or any space in the Building (other than the 40th Floor Space))."

      5. Alterations Under Lehman Sublease.

            (a) Landlord and Tenant acknowledge that, pursuant to the aforementioned Consent and Agreement among Landlord, Lehman, Continental and Tenant in respect of the assignment of the Lehman-Tenant Sublease, Lehman has agreed that, for the period from the date hereof until the end of the term of the Lehman-Tenant Sublease (the "Lehman Sublease

Period"), Tenant may perform any and all Alterations in and to the 40th Floor Space that Tenant desires, subject only to Tenant obtaining Landlord's consent thereto or Landlord's agreement that its consent thereto is not required.

            (b) Landlord and Tenant hereby agree that, as between Landlord and Tenant during the Lehman Sublease Period, the provisions of the Lease shall govern and control all Alterations made (or proposed to be made) by Tenant in and to the 40th Floor Space (as fully as such provisions will govern and control the same from and after the 40th Floor Commencement Date, when the 40th Floor Space becomes part of the Premises); and, accordingly (but without limiting the generality of the foregoing), (i) Tenant, during the Lehman Sublease Period, shall not make any Alterations in or to the 40th Floor Space, except as expressly permitted under the provisions of Article 11 of the Original Lease, as amended (applied as though the 40th Floor Space were part of the Premises), (ii) the provisions of Section 2.02(c) of the Original Lease shall apply to permitted Alterations in or to the 40th Floor Space during the Lehman Sublease Period, and
(iii) all Alterations made during the Lehman Sublease Period shall be deemed "Tenant's Improvements" for all purposes of the Lease (including any surrender or restoration obligations of Tenant under the Lease), as fully as if the same were made after the 40th Floor Commencement Date.

      6. 40th Floor Elevator Work.

            (a) For purposes hereof, the following terms shall have the following meanings:

                  "40th Floor Elevator Work" shall mean (i) the Alterations which would be necessary or appropriate to permit the Bank X Elevators to open on the 40th floor of the Building, so as allow such elevators to serve the 40th Floor Space, and (ii) if Tenant shall so elect in conjunction with or after the performance of the Alterations referred to in clause (i) of this definition, the Alterations which would be necessary or appropriate to close off the openings through which the Current 40th Floor Elevators currently serve the 40th Floor of the Building, so as to prevent access to the 40th Floor Space through such elevators.

                  "Bank X Elevators" shall mean the hi-rise passenger elevators currently serving the 41st through 50th floors of the Building and located within the bank of passenger elevators known as "X Bank".

                  "Current 40th Floor Elevators" shall mean the hi-rise passenger elevators currently serving the 40th floor of the Building (being those passenger elevators located with the bank known as "W Bank").

            (b) Landlord and Tenant hereby (i) acknowledge that the 40th Floor Elevator Work, for purposes of the Lease, shall constitute Material Alterations (and, as applicable, Exterior Material Alterations), and (ii) agree that the 40th Floor Elevator Work shall also be deemed Pre-Authorized Alterations (and, accordingly, Tenant shall have the right to perform the 40th Floor Elevator Work, subject to and in accordance with the provisions of Article 11 of the Original Lease, as amended, including without limitation Section 11.02(c) of the Original Lease (which section, inter alia, conditions such right upon Tenant obtaining Landlord's approval of the 40th Floor Elevator Work as set forth on plans and specifications pursuant to the provisions of Section 11.02(b) of the Original Lease)).

            (c) If Tenant performs the Alterations referred to in clause (i) of the definition of 40th Floor Elevator Work above, then the following provisions shall apply: (i) Landlord, after Tenant's request and at Tenant's sole expense, shall (x) reasonably promptly reprogram the Bank X Elevators to stop at the 40th floor of the Building (in addition to the 41st through 50th floors of the Building), and (y) if Tenant shall so request in conjunction with or after the performance of the Alterations referred to in clause (i) of the definition of 40th Floor Elevator Work above, reasonably promptly reprogram the Current 40th Floor Elevators to no longer stop at the 40th floor of the Building (and, thus, no longer serve the 40th Floor Space); (ii) Landlord, at Tenant's sole expense, shall make appropriate modifications to the Building's existing elevator lobby signage to reflect the fact that the Bank X Elevators now serve the 40th floor of the Building (and, if the Current 40th Floor Elevators are reprogrammed pursuant to clause (i)(y) above, to reflect the fact that the Current 40th Floor Elevators no longer serve the 40th floor of the Building); and (iii) all the work needed to reverse the 40th Floor Elevator Work and restore the applicable areas of the Building to their condition existing prior to the performance of the 40th Floor Elevator Work, ordinary wear and tear excepted (all such work being herein called the "Elevator Restoration Work") shall be deemed added to the Section 12.02(c) Work (in addition to the work currently set forth as the Section 12.02(c) Work pursuant to Section 12.02(c)(1)(B) of the Original Lease), and, accordingly, Tenant, at its sole expense, shall perform the same (together with the balance of the Section 12.02(c) Work) as and when required under
Section 12.02(c) of the Original Lease.

      7. Intentionally Omitted.

      8. Brokerage.

            (a) Landlord and Tenant each warrant and represent to the other that no brokers, except Insignia/Edward S. Gordon Company, Inc. ("ESG"), as agent for Landlord, and Goldman, Sachs & Co. ("GS") and Newmark & Company Real Estate, Inc. ("Newmark"), as brokers for Tenant (ESG, GS and Newmark being herein collectively called the "Brokers"), were instrumental in bringing about or consummating this Amendment (or any transaction effected or contemplated hereby) and that they have had no conversations or negotiations with any broker except the Brokers concerning the leasing of the 40th Floor Space. Landlord and Tenant each agree to indemnify and hold harmless the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, arising out of any conversations or negotiations had by that party with any broker other than the Brokers.

            (b) Landlord agrees to pay ESG any brokerage commission to which it is entitled with respect to the leasing of the 40th Floor Space. Landlord further agrees to indemnify and hold harmless Tenant against and from any claims for any brokerage commissions by ESG based thereon, and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses.

            (c) Tenant agrees to pay (or cause to be paid) Newmark any brokerage commission to which it is entitled with respect to the leasing of the 40th Floor Space. Tenant further agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions by Newmark based thereon, and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses.

            (d) Landlord agrees to pay GS a commission pursuant to a separate agreement, dated as of the date hereof, between Landlord and GS (it being agreed that any other commissions or amounts due GS in respect of the leasing of the 40th Floor Space shall be paid by Tenant to GS).

      9. Miscellaneous.

            (a) This Amendment shall not be binding upon either Landlord or Tenant unless and until the same shall have been executed, acknowledged and delivered by both Landlord and Tenant.

            (b) Except as amended and modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof are hereby in all respects ratified and confirmed.

            (c) The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease as amended and modified by this Amendment, their respective assigns.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                    LANDLORD:

                                    THE CHASE MANHATTAN BANK


                                    By: /s/ Gerard J. Vanella
                                       ----------------------
                                       Name:  Gerard J. Vanella
                                       Title: VP


                                    TENANT:

                                    THE GOLDMAN SACHS GROUP, L.P.


                                    By:   The Goldman Sachs Corporation,
                                          general partner

                                       By: /s/ David Blood
                                          ---------------------
                                          Name:  David Blood
                                          Title: EVP

                             CONSENTS TO AMENDMENT:

The undersigned, pursuant to that certain Non-Disturbance Agreement, made as of the 5th day of April, 1994, between the undersigned, as "Net Lessor", and Tenant, does hereby consent to this Amendment.

                       THE ONE NEW YORK PLAZA CONDOMINIUM

                       By: The Board


                           By: /s/ Gerard J. Vanella
                              ----------------------
                              Name:  Gerard J. Vanella
                              Title: Pres.

The undersigned, pursuant to that certain Non-Disturbance Agreement, made as of the 5th day of April, 1994, between the undersigned, as "Underlying Lessor", and Tenant, does hereby consent to this Amendment.

                           THE CHASE MANHATTAN BANK


                           By: /s/ Gerard J. Vanella
                              ----------------------
                              Name:  Gerard J. Vanella
                              Title: Pres.

                                    LANDLORD

STATE OF NEW YORK     )
           : ss.:
COUNTY OF NEW YORK    )

            On the 6 day of November, 1997, before me personally came Gerard J. Vanella, to me known, who, being duly sworn by me, did depose and say that he resides at Coram, New York; that he is a Vice President of THE CHASE MANHATTAN BANK, the banking association described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                    /s/ Jasmine W. Ho
                                    -----------------------------------
                                    Notary Public

                                                     Jasmine W. Ho
                                            Notary Public, State of New York
                              TENANT                No. 01HO5063005
                                               Qualified in Kings County
                                           Commission Expires July 15, 1998

STATE OF NEW YORK     )
           : ss.:
COUNTY OF NEW YORK    )

      On the _________ day of _____________, 1997, before me personally came ______________________, to me known, who, being duly sworn by me, did depose and say that he resides at _______________________________________________; that he is a ______________of THE GOLDMAN SACHS CORPORATION (the "Corporation"), the corporation described in and which executed the foregoing instrument; that such corporation is a general partner of THE GOLDMAN SACHS GROUP, L.P. (the "Partnership"), the partnership described in and which executed the foregoing instrument; that the execution of the instrument by the Partnership was duly authorized according to its Articles of Partnership; that the Corporation, as general partner, executed the instrument on behalf of the Partnership pursuant to said authorization; that the execution of the instrument by the Corporation was authorized by its board of directors; and that he signed his name thereto by order of such board of directors.


                                    -----------------------------------
                                    Notary Public

                                    EXHIBIT A

                         FLOOR PLAN OF 40TH FLOOR SPACE

            This floor plan is annexed to and made a part of this Amendment solely to indicate the 40th Floor Space by outlining and diagonal marking. All areas, conditions, dimensions and locations are approximate.


                              [FLOOR PLAN OMITTED]


                        40TH FLOOR OF ONE NEW YORK PLAZA

                                    EXHIBIT B

                     ACKNOWLEDGED ACM AREAS, RE: 40TH FLOOR

                                 [see attached]

                                  FLOOR PLAN 40

                              [FLOOR PLAN OMITTED]

                                   EXHIBIT C

                        LEASE AMENDMENT AND MODIFICATIONS

                     RE: SPECIAL 40TH FLOOR EXTENSION OPTION

            Effective as of the first day of the Special 40th Floor Extension Period, the Lease shall be amended and modified as follows (all article and section references are to the Original Lease, as such articles and sections may have heretofore been amended, or may hereafter be amended):

            1. Section 2.01(y) of the Lease shall be deemed deleted and the uses set forth therein shall no longer be deemed permitted uses under the Lease.

            2. Section 2.04 of the Lease shall be amended to read as follows:

                        2.04. Tenant shall not use, or suffer or permit anyone
            to use, the Premises or any part thereof, by or for (i) an agency, department or bureau of the United States Government, (ii) any state or municipality within the United States or any foreign government, or any political subdivision of any of them, (iii) an employment or travel agency (other than an executive search firm and other than an employment or travel agency primarily serving Tenant's employees),
            (iv) any charitable or religious organization or union (it being agreed that this clause shall not prohibit such an organization from using discrete portions of the Premises on a short-term basis and for discrete purposes, provided that Tenant receives no consideration therefor), (v) a school or classroom (it being agreed that this clause shall not prohibit Tenant from occasionally, temporarily or permanently using conference rooms or other areas of the Premises for training purposes and lectures in connection with and incidental to Tenant's business, it being understood that all such uses shall be considered Secondary Uses and, accordingly, that Tenant shall be responsible for obtaining any permits or licenses required in connection therewith), (vi) medical or psychiatric offices (it being agreed that this clause shall not prohibit Tenant from employing doctors and/or nurses at the Premises for Tenant's employees), (vii) conduct of an auction (other than in the ordinary course of Tenant's business), (viii) gambling activities, (ix) the conduct of obscene, pornographic or similarly disreputable activities, (x) an automated teller machine or similar facility,
            (xi) a restaurant and/or bar and/or the sale of confectionery and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods (the foregoing shall not prohibit the use of portions of the Premises for kitchenette, pantry and vending machine areas in accordance with Section 2.01(i) above), (xii) the business of photographic reproductions and/or offset printing (except that Tenant may use portions of the Premises for photographic reproductions and/or offset printing in connection with, either directly or indirectly, its own business and/or activities), (xiii) the retail offices or the retail activities of a bank, trust company, safe deposit business, savings and loan association, or a loan company, (xiv) the sale of traveler's checks or foreign exchange, or (xv) a retail stock or securities brokerage office or for retail stock or securities brokerage purposes. For purposes of this Section 2.04, the term "retail" shall refer to a business whose primary patronage are customers visiting its offices in person.

            3. Section 3.02(d)(2) of the Lease shall be deemed deleted from the Lease and the provisions thereof shall no longer be applicable.

            4. Section 7.02(c)(2) of the Lease shall be deemed deleted from the Lease and the provisions thereof shall no longer be applicable.

            S. Section 10.03 of the Lease shall be deemed deleted from the Lease and the provisions thereof shall no longer be applicable.

            6. The last four sentences of Section 13.02(b) of the Lease shall be deemed deleted from the Lease and the provisions thereof shall no longer be applicable.

            7. Section 14.02 of the Lease shall be deemed deleted from the Lease, and, accordingly, (i) Landlord need no longer furnish, and Tenant shall have no further right to, Tenant's Supplemental Electricity, and (ii) Tenant shall have no further right to use Tenant's Supplemental Electricity Conduits.

            8. Section 15.04 of the Lease shall be modified as follows: (i) references therein to "450 tons of chilled water" shall be reduced to the Revised Chilled Water Number (as defined below) of tons of chilled water (and Landlord shall only be obligated to furnish the Revised Chilled Water Number of tons of chilled water pursuant to such Section 15.04); and (ii) the "Minimum Per Diem SCW Charge" shall be reduced by multiplying the same by a fraction the numerator of which is the Revised Chilled Water Number and the denominator of which is 450. The "Revised Chilled Water Number" shall mean the lesser of (I) the number of tons of chilled water which, as of the first day of the Special 40th Floor Extension Period, is actually being drawing by Tenant with respect to the 40th Floor Space, and (II) 60.

            9. Section 15.05(a) of the Lease shall be modified as follows: (i) the reference in Section 15.05(a)(i) to "eight (8)" shall be changed to "four
(4)"; and (ii) the Evening Elevator Number shall be changed to "two (2)".

            10. Section 15.10(c) of the Lease shall be deemed deleted from the Lease and the provisions thereof shall no longer be applicable.

            11. Section 15.12 of the Lease shall be deemed deleted from the Lease and, accordingly, Tenant shall no longer have any right to use the gas riser referred to therein.

            12. Section 15.13 of the Lease shall be deemed deleted from the Lease and, accordingly, Landlord shall no longer have any obligation to furnish steam as referred to therein.

            13. Section 16.04(b) of the Lease shall be deemed deleted from the Lease and the provisions thereof shall no longer be applicable.

            14. Section 35.15(b) of the Lease shall be amended to read as follows:

                                    (b) If (i) Landlord shall perform work in
            the Premises or on the floor on which the Premises are located, and
            (ii) Tenant furnishes Landlord with a statement requesting that Landlord perform such work (or specifically identified portions thereof) on an overtime basis, then (A) Landlord shall perform such work (or specifically identified portions thereof) on such overtime basis (provided, that (x) doing so will not have an adverse impact on other tenants of the Building, and (y) overtime labor is reasonably available, and provided, further, that, if Tenant's aforesaid request is received by Landlord after Landlord has either commenced the work in question or made arrangements with respect to the timing thereof, then Landlord need only perform such work on an overtime basis to the extent it can reasonably do so without disruption of such work), and (B) Tenant, within thirty (30) days after its receipt of a demand therefor, shall pay to Landlord, as Additional Charges, all of the costs Landlord incurs in connection with the performance of such work on an overtime basis, including, without limitation, all the costs of any stand-by personnel required in connection therewith (including, without limitation, operating engineers and stand-by electricians).

            15. Section 35.15(c) of the Lease shall be deemed deleted from the Lease and the provisions thereof shall no longer be applicable.

            16. Article 38 of the Lease (other than Sections 38.07 and 38.08 of the Lease) shall be deemed deleted in its entirety and, accordingly, Tenant shall have no longer have any right to renew the Lease.

            17. Tenant shall not have any further rights under Section 41.09 of the Lease to install or keep any Section 41.09 Enclosures or to run any pipes, conduits, wires or cables therein or any other rights under Section 41.09 of the Lease; except that Tenant may keep any existing Section 41.09 Enclosures (and the pipes, conduits, wires and cabling therein), but only to the extent that (x) Landlord shall not have theretofore terminated, or does not herewith or hereafter terminate, Tenant's rights under Sections 41.03 and/or 41.04 of the Lease and/or Tenant's rights under Section 41.05 of the Lease to install, operate, repair, replace and maintain Tenant's UPS System (it being understood that Landlord has such termination rights under Section 41.08 of the Lease), and (y) such Section 41.09 Enclosures are used in connection with Tenant's exercise of such rights.

            18. In addition to the foregoing, any provisions of the Lease which, by their terms, are no longer applicable due to the size of the Premises (i.e., a single floor) shall likewise be deemed deleted.